As filed with the Securities and Exchange Commission on December 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEJO GROUP LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	7374	98-1611674
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Canon’s Court
22 Victoria Street
Hamilton HM12 Bermuda
Telephone: +44 8002 343065

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801
Telephone: (302) 658-7581

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jaclyn L. Cohen, Esq.
Corey R. Chivers, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Tel: (212) 310-8000
Fax: (212) 310-8007

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common shares, par value $0.001 per share(3)	63,054,367	$5.26(4)	$331,665,970	$30,745
Common shares, par value $0.001 per share(5)	11,500,000	$11.50(7)	$132,250,000	—(6)
Total			$463,915,970	$30,745

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common shares that may become issuable to prevent dilution as a result of any share dividend, share split, recapitalization or other similar transaction.
(2)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.
(3)	Consists of the following: (a) 12,850,000 common shares issued pursuant to Subscription Agreements (as defined below) in connection with the PIPE Financing (as defined below), (b) 5,750,000 common shares issued pursuant to the Business Combination Agreement (as defined below), (c) 33,626,608 common shares issued pursuant to the Business Combination Agreement (as defined below), (d) 6,600,000 common shares offered for resale upon exchange of exchangeable preferred shares of Limited (as defined below) and (e) 4,227,759 common shares issuable pursuant to the Equity Grants (as defined below), from time to time, through any means described in the section entitled “Plan of Distribution.”
(4)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $5.26, which is the average of the high and low prices of the shares of the common shares on December 16, 2021 on NASDAQ.
(5)	Consists of common shares issuable upon exercise of warrants. Each warrant will entitle the warrant holder to purchase one common share of the Registrant at a price of $11.50 per share (subject to adjustment). On the Closing Date, such warrants replaced then outstanding Virtuoso warrants, including warrants included in then outstanding Units of Virtuoso.
(6)	As set forth below, the 11,500,000 common shares issuable upon exercise of warrants (together with the warrants) were previously registered by the registrant on Registration No. 333-257964 are being carried forward to this registration statement pursuant to Rule 429 under the Securities Act. The previously paid fee will continue to be applied to such shares, which the Registrant may continue to offer and sell pursuant to this registration statement.
(7)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants ($11.50).

Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement is being filed as a combined prospectus with respect to 11,500,000 common shares issuable upon exercise of warrants that were registered under Registration No. 333-257964. Pursuant to Rule 429, this registration statement constitutes Post-Effective Amendment No. 1 to Registration No. 333-257964 with respect to the offering of such unsold shares thereunder, which are not currently being terminated by the registrant. No other changes shall be deemed to be made to Registration No. 333-257964 other than with respect to the specific common shares being sold hereunder. Such post-effective amendment will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 17, 2021

Preliminary Prospectus

WEJO GROUP LIMITED

63,054,367 COMMON SHARES
11,500,000 COMMON SHARES ISSUABLE UPON EXERCISE OF
WARRANTS

This prospectus relates to the issuance by us of up to 11,500,000 shares of our common shares, par value $0.001 per share that are issuable upon the exercise of our outstanding warrants. We will pay certain offering fees and expenses in connection with the registration of our common shares, but will not receive any proceeds from the sale of shares underlying the warrants, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. In such case, we will receive up to an aggregate of approximately $132.2 million from the exercise of all such warrants.

In addition, this prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 63,054,367 common shares, which includes up to (a) 12,850,000 common shares issued pursuant to Subscription Agreements in connection with the PIPE Financing, (b) 5,750,000 common shares issued pursuant to the Business Combination Agreement, (c) 33,626,608 common shares issued pursuant to the Business Combination Agreement, (d) 6,600,000 common shares offered for resale upon exchange of exchangeable preferred shares of Limited and (e) 4,227,759 common shares issuable pursuant to the Equity Grants, from time to time, through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of shares of our common shares by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Securityholders from offering or selling of such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our common shares are traded on the NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “WEJO”. On December 16, 2021, the last reported sale price of our common shares on NASDAQ was $4.90 per share.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 11,500,000 of our common shares upon exercise of the warrants. The Selling Securityholders may use the shelf registration statement to sell up to 63,054,367 common shares of the Company, which includes up to (a) 12,850,000 common shares issued pursuant to Subscription Agreements (as defined below) in connection with the PIPE Financing (as defined below), (b) 5,750,000 common shares issued pursuant to the Business Combination Agreement (as defined below), (c) 33,626,608 common shares issued pursuant to the Business Combination Agreement (as defined below), (d) 6,600,000 common shares offered for resale upon exchange of exchangeable preferred shares of Limited (as defined below) and (e) 4,227,759 common shares issuable pursuant to the Equity Grants (as defined below), from time to time, through any means described in the section entitled “Plan of Distribution”). More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common shares being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The NASDAQ ticker symbols for the Company’s common shares and warrants are “WEJO” and “WEJOW,” respectively.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“Business Combination” or “Merger” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means that certain Agreement and Plan of Merger dated as of May 28, 2021 by and among Virtuoso, the Company, Merger Sub, Limited and Wejo.

“Closing” means the consummation of the Business Combination.

“Closing Date” means November 18, 2021, date of closing of the Business Combination.

“Company” means Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda.

“Company Board” means the board of directors of the Company.

“Company Charter” means the Company’s Memorandum of Association, dated May 21, 2021.

“Company Common Shares” or “common shares” means the common shares, par value $0.001 per share, of the Company and any successors thereto or other classes of common shares of the Company created by the Company pursuant to the Business Combination Agreement.

“Company Warrants” or “warrants” means warrants that entitle the holder thereof to purchase for $11.50 per share one Company Common Share (subject to adjustment in accordance with the Warrant Agreement).

“DGCL” means the Delaware General Corporation Law.

“Equity Grants” means the grants of common shares, share options (both incentive and non-qualified), SARs, restricted stock awards, RSUs and stock-based awards in accordance to the Equity Incentive Plan.

“Existing Holders” means the parties listed as such on the signature page of the Registration Rights Agreement and the Sponsor.

“IPO” means the initial public offering of Virtuoso, which was consummated on January 26, 2021.

“Limited” means Wejo Bermuda Limited, an exempted company limited by shares incorporated under the laws of Bermuda and direct subsidiary of the Company.

“Majority Sellers” means Timothy Lee, Richard Barlow, Diarmid Ogilvy and General Motors Holdings LLC.

“Merger Sub” means Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company.

“OEMs” means original equipment manufacturers, primarily auto manufacturers.

“PIPE Investment” means the commitment from certain investors for a private placement of our 12,850,000 Company Common Shares at a price of $10.00 per share pursuant to the terms of one or more subscription agreements.

“PIPE Financing” means the consummation of the previously announced PIPE Investment for an aggregate consideration of approximately $128.5 million in a private placement pursuant to the Subscription Agreements.

“Private Placement Warrants” means the warrants sold to the Sponsor in a private placement in connection with the IPO.

“Registration Rights Agreement” means that certain agreement to be entered into by the Company, Wejo, the Existing Holders, the Majority Sellers, the Wejo Affiliate Holders and the other holders thereto at the Closing.

“Sponsor” means Virtuoso Sponsor LLC.

“Sponsor Agreement” means that certain letter agreement, dated May 28, 2021, by and among Virtuoso, the Company and the Sponsor and certain insiders.

“sponsor person” means each of the Sponsor, Jeffrey D. Warshaw, Michael O. Driscoll, Samuel Hendel, Alan Masarek and Peggy Koenig.

“Subscription Agreements” means certain common share subscription agreements entered into by Virtuoso and Wejo Group Limited with certain qualified institutional buyers and accredited investors, dated May 28, 2021 and June 25, 2021.

“Trust Account” means the trust account in which Virtuoso placed the net proceeds of the IPO and the sale of the Private Placement Warrants invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, until the earlier of (i) the completion of an initial business combination or (ii) the distribution of the funds in the Trust Account to the Virtuoso stockholders.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Virtuoso” means Virtuoso Acquisition Corp., a Delaware corporation.

“Virtuoso Common Stock” means Virtuoso Class A Common Stock and Virtuoso Class B Common Stock.

“Virtuoso Stockholders” means the holders of shares of Virtuoso Common Stock.

“Warrant Agreement” means the Warrant Agreement dated January 21, 2021 between Continental Stock Transfer & Trust Company and Virtuoso.

“we,” “our” or “us” are to the Company and its consolidated subsidiaries.

“Wejo” means Wejo Limited, a private limited company incorporated under the Laws of England and Wales with company number 08813730.

“Wejo Affiliate Holders” means the parties listed as such on the signature page of the Registration Rights Agreement.

“Wejo Purchase” has the meaning specified in the Recitals of the Business Combination Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Forward- looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

●	You should carefully consider the risks and uncertainties described in the “Risk Factors” section of this prospectus. These risk factors identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward- looking statements. These factors include: The size, demands and growth potential of the markets for the Company’s products and services and the Company’s ability to serve those markets;
●	The degree of market acceptance and adoption of the Company’s products and services;
●	The Company’s ability to develop innovative products and services and compete with other companies engaged in the automotive technology industry;
●	The Company’s ability to attract and retain customers;
●	The Company’s ability to raise financing in the future;
●	The Company’s success in retaining or recruiting officers, key employees or directors;
●	The impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law and data/privacy law in “internet of things” milieu; and
●	Factors relating to the business, operations and financial performance of the Company and its subsidiaries.

Forward-looking statements speak only as of the date they are made. These cautionary statements are being made pursuant to federal securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Readers are cautioned against relying on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not give any assurance that it will achieve its expectations.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this prospectus entitled “Risk Factors” beginning on page 6 of this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the matters discussed under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business”and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Our Business

Wejo is an early leader in the connected vehicle data market. Connected vehicles (external and internal research sources project that between 2021 and 2030 the total number of connected vehicles will triple, from 196 million to 600 million, representing 44% of all cars globally at that time) contain hundreds of data sensors, emitting information such as location, speed, direction and events such as braking, temperature and weather conditions. This data creates intelligence, in near real-time and historically, that is unavailable from any other source. Wejo ingests and standardizes this data, currently from over 12 million connected vehicles, tracking over 73.0 million journeys and 16 billion data points a day, currently mainly in the United States. Wejo products enable customers such as departments of transportation, retailers, construction firms and research departments to unlock unique insights about journeys, cities, electric vehicle (“EV”) usage, safety and more.

In addition to the strength in Wejo’s intellectual property, the firm has relationships with 17 OEMs and Tier 1 suppliers of connected vehicle data components. These relationships include preferred partnerships and provide the unique data set that Wejo ingests on a 1-5 second basis 24 hours a day. To date, no industry standard for connected vehicle data exists. This is where Wejo’s technology has a singular position in the market: by creating that standard, Wejo will enable future products such as vehicle-to-vehicle communications, pay-as-you-drive insurance, automated breakdown recovery, predictive maintenance and touchless “pay by car” commerce for parking, retail and more.

Wejo is also working with the OEMs and Tier 1s to provide SaaS Solutions such as component intelligence and 3D parking assistance in vehicle. Data For Good™: From our inception, this slogan has captured our firm belief that connected vehicle data will reduce emissions, make roads safer and create positive driver experiences. Wejo’s products are built with a total commitment to data privacy and security, 100% compliant with regulations such as the European Union’s General Data Protection Regulation 2016/679 (“GDPR”) and the California’s Consumer Privacy Act (“CCPA”). Wejo plans to leverage its leading position in North America and continue its expansion into Europe, Asia and the rest of the world.

Recent Developments

On the Closing Date, the Company consummated the Business Combination pursuant to the Business Combination Agreement by and among the Company, Virtuoso, Merger Sub, Limited and Wejo.

Pursuant to the Business Combination Agreement and in connection therewith, at the Closing, among other things, (i) Merger Sub merged with and into Virtuoso, with Virtuoso being the surviving corporation in the Merger and a direct, wholly-owned subsidiary of the Company and (ii) all Wejo shares were purchased by the Company in exchange for Company Common Shares. The consideration paid to Wejo shareholders consisted of 65,625,896 Company Common Shares, which corresponds to (A)(i) $682,500,000, minus (ii)(a) the aggregate indebtedness for borrowed money of Wejo and its subsidiaries, minus (b)(x) cash and cash equivalents of Wejo and its subsidiaries, plus (y) the amount of any cash payments made in respect of Wejo’s transaction expenses prior to closing divided by (B) $10.00. Each Wejo shareholder received a portion of such number of Company Common Shares in accordance with an allocation schedule prepared and delivered in accordance with the terms of the Business Combination Agreement.

In connection with the Merger, Virtuoso’s outstanding Class A common stock, par value $0.0001 per share (“Virtuoso Class A Common Stock”), and Class B common stock, par value $0.0001 per share (“Virtuoso Class B Common Stock”) were converted on a one-for-one basis into common shares, and Virtuoso’s outstanding public warrants to purchase Virtuoso Class A Common Stock were converted on a one-for-one basis into Company Warrants. Prior to the Closing, Private Placement Warrants held by the Sponsor were exchanged for shares of Virtuoso Class C Common Stock, par value $0.001 per share (“Class C Common Stock”), and immediately thereafter the Sponsor transferred and contributed such shares of Class C Common Stock to Limited in exchange for exchangeable preferred shares of Limited (as provided for in the letter agreement, dated May 28, 2021, by and among Virtuoso, the Company and the Sponsor and certain insiders). Such exchangeable preferred shares will be exchangeable into Company Common Shares or cash, as determined by Limited, on the same terms as the Private Placement Warrants, following the first anniversary of the Closing Date.

On the Closing Date, the Company consummated the previously announced PIPE Investment pursuant to the Subscription Agreements with certain qualified institutional buyers and accredited investors.

As of the Closing Date, and following completion of the Business Combination, the PIPE Financing, the Company had the following outstanding equity securities:

●	93,950,205 Company Common Shares; and
●	11,500,000 Company Warrants.

In addition, the Sponsor holds 6,600,000 preferred shares of Limited, each exchangeable for one Company Common Share, at a price of $11.50 per share. The preferred shares of Limited may be exchangeable into Company Common Shares or cash, as determined by Limited.

Immediately following completion of the Business Combination and the PIPE Financing, the ownership interests of the Company’s stockholders (including ownership interests in Limited) were as follows:

●	Virtuoso’s public stockholders owned 9,724,309 Company Common Shares, representing an aggregate voting and economic interest of 10.4% in the Company;
●	Sponsor and its affiliates owned 5,750,000 Company Common Shares (excluding shares purchased in the PIPE Financing), representing an aggregate voting and economic interest of 6.1% in the Company;
●	Directors and executive officers of the Company owned 18,922,935 Company Common Shares, representing an aggregate voting and economic interest of 20.1% in the Company;
●	Investors in the PIPE Financing (including Alan Masarek and Samuel Hendel) owned 12,850,000 Company Common Shares, representing an aggregate voting and economic interest of 13.7% in the Company;
●	Wejo shareholders owned 65,625,896 Company Common Shares, representing an aggregate voting and economic interest of 69.9% in the Company; and
●	Sponsor and its affiliates owned 6,600,000 preferred shares of Limited, which are exchangeable in accordance with the terms thereof into 6,600,000 Company Common Shares.

Amended and Restated Bye-laws of the Company

On the Closing Date, in connection with the consummation of the Business Combination, the Company adopted the proposed amended and restated bye-laws (the “Amended and Restated Bye-laws” or the “Company Bye-laws”).

Corporate Information

We are an exempted company limited by shares incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 56698. We were incorporated on May 21, 2021 under the name Wejo Group Limited. Our registered office is located at Canon’s Court, 22 Victoria Street, HM 12, Bermuda. Our agent for service of process in the United States in connection with the Business Combination is The Corporation Trust Company, 1209 Orange Street Wilmington, DE 19801. The mailing address of Wejo Limited’s principal executive offices is ABC Building 21-23 Quay St., Manchester, United Kingdom, X0 M3 4AE. Wejo’s telephone number at that address is +44 8002 343065. Our website is located at https://www.wejo.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

The Offering

We are registering the issuance of 11,500,000 shares of our common shares issuable upon the exercise of the warrants.

We are also registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees, of up to 63,054,367 common shares, which includes up to (a) 12,850,000 common shares issued pursuant to Subscription Agreements in connection with the PIPE Financing, (b) 5,750,000 common shares issued pursuant to the Business Combination Agreement, (c) 33,626,608 common shares issued pursuant to the Business Combination Agreement, (d) 6,600,000 common shares offered for resale upon exchange of exchangeable preferred shares of Limited and (e) 4,227,759 common shares issuable pursuant to the Equity Grants, from time to time, through any means described in the section entitled “Plan of Distribution.”

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 6 of this prospectus.

Issuance of Common Shares

The following information is as of December 1, 2021 and does not give effect to issuances of our common shares, warrants or options to purchase shares of our common shares after such date, the exercise of warrants or options or the vesting of other Equity Grants after such date.

Common shares to be issued upon exercise of all warrants	11,500,000 common shares.

Common shares outstanding prior to exercise of all warrants	93,950,205 common shares.

Use of proceeds	We will receive up to an aggregate of approximately $132.2 million from the exercise of all such warrants, assuming the exercise in full of all such warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of the Common Shares

Shares of common shares offered by the Selling Security holders	63,054,367 shares.

Use of proceeds	We will not receive any proceeds from the sale of the common shares to be offered by the Selling Securityholders.

Lock-up agreements

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Securities — Lock-up Agreements” for further discussion.

NASDAQ Ticker symbols	“WEJO” and “WEJOW” for the common shares and warrants, respectively.

Unless we specifically state otherwise or the context otherwise requires, the number of shares of our common shares that will be outstanding after this offering is based on 93,950,205 shares of our common shares outstanding as of December 1, 2021 and excludes 14,092,530 available for future issuance under our Equity Incentive Plan to purchase common shares granted to certain of our executive officers, which are subject to vesting.

Unless we specifically state otherwise or the context otherwise requires, this prospectus reflects and assumes no exercise of the outstanding stock options described above.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

●	We have a limited operating history and may be unable to achieve or sustain profitability or accurately predict our future results.
●	Growing our business requires us to continue investing in technology, resources, and new business capabilities; these investments may contribute to losses, and we cannot guarantee that any will be successful or contribute to profitability.
●	If we do not develop enhancements to our services and introduce new services that achieve market acceptance, our growth, business, results of operations and financial condition could be adversely affected.
●	We anticipate growth in the connected vehicle data market; if we do not successfully match our growth to the growth of the connected vehicle data market, our business could be materially and adversely affected.
●	We may require additional capital to support the growth of our business, and this capital might not be available on acceptable terms, if at all.
●	We have experienced growth and expect our growth to continue, and if we fail to effectively manage our growth, then our business, results of operations and financial condition could be adversely affected.
●	Our business depends on maintaining and growing our customer base; if we fail to maintain and grow our customer base, our business, results of operations and financial condition could be adversely affected.
●	If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, our products may become less competitive.
●	As a pioneer in the connected vehicle data business, we offer new products and services and depend upon the willingness of our automotive data providers to provide data for these new products and services.
●	Acceptance by our current customers of our products and services from our platform that processes large streams of connected vehicle data does not prove that a larger or future connected vehicle data market will accept our platform.
●	We rely, in part, on relationships with other businesses to demonstrate the value of our connected vehicle data products and services to end users of the data. This approach may impact our ability to meet financial objectives and to scale to a larger market.
●	Our products rely on live data streams from OEMs; if we are unable to maintain sufficient contracts with such partners for data streams, the value of our data products and services may be impaired.
●	Our products rely upon data available on reasonable economic terms and with reasonable permissions; if our data providers do not offer data at reasonable prices, or restrict use of the offered data, our ability to offer certain products and services will be impaired.
●	If we are unable to expand our relationships with OEMs and add new OEMs as data providers, our business, results of operations, and financial condition could be adversely affected.
●	Any failure to offer high quality data user support may adversely affect our relationships with our consumers and prospective consumers, and adversely affect our business, results of operations and financial condition.
●	We may undertake acquisitions or divestitures, which may not be successful, and which could materially adversely affect our business, financial condition and results of operations.
●	We are highly dependent on the services of our CEO and founder, Richard Barlow.
●	If we are unable to hire, retain and motivate key executives and qualified employees, our business will suffer.

●	We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.
●	Unfavorable conditions in our industry, the automotive industry, the global economy, or reductions in spending on technology could adversely affect our business, results of operations and financial condition.
●	The market in which we participate is intensely competitive, and if we do not compete effectively, our business, results of operations and financial condition could be harmed.
●	Larger and more well-funded companies with access to significant resources, large amounts of data or data collection methods, and sophisticated technologies may shift their business model to become competitive with us.
●	We expect our results of operations to fluctuate on a quarterly and annual basis, which could cause the share price of the Company to fluctuate or decline.
●	In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how.
●	Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.
●	We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common shares less attractive to investors.
●	Our management team has limited experience managing a public company.
●	Legal, political and economic uncertainty surrounding Brexit may be a source of instability in international markets, create significant currency fluctuations, adversely affect our operations in the United Kingdom and pose additional risks to our business, revenue, financial condition, and results of operations.
●	Our failure to meet the continued listing requirements of NASDAQ could result in a delisting of our securities.
●	Sale of a substantial number of Company Common Shares in the public market could adversely affect the market price of the Company.

Market Price, Ticker Symbols and Dividend Information

Market Price and Ticker Symbols

Our common shares are currently listed on NASDAQ under the symbol “WEJO.”

The closing price of the common shares on December 16, 2021 was $4.90.

Holders

As of the Closing Date, there were 412 holders of record of Company Common Shares and 1 holder of record of the Company Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose common shares and warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

We have no current plans to pay cash dividends. The declaration, amount and payment of any future dividends on our common shares will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by our credit facilities and may be limited by covenants of other indebtedness we or our subsidiaries incur in the future. As a result, you may not receive any return on an investment in our common shares unless you sell your common shares for a price greater than that which you paid for it.

RISK FACTORS

In addition to the other information contained in this prospectus, including the matters addressed under the heading “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this prospectus.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “Wejo” or the “Company” in this section refer to (i) Wejo Limited prior to the consummation of the Business Combination and (ii) Wejo Group Limited following the consummation of the Business Combination.

The following risk factors apply to the business and operations of the Company. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with our financial statements and notes to the financial statements included herein.

Risks Related to Our Business and Industry

We have a limited operating history and may be unable to achieve or sustain profitability or accurately predict our future results.

We have been developing and selling new connected vehicle data products and services, including developing our technology, our customers, and our relationships with OEMs and other automotive vendors. Because our business and the market for our products are both new, evaluating the current business and its future performance is difficult and based upon limited historical data, a changing market, and our ability to influence the market. This applies to predictions of both revenue and expenses.

Building our business to date, we have accumulated losses. Our continued investment in new technology and services will add to our operating expenses. We cannot assure you that we will be profitable, that we will be able to sustain profitability, or of the magnitude of our profitability.

Our financial performance may be adversely impacted if we fail to address the “Risk Factors” described in this section, or any other risks and challenges that we may face. If our assumptions for addressing the risks that we have identified and other business conditions are incorrect, our plans for operating the business may be impacted and we may not achieve our planned and expected results.

Growing our business requires us to continue investing in technology, resources, and new business capabilities; these investments may contribute to losses, and we cannot guarantee that any will be successful or contribute to profitability.

Our plans for operating the business and leading further growth of the connected vehicle data ecosystem include adding to our large data processing capabilities to create new products and services for a wide variety of participants in the road transportation industry. These plans include developing new products and services to and for transportation systems, OEMs, auto suppliers, and others. These investments could contribute to losses, and we cannot guarantee whether or when any of the new products and services will become operational, be successful with customers, or whether they will be profitable.

If we do not develop enhancements to our services and introduce new services that achieve market acceptance, our growth, business, results of operations and financial condition could be adversely affected.

Our ability to attract new customers for our connected vehicle data products and services and increase revenue from existing customers depends in part on our ability to enhance and improve our existing services, increase adoption and usage of our services, and introduce new services. The success of any enhancements or new services depends on several factors, including timely completion, adequate quality testing, actual performance quality, market accepted pricing levels and overall market acceptance.

Enhancements, such as additional technology features, and new connected vehicle data products and services that we develop may not be developed or introduced in a timely or cost-effective manner, may contain errors or defects, may have interoperability difficulties with our platform or other services or may not achieve the broad market acceptance necessary to generate significant revenue. Furthermore, our ability to increase the usage of our services depends, in part, on the development of new uses for our services, which may be outside of our control. Even if our new and improved products and services are successful, they may not operate without excessive and unforeseen costs, or without technical challenges that impair broader sales. As the growth of the connected vehicle data market involves new products and services that customers have not previously had opportunity to acquire, our success depends upon whether, the extent that, and the timing of when, customers accept and purchase the new products and services. Since we cannot control any of these factors, we cannot guarantee that improved and new products and services will not contribute to losses or will operate or sustain profitable operation. If in reaching customer acceptance and adoption of improved and new products and services we need to increase sales expenses beyond what we anticipate, our ability to limit losses and reach and maintain profitability for those products and services may be adversely impaired.

We anticipate growth in the connected vehicle data market; if we do not successfully match our growth to the growth of the connected vehicle data market, our business could be materially and adversely affected.

Our strategy for investing in new products and services supports our expectations of demand for new products and services in the connected vehicle data market and for growth of that market in new regions and countries. For example, we plan to offer services that provide data processing capabilities to OEMs, Tier 1s, and Automotive Ecosystem partners and that increase insights and visualizations from connected vehicle data. We also plan to sell current and future services in new countries where we do not already have customers. If our investments do not create successful new products and services that support growth of the business, or if our strategy for growth does not match demand for growing products and services in the connected vehicle data market, our business performance could be adversely impacted.

We cannot guarantee the success of our growth strategy or that our investments in growth of the business will lead to profitable returns. We may incur unexpected costs in developing technologies and services, we may generate insufficient capital from operations or elsewhere to fund growth, we may incur sales expenses that we did not plan for or anticipate, we may incorrectly identify areas of connected vehicle data market growth and the connected vehicle data market could grow more slowly than we anticipate or not at all. Any of these factors could impair our ability to grow the business as we plan and could materially and adversely impact our financial performance and profitability.

We may require additional capital to support the growth of our business, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business and may require additional funds. In particular, we may seek additional funds to develop new products and enhance our platform and existing products, expand our operations, including our sales and marketing organizations and our presence outside of the United States, improve our infrastructure or acquire complementary businesses, technologies, services, products and other assets. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those holders of our common shares. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth, scale our infrastructure, develop product enhancements and to respond to business challenges could be significantly impaired, and our business, results of operations and financial condition may be adversely affected.

We have experienced growth and expect our growth to continue, and if we fail to effectively manage our growth, then our business, results of operations and financial condition could be adversely affected.

We have experienced substantial growth in our business. We have grown the number of OEMs who provide us data, the amount of data that our systems process, our customer base, and the services and upcoming services we offer. This growth has placed and may continue to place significant demands on our corporate culture, operational infrastructure, and management. If we grow and make organizational changes without preserving key aspects of our culture, we could adversely impact our chances for success, to recruit and retain personnel, and effectively focus on and pursue our corporate objectives. This, in turn, could adversely affect our business, results of operations and financial condition.

In addition, continued growth will require us to improve our operational, financial and management controls, compliance programs, and reporting systems. We may discover deficiencies in these controls, programs, and systems as we grow, which in turn could adversely affect our business, results of operations, and reputation. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and management resources before our revenue increases and without any assurances that our revenue will increase. If our growth continues, it could strain our ability to maintain reliable service levels for our customers. If we fail to achieve the necessary level of efficiency in our organization as we grow, then our business, results of operations and financial condition could be adversely affected.

Our business depends on maintaining and growing our customer base; if we fail to maintain and grow our customer base, our business, results of operations and financial condition could be adversely affected.

We are pioneering the connected vehicle data business, for which we expect a growing customer base. Our plan for growing revenue depends upon maintaining customers and obtaining new customers. Current and potential customers may not value or may be slow to value the benefit of our products and services, may not agree that our products and services are as valuable as we anticipate, may find alternative sources of information to replace the products and services that we offer and plan to offer, may not be satisfied with our delivery of our products and services, or may decide that our products and services are not the products and services that they need. We cannot predict if and when customers will decide to purchase or continue purchasing our products and services. In addition, when customers do purchase our products and services, we cannot predict the amount of data that customers will purchase. If for any of these reasons or others, we do not maintain and grow our customer base as we anticipate, then our business, results of operations, and financial condition could be adversely affected.

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, our products may become less competitive.

The market for products and services based upon connected vehicle data is in its early stages and evolving. It is subject to rapid technological change, evolving industry standards, changing regulations, as well as changing customer needs, requirements, and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis. If we are unable to develop new services that satisfy our customers and provide enhancements and new features for our existing services that keep pace with rapid technological and industry change, our business, results of operations and financial condition could be adversely affected. If new technologies emerge that can deliver competitive services at lower prices, more efficiently, more conveniently, or more securely, such technologies could adversely impact our ability to compete effectively.

Our platform must integrate with a variety of network, hardware, mobile and software platforms and technologies, and we may need to continuously modify and enhance our services and platform to adapt to changes and innovation in these technologies. If OEMs and customers adopt new software platforms or infrastructure, we may be required to develop new or enhanced versions of our services to work with those new platforms or infrastructure. This development effort may require significant resources, which would adversely affect our business, results of operations, and financial condition. Any failure of our services and platform to operate effectively with evolving or new platforms and technologies could reduce the demand for our services. If we are unable to respond to these changes in a cost-effective manner, our services may become less marketable and less competitive or obsolete, and our business, results of operations, and financial condition could be adversely affected.

As a pioneer in the connected vehicle data business, we offer new products and services and depend upon the willingness of our automotive data providers to provide data for these new products and services.

The market for connected vehicle data products and services is new, as are many of the products and services that we develop, plan to develop, and offer. Our current financial plans depend largely upon the introduction of new products and services and the desire of our automotive data providers to provide data for use in these new products and services. Our success with our data providers with our current products and services does not guarantee that our data providers will support all our planned future products and services. From time to time, data providers have and may continue to extend time considering support for new products and services. In such cases, we may be slower than we planned, or even prevented from, introducing the impacted new products and services. Potential customers impacted by these delays may lose interest in the products and services or seek alternatives to our products and services, and if either of these occurs, our reputation with our customers or in the market may suffer. If we are unable to obtain connected vehicle data for our planned products and services, our business, results of operations, and financial condition could be adversely affected.

Acceptance by our current customers of our products and services from our platform that processes large streams of connected vehicle data does not prove that a larger or future connected vehicle data market will accept our platform.

We have developed and continue to develop products and services using our platform that processes the large streams of connected vehicle data that we continuously receive. While current customers rely on delivery from this platform for the products and services that they purchase from us, there is no guarantee that those customers will continue to accept our platform for delivery. In addition, there is no guarantee that future customers will desire, accept, or be able to receive some or all of our products and services from our platform. Future customers may demand different forms of delivery of products and services or may not have the technical capability to receive our current and planned products and services. This may increase our expenses in developing technology to adapt to customer needs and requirements. If future customers are unwilling to accept products and services from our platform, or we increase expenses beyond levels we anticipate in order to adapt our platform to meet future customers’ needs, our business, results of operations, and financial condition could be adversely affected.

We rely, in part, on relationships with other businesses to demonstrate the value of our connected vehicle data products and services to end users of the data. This approach may impact our ability to meet financial objectives and to scale to a larger market.

For some customers, we deliver connected vehicle data products and services by entering into contracts with other entities that offer capabilities that we do not yet offer or did not plan to offer. This approach has the potential of adding unpredictable costs and complexities to the delivery of our products and services, as well as reducing our potential revenue. For example, we may incur expenses building a connection to another company’s system, or the information technology (“IT”) and data security profiles of the other company may not meet our technological and security standards and may take longer to integrate and remediate than planned. In addition, the end customer may not be willing to pay a higher price because we and the other business are both involved in processing the data. As a result, our share of revenue from the data may be adversely impacted. Our ability to meet our anticipated market growth depends upon our ability to manage these relationships and to grow our capabilities to reduce dependence upon these relationships. If we do not successfully manage these relationships and adapt our products and services to address these challenges, we may not be able to grow our revenue or our business in the connected vehicle data market as we anticipate, and our business, results of operations, and financial condition could be adversely affected.

Our products rely on live data streams from OEMs; if we are unable to maintain sufficient contracts with such partners for data streams, the value of our data products and services may be impaired.

Our products and services depend upon the availability of connected vehicle data. We obtain this data through our relationships with OEMs. Some or all of the OEMs from whom we obtain connected vehicle data may decide to limit or withdraw the availability of their connected vehicle data if we do not meet their business goals for connected vehicle data, sales or revenue targets, or our obligations under our contracts. Some of our products require a minimum volume of connected vehicle data in a given market to provide meaningful value to customers. We cannot offer our key products and services in a region or market where we do not have contracts to receive connected vehicle data. If we are unable to maintain sufficient contracts with OEMs for data streams, we may be unable to offer certain data products and services and the value of those we offer may be limited. As a result, our business, results of operations and financial condition could be adversely affected.

Our products rely upon data available on reasonable economic terms and with reasonable permissions; if our data providers do not offer data at reasonable prices, or restrict use of the offered data, our ability to offer certain products and services will be impaired.

Our products and services depend upon connected vehicle data, which we obtain through our relationships with OEMs, available on reasonable economic terms. If the economic terms of our agreements with OEMs or such sources do not allow us to cover costs of our business as we anticipate, our revenue will be negatively impacted. In addition, if we receive connected vehicle data under a contract that restricts our ability to offer our connected vehicle data products and services, or that limits our ability to offer our products and services in an efficient manner, or if the data provider fails to adhere to our quality-control standards or fails to meet service-level agreements, we may not obtain the revenue that we anticipated from that data. If we cannot obtain alternative data for the impacted market, our business, results of operations, and financial condition could be adversely affected.

If we are unable to expand our relationships with OEMs and add new OEMs as data providers, our business, results of operations, and financial condition could be adversely affected.

We believe that the continued growth of our business depends in part upon developing and expanding strategic relationships with OEMs. OEMs provide connected vehicle data that is a core component of our connected vehicle data products and services. As part of our growth strategy, we intend to expand our relationships with our existing OEM data providers and add new relationships with additional OEMs. In addition to obtaining data, we offer services to OEMs, Tier 1s, and participants in the Automotive ecosystem to assist them in identifying, processing, and converting to a useable standard, connected vehicle data that support useful services in the market. If connected vehicle data from new OEM suppliers does not meet our technical or quality standards, it may not be suitable for use in our products and services, or we may face increased technical costs processing the data, which could adversely impact our continued growth. If we fail to expand our relationships with existing OEMs or establish relationships with new OEMs in a timely and cost-effective manner, or at all, then our business, results of operations and financial condition could be adversely affected.

Additionally, even if we are successful at building these relationships but there are problems or issues with integrating our systems with those of the OEMs, our reputation and ability to grow our business may be harmed.

Any failure to offer high quality data user support may adversely affect our relationships with our consumers and prospective consumers, and adversely affect our business, results of operations and financial condition.

Many of our customers depend on our customer support team to assist them in deploying our services effectively, to help them to resolve post-deployment issues quickly, and to provide ongoing support. If we do not devote sufficient resources or are otherwise unsuccessful in assisting our data customers effectively, we could adversely affect our ability to retain existing data consumers and could prevent prospective data customer from adopting our services. We may be unable to respond quickly enough to accommodate short-term increases in demand for customer support. We also may be unable to modify the nature, scope and delivery of our customer support to compete with changes in the support services provided by our competitors. Increased demand for customer support, without corresponding revenue, could increase costs and adversely affect our business, results of operations and financial condition. Our revenues are highly dependent on our business reputation. Any failure to maintain high quality customer support, or a market perception that we do not maintain high quality customer support, could erode customer trust and adversely affect our reputation, business, results of operations and financial condition.

We may undertake acquisitions or divestitures, which may not be successful, and which could materially adversely affect our business, financial condition and results of operations.

From time to time, we may consider acquisitions, which may not be completed or, if completed, may not be ultimately beneficial to us. We also may consider potential divestitures of businesses from time to time. We routinely evaluate potential acquisition and divestiture candidates and engage in discussions and negotiations regarding potential acquisitions and divestitures on an ongoing basis; however, even if we execute a definitive agreement, there can be no assurance that we will consummate the transaction within the anticipated closing timeframe, or at all. Moreover, there is significant competition for acquisition and expansion opportunities in our industry.

Acquisitions involve numerous risks, including (i) failing to properly identify appropriate acquisition targets and to negotiate acceptable terms; (ii) incurring the time and expense associated with identifying and evaluating potential acquisition targets and negotiating potential transactions; (iii) diverting management’s attention from the operation of our existing business; (iv) using inaccurate estimates and judgments to evaluate credit, operations, funding, liquidity, business, management and market risks with respect to the acquisition target or assets; (v) litigation relating to an acquisition, particularly in the context of a publicly held acquisition target, that could require us to incur significant expenses, result in or delay or enjoin the transaction; (vi) failing to properly identify an acquisition target’s significant problems, liabilities or risks; (vii) not receiving required regulatory approvals on the terms expected or such approvals being delayed or restrictively conditional; and (viii) failing to obtain financing on favorable terms, or at all. In addition, in connection with any acquisitions, we must comply with various antitrust requirements, and it is possible that perceived or actual violations of these requirements could give rise to litigation or regulatory enforcement action or result in us not receiving the necessary approvals to complete a desired acquisition.

Furthermore, even if we complete an acquisition, the anticipated benefits from such acquisition may not be achieved unless the operations of the acquired business, platform or technology are integrated in an efficient, cost-effective and timely manner. The integration of any acquisition includes numerous risks, including an acquired business not performing to our expectations, or not integrating it appropriately and failing to realize anticipated synergies and cost savings as a result, and difficulties, inefficiencies or cost overruns in integrating and assimilating the organizational cultures, operations, technologies, data, products and services of the acquired business with ours. The integration of any acquisition will require substantial attention from management and operating personnel to ensure that the acquisition does not disrupt any existing operations or affect our reputation or our clients’ opinions and perceptions of our platforms and solutions. We may spend time and resources on acquisitions that do not ultimately increase our profitability or that cause loss of, or harm to, relationships with key employees, clients, third-party providers or other business partners.

Divestitures also involve numerous risks, including: (i) failing to properly identify appropriate assets or businesses for divestiture and buyers; (ii) inability to negotiate favorable terms for the divestiture of such assets or businesses; (iii) incurring the time and expense associated with identifying and evaluating potential divestitures and negotiating potential transactions; (iv) management’s attention being diverted from the operation of our existing business, including to provide on-going services to the divested business; (v) encountering difficulties in the separation of operations, platforms, solutions or personnel; (vi) retaining future liabilities as a result of contractual indemnity obligations; and (vii) loss of, or damage to our relationships with, any of our key employees, clients, third-party providers or other business partners.

We cannot readily predict the timing or size of any future acquisition or divestiture, and there can be no assurance that we will realize any anticipated benefits from any such acquisition or divestiture. If we do not realize any such anticipated benefits, our business, financial condition and results of operations could be materially adversely affected.

We are highly dependent on the services of our CEO and founder, Richard Barlow.

We are highly dependent on our CEO and founder, Richard Barlow. Mr. Barlow has acted as Wejo’s Chief Executive Officer since our inception, and as such, is deeply involved in all aspects of our business. Our future business and results of operations depend in significant part upon the continued contributions of Mr. Barlow. If we lose those services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees in addition to Mr. Barlow and the current team, the development of our business plan could be adversely affected and harm our business. Negative public perception of, or negative news related to, Mr. Barlow may adversely affect our brand, relationship with customers or standing in the industry.

If we are unable to hire and retain key executives, our business will suffer.

Our executive team has played and continues to play a key role in the development of our business. Our future business and results of operations depend in significant part upon the continued contributions of our executive team. If we lose those services or if they fail to perform in their current positions and we are unable to attract and retain effective replacements, the development of our business plan could be adversely affected and harm our business.

If we are unable to hire, retain and motivate qualified employees, our business will suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled employees. We believe that there is, and will continue to be, intense competition for highly skilled management, technical, sales and other employees with experience in our industry and where we maintain offices. We must provide competitive compensation packages and a high-quality work environment to hire, retain and motivate employees. If we are unable to retain and motivate our existing employees and attract qualified employees to fill key positions, we may be unable to manage our business effectively, including the development, marketing, and sale of our products, which could adversely affect our business, results of operations and financial condition. To the extent we hire employees from competitors, we also may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information.

Volatility in, or lack of performance of, our stock price may also affect our ability to attract and retain key employees. Many of our key employees hold a substantial number of common shares or options. As we have completed the Business Combination, employees may be more likely to terminate their employment with us if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the options, or, conversely, if the exercise prices of the options that they hold are significantly above a future trading price of our common shares. If we are unable to retain our employees, our business, results of operations and financial condition could be adversely affected.

We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.

The COVID-19 pandemic has disrupted the economy and put unprecedented strains on governments, health care systems, educational institutions, businesses, and individuals around the world. The impact and duration of the COVID-19 pandemic are difficult to assess or predict. It is even more difficult to predict the impact on the global economic market, which will depend upon the actions taken by governments, businesses, and other enterprises in response to the pandemic. The pandemic has already caused, and is likely to result in further, significant disruption of global financial markets and economic uncertainty.

Adverse market conditions resulting from the spread of COVID-19 could materially adversely affect our business and the value of our common shares.

Our customers or potential customers, particularly in industries most impacted by the COVID-19 pandemic, include the transportation, retail, advertising, and entertainment industries and companies whose customers operate in impacted industries, and may reduce their technology or sales and marketing spending or delay their sales transformation initiatives as a result of the pandemic, which could materially and adversely impact our business. During 2020, we experienced certain headwinds as a result of the pandemic that adversely impacted our business. In early 2020, we experienced headwinds in some sales cycles as business leaders adapted to the impacts of the pandemic and we saw heightened cancellations and reductions in spend from customers in heavily impacted industries relative to our anticipated growth at the time. We also experienced longer sales cycles and more intense scrutiny, particularly for larger purchases and upgrades as customers and prospects re-assessed their growth trajectory in light of the changing economic environment. However, there can be no assurance that we won’t experience similar or other headwinds as a result of the pandemic in future periods. Any such factors could result in our experiencing slowed growth or a decline in new customer demand for our platform and lower demand from our existing customers for upgrades within our platform, as well as existing and potential customers reducing or delaying purchasing decisions. We could also experience an increase in prospective customers seeking lower prices or other more favorable contract terms and current customers attempting to obtain concessions on the terms of existing contracts, including requests for early termination or waiver or delay of payment obligations, all of which has adversely affected and could materially adversely impact our business, results of operations, and overall financial condition in future periods. Further, we may face increased competition due to changes to our competitors’ products and services, including modifications to their terms, conditions, and pricing that could materially adversely impact our business, results of operations, and overall financial condition in future periods.

In response to the COVID-19 pandemic, we temporarily closed all of our offices (including our headquarters), enabled our employees to work remotely, implemented travel restrictions for all non-essential business, and shifted Company events to virtual-only experiences, and we may deem it advisable to similarly alter, postpone, or cancel entirely additional events in the future. If the COVID-19 pandemic worsens, especially in regions where we have offices, our business activities originating from affected areas could be adversely affected. Disruptive activities could include business closures in impacted areas, further restrictions on our employees’ and service providers’ ability to travel, impacts to productivity if our employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. We may take further actions that alter our business operations as may be required by local, state, or federal authorities or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity, or customer retention, any of which could harm our financial condition and business operations.

The COVID-19 pandemic could cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents that impact our business, delay or disrupt performance or delivery of services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business. Further, the COVID-19 pandemic has resulted in our employees and those of many of our customers and vendors working from home and conducting work via the internet, and if the network and infrastructure of internet providers becomes overburdened by increased usage or is otherwise unreliable or unavailable, our employees’, and our customers’ and vendors’ employees’, access to the internet to conduct business could be negatively impacted. Limitations on access or disruptions to services or goods provided by or to some of our suppliers and vendors upon which our platform and business operations relies, could interrupt our ability to provide our platform, decrease the productivity of our workforce, and significantly harm our business operations, financial condition, and results of operations.

Our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these unauthorized attempts could substantially impact our platform, the proprietary and other confidential data contained therein or otherwise stored or processed in our operations, and ultimately our business. Any actual or perceived security incident also may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities.

The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic including vaccine availability and deployment; the impact on the health and welfare of our employees and their families; the impact on our customers and our sales cycles; the impact on customer, industry, or employee events; delays in hiring and onboarding new employees; and the effect on our partners, vendors, and supply chains, all of which are uncertain and cannot be predicted. Because of our largely subscription- based business model, the effect of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods, if at all.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyber-attacks and security vulnerabilities, interruptions or delays due to third-parties, or our ability to raise additional capital or generate sufficient cash flows necessary to fulfill our obligations under our existing indebtedness or to expand our operations.

Unfavorable conditions in our industry, the automotive industry, the global economy, or reductions in spending on technology could adversely affect our business, results of operations and financial condition.

Our business is impacted by changes in our industry, the automotive industry, or the global economy on our customers and automotive data providers. Our results of operations depend in part on customer investment in technology to connect to and utilize our products and services. In addition, our revenue is dependent on the usage of our products, which in turn is influenced by the scale of business that our customers are conducting and by their willingness to increase the scale of their purchases of our products and services. To the extent that weak economic conditions, geopolitical developments, such as existing and potential trade wars, and other events outside of our control such as the COVID-19 pandemic, result in a reduced volume of business by our customers and prospective customers, demand for, and use of, our products may decline. To the extent that any of these factors impact the sale of new vehicles with connectivity or the investment by OEMs into vehicle connectivity, the supply of connected vehicle data in one or more of our existing or anticipated markets may fail to meet our expectations and we may not be able to offer the products and services that we anticipate and demand for and revenue from our products and services may slow or fall. If due to any of these factors, our customers reduce their use of our products, or prospective customers delay adoption or elect not to adopt our products, or if OEMs reduce their investments in vehicle connectivity, as a result of a weak economy, this could adversely affect our business, results of operations and financial condition.

The market in which we participate is intensely competitive, and if we do not compete effectively, our business, results of operations and financial condition could be harmed.

The market for connected vehicle data products is rapidly evolving, fragmented and highly competitive, with relatively low barriers to entry in some segments. To compete effectively, we will have to maintain and grow credible relationships with OEMs, provide products and services that customers will accept, continue scaling our data processing and supporting operations to provide satisfactory service levels, and continue to build knowledge among current and potential customers of the value of our connected vehicle data products and services. The principal competitive factors in our market include completeness of offering, credibility with customers and OEMs, global reach, ease of integration and programmability, product features, platform scalability, reliability, deliverability, security and performance, brand awareness and reputation, the strength of sales and marketing efforts, customer support, as well as the cost of deploying and using our products. Our competitors fall into four primary categories:

●	Companies brokering or creating marketplaces for connected vehicle data
●	Companies that develop platforms for processing connected vehicle data
●	Large technology companies such as Google
●	Automotive companies who may desire to independently market their connected vehicle data with partially or fully competing services

Some of our existing and potential competitors are larger and have greater name recognition, longer operating histories, more established customer relationships, larger budgets, and significantly greater resources than we do. In addition, some have the operating flexibility to bundle competing products and services at little or no perceived incremental cost, including offering them at a lower price as part of a larger sales transaction. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements.

With the introduction of new services and new market entrants, we expect competition to intensify in the future. Increased competition may result in pricing pressure and reduced margins and may impede our ability to increase the sales of our products or cause us to lose market share, any of which will adversely affect our business, results of operations and financial condition.

Larger and more well-funded companies with access to significant resources, large amounts of data or data collection methods, and sophisticated technologies may shift their business model to become competitive with us.

In addition, many of our potential competitors could have competitive advantages, such as greater name recognition, longer operating histories, significant install bases, broader geographic scope, and larger sales and marketing budgets and resources. Many of our potential competitors may have established relationships with independent software vendors, partners, and customers, greater customer experience resources, greater resources to make acquisitions, lower labor and development costs, larger and more mature intellectual property portfolios, and substantially greater financial, technical, and other resources. New competitors or alliances among competitors may emerge and rapidly acquire significant market share due to these or other factors.

Mergers and acquisitions in the technology industry increase the likelihood that our competitors in the future will be larger and have more resources. We expect this trend to continue as companies attempt to strengthen or maintain their market positions in an evolving industry. Companies resulting from these possible consolidations may create more compelling product offerings and be able to offer more attractive pricing options, making it more difficult for us to compete effectively.

Our competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies, standards, or customer requirements, or pricing pressure. As a result, even if our products and services are more effective than the products and services that our competitors offer, potential customers might select competitive products and services in lieu of our services.

We expect our results of operations to fluctuate on a quarterly and annual basis, which could cause the share price of the Company to fluctuate or decline.

Our quarterly results of operations have fluctuated in the past and may vary significantly in the future. As such, historical comparisons of our operating results may not be meaningful. In particular, because some of our sales to date have been customers making limited purchases, sales in any given quarter can fluctuate based upon the timing and success of our sales efforts. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of our control and may not fully reflect the underlying performance of our business. These fluctuations could adversely affect our ability to meet our expectations or those of securities analysts or investors. If we do not meet these expectations for any period, the value of our business and our securities, or those of the combined company, could decline significantly. Factors that may cause these quarterly fluctuations include, without limitation, those listed below:

●	the timing and magnitude of product and services orders and deliveries in any quarter;
●	our ability to retain our existing customers and attract new customers;
●	our ability to develop, introduce and sell products and services in a timely manner that meet customer requirements;
●	disruptions in our sales channels or termination of our relationship with customers or third-parties;
●	the ability of customers to implement or commercialize systems that incorporate our products and services;
●	delays in customers’ purchasing cycles or deferments of customers’ purchases in anticipation of new services or updates from us or our competitors;
●	fluctuations in demand pressures for our products;
●	changes in the cost of obtaining connected vehicle data and regulations impacting connected vehicle data;
●	the impact of the global COVID-19 pandemic and its duration;
●	any change in the competitive dynamics of our markets, including consolidation of competitors, regulatory developments and new market entrants;
●	adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs; and
●	general economic, industry and market conditions, including trade disputes.

Our consolidated financial statements include significant intangible assets which could be impaired.

We carry significant intangible assets on our condensed consolidated balance sheets. As of September 30, 2021, we had $9.9 million of intangible assets.

Pursuant to current accounting rules, we are required to assess intangibles for impairment at least annually or more frequently if impairment indicators are present. Impairment indicators include, but are not limited to, significant underperformance relative to historical or projected future operating results, a significant decline in share price or market capitalization and negative industry or economic trends. The COVID-19 pandemic and impact on our business was an impairment indicator that we assessed. See “— Risks Related to COVID-19 — The ongoing COVID-19 pandemic, including the resulting global economic uncertainty and measures taken in response to the pandemic, could materially impact our business and future results of operations and financial condition.” We assessed our intangible assets for impairment for the most recent reporting date as of September 30, 2021. Other intangible assets, such as internally generated development costs, are amortized across their useful economic lives. However, if impairment indicators are present, we are required to test such intangible assets for impairment.

Risk Related to Intellectual Property, Cybersecurity and Data Privacy

We may not be able to adequately protect or enforce our intellectual property rights or prevent unauthorized parties from copying or reverse engineering our solutions. Our efforts to protect and enforce our intellectual property rights and prevent third parties from violating our rights may be costly. Our failure to protect our intellectual property rights and proprietary information could diminish our brand and other intangible assets.

The success of our services and our business depends in part on our ability to obtain patents and other intellectual property rights and maintain adequate legal protection for our products in the United States and other international jurisdictions. We rely on a combination of patent, copyright, service mark, and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights, all of which provide only limited protection. We cannot assure you that any patents will be issued with respect to our currently pending patent applications, including in a manner that gives us adequate defensive protection or competitive advantages, if at all, or that any of our patents will not be challenged, invalidated or circumvented. We have filed for patents in the United States and will also file for patents in certain international jurisdictions, but such protections may not be available in all countries in which we operate or in which we seek to enforce our intellectual property rights or may be difficult to enforce in practice. Our currently issued patents and trademarks and any patents and trademarks that may be issued or registered, as applicable, in the future with respect to pending or future applications may not provide sufficiently broad protection or courts may not enforce them in actions against alleged infringers.

We cannot be certain that the steps we have taken will prevent unauthorized use of our technology or the reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive to us or infringe our intellectual property.

Protecting against the unauthorized use of our intellectual property, products and other proprietary rights is expensive and can be difficult, particularly with respect to international jurisdictions. Unauthorized parties may attempt to copy or reverse engineer our solutions or certain aspects of our solutions that are considered proprietary. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to prevent unauthorized parties from copying or reverse engineering our solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products. Any such litigation, regardless of merit, could be costly, divert the attention of management and may not ultimately be resolved in our favor.

Even if a potential litigation obtains favorable outcomes, we may not be able to obtain adequate remedies. Further, many of our current and potential competitors could dedicate substantially greater resources to defending intellectual property infringement claims and to enforcing their intellectual property rights than we have. Attempts to enforce our rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us or result in a holding that invalidates or narrows the scope of our rights, in whole or in part.

Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our products are available, and competitors based in other countries may sell infringing products and services in one or more markets. An inability to adequately protect and enforce our intellectual property and other proprietary rights or an inability to prevent authorized parties from copying or reverse engineering our solutions or certain aspects of our solutions that we consider proprietary could adversely affect our business, operating results, financial condition and prospects.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how.

We rely upon proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that we believe are best protected by means that do not require public disclosure.

We generally seek to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with our employees, consultants, contractors and third parties. However, we may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of our proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. We have limited control over the protection of trade secrets used by our current or future partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, our proprietary information may otherwise become known or be independently developed by our competitors or other third parties. To the extent that our employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford limited or no protection to our trade secrets.

There is a risk that third parties may obtain and improperly utilize our proprietary information to our competitive disadvantage. We may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce our intellectual property rights.

Third-party claims that we are infringing intellectual property, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses, which if successful could restrict us from using and providing our technologies and solutions to our customers.

Although we have filed patent applications related to our products, a number of companies, both within and outside of the vehicle data service industry, hold other patents covering systems and methods for processing vehicle data. In addition to these patents, participants in this industry typically also protect their technology, especially software, through copyrights and trade secrets. As a result, there may be frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. We may in the future receive inquiries from other intellectual property holders and may become subject to claims that we infringe their intellectual property rights, particularly as we expand our presence in the market. In addition, third parties may claim that the names and branding of our products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, we may have to change the names and branding of our products in the affected territories and we could incur other costs, including liability for damages.

We currently have a number of agreements in effect pursuant to which we have agreed to defend, indemnify and hold harmless our customers, suppliers, and partners from damages and costs which may arise from the infringement by our products of third-party patents or other intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Our insurance may not cover all intellectual property infringement claims. A claim that our products infringe a third party’s intellectual property rights, even if without merit, could adversely affect our relationships with our customers, may deter future customers from purchasing our products and could expose us to costly litigation and settlement expenses. Even if we are not a party to any litigation between a customer and a third party relating to infringement by our products, an adverse outcome in any such litigation could make it more difficult for us to defend our products against intellectual property infringement claims in any subsequent litigation in which we are a named party. Any of these results could adversely affect our brand and operating results.

Our defense of intellectual property rights claims brought against us or our customers, suppliers and partners, with or without merit, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force us to acquire intellectual property rights or licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires us to pay substantial damages or obtain an injunction. An adverse determination also could invalidate our intellectual property rights and adversely affect our ability to offer our products to our customers and may require that we procure or develop substitute products that do not infringe, which could require significant effort and expense. Any of these events could adversely affect our business, operating results, financial condition and prospects.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with certain of our customers or other third parties may include indemnification or other provisions under which we agree to indemnify or otherwise be liable to them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, breach by us of confidentiality obligations, other liabilities relating to or arising from the use of our network and products, other liabilities relating to or arising from our use of networks and products of others, or other acts or omissions. The term of these contractual provisions often survives termination or expiration of the applicable agreement. For any such intellectual property rights indemnification claim against us or our customers, or other indemnification or similar claim we may incur significant legal expenses and have to pay damages, and for intellectual property claims, pay license fees and/or stop using technology found to be in violation of the third party’s rights. If we stop using a technology, we may be required to invest in alternative technology to support our products and services. Large indemnity or related payments, as well as the effort and expense of responding to claims, along with potential reputational impact of any such claims or payments, could harm our business, results of operations, and financial condition.

Breaches of our networks or systems, or those of our data providers or partners, could degrade our ability to conduct business, compromise the integrity of our products, platform and data, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require us to incur significant additional costs to maintain the security of our networks and data.

We depend upon our IT systems to conduct virtually all of our business operations, ranging from our internal operations and technology and development activities to our marketing and sales efforts and communications with our customers and business partners. Individuals or entities may attempt to penetrate our network security, or that of our platform, and to cause harm to our business operations, including by misappropriating proprietary information or that of our data suppliers, data consumers, partners and employees or to cause interruptions to our products and platform. In general, cyberattacks and other malicious internet-based activity continue to increase in frequency and magnitude, and cloud-based companies have been targeted in the past and are likely to continue to be targeted in the future. In addition to threats from traditional computer hackers, malicious code (such as malware, viruses, worms, and ransomware), employee theft or misuse, password spraying, phishing, credential stuffing, and denial-of-service attacks, we also face threats from sophisticated organized crime, nation-state, and nation-state supported actors who engage in attacks (including advanced persistent threat intrusions) that add to the risk to our systems (including those hosted on AWS or other cloud services), internal networks, our customers’ systems and the information that they store and process.

Although we devote significant financial and personnel resources to implement and maintain security measures, because the techniques used by such individuals or entities to access, disrupt or sabotage devices, systems and networks change frequently and may not be recognized until launched against a target, we may be required to make further investments over time to protect data and infrastructure as cybersecurity threats develop, evolve and grow more complex over time. We may also be unable to anticipate these techniques, and we may not become aware in a timely manner of security breaches, which could exacerbate any damage we experience. Additionally, we depend upon our employees and contractors to appropriately handle confidential and sensitive data, including customer data, and to deploy our IT resources in a safe and secure manner that does not expose our network systems to security breaches or the loss of data. Any data security incidents, including internal malfeasance or inadvertent disclosures by our employees or a third party’s fraudulent inducement of our employees to disclose information, unauthorized access or usage, introduction of a virus or similar breach or disruption of our business or our service providers, such as AWS, could result in loss of confidential information, damage to our reputation, erosion of customer trust, loss of customers, litigation, regulatory investigations, fines, penalties and other liabilities. Accordingly, if our cybersecurity measures or our service providers, fail to protect against unauthorized access, attacks (which may include sophisticated cyberattacks), or the mishandling of data by our employees and contractors, then our reputation, business, results of operations and financial condition could be adversely affected. While we maintain errors, omissions, and cyber liability insurance policies covering certain security and privacy damages, we cannot be certain that our existing insurance coverage will continue to be available on acceptable terms or will be available in sufficient amounts to cover the potentially significant losses that may result from a security incident or breach or that the insurer will not deny coverage as to any future claim.

Any disruption of service at our cloud service providers that host our platform or other services or facilities that Wejo relies on could harm our business.

We currently host our platform primarily using AWS as the cloud service provider. We also rely on third parties for network services. Our continued growth depends on the ability of our customers to access our platform at any time and within an acceptable amount of time.

Although we have disaster recovery and business continuity plans, and geographically diverse instances of our platform, any incident affecting our cloud service provider’s infrastructure, or other services or facilities that may be caused by fire, flood, severe storm, earthquake or other natural disasters, cyber-attacks, terrorist or other attacks, and other similar events beyond our control could negatively affect our platform and our ability to deliver our services to our customers. A prolonged cloud service provider disruption affecting our platform or a prolonged disruption affecting our network services, for any of the foregoing reasons would negatively impact our ability to serve our customers and could damage our reputation with current and potential customers, expose us to liability, cause us to lose customers or otherwise harm our business. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the cloud service providers we use.

In the event that our cloud service provider and/or network services agreements are terminated, or there is a lapse of service, we would experience interruptions in access to our platform as well as significant delays and additional expense in arranging new facilities and services and/or re-architecting our solutions for deployment on a different cloud infrastructure or communications network, which would adversely affect our business, operating results and financial condition.

Any disruption of services that we operate or that we depend upon from OEMs could harm our business and risk losing customers.

Our services in part rely on live data streams both in the data that we receive from our OEM data suppliers and in many of the data products that we provide to our customers. Our products that rely on live stream connected vehicle data depend upon the continued operation and performance of OEM systems at levels meeting our minimum requirements. If one or more of these OEM’s systems do not continue to operate or do not operate at sufficient performance levels, whether through technical limitations or decisions of the OEM to prioritize other aspects of their business, then our products may have reduced marketability and value, which will reduce our ability to obtain revenue and impair the performance of the business. Similarly, if we do not maintain or operate our systems at sufficient performance levels then our products may have reduced marketability and value, which will reduce our ability to obtain revenue and impair the performance of the business. Either of these situations could damage our reputation with current and potential customers, expose us to liability, cause us to lose customers, or otherwise harm our business. We may also incur significant costs reprogramming, patching, and/or re-architecting our solutions for deployment if we need to recover from reduced or failed performance of our live stream systems, which would adversely affect our business, operating results, and financial condition.

Some of our applications utilize open-source software, and any failure to comply with the terms of one or more of these open-source licenses could negatively affect our business.

Our platform incorporates open-source software, and we expect to continue to incorporate open- source software in our platform in the future. Few of the licenses applicable to open-source software have been interpreted by courts, and there is a risk that these licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products and platform.

Moreover, although we have implemented policies to regulate the use and incorporation of open-source software into our products and platform, we cannot be certain that we have not incorporated open- source software in our products or platform in a manner that is inconsistent with such policies. If we fail to comply with open-source licenses, we may be subject to certain requirements, including requirements that we offer our products that incorporate the open-source software for no cost, that we make available source code for modifications or derivative works we create based upon, incorporating or using the open source software and that we license such modifications or derivative works under the terms of applicable open source licenses. If an author or other third party that distributes such open-source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from generating revenue from customers using products that contained the open source software and required to comply with onerous conditions or restrictions on these products. In any of these events, we and our customers could be required to seek licenses from third parties in order to continue offering our products and platform and to re-engineer our products or platform or discontinue offering our products to customers in the event re-engineering cannot be accomplished on a timely basis. Any of the foregoing could require us to devote additional technology and development resources to re-engineer our products or platform, could result in customer dissatisfaction and may adversely affect our business, results of operations and financial condition.

Risks Related to Legal and Regulatory Matters and Being a Public Company

Our current and planned future business operations are and will be governed by various U.S. and international laws and regulations relating to privacy, data protection, consumer protection, and cybersecurity; if we fail to comply with any of these governing laws and regulations, the impact could harm our business, results of operations and financial condition.

Various laws, including the GDPR and the CCPA impose obligations restricting the collection, use and transfer of personal data. The U.S. Federal Trade Commission and various states enforce consumer protection laws to impose obligations on the collection and use of consumer data and on security measures for protecting that data. Similarly, any country that we may enter into for business may have related or more stringent personal data, consumer protection and cybersecurity requirements.

The obligations that these laws and regulations impose can be extensive, including but not limited to restrictions on when data can be collected from a person, requirements to obtain consent to collect data from a person, requirements to disclose how data is collected, used and stored, requirements for extensive record keeping on systems processing personal data, geographic limitations on where the data can be stored and processed, contractual obligations that must be maintained with data providers and data recipients, standard contract clauses approved by the European Union (“EU”) when transferring data outside of the European Economic Area, responding to consumer inquiries, notifying regulatory authorities about data breaches, and designating data protection officers. We have incorporated into our platform and our operations features and processes that we believe allow us to comply with these types of laws and regulations in the locations where we currently collect data. Before we begin services into a new country, we review applicable laws and regulations and create a plan to update our systems and operating procedures, if necessary, to comply with all local data and related consumer protection requirements.

In addition, we maintain operations in the United Kingdom (“UK”), which has left the EU. The EU Commission has released a draft decision declaring UK data protection obligations adequate, which if ratified, would allow flow of data between from the EU to the UK with the same benefits as when the UK was part of the EU. If the decision is not ratified, we will be required to follow additional procedures, including implementing standard contract clauses approved by the EU to transfer data adequacy for processing or storage in the UK.

Failure to comply with any of the laws and regulations discussed in this section can result in fines and penalties. For example, failing to comply with the GDPR can trigger fines equal to or greater of €20 million or 4% of global annual revenues. If at any time our platform or operations are found noncompliant with these requirements, our business, results of operations, and financial condition may be materially and adversely impacted.

Meeting the obligations imposed by any of the above laws and regulations or any similar laws and regulations that may apply to our current and future business will impact our business. We will incur expenses investing in technology and procedures that allow our operations to comply with the applicable laws and regulations. We may be forced to store and process data in certain regions or countries. While we have taken this into account with our current plans, it is possible that complying with these requirements will require the business to spend additional expenses on operations, storage, and/or processing to meet our obligations.

Restrictions on the collection, use, sharing or disclosure of personal data or additional requirements and liability for security and data integrity may require us to modify our business practices, limit our ability to develop new products and features and subject us to increased compliance obligations and regulatory scrutiny. In addition, many consumer advocates, privacy advocates, and government regulators believe that existing laws and regulations do not adequately protect privacy or ensure the accuracy of personal data. As a result, such advocates and regulators are seeking further restrictions on the dissemination or commercial use of personal information to the public and private sectors, as well as contemplating requirements relative to data accuracy and the ability of consumers to opt to have their personal data removed from databases such as ours. If there are new data limitations in any jurisdiction in which we are or plan to enter business, our ability to offer our products and services may be materially impacted. For example, new restrictions may require additional investment in our technology, may limit the availability of data that we obtain, or may impose new requirements on how data is collected. These restrictions may be unique to certain countries or regions and could be inconsistent with requirements in other countries or regions. Any of these factors has the potential to reduce the profitability of our products and services, or to reduce our ability to offer our products and services, and our business, results of operations, and financial condition may be materially and adversely impacted.

In addition, additional jurisdictions may impose data localization laws, which require personal information, or certain subcategories of personal information to be stored in the jurisdiction of origin. These regulations may inhibit our ability to expand into those markets or prohibit us from continuing to offer our marketplace in those markets without significant additional costs.

Typically, our obligations to comply with the regulations and laws discussed in this section are reflected in our contracts with our data providers. If we or our customers fail to comply with the laws and regulations discussed in this section, our OEM data providers may decide to reduce or terminate availability of their connected vehicle data, impose further limitations upon us that impact our ability to provide data to our customers, or terminate their contracts with us.

OEMs who provide us data are typically bound by the same or similar regulatory requirements that we face. If our OEM data providers fail to comply with the laws and regulations discussed in this section, they could be subject to fines and new requirements on their systems and their ability to provide us connected vehicle data may be reduced or interrupted entirely. They may also face pressure from consumer advocates, privacy advocates, and government regulators who believe that existing practices, laws and regulations do not adequately protect privacy or ensure the accuracy of personal data. One consequence of this is that they may decide to comply with the laws and regulations or respond to pressure from various consumer and privacy advocates in a manner that may adversely impact our ability to deliver our products and services, either by increasing costs or by deciding not to make connected vehicle data available.

If we fail to comply with any of these laws or regulations or any of our data providers or customers fail to comply with these laws or regulations, the result could include fines and penalties, harm to reputation, and negative impact on the results of our operations and financial condition.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and NASDAQ, may strain our resources, increase our costs and divert management’s attention, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we are subject to the reporting requirements of the Exchange Act, and the corporate governance standards of the Sarbanes-Oxley Act (“SOX”) and NASDAQ. We have a limited history operating as a public company, and these requirements may place a strain on our management, systems and resources. In addition, we have incurred, and expect to continue to incur significant legal, accounting, insurance and other expenses that we did not incur as a private company. The Exchange Act requires us to file annual, quarterly and current reports with respect to our business and financial condition within specified time periods and to prepare a proxy statement with respect to our annual meeting of stockholders. SOX requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. NASDAQ requires that we comply with various corporate governance requirements. To maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting and comply with the Exchange Act and NASDAQ requirements, significant resources and management oversight are required. This may divert management’s attention from other business concerns and lead to significant costs associated with compliance, which could have a material adverse effect on us and the market price of our common shares.

The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to continue to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our committees or as our executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in governance and reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of these costs. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common shares, fines, sanctions and other regulatory action and potentially civil litigation.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted by SEC rules to (and plan to) rely on exemptions and relief from certain reporting requirements that are applicable to other SEC-registered public companies that are not emerging growth companies. These exemptions and relief include (i) not being required to comply with the auditor attestation requirements of Section 404 of SOX, (ii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (iii) reduced disclosure obligations regarding executive compensation, and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the information we provide stockholders will be different than the information that is available with respect to other public companies that are not emerging growth companies. In this prospectus, we have not included, and do not plan to incorporate by reference, all of the executive compensation-related information that would be required if we were not an emerging growth company.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We may remain an emerging growth company until the fiscal year-end following the fifth anniversary of the completion of the Business Combination, though we may cease to be an emerging growth company earlier under certain circumstances, including (1) if our gross revenue exceeds $1.1 billion in any fiscal year, (2) if we become a large accelerated filer, with at least $700.0 million of equity securities held by non-affiliates, or (3) if we issue more than $1.0 billion in non-convertible notes in any three-year period.

We cannot predict whether investors will find our common shares less attractive if we rely on these exemptions and relief. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may decline and/or be more volatile.

We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, if additional material weaknesses are identified in the future, or we otherwise fail to design and maintain effective internal controls over financial reporting, our ability to timely and accurately report our financial condition and results of operations or comply with applicable laws and regulations could be impaired, which may adversely affect investor confidence in us and, as a result, the stock price of the combined company could decline.

Prior to the consummation of the Business Combination, we have been a private company with limited accounting personnel and other relevant resources with which to address our internal controls and procedures. Although we are not yet subject to the certification or attestation requirements of Section 404 of SOX, in the course of reviewing our financial statements in preparation for the Business Combination, our management and our independent registered public accounting firm identified deficiencies that we concluded represented material weaknesses in our internal control over financial reporting primarily attributable to our lack of an effective internal control structure and sufficient financial reporting and accounting personnel with requisite knowledge and experience in the application of U.S. GAAP. As a result of these material weaknesses, subsequent to the filing of the Form 10-Q for the quarterly period ended September 30, 2021, our management identified an error in our financial statements due to a misallocation of certain employee and related expenses between cost categories. This error resulted in a restatement of the Company’s unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2021 (as described in Note 1 to the unaudited condensed consolidated financial statements). As a public company, we are required to maintain internal control over financial reporting and will be required to evaluate and determine the effectiveness of our internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement in our annual or interim condensed consolidated financial statements will not be prevented or detected on a timely basis. We identified a material weakness in our internal control over financial reporting related to our financial reporting as of December 31, 2020 and 2019 as of and for and the three and nine months periods ended September 30, 2021. Specifically, this material weakness relates to the insufficient design and implementation of processes and controls over financial reporting, and to the lack of sufficient accounting and financial reporting personnel with requisite knowledge and experience in the application of U.S. GAAP. We have concluded that these material weaknesses arose because, as a private company based in the United Kingdom, we did not have the necessary processes, systems, personnel and related internal controls in place. We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate the identified material weaknesses. At the time of this prospectus, these material weaknesses have not been remediated.

We have hired key finance and technical U.S. GAAP accounting resources, including hiring a Chief Financial Officer (in March 2021), a Corporate Controller (in August 2021) and a Head of Financial Reporting (in September 2021), all of which have public company U.S. GAAP financial reporting experience and we continue to hire additional personnel with strong accounting, internal control and SOX implementation experience. We have engaged third-party specialists to assist in our remediation efforts, including the design and establishment of processes and controls over financial reporting, the selection and implementation of upgraded financial reporting systems, and the design of our finance organization to identify additional finance and technical U.S. GAAP accounting resources we need to support effective internal controls. We cannot provide assurance as to when we will be able to complete full remediation or if we will be able to avoid the identification of additional material weaknesses in the future. We expect to incur a significant amount of costs to execute the various aspects of our remediation plan but cannot provide a reasonable estimate of such costs at this time.

While management is working to remediate the material weaknesses, there is no assurance that such changes, when economically feasible and sustainable, will remediate the identified material weaknesses or ‘that the controls will prevent or detect future material weaknesses. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements. Unless and until these material weaknesses have been remediated, or should new material weaknesses arise or be discovered in the future material misstatements could occur and go undetected in the Company’s interim or annual consolidated financial statements and we may be required to restate our financial statements. In addition, we may experience delays in satisfying our reporting obligations or to comply with SEC rules and regulations, which could result in investigations and sanctions by regulatory authorities. Any of these results could adversely affect our business and the value of our common shares. We can give no assurance that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

U.S. generally accepted accounting principles, or GAAP, are subject to interpretation by the Financial Accounting Standards Board, the SEC and various bodies formed to promulgate and interpret applicable accounting principles. A change in these principles or interpretations could have a significant effect on our reported results of operations and could affect the reporting of transactions already completed before the announcement of a change.

Our management team has limited experience managing a public company.

Our management team has limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage their new roles and responsibilities, our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and operating results.

Legal, political and economic uncertainty surrounding Brexit may be a source of instability in international markets, create significant currency fluctuations, adversely affect our operations in the United Kingdom and pose additional risks to our business, revenue, financial condition, and results of operations.

While Wejo’s headquarters are in the United Kingdom, it also has a subsidiary elsewhere in the EU, currently in Ireland. On the one hand, this is helpful to us since having an “establishment” in the EU is now required for compliance with a number of relevant regulatory matters, for example if Wejo acts as a data controller processing personal data from an EU resident, Wejo would need to act through an established entity in the EU or appoint a representative under Article 27 of the GDPR.

Since future UK laws and regulations, including financial laws and regulations, tax and free trade agreements, intellectual property rights, data protection laws, supply chain logistics, environmental, health and safety laws and regulations, immigration laws and employment laws, may diverge from EU law and regulation, this may negatively impact foreign direct investment in the United Kingdom, increase costs, depress economic activity and restrict access to capital. While a Trade and Cooperation Agreement has been reached between the UK and the EU, it is unclear how the agreement will impact day to day processes and operations. Hence there is still likely to be a degree of uncertainty concerning the United Kingdom’s ongoing legal, political and economic relationship with the EU, which may be a source of instability in the international markets, create significant currency fluctuations, and/or otherwise adversely affect trading agreements or similar cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise).

Risks Related to Going Concern, Indebtedness and Foreign Currency

We, as well as our independent registered public accounting firm, have previously expressed substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the years ended December 31, 2020 and 2019 with respect to this uncertainty.

In November 2021, subsequent to the issuance of those financial statements, the Company completed the Business Combination (see note 15 to the unaudited condensed consolidated financial statements), which raised $178.8 million. This consisted of $230.0 million cash received in the trust, less redemptions of $132.8 million and $128.5 million through a Private Investment in Public Entity (“PIPE”) investment, net of expenses of $46.9 million. The $178.8 million in proceeds were offset by a payment of $75.0 million by the Company to Apollo as stipulated in the Forward Purchase Transaction (see note 15 to the unaudited condensed consolidated financial statements). The Company also issued further notes in a principal amount of $7.5 million under the Loan Note Instrument in the fourth quarter of 2021.

Accordingly, as of the issuance date of these unaudited condensed consolidated financial statements as of September 30, 2021 and the three and nine months then ended, we expect that our cash and cash equivalents of $8.6 million as of September 30, 2021, together with the proceeds described in the paragraph above will be sufficient to fund our operating expenses and capital expenditure requirements through at least the next twelve months from the date of issuance of these unaudited condensed consolidated financial statements. Our future viability beyond that point is dependent on our ability to raise additional capital to finance our operations. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, reduce or eliminate our hiring, commercialization, research and development and new territory expansion efforts.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments due on our debt obligations or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond our control, including those discussed elsewhere in this “Risk Factors” section. We may be unable to maintain a level of cash flow sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flow and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems. The credit agreement governing our secured credit facility restricts, and the agreements governing our future indebtedness may restrict, our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due.

If we cannot make payments on our debt obligations, we will be in default and all outstanding principal and interest on our debt may be declared due and payable, the lenders under our secured credit facilities could terminate their commitments to loan money, our secured lenders (including the lenders under our secured credit facilities) could foreclose against the assets securing their borrowings, and we could be forced into bankruptcy or liquidation. In addition, any event of default or declaration of acceleration under one debt instrument could result in an event of default under one or more of our other debt instruments.

Our business may be adversely impacted by changes in currency exchange rates.

As we operate across multiple jurisdictions and currencies, changes in currency exchange rates could lead to adverse impacts on our financial assets and liability, and in particular on our external debt and intercompany transactions. A deterioration in reported earnings as a result of currency exchange rate fluctuations could lead to a covenant breach and result in an event of default in our agreements relating to our outstanding indebtedness which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms or are unable to refinance these borrowings, our results of operations and financial condition could be adversely affected.

Risks Related to Tax Matters

Changes in tax law, changes in our effective tax rate or exposure to additional tax liabilities could affect our profitability and financial condition.

Factors that could materially affect our future, effective tax rates, include but are not limited to:

●	Changes in tax laws or the regulatory environment;
●	Changes in accounting and tax standards or practices;
●	Changes in the composition of operating income by tax jurisdiction; and
●	Our operating results before taxes.

Because we do not have a long history of operating at our present scale and we have significant expansion plans, our effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.

If the Company were a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. holders of Company Common Shares could be subject to adverse U.S. federal income tax consequences.

If the Company is or becomes a “passive foreign investment company,” or a “PFIC,” within the meaning of Section 1297 of the Code for any taxable year during which a U.S. holder (as defined below in “Material United States Federal Income Tax Consequences to U.S. Holders”) holds Company Common Shares, certain adverse U.S. federal income tax consequences may apply to such U.S. holder. The Company does not expect to be a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Accordingly, there can be no assurance that the Company will not be treated as a PFIC for any taxable year.

If the Company were treated as a PFIC, a U.S. holder of Company Common Shares may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. See “Material United States Federal Income Tax Consequences to U.S. Holders — Passive Foreign Investment Company Rules” below. U.S. holders of Company Common Shares should consult with their tax advisor regarding the potential application of these rules.

Risk Related to Our Common Shares, Organizational Structure and Governance

The market price of our common shares may be volatile, which could cause the value of your investment to decline.

Even if a trading market develops, the market price of our common shares may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our common shares regardless of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly operating results or dividends, if any, to shareholders, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about the industries we participate in or individual scandals, and in response the market price of our common shares could decrease significantly.

In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding the common shares adversely, then the price and trading volume of our common shares could decline.

The trading market for our common shares will be influenced by the technology and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrade our common shares or publish inaccurate or unfavorable research about our business, the price of our common shares may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common shares or trading volume to decline and our common shares to be less liquid.

Our failure to meet the continued listing requirements of NASDAQ could result in a delisting of our securities.

If we fail to satisfy the continued listing requirements of NASDAQ such as the corporate governance requirements or the minimum share price requirement, NASDAQ may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the NASDAQ minimum share price requirement or prevent future non-compliance with NASDAQ’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, NASDAQ for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on NASDAQ or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

The Company Bye-laws, as well as Bermuda law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our common shares.

The Company Bye-laws, as well as Bermuda law, contain provisions that may discourage, delay or prevent a merger, amalgamation, acquisition, or other change in control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for common shares. These provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management. Our corporate governance documents include provisions:

●	authorizing blank check preference shares, which could be issued without shareholder approval and with voting, liquidation, dividend and other rights superior to our common shares;
●	providing that any action required or permitted to be taken by our shareholders must be taken at a duly called annual or special meeting of such shareholders and may not be taken by any consent in writing by such shareholders;
●	requiring, to the fullest extent permitted by applicable law, advance notice of shareholder proposals for business to be conducted at meetings of our shareholders and for shareholder-proposed nominations of candidates for election to our board of directors;
●	establishing a classified board of directors, so that not all members of our board are elected at one time, with the election of directors requiring only a plurality of votes cast;
●	providing that certain actions required or permitted to be taken by our shareholders, including amendments to the Company Bye-laws and certain specified corporate transactions, may be effected only with the approval of our board of directors, in addition to any other vote required by the Company Bye-laws and/or applicable law;
●	prohibit us from engaging in a Business Combination with a person who acquires at least 10% of our common shares for a period of three years from the date such person acquired such common shares unless approved by our board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least two-thirds of our issued and outstanding voting shares that are not owned by such person, subject to certain exceptions; and
●	providing that directors may be removed by shareholders only by resolution with cause upon the affirmative vote of at least two-thirds of our issued and outstanding voting shares.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for common shares. They could also deter potential acquirers of Wejo, thereby reducing the likelihood that you could receive a premium for your common shares in an acquisition. See “Description of Wejo Group Limited Securities” for a more detailed discussion of these provisions.

You may have difficulty enforcing judgments of U.S. courts against us in Bermuda courts.

Wejo Group Limited is organized as an exempted company pursuant to the laws of Bermuda. In addition, a number of our directors and executive officers are not residents of the United States, and a substantial portion of our assets and their assets are or may be located in jurisdictions outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon those persons or us or to recover against them or us on judgments of U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws.

We have been advised that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depend on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be automatically enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. We have been advised that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in our sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Our shareholders may have more difficulty protecting their interests than shareholders of a U.S. corporation.

The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under Bermuda law. However, Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of a company to remedy a wrong done to a company where the act complained of is alleged to be beyond the corporate power of a company, is illegal or would result in the violation of that company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to allow derivative action rights where acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action.

Wejo Group Limited may become subject to taxation in Bermuda after March 31, 2035, which could have a significant and negative effect on our business and results of operations.

Currently there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of the Company Common Shares. Wejo Group Limited has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax will not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations. Given the limited duration of any assurance by the Minister of Finance, Wejo Group Limited can’t be certain that Wejo Group Limited will not be subject to any Bermuda taxes after March 31, 2035. Our business and results of operations could be significantly and negatively affected if Wejo Group Limited were to become subject to taxation in Bermuda, or another jurisdiction implements changes due to Wejo Group Limited being incorporated and/or tax resident in Bermuda.

The impact of Bermuda’s commitment to eliminate harmful tax practices is uncertain and could adversely affect Wejo Group Limited’s tax status in Bermuda.

The Organization for Economic Cooperation and Development (the “OECD”) has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. According to the OECD, Bermuda is a jurisdiction that has substantially implemented the internationally agreed tax standard and as such is listed on the OECD “whitelist”. However, Wejo Group Limited isn’t able to predict whether any changes will be made to this classification or whether any such changes will subject us to additional taxes. Wejo Group Limited’s business and results of operations could be significantly and negatively affected if Wejo Group Limited were to become subject to taxation in Bermuda, or another jurisdiction implements changes due to Wejo Group Limited being incorporated and/or tax resident in Bermuda.

During 2017, the European Union (the “EU”) Economic and Financial Affairs Council released a list of non-cooperative jurisdictions for tax purposes. The stated aim of this list, and accompanying report, was to promote good governance worldwide in order to maximize efforts to prevent tax fraud and tax evasion. Bermuda was not on the list of non-cooperative jurisdictions but did feature in the 2017 report (along with approximately 40 other jurisdictions) as having committed to address concerns relating to economic substance by December 31, 2018. In accordance with that commitment, Bermuda enacted legislation that requires certain entities in Bermuda engaged in “relevant activities” to maintain a substantial economic presence in Bermuda and to satisfy economic substance requirements. The list of “relevant activities” includes carrying on as a business any one or more of: banking, insurance, fund management, financing, leasing, headquarters, shipping, distribution and service center, intellectual property and holding entities. Any entity that must satisfy economic substance requirements but fails to do so could face automatic disclosure to competent authorities in the EU of the information filed by the entity with the Bermuda Registrar of Companies in connection with the economic substance requirements and may also face financial penalties, restriction or regulation of its business activities and/or may be struck off as a registered entity in Bermuda. At present, the impact of Bermuda’s new economic substance requirements is unclear and may adversely affect Wejo Group Limited’s business, financial condition or the results of our operations.

On February 18, 2020, it was announced that Bermuda has been placed on the EU’s list of cooperative tax jurisdictions. However, Wejo Group Limited is unable to predict whether any changes will be made to this classification or whether any such changes will subject us to additional taxes. Wejo Group Limited’s business and results of operations could be significantly and negatively affected if it were to become subject to taxation in Bermuda.

Because we have no current plans to pay cash dividends on our common shares, you may not receive any return on your investment unless you sell your common shares for a price greater than that which you paid for it.

We have no current plans to pay cash dividends. The declaration, amount and payment of any future dividends on our common shares will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by our credit facilities and may be limited by covenants of other indebtedness we or our subsidiaries incur in the future. As a result, you may not receive any return on an investment in our common shares unless you sell your common shares for a price greater than that which you paid for it.

The grant and future exercise of registration rights may adversely affect the market price of Company Common Shares.

Pursuant to the Registration Rights Agreement to be entered into in connection with the Business Combination and, the Company, Wejo, certain former holders of Virtuoso and Wejo equity and other parties listed in the Registration Rights Agreement can each demand that the Company register their registrable securities under certain circumstances and will each also have piggy-back registration rights for these securities in connection with certain registrations of securities that the Company undertakes. The registration of these securities will permit the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Company Common Shares post-Business Combination.

Sale of a substantial number of Company Common Shares in the public market could adversely affect the market price of the Company.

The market price of the Company’s Common Shares could decline as a result of substantial sales of Company Common Shares, particularly by our majority sellers, a large number of Company Common Shares becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. The Company Common Shares held by the majority sellers are subject to a lock-up restriction on the transfer of such shares for a period beginning on the consummation of the Business Combination and ending on the six-month anniversary of such date.

The Company Common Shares held by the majority sellers and sponsor persons are subject to a lock-up restriction on the transfer of such shares for a period beginning on the Closing until the earlier of (i) one year thereafter or (ii) if the VWAP of the Company Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a period of 30 consecutive trading days, 150 days thereafter. After the applicable lock-up periods expires, the Company Common Shares held by the sponsor persons will become eligible for future sale in the public market. Sale of a significant number of the Company Common Shares in the public market, or the perception that such sales could occur, could reduce the market price of the Company Common Shares.

USE OF PROCEEDS

All of our common shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $132.2 million from the issuance of common shares offered hereby upon the exercise of all outstanding warrants, assuming the exercise in full of such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Wejo Group Limited is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021 combines the unaudited condensed consolidated balance sheet of Wejo Limited (“Accounting Predecessor”) as of September 30, 2021 and the unaudited condensed balance sheet of Virtuoso Acquisition Corp (“Virtuoso”) as of September 30, 2021 on a pro forma basis as if the Business Combination had been consummated on September 30, 2021. The Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the nine months ended September 30, 2021 and the year ended December 31, 2020 combine the unaudited condensed consolidated statement of operations and comprehensive loss of the Accounting Predecessor for the nine months ended September 30, 2021, the audited consolidated statement of operations and comprehensive loss of the Accounting Predecessor for the year ended December 31, 2020 and unaudited condensed statement of operations of Virtuoso for the nine months ended September 30, 2021 and audited statement of operations from August 25, 2020 (inception) through December 31, 2020 on a pro forma basis as if the Business Combination had been consummated on January 1, 2020, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021 and the Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the nine months ended September 30, 2021 and the year ended December 31, 2020, together with the accompanying notes, are the Unaudited Pro Forma Condensed Combined Financial Statements.

The historical financial information of the Accounting Predecessor was derived from the Wejo Limited Unaudited 2021 Condensed Consolidated Interim Financial Statements and the Wejo Limited 2020 Audited Consolidated Financial Statements, which are included elsewhere in this prospectus. The historical financial information of Virtuoso was derived from the Unaudited Condensed Financial Statements of Virtuoso as of September 30, 2021 and for the period from August 25, 2020 (inception) to December 31, 2020, which are included elsewhere in this prospectus. This information should be read together with the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements, the Wejo Limited Unaudited 2021 Condensed Consolidated Interim Financial Statements and related notes, the Wejo Limited Audited 2020 Consolidated Financial Statements and related notes, the Unaudited Condensed Financial Statements of Virtuoso and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

Description of the Transaction

On May 28, 2021, Wejo Group Limited, Virtuoso, Yellowstone Merger Sub Inc. (“Merger Sub”), Wejo Bermuda Limited, and the Accounting Predecessor entered into a Business Combination Agreement to effectuate the Business Combination. In order to effectuate the Business Combination, Wejo Limited created a newly formed wholly owned entity, Wejo Group Limited, which acquired all of the shares of the Accounting Predecessor. Following the acquisition of the Accounting Predecessor’s shares, Wejo Group Limited acquired Virtuoso. The acquisition of Virtuoso was effectuated through a merger between Merger Sub and Virtuoso. Merger Sub was a newly formed wholly owned entity of Wejo Group Limited. Virtuoso survived the merger. The Accounting Predecessor and Virtuoso are indirect wholly owned subsidiaries of Wejo Group Limited following the Business Combination.

Earnout Shares

During the seven-year period following the closing of the Business Combination (the “Earnout Period”), Wejo Group Limited may issue up to 6,000,000 Company Common Shares to the equity holders of the Accounting Predecessor, comprised of four separate tranches of 1,500,000 Company Common Shares each, issuable upon the occurrence of each Earnout Triggering Event (defined below). The issuance of these shares would dilute all Company Common Shares outstanding at that time. An “Earnout Triggering Event” means the date on which the closing volume weighted average price of one share of common stock quoted on the New York Stock Exchange (or the exchange on which the Company Common Shares are then listed) is greater than or equal to certain specified prices for any 20 trading days within any 30 consecutive trading day period within the Earnout Period.

The Earnout Shares were recognized at fair value upon the closing of the Business Combination and classified in stockholders’ equity. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Earnout Shares were treated as a deemed dividend and since the Company does not have retained earnings, the issuance was recorded within additional-paid-in capital (“APIC”) and has a net nil impact on APIC. The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the recognition of the Earnout Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.

Forward Purchase Agreement

On November 10, 2021, each of Apollo A-N Credit Fund (Delaware), L.P., Apollo Atlas Master Fund, LLC, Apollo Credit Strategies Master Fund Ltd., Apollo PPF Credit Strategies, LLC and Apollo SPAC Fund I, L.P. (each a “Seller”) entered into an agreement, on a several and not joint basis, with Wejo Group Limited (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Each Seller intends, but is not obligated, to purchase shares of Virtuoso Class A common stock (the “VOSO Shares”) from holders of VOSO Shares, including holders (other than the Company or affiliates of the Company) who have redeemed VOSO Shares or indicated an interest in redeeming VOSO Shares pursuant to the redemption rights set forth in Company’s Certificate of Incorporation in connection with the Business Combination (such redeemed or redeeming holders, the “Redeeming Holders”). Pursuant to the terms of the Forward Purchase Agreement, each Seller has agreed to waive any redemption rights with respect to any such VOSO Shares purchased from the Redeeming Holders in connection with the Business Combination.

Subject to certain termination provisions, the Forward Purchase Agreement provides that on the 2-year anniversary of the effective date of the Forward Purchase Transaction (the “Maturity Date”), each Seller will sell to the Company the number of shares purchased by such Seller (up to a maximum of 7,500,000 shares across all Sellers) of VOSO Shares (or any shares received in a share-for-share exchange pursuant to the Business Combination) (the “FPA Shares”) at a price equal to the per share redemption price of VOSO Shares calculated pursuant to Section 9.2 of Virtuoso’s Certificate of Incorporation (the “Forward Price”). In consideration for such sale, one business day following the closing of the Business Combination, such Seller will be paid an amount equal to the Forward Price multiplied by the number of FPA Shares underlying the Transaction between such Seller and Wejo (the “Prepayment Amount”).

At any time, and from time to time, after the closing of the Business Combination, each Seller may sell FPA Shares at its sole discretion in one or more transactions, publicly or privately and, in connection with such sales, terminate the Forward Purchase Transaction in whole or in part in an amount corresponding to the number of FPA Shares sold (the “Terminated Shares”) with notice required to the Company within one business day following any such sale. On the settlement date of any such early termination, such Seller will pay to the Company a pro rata portion of the Prepayment Amount representing the Forward Price for the Terminated Shares. At the Maturity Date, each Seller will transfer any remaining FPA Shares to Wejo Group in satisfaction of its obligations under the Forward Purchase Agreement.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a capital reorganization whereby Wejo Group Limited will be the successor to the Accounting Predecessor. The capital reorganization will be immediately followed by Wejo Group Limited acquiring Virtuoso, which will be effectuated by Merger Sub merging with Virtuoso with Virtuoso being the surviving entity. As Virtuoso will not be recognized as a business under U.S. GAAP given it consists primarily of cash in the Trust Account, Wejo Group Limited’s acquisition of Virtuoso will be treated as a recapitalization. Under this method of accounting, the ongoing financial statements of Wejo Group Limited will reflect the net assets of the Accounting Predecessor and Virtuoso at historical cost, with no additional goodwill recognized.

The Accounting Predecessor has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	The Accounting Predecessor’s shareholder group will have the largest portion of relative voting rights in Wejo Group Limited;
●	The senior management team of the Accounting Predecessor will continue to serve in such positions with substantially similar responsibilities and duties at Wejo Group Limited following consummation of the Business Combination; and
●	The purpose and intent of the Business Combination is to create an operating public company, with management continuing to use the Wejo Limited platform to grow the business and the combined company will be named Wejo Group Limited.

Basis of Pro Forma Presentation

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the Unaudited Pro Forma Condensed Combined Financial Statements are described in the accompanying notes. The Unaudited Pro Forma Condensed Combined Financial Statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future operating results or financial position of Wejo Group Limited following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these Unaudited Pro Forma Condensed Combined Financial Statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(U.S. dollars in thousands, except share data)

	Historical
				Transaction
	Accounting		Reclassification	Accounting		Pro Forma
	Predecessor	VOSO	Adjustments	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,611	$680	$97,256		(A)	$115,047
				122,718	(B)
				7,918	(C)
				1,733	(D)
				(8,050)	(E)
				(17,941)	(H)
				(22,878)	(I)
				(75,000)	(G)
Accounts receivable, net	930					930
Prepaid expenses and other current assets	12,577		304	(8,334)	(I)	41,896
				(151)	(H)
				37,500	(G)
Prepaid expenses		304	(304)
Total current assets	22,118	984	—	134,771		157,873
Property and equipment, net	603			—		603
Intangible assets, net	9,917			—		9,917
Prepaid expenses – non-current		86	—	—		86
Other assets				37,500	(G)	37,500
Marketable Securities Held in Trust account		230,035	—	(230,035)	(A)	—
Total assets	$32,638	$231,105	$—	$(57,764)		$205,979
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,282		$122	$(530)	(I)	$6,874
Accounts payable and accrued expenses		122	(122)	—		—
Accrued expenses and other current liabilities	20,957		233	(3,090)	(F)	14,990
				(6,904)	(I)
				3,811	(J)
				(17)	(H)
Franchise tax payable		150	(150)			—
Due to related party	34	83	(83)			34
Total current liabilities	28,273	355	—	(6,730)		21,898
Convertible loan notes	8,809			(8,809)	(F)	—
Derivative liability	126,927			(126,927)	(F)	—
Long term debt	26,313	26,313
Warrant Liabilities		20,947		(7,722)	(N)	13,225

See accompanying notes to unaudited pro forma condensed combined financial information.

	Historical			Transaction
	Accounting		Reclassification	Accounting		Pro Forma
	Predecessor	VOSO	Adjustments	Adjustments		Combined
Deferred underwriter’s discount		8,050		(8,050)	(E)	—
Total liabilities	190,322	29,352	—	(158,238)		61,436
Commitments and contingent liabilities
Class A Common stock subject to possible
redemption	—	230,000		(132,779)	(A)	—
				(97,221)	(K)
Shareholders’ Equity:
Wejo Limited
Ordinary Shares	89			—	(D)	—
				42	(F)
				11	(C)
				(142)	(M)
A Ordinary Shares	—			80	(D)	—
				(80)	(M)
B Ordinary Shares	70			(70)	(M)	—
Additional paid-in capital	146,768			10,063	(D)	—
				144,656	(F)
				7,907	(C)
				(23,778)	(I)
				(285,616)	(M)
Accumulated deficit	(308,678)			(8,410)	(D)	—
				(5,872)	(F)
				(3,811)	(J)
				326,771	(M)
Accumulated other comprehensive loss	4,067			(4,067)	(M)	—
VOSO
Class A Common Stock		—		1	(K)	—
				(1)	(L)
Class B Common Stock		1		(1)	(L)	—
Class C Common Stock		—		1	(N)	—
				(1)	(O)
Additional paid-in capital		—		97,220	(K)	—
				(18,075)	(H)
				7,721	(N)
				(7,721)	(O)
				(79,145)	(L)
Accumulated deficit		(28,248)		28,248	(L)	—
Wejo Group Limited Common stock				13	(B)	98
				15	(L)
				66	(M)

See accompanying notes to unaudited pro forma condensed combined financial information.

	Historical
				Transaction
	Accounting		Reclassification	Accounting		Pro Forma
	Predecessor	VOSO	Adjustments	Adjustments		Combined
				4	(P)
Additional paid-in capital				122,705	(B)	497,007
				50,884	(L)
				285,842	(M)
				37,576	(P)
Accumulated deficit				(326,771)	(M)	(364,351)
				(37,580)	(P)
Accumulated other comprehensive loss				4,067	(M)	4,067
Total shareholders’ equity	(157,684)	(28,247)	—	322,752		136,821
Non-controlling Interest	—			7,722	(O)	7,722
Total liabilities, shareholders’ equity (deficit), and non-controlling interest	$32,638	$231,105	$—	$(57,764)		$205,979

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(U.S. dollars in thousands, except share data)

	Historical
				Transaction
	Accounting		Reclassification	Accounting		Pro Forma
	Predecessor	VOSO	Adjustments	Adjustments		Combined
Revenue, net	$1,198	$—	$—	$—		1,198
Costs and operating expenses:
Cost of revenue	1,864	—				1,864
Technology and development	14,075	—				14,075
Sales and marketing	10,947	—				10,947
General and administrative	16,246	—	850	5,494	(JJ)	24,414
				1,824	(KK)
Formation and operating costs	—	850	(850)			—
Depreciation and amortization	3,263	—				3,263
Total costs and operating expenses	46,395	850	—	7,318		54,563
Loss from operations	(45,197)	(850)	—	(7,318)		(53,365)
Loss on issuance of convertible loan notes	(44,242)			44,242	(AA)	—
Change in fair value of derivative liability	(58,253)			58,253	(CC)	—
Change in fair value of advanced subscription agreements	(6,477)			6,477	(DD)	—
Change in fair value of warrant liabilities		(6,154)		2,244	(FF)	(3,910)
Offering expenses related to warrant issuance		(529)	529			—
Interest expense	(7,271)			5,562	(AA)	(1,709)
Interest income		35		(35)	(EE)	—
Other income (expense), net	(468)		(529)			(997)
Net loss	(161,908)	(7,498)	—	109,425		(59,981)
Other comprehensive income (loss):
Foreign exchange translation adjustment	4,026	—	—			4,026
Comprehensive loss	$(157,882)	$(7,498)	$—	$109,425		$(55,955)
Weighted average common shares outstanding, basic and diluted	11,453,864	26,643,773				97,708,213
Basic and diluted net loss per share	$(14.14)	$(0.28)				$(0.61)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2020

(U.S. dollars in thousands, except share data)

	Historical
				Transaction
	Accounting		Reclassification	Accounting		Pro Forma
	Predecessor	VOSO	Adjustments	Adjustments		Combined
Revenue, net	$1,336	$—	$—	$—		1,336
Costs and operating expenses:
Cost of revenue	1,688	—		352	(GG)	2,110
				70	(HH)
Technology and development	7,683	—		2,580	(GG)	10,809
				546	(HH)
Sales and marketing	7,039	—		2,774	(GG)	11,740
				1,927	(HH)
General and administrative	10,173	—	1	2,705	(GG)	61,484
				1,267	(HH)
				37,580	(II)
				7,325	(JJ)
				2,433	(KK)
Formation and operating costs	—	1	(1)			—
Depreciation and amortization	4,077	—				4,077
Total costs and operating expenses	30,660	1	—	59,559		90,220
Loss from operations	(29,324)	(1)	—	(59,559)		(88,884)
Loss on issuance of convertible loan notes	(13,112)			13,112	(AA)	—
Change in fair value of derivative liability	(8,724)			8,724	(CC)	—
Change in fair value of advanced subscription agreements	(1,808)			1,808	(DD)	—
Loss on conversion of convertible loan notes	—			(5,872)	(BB)	(5,872)
Interest expense	(2,594)			1,556	(AA)	(1,038)
Other income (expense), net	687					687
Net loss	(54,875)	(1)	—	(40,231)		(95,107)
Other comprehensive income (loss):
Foreign exchange translation adjustment	(2,220)	—	—			(2,220)
Comprehensive loss	$(57,095)	$(1)	$—	$(40,231)		(97,327)
Weighted average common shares outstanding, basic and diluted	11,324,677	5,000,000				97,708,213
Basic and diluted net loss per share	$(4.85)	$(0.00)				(0.97)

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The Business Combination will be accounted for as a capital reorganization whereby Wejo Group Limited will be the successor to the Accounting Predecessor. The capital reorganization will be immediately followed by Wejo Group Limited acquiring Virtuoso, which will be effectuated by Merger Sub merging with and into Virtuoso, with Virtuoso being the surviving entity. As Virtuoso will not be recognized as a business under U.S. GAAP given it consists primarily of cash in the Trust Account, Wejo Group Limited’s acquisition of Virtuoso will be treated as a recapitalization. Under this method of accounting, the ongoing financial statements of Wejo Group Limited will reflect the net assets of the Accounting Predecessor and Virtuoso at historical cost, with no additional goodwill recognized.

The unaudited pro forma condensed combined balance Sheet as of September 30, 2021 assumes the Business Combination occurred on September 30, 2021. The Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the nine months ended September 30, 2021 and the year ended December 31, 2020 present the pro forma effect to the Business Combination as if it had been completed on January 1, 2020 the beginning of the earliest year presented. These periods are presented on the basis of the Accounting Predecessor as the accounting acquirer.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	The Accounting Predecessor’s unaudited condensed consolidated balance sheet as of September 30, 2021 and the related notes, included elsewhere in this prospectus; and
●	Virtuoso’s unaudited condensed balance sheet as of September 30, 2021 and the related notes, included elsewhere in this prospectus.

The Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the nine months ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	The Accounting Predecessor’s unaudited condensed consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2021 and the related notes, included elsewhere in this prospectus; and
●	Virtuoso’s unaudited condensed statement of operations for the nine months ended September 30, 2021 and the related notes, included elsewhere in this prospectus.

The Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	The Accounting Predecessor’s audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2020 and the related notes, included in this prospectus; and
●	Virtuoso’s audited condensed statement of operations for the period from August 25, 2020 (inception) through December 31, 2020 and the related notes, included in this prospectus.

The pro forma adjustments reflecting the consummation of the Business Combination are based on currently available information and certain assumptions and methodologies that Wejo Group Limited believes is reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Wejo Group Limited believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The Unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the Wejo Unaudited 2021 Interim Condensed Consolidated Financial Statements and related notes, the Wejo

Limited Audited 2020 Consolidated Financial Statements and related notes, and the Virtuoso Unaudited Condensed Financial Statements as of September 30, 2021 and for the period from August 25, 2020 (inception) to December 31, 2020 included in this prospectus.

Note 2 — Conforming Accounting Policies

During the preparation of the unaudited pro forma condensed combined financial information, management performed an initial review of the accounting policies of Virtuoso to determine if differences in accounting policies require reclassification or adjustment. As a result of that review, management did not become aware of any material differences between the accounting policies of the two companies, other than certain reclassifications necessary to conform Virtuoso to the Accounting Predecessor’s financial statement presentation. These reclassifications are described in Note 3 below. When management completes a final review of Virtuoso’s accounting policies, additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 3 — Reclassifications

Certain reclassification adjustments have been made to conform Virtuoso’s financial statement presentation to that of Wejo Group Limited’s as noted below:

a)	Virtuoso’s prepaid expenses line item was reclassified to prepaid expenses and other current assets to conform with Accounting Predecessor’s balance sheet presentation. This reclassification has no impact on Total assets.
b)	Virtuoso’s accounts payable and accrued expenses line item was reclassified to accounts payable to conform with the Accounting Predecessor’s balance sheet presentation. This reclassification has no impact on Total liabilities.
c)	Virtuoso’s franchise tax payable and due to related party lines items were reclassified to accrued expenses and other current liabilities to conform with the Accounting Predecessor’s balance sheet presentation. This reclassification has no impact on total liabilities.
d)	Virtuoso’s formation and operating costs was reclassified to general and administrative to conform with the Accounting Predecessor’s statement of operations and comprehensive loss presentation. This reclassification has no impact on total costs and operating costs.
e)	Virtuoso’s offering expenses related to warrant issuance was reclassified to other income (expense), net to conform with the Accounting Predecessor’s statement of operations and comprehensive loss presentation. This reclassification has no impact on total costs and operating costs.

Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” which has been early adopted in its entirety. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Wejo Group Limited has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the combined company will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations and comprehensive loss are based upon the number of the post- combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021 are as follows:

(A)	Reflects the reclassification of $230.0 million of cash and marketable securities held in Trust Account that became available to fund the Business Combination, which was further reduced as a result of redemption of 13,275,691 shares by Virtuoso public stockholders resulting in $132.8 million returned to Virtuoso public stockholders. Accordingly, an adjustment of $97.3 million was recorded to increase cash and cash equivalents, with corresponding adjustments of $132.8 million to reduce Class A common stock subject to possible redemption.
(B)	Reflects the gross proceeds of $128.5 million received through the issuance of Wejo Group Limited shares with a par value of $0.001 to the PIPE Investors, which will be offset by the PIPE fee of 4.5% of gross proceeds, or $5.8 million. Issuance costs, payable at closing, are accounted for through a reduction of cash and cash equivalents and a corresponding reduction in Wejo Group Limited additional paid-in capital.
(C)	Reflects the gross proceeds of $7.9 million received through the issuance of ordinary shares of the Accounting Predecessor with a par value of £0.01, upon the exercise of all warrants.
(D)	Reflects the acceleration of historical Accounting Predecessor stock-based compensation awards that vested upon the Closing of the Business Combination and the gross proceeds of $1.7 million received through the issuance of ordinary shares of the Accounting Predecessor with a par value of £0.01 upon the exercise of awards. Share-based compensation expense of $8.4 million is based on the grant date fair value of the awards.
(E)	Reflects the settlement of $8.1 million of deferred underwriters’ fees incurred during Virtuoso’s IPO that became payable upon completion of the Business Combination.
(F)	Reflects the automatic conversion of the Accounting Predecessor’s Convertible Loan Notes into ordinary shares of the Accounting Predecessor. Upon the conversion, the carrying value of the debt of $8.8 million, and the related accrued interest of $3.1 million and derivative liability of $126.9 million were derecognized. The ordinary shares of the Accounting Predecessor issued in exchange for the debt were recorded at fair value to ordinary shares and additional paid-in capital in the aggregate amount of $144.7 million, with the resulting difference being accounted for as a loss on extinguishment of $5.9 million in earnings (see note AA below).
(G)	Reflects the reduction of cash and cash equivalents for the Prepayment Amount of $75.0 million relating to the Forward Purchase Agreement and the recognition of the corresponding receivable, 50.0% recognized to both prepaid expenses and other current assets and other assets.
(H)	Reflects estimated direct and incremental transaction costs incurred by Virtuoso related to the Business Combination of approximately $18.1 million for advisory, legal, accounting and auditing fees and other professional fees reflected as a direct reduction to the additional paid in capital and are assumed to be cash settled. As of September 30, 2021, Virtuoso had deferred transaction costs incurred of $0.2 million, all of which had been paid.
(I)	Reflects estimated direct and incremental transaction costs incurred by the Accounting Predecessor’s related to the Business Combination of approximately $23.8 million for advisory, legal, accounting and auditing fees and other professional fees reflected as a direct reduction to the additional paid in capital and are assumed to be cash settled. As of September 30, 2021, the Accounting Predecessor had deferred transaction costs incurred of $8.3 million, of which $7.4 million was unpaid.
(J)	Reflects the accrual of $3.8 million of the Accounting Predecessor’s additional one-time transaction costs that are not directly attributable to the Business Combination (see note HH below).
(K)	Represents the reclassification of approximately 9,724,309, shares of Virtuoso Class A common stock not previously redeemed by Virtuoso common stockholders to permanent equity at a par value of $0.001 (see note A above).
(L)	Reflects the merger between Merger Sub and Virtuoso with Virtuoso as the surviving entity. All outstanding Virtuoso Class B common stock automatically converted into Virtuoso Class A common stock, subsequently, all Virtuoso Class A stockholders were exchanged for Company Common Shares. Accordingly, Virtuoso’s Class A and B common stock, accumulated deficit and additional paid-in capital was eliminated, while the Company’s Common shares and additional paid-in capital were increase by approximately $15,000 and $50.9 million, respectively. Also, part of the merger, all Founder Virtuoso warrants were exchanged for equity units in Wejo Bermuda Limited that are exchangeable into

Company Common Shares or cash, as determined by Wejo Bermuda Limited, on the same terms as such warrants (see notes N and O below).
(M)	The financial statements going forward will be consolidated at the Wejo Group Limited level. As a result, the adjustments reflect the reclassification of certain equity balances: (a) reclassification of $326.8 million of Accounting Predecessor accumulated deficit to Wejo Group Limited accumulated deficit, (b) reclassification of $4.1 million of Accounting Predecessor accumulated other comprehensive loss to Wejo Group Limited accumulated other comprehensive loss, (c) the issuance of Company Common Shares to shareholders of the Accounting Predecessor, and (d) reclassification of Accounting Predecessor additional paid-in capital to Wejo Group Limited additional paid-in capital with a reduction in Wejo Group Limited additional paid-in capital equal to the Company Common Shares less Accounting Predecessor additional paid-in capital.
(N)	Prior to the contribution by the Sponsor’s shares of Virtuoso Class C stock into Wejo Bermuda Limited, which is a consolidated subsidiary of Wejo Group Limited, the Sponsor’s Virtuoso warrants were exchanged for Virtuoso Class C common stock. Accordingly, a decrease of $7.7 million to Warrant liability related to the Virtuoso warrants is recorded with a corresponding increase of Class C common stock and Additional paid-in capital.
(O)	Reflects the contribution of Sponsor’s shares of Class C common stock in exchange for a non-controlling equity interest in Wejo Bermuda Limited. After the contribution, holders of the equity units in Wejo Bermuda Limited may exchange their interest for Company Common Shares or for cash, at Wejo Bermuda Limited’s option. Therefore, the pro forma adjustment removes the Virtuoso Class C shares and corresponding $7.7 million in additional paid-in capital related to the recapitalization and increases the Wejo Group Limited’s non-controlling interest by $7.7 million.
(P)	Reflects the additional stock-based compensation and impact on the par value of £0.01 for the issuance of Wejo Group Limited common shares to certain directors and officers subsequent to the closing of the Business Combination. Estimated share-based compensation expense of $37.6 million is based on an estimated price of $10.00 per share and 3,758,008 common shares issued immediately subsequent to the closing of the Business Combination. (see note II below).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

The Transaction Accounting Adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the nine months ended September 30, 2021 and the year ended December 31, 2020 are as follows:

(AA)

Reflects an adjustment to eliminate interest expense, debt issuance cost, amortization of discount on debt, and loss on issuance of the debt upon the automatic conversion of the Accounting Predecessor’s Convertible Loan Notes as it is assumed that the Convertible Loan Notes have been converted to ordinary shares of the Accounting Predecessor and then to Company Common Shares as if the Business Combination had occurred on January 1, 2020.

(BB)

Reflects an adjustment to record a loss of $5.9 million on conversion of the Accounting Predecessor’s Convertible Loan Notes as it is assumed that the Convertible Loan Notes have been converted to ordinary shares of the Accounting Predecessor and then to Company Common Shares as if the Business Combination had occurred on January 1, 2020. It should be noted that the Accounting Predecessor’s Convertible Loan Notes were issued after January 1, 2020, and therefore, the loss on conversion of $5.9 million was calculated based on the carrying amounts of the convertible notes and derivative liability as of September 30, 2021, which represents the best available information.

(CC)

Reflects an adjustment to eliminate the impact of the change in the fair value of derivative liability for the Convertible Loan Notes issued by the Accounting Predecessor as it is assumed that the derivative liability would have been extinguished upon conversion of the Accounting Predecessor’s Convertible Loan Notes as if the Business Combination had occurred on January 1, 2020.

(DD)

Reflects an adjustment to eliminate the impact of the change in the fair value of advanced subscription agreements issued by the Accounting Predecessor as it is assumed that the advanced subscription agreements would have been converted to ordinary shares of the Accounting Predecessor and then to Company Common Shares as if the Business Combination had occurred on January 1, 2020.

(EE)	Reflects the elimination of interest income related to the marketable securities held in the Trust Account.
(FF)

Reflects change in fair value of warrant liabilities related to the Sponsor’s Virtuoso warrants recognized in Virtuoso’s condensed statement of operations as it is assumed that the Sponsor’s Virtuoso warrants have been exchanged for

Virtuoso Class C common stock and then immediately exchanged for a non-controlling equity interest in Wejo Bermuda Limited as if the Business Combination had occurred on January 1, 2020.

(GG)

Reflects the expense related to employee share-based compensation as a result of the Business Combination. The employee awards of Accounting Predecessor included performance conditions that vested upon a qualifying Exit Event, which was previously not probable. Therefore, in connection with the Business Combination, Accounting Predecessor recognized share-based compensation related to share-based compensation awards that vested upon the occurrence of the Business Combination. This expense, which is non-taxable, is a non-recurring item.

(HH)

Reflects an accrual of $3.8 million for additional transaction costs not directly attributable to the Business Combination (see note J above). This one-time adjustment was made only to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

(II)

Reflects the share-based compensation expense of $37.6 million related to the 3,758,008 Wejo Group Limited common shares granted to certain directors and officers subsequent to the closing of the Business Combination under Wejo Group Limited’s new equity incentive plan. The holders’ right to the shares are not contingent upon provision of future service. Therefore, in connection with the Business Combination, the Company recognized the full share-based compensation related to the awards subsequent to the occurrence of the Business Combination. This expense, which is non-taxable, is a non-recurring item (see note P above).

(JJ)

Reflects the additional stock-based compensation of $5.5 million and $7.3 million during the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, related to the unvested restricted stock units (“RSUs”) of Wejo Group Limited common shares granted to a certain executive subsequent to the closing of the Business Combination under Wejo Group Limited’s new equity incentive plan. Vesting of this award is based on the Company’s share price hitting a certain target. The RSUs are determined to be market-based awards (“Market Based Awards”) for which the Company has estimated a fair value as of January 1, 2020 using a Monte Carlo model to simulate a distribution of future stock prices and derived a service period through which to expense the related fair value. The RSUs had a day one fair value of $6.69 per share and a derived service period of 4.3 years.

(KK)

Reflects the additional stock-based compensation of $1.8 million and $2.4 million during the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, related to the unvested stock options and RSUs of Wejo Group Limited common shares granted to a certain executive subsequent to the closing of the Business Combination under Wejo Group Limited’s new equity incentive plan. The award vests annually over a three-year period. The Company determined the fair value of the options using a Black-Scholes Model and the fair value of the RSUs is based on the PIPE investment of $10.00 per share.

Note 5 — Loss Per Share

Represents the net loss per share calculated using the weighted average shares outstanding, and the issuance of additional Wejo Group Limited shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented:

	Nine Months Ended	Year Ended
(U.S. dollars in thousands, except share data)	September 30, 2021	December 31, 2020
Pro forma net loss attributable to the Company	$(59,981)	$(95,107)
Weighted average Company Common Shares outstanding – basic and diluted	97,708,213	97,708,213
Net loss per Common share – basic and diluted	$(0.61)	$(0.97)
(1)	For the purposes of calculating the weighted average number of shares of Company Common Shares outstanding, the effect of outstanding Virtuoso warrants and exchangeable units to purchase 18,100,000 of Company Common Shares was not considered in the calculation of diluted loss per share, since the inclusion of such warrants would be anti-dilutive.
(2)	For the purposes of calculating the weighted average number of shares of Company Common Shares outstanding, the contingent RSUs and Earnout Shares have been excluded from the basic loss per share as they are contingently issuable based upon the price of the Company Common Shares reaching specified thresholds that are not currently met. The RSUs and Earnout Shares should be considered for diluted losses per share, however, these securities would be anti-dilutive given the historical pro forma net loss and have therefore been excluded from diluted pro forma loss per share.

The following summarizes the number of shares of Company Common Shares outstanding following the Business Combination(1):

	Ownership in shares	Percent of ownership
Equity Capitalization Summary
Wejo Limited shareholders	65,625,896	69.9%
PIPE Investors	12,850,000	13.7%
Virtuoso Public Stockholders	9,724,309	10.4%
Sponsor	5,750,000	6.1%
Total Company Common Shares	93,950,205	100.0%
(1)	If the Company Common Shares expected to be issued from: (i) the Equity Incentive Plan after closing of the Business Combination are deemed issued as of consummation of the Business Combination, (ii) the Earnout Shares issuable to certain Wejo Limited shareholders upon the achievement of price triggers of $15.00, $18.00, $21.00 and $24.00 during the Earnout Period are deemed issued as of consummation of the Business Combination and (iii) the exchangeable units of Limited are deemed exchanged for Company Common Shares, the Wejo Limited shareholders would hold 64.9%, the PIPE Investors would hold 11.6%, the Sponsor would hold 11.2%, Virtuoso’s Public Stockholders would hold 8.8%, and the recipients of such grant of Company Common Shares would represent 3.4% of the 110,308,213 pro forma Company Common Shares. The table and the preceding sentence do not include 11,500,000 Company Common Shares issuable upon the exercise of the Virtuoso Public Warrants. See “Executive Compensation — Equity Compensation”.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those financial statements and the audited consolidated financial statements and notes thereto appearing elsewhere in this prospectus. Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward- looking statements that involve risks and uncertainties, such as statements regarding our plans, objectives, expectations and intentions. Our future results and financial condition may differ materially from those currently anticipated as a result of the factors described under sections entitled “Cautionary Note Regarding Forward- Looking Statements” and “Risk Factors.”

Overview

Business Overview

Wejo Group Limited (“We” or “Wejo Group”) currently maintains early leadership in the connected vehicle data market and was incorporated by Wejo Limited (“Wejo”), a private limited liability company incorporated under the laws of England and Wales on December 13, 2013. Wejo Group was incorporated under the laws of Bermuda on May 21, 2021 for the purpose of effectuating the Business Combination described herein and becoming the parent company of the combined business following the consummation of the Business Combination with Virtuoso Acquisition Corp. (“Virtuoso”) a blank check company incorporated on August 25, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses. Until the consummation of the Business Combination, Virtuoso did not engage in any operations nor generate any revenue; however, it did generate interest on the funds held in the Trust Account and incurred costs around its formation and other operating costs.

On January 26, 2021, Virtuoso consummated the IPO of 23,000,000 units (the “Units” and, with respect to the common shares included in the Units being offered, the “public share”), at $10.00 per Unit, generating gross proceeds of $230.0 million. Simultaneously with the closing of the IPO, Virtuoso consummated the sale of 6,600,000 warrants (the “Private Placement Warrant”), at a price of $1.00 per Private Placement Warrant.

On May 28, 2021, Virtuoso entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, the parties entered into the Business Combination, pursuant to which, among other things, (i) Merger Sub merged with and into Virtuoso, with Virtuoso being the surviving corporation in the Merger and a direct, wholly-owned subsidiary of the Wejo Group (and together with the transactions contemplated by the Merger Agreement and the other related agreements entered into in connection therewith, the “Transactions”); and (ii) all Wejo shares were purchased by the Wejo Group in exchange for common shares of the Wejo Group, par value $0.001 (the “Wejo Group Common Shares”).

Prior to 2018, Wejo tested proof of concept and implemented OEM engagement activities to assess and build the case for connected vehicle data business and to create our capabilities to process data using data sources such as vehicle plug-in devices.

These activities helped Wejo understand the potential for the connected vehicle data business and design our platform for processing large volume data flows. After obtaining its first OEM data contract in December 2018, Wejo launched its Wejo ADEPT platform for processing OEM data and began generating revenue from its Data Marketplace solution in 2019. Connected vehicles contain hundreds of data sensors, emitting information such as location, speed, direction and events such as braking, temperature and weather conditions. This raw data when harnessed can create intelligence, both historical and in real-time that is unavailable from any other source.

Based on both external and internal research completed by our management, connected vehicles will make up 44% of all vehicles in 2030. This is a greater than three-fold gain, increasing from 196 million connected vehicles in 2021 to approximately 600 million connected vehicles in 2030. We have 12 million connected vehicles on platform in which we ingest and standardize this data, tracking over 73.0 million journeys and 16 billion data points a day, primarily in the United States. Based on existing OEM, Automotive suppliers (Tier 1) and Distributors (Dealers) relationships, we expect that near-real time live streaming vehicles on our platform will increase to 124 million connected vehicles by 2030. Wejo data, insights, and solutions enable customers including departments of transportation, retailers, construction firms and research departments to unlock unique insights about vehicle journeys, city infrastructures, electric vehicle usage, road safety and more.

In addition to the strength of our intellectual property, we have relationships with 17 OEMs and Tier 1 suppliers of connected vehicle data components. The OEMs on our platform provide the unique data sets that we ingest regularly in Wejo ADEPT 24 hours a day. To date, no industry standard for connected vehicle data exists. This is where Wejo technology has a singular leadership position in the market, and by creating that standard, we will enable future product developments such as vehicle-to-vehicle communications, pay-as- you-drive insurance, automated breakdown recovery, predictive maintenance and touchless “pay by car” commerce for parking, retail and more.

We are also working with the OEMs and Tier 1s to provide Automotive Business Insight Solutions (SaaS) (comprised of platforms as a service, data processing capabilities, customer privacy management or business insights derived from connected vehicle data) such as component intelligence and 3D parking assistance in vehicle. Data For Good™: from our inception, this mantra has captured our Company’s values that connected vehicle data will reduce emissions, make roads safer and create positive driver experiences. The Company’s foundation is built upon a total commitment to data privacy and security, including compliance with regulations such as GDPR and CCPA. We plan to leverage our leading position in North America and continue expansion into Europe, Asia and the rest of the world. We continue to evolve, scaling past data traffic management solutions into a host of new compelling proprietary offerings and fields of use. We are also creating Automotive Business Insight Solutions (SaaS) offerings to provide OEMs, Tier 1s, and automotive service providers with additional capabilities to meet different privacy, regulation, storage, visualization, and data insight needs. As the business progresses, we expect an increasing level of subscription and licensing revenue to be generated by our Data Marketplaces and Automotive Business Insight Solutions (SaaS).

We operate our business to take advantage of a sizeable market opportunity. Through our own bottoms-up analysis coupled with third party research, we estimate our Serviceable Addressable Market (“SAM”) to be worth approximately $61 billion by 2030. We determined the SAM as two components: Data Marketplace Solutions and Automotive Business Insight Solutions (SaaS). For Data Marketplace Solutions, we used the data and research from the connected vehicle analyst firm Ptolemus. The Company has projected Total Addressable Market numbers (“TAMs”) for each of the eight products (traffic management, advertising, fleet management systems & leasing, usage-based insurance, remote diagnostic services, car sharing & rental, roadside assistance, integrated payments: “pay by car”) by region and timeframe. We then applied a discount factor by calculating 70% of each TAM to create the Wejo SAM. For Automotive Business Insight Solutions (SaaS), we worked with Gartner research to determine the total spend in this area of SaaS solutions for the automotive industry and calculated the SAM as 5%.

We have demonstrated our ability to standardize and generate valuable data insights, and in the process, created a growing network effect of attracting additional OEMs, automotive suppliers, and customers. These forces converge to grow the products and services that consumers, and enterprises in the transportation industry want and are willing to pay for.

We build privacy by design into the core of our Wejo ADEPT platform, enabling compliance with existing privacy laws and regulations. We operate to high global data privacy standards and are a leader in the industry on protection of data, assuring that we play a pivotal role in our industry.

In establishing our business, we have incurred significant operating losses since our inception. We incurred total net losses of $161.9 million, $54.9 million and $29.0 million, respectively, for the nine months ended September 30, 2021, and for the fiscal years ended December 31, 2020 and 2019. As of September 30, 2021, we had an accumulated deficit of $308.7 million. Our historical losses resulted principally from costs incurred in connection with technology and development, sales and marketing and general and administrative costs associated with our operations, and changes in the fair value of our derivative liability and advanced subscription agreements. In the future, we intend to continue to develop our technology and conduct business development activities that, together with anticipated general and administrative expenses, will result in incurring further significant losses for at least the next several years. Furthermore, since the completion of the Business Combination, we expect to incur additional costs associated with operating as a public company, including significant legal, accounting, investor relations and other expenses that we did not incur as a private company. The Business Combination provided substantial additional funding that we will need to support our continuing operations and our growth strategy. Until such time as we can generate significant revenue, if ever, we expect to finance our operations through a combination of equity offerings and debt financings. Our inability to raise capital when needed could have a negative impact on our financial condition and ability to pursue our business strategies. There can be no assurances, however, that our current operating plan will be achieved or that additional funding will be available on terms acceptable to us, or at all.

As of September 30, 2021, we had cash of $8.6 million. In the fourth quarter of 2021, we issued further notes in a principal amount of $7.5 million under the Loan Note Instrument. In November 2021, as part of the Business Combination, we raised net proceeds of $178.8 million, consisting of $230.0 million cash received in the trust, less redemptions of $132.8 million, and $128.5 million, through a PIPE investment, net of expenses of $46.9 million. The $178.8 million in proceeds were offset by a payment of $75.0 million by the Company to Apollo as stipulated in the Forward Purchase Transaction. After considering the fundraising noted herein, based on our current level of expenditures, we believe that we will have sufficient financial resources to fund our activities and execute our business plan for at least the next 12 months from the date of the issuance of these financial statements. See “— Liquidity and Capital Resources — Funding Requirements” below.

Restatement

This Management's Discussion and Analysis of Financial Condition and Results of Operations has been restated to give effect to the restatement of our financial statements as of and for the three and nine months ended September 30, 2021 due to an error in the in the allocation of certain personnel and related expenses between cost categories (the "Restatement"). The Restatement results in the reallocation of certain employee, post- retirement and other related expenses such as facilities, information technology and other costs based upon departmental function. See note 1 to the unaudited condensed consolidated financial statements for a further description of the Restatement.

Key Factors Affecting Our Results of Operations

COVID-19

With the ongoing COVID-19 pandemic, we have implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on our business. The COVID-19 pandemic has had a material impact on our expansion efforts as travel restrictions decrease the amount of vehicle data in use and demand for our products. On April 21, 2020, we committed to a restructuring plan in response to the changes in business and economic conditions arising as a result of the COVID-19 pandemic. The plan was designed to support our long-term financial resilience, simplify our operations, strengthen our competitive positioning and better serve our customers. The extent to which the COVID-19 pandemic impacts our business, product development and expansion efforts, corporate development objectives and the value of and market for our ordinary shares will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the UK and U.S. and the effectiveness of actions taken globally to contain and treat the disease. The global economic slowdown, the overall disruption of global supply chains and distribution systems and the other risks and uncertainties associated with the pandemic could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Attract, Retain and Grow our Customer Base

Our recent growth is driven by the expansion of our customer base particularly in the area of traffic management, related mapping and logistics, and high customer retention rates. Substantially all of our current sales come from U.S. connected vehicle data. The Company is in the early stages of monetization in its eight planned markets, starting with traffic management, including mapping. Early-stage demand for connected vehicle data is very strong, and we believe that we will continue to see this demand in the future as we expand in traffic management and launch additional markets.

We continue to add functionality to our Wejo ADEPT platform to offer new and more valuable services to our customers. We believe that our business is at the genesis of the connected vehicle ecosystem, demonstrating new services that will one day be viewed as necessary, and positioned to pioneer even more desirable services in the future. As these services continue to demonstrate their value, many of our customers will move a greater percentage of their funds to connected vehicle data. We will fuel this growth with marketing efforts to increase awareness of our offerings.

Investment in Growth — Data Marketplace and Automotive Business Insight Solutions (SaaS) to the Automotive Industry

We forecast the connected vehicle data marketplace will grow to greater than $30.0 billion by 2030. We know from the internal and external market sizing our available connected vehicle data set has substantial value in expanded marketplaces and we will leverage the data set to deliver products and revenues across those markets.

We are receiving inbound inquiries which we plan to convert into additional revenue opportunities to provide cloud services to OEMs and automotive suppliers as a core revenue stream. We forecast that the Automotive Business Insight Solutions (SaaS) market for OEMs and automotive suppliers served by Wejo will exceed $31.0 billion by 2030.

Key Components of Results of Operations

Revenues

We work with the world’s leading OEMs to obtain, process, and create products using vast amounts of connected vehicle data. OEMs provide this data through license agreements. We process the data in our Wejo ADEPT platform running in cloud data centers and offer services including live data feeds, batch feeds and analytics. These services provide customers with traffic intelligence, high frequency vehicle movements, and common driving events and trends, among other insights. Our customers pay license fees to obtain one or more of these data services that may include a portion or all the data in their market. Our revenue is the amount of consideration we expect to receive in the form of gross sales to customers, reduced by associated revenue share due under our data sharing agreements with OEMs.

Cost of Revenue (exclusive of depreciation and amortization)

Cost of revenue consists primarily of hosting service expenses for our Wejo ADEPT platform, as well as hardware, software and human resources to support the revenue process.

Technology and Development

Technology and development expenses consist primarily of compensation-related expenses incurred for our data scientists and other technology human resources for the research and development of, enhancements to, and maintenance and operation of our products, equipment and related infrastructure.

Sales and Marketing

Sales and marketing expenses consist primarily of compensation-related expenses to our direct sales and marketing human resources, as well as costs related to advertising, industry conferences, promotional materials, other sales and marketing programs, and facility costs related to sales and marketing functions. Advertising costs are expensed as incurred.

General and Administrative

General and administrative expenses consist primarily of compensation related expenses for executive management, finance, accounting, human resources, legal, and corporate information systems functions, professional fees and facilities costs related to general and administrative functions.

Change in Fair Value of Derivative Liability

We issued convertible notes that contain redemption features, which met the definition of a derivative instrument. We classified these derivative instruments as a liability on our condensed consolidated balance sheet. We remeasured this derivative liability to fair value at each reporting date and recognized changes in the fair value of the derivative liability as a component of other (expense) income, net in our condensed consolidated statement of operations.

Change in Fair Value of Advanced Subscription Agreements

We issued Advanced Subscription Agreements (“ASAs”) that contained an automatic conversion feature, which is triggered by either the occurrence of Series C round financing or share sale triggering a change of control. We concluded that it was appropriate to apply the fair value option to the ASAs because there were no non-contingent beneficial conversion features related to the ASAs. We classified these ASAs as a liability on our condensed consolidated balance sheet and remeasure them to fair value at each reporting date and recognized changes in the fair value of the ASAs as a component of other (expense), income net in our condensed consolidated statement of operations.

Loss on Issuance of Convertible Notes

We issued convertible notes in December 2020, January 2021 and April 2021 for which the initial fair value of the convertible notes was greater than the proceeds we received. We recognized the loss on issuance as the difference between the initial fair value of the convertible notes and cash proceeds received as a component of other (expense), income net in our condensed consolidated statement of operations.

Other (Expense), Income, net

Other (expense) income, net primarily consists of foreign exchange gain or loss arising from foreign currency transactions and a benefit from research and development tax credits.

Income Taxes

Wejo is a tax resident in the UK with business units taxable in other territories, including the U.S. Due to the nature of our business, we have generated losses since inception and therefore have not paid corporation tax in the UK or other territories.

UK losses may be carried forward indefinitely and may be offset against future taxable profits, subject to numerous utilization criteria and restrictions. The amount that can be offset each year is limited to £5.0 million plus an incremental 50% of UK taxable profits. After accounting for tax credits receivable, we had accumulated tax losses for carry forward in the UK of $97.4 million and $60.5 million as of December 31, 2020 and 2019, respectively. We do not recognize these losses on the statement of financial position.

Wejo Group is incorporated under the laws of Bermuda and is a resident in Bermuda for tax purposes.

Results of Operations

Comparison of the Nine Months Ended September 30, 2021 and 2020

The following table summarizes our results of operations for the nine months ended September 30, 2021, and 2020 (in thousands):

	Nine Months Ended September 30,
	2021 Restated(1)	2020	Change
Revenue, net	$1,198	$836	$362
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown
separately below)	1,864	1,139	763
Technology and development	14,075	6,289	8,245
Sales and marketing	10,947	4,109	6,463
General and administrative	16,246	6,385	9,739
Depreciation and amortization	3,263	3,297	(34)
Total costs and operating expenses	46,395	21,219	25,176
Loss from operations	(45,197)	(20,383)	(24,814)
Loss on issuance of convertible loan notes	(44,242)	—	(44,242)
Change in fair value of derivative liability	(58,253)	(3,138)	(55,115)
Change in fair value of advanced subscription agreements	(6,477)	693	(7,170)
Interest expense	(7,271)	(1,346)	(5,925)
Other (expense) income, net	(468)	1,289	(1,757)
Net loss	$(161,908)	$(22,885)	$(139,023)
(1)	Refers to the restatement of the Company's unaudited condensed financial statements for the three and nine months ended September 30, 2021 as described in note 1 to the unaudited condensed consolidated financial statements.

Revenue, net

Revenue, net increased by $0.4 million, or 43%, during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020. Revenue, net increased based on a 69% increase in gross sales to our customers to $4.1 million from $2.4 million during the nine months ended September 30, 2021 and 2020, respectively. The change is primarily due to a 65% increase in the total number of customers from September 30, 2020 to September 30, 2021. Revenue, net during these periods was primarily related to Data Marketplace customers. In addition, the number of vehicles on the ADEPT platform increased 19% year over year, which increases the value of the company’s license agreements, further driving revenue increases.

Cost of Revenue (exclusive of depreciation and amortization)(As Restated)

Cost of revenue increased $0.7 million, or 64%, during the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. The change is primarily due to an increase in staff costs as a result of the additional personnel hired to support our current period and expected increases in revenue. During these early stages of growth in Data Marketplace and Automotive Business Insight Solutions (SaaS), we expect that our costs will scale at a rate greater than our growth in revenue until we are offering our solutions through multiple products in the Data Marketplace and through Automotive Business Insight Solutions (SaaS) to multiple OEMs, Tier 1s, Distributors, or Automotive Ecosystem Partners. We expect to achieve this scale by late 2022 when we expect our sales in both the Data Marketplace and Automotive Business Insight Solutions (SaaS) to increase substantially over 2021 levels.

Technology and Development (As Restated)

Technology and development expenses increased by $7.8 million, or 124%, during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020. The change is primarily due to an increase of $4.7 million in IT expenses, comprised of a $3.1 million increase in technology costs to support the growth of our business and a $1.0 million increase in hosting fees, as well as an increase of $3.0 million in staff costs, which were low in 2020 due to COVID-19 reductions. Additionally, there was an increase of $0.1 million in rent and other related expenses to support our technology and development activities.

Sales and Marketing (As Restated)

Sales and marketing expenses increased by $6.8 million, or 166%, during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020. The change is primarily due to an increase of $3.3 million in staff costs as well as a $3.5 million increase in marketing and advertising activities.

General and Administrative (As Restated)

General and administrative expenses increased by $9.9 million, or 154%, during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020. The change is primarily due to an increase of $5.2 million in professional services as well as a $3.8 million increase in staffing costs as a result of additional personnel hired to support our growth.

Depreciation and Amortization

Depreciation and amortization decreased by less than $0.1 million, or 1%, during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020. The change is primarily due to a reduction in depreciation as certain computer software was fully depreciated between periods.

Loss on Issuance of Convertible Loans

Loss on issuance of convertible loans increased by $44.2 million during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020. The change is due to the convertible loans issued during the nine months ended September 30, 2021 including a beneficial conversion feature, a bifurcated derivative liability, and debt issuance costs which in aggregate, exceeded the allocated proceeds of the convertible loans by $44.2 million.

Change in Fair Value of Derivative Liability

Change in fair value of derivative liability increased by $55.1 million during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020. The change is due to the increase in the embedded derivative liabilities that were bifurcated from the convertible loans issued between July 2020 and June 2021.

Change in Fair Value of Advanced Subscription Agreements

Change in fair value of advanced subscription agreements increased by $7.2 million during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020. The change is due to the fair value of the underlying shares increasing by £13.94 per share during the period from January 1, 2021 to July 31, 2021, which is higher than the increment of £0.21 per share during the nine months ended September 30, 2020.

Interest Expense

Interest expense increased by $5.9 million, or 440%, during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020. The change is due to an increase of $1.3 million related to the secured loan notes issued in April 2021 that bear interest at a fixed rate of 9.2% per annum, and an increase of $4.9 million related to the convertible loans issued between July 2020 and June 2021 that bear interest at a fixed rate of 8.0% per annum, offset by a decrease of $0.3 million related to General Motors (“GM”) loan which was repaid in April 2021.

Other (Expense), Income net

Other expense was ($0.5) million for the nine months ended September 30, 2021, as compared to other income of $1.3 million for the nine months ended September 30, 2020. The change is primarily due to an unfavorable change in foreign exchange rates of $0.9 million as well as a decrease of $0.7 million in grant income.

Comparison of the Years Ended December 31, 2020 and 2019

The following table summarizes our results of operations for the years ended December 31, 2020, and 2019 (in thousands):

	Year ended December 31,
	2020	2019	Change
Revenue, net	$1,336	$226	$1,110
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	1,688	676	1,012
Technology and development	7,683	10,247	(2,564)
Sales and marketing	7,039	6,616	423
General and administrative	10,173	8,602	1,571
Depreciation and amortization	4,077	3,021	1,056
Total costs and operating expenses	30,660	29,162	1,498
Loss from Operations:	(29,324)	(28,936)	(388)
Loss on issuance of convertible loan notes	(13,112)	—	(13,112)
Change in fair value of derivative liability	(8,724)	—	(8,724)
Change in fair value of advanced subscription agreements	(1,808)	59	(1,867)
Interest expense	(2,594)	(3)	(2,591)
Other (expense) income, net	687	(144)	831
Net loss	$(54,875)	$(29,024)	$(25,851)

Revenue, net

Revenue, net increased by $1.1 million, or 491%, during the year ended December 31, 2020, compared to the year ended December 31, 2019. Revenue, net increased based on 378% increase in gross sales to our customers to $3.7 million from $0.8 million during the years ended December 31, 2020 and 2019, respectively, as we began our data monetization platform during the second quarter of 2019 with revenue growth mainly driven by a 158% increase (to 31) in the total number of unique customers. Revenue, net during these periods was primarily related to Data Marketplace customers.

Cost of Revenue (exclusive of depreciation and amortization)

Cost of revenue increased by $1.0 million, or 150%, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is primarily due to staff costs increasing by $0.7 million because of the additional human resources hired to support our increased revenue generation activities and an increase of $0.3 million in other direct costs of revenue.

Technology and Development

Technology and development expenses decreased by $2.6 million, or 25%, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is primarily due to a COVID-19 pandemic-related decrease of $1.1 million in staff costs, a decrease of $1.1 million in consulting expenses, and a decrease of $0.3 million in facility costs. These reductions were due to our U.S. and UK employees working remotely since the spread of COVID-19, as well as reductions in headcount as a result of the pandemic.

Sales and Marketing

Sales and marketing expenses increased by $0.4 million, or 6%, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is primarily due to an increase of $0.9 million in staff costs because of hiring additional human resources to support our sales and marketing activities and an increase of $0.7 million in costs related to advertising and marketing, offset by a decrease of $0.7 million in consulting expense and $0.5 million in travel and rent expense due to the COVID-19 pandemic.

General and Administrative

General and administrative expenses increased by $1.6 million, or 18%, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is primarily due to decreases of $0.5 million in consulting expense and $0.3 million in travel expense because of the COVID-19 pandemic, offset by increases of $1.1 million and $1.4 million in staff costs and professional expenses, respectively, as a result of hiring additional human resources in general and administrative functions to support our growth initiatives, including our progression towards becoming a public company.

Depreciation and Amortization

Depreciation and amortization increased by $1.1 million, or 35%, during the year ended December 31, 2020, compared to the year ended December 31, 2019, primarily due to an increase of $1.0 million related to an increase in amortization expense for internally developed software.

Loss on issuance of convertible loans

Loss on issuance of convertible loans increased by $13.1 million during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is due to the convertible loans issued during the year ended December 31, 2020 including a beneficial conversion feature, a bifurcated derivative liability, and debt issuance costs which in aggregate, exceeded the allocated proceeds of the convertible loans by $13.1 million.

Change in fair value of derivative liability

Change in fair value of derivative liability increased by $8.7 million during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is due to the embedded derivatives that were bifurcated from the convertible loans issued between July 2020 and December 2020.

Change in fair value of advanced subscription agreements

Change in fair value of advanced subscription agreements decreased by $1.9 million during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is due to the fair value of the underlying ordinary share increasing from £4.43 as of December 31, 2019 to £18.33 as of December 31, 2020.

Interest expense

Interest expense increased by $2.6 million, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is due to the convertible loans issued between July 2020 and December 2020 that bear interest at a fixed rate of 8.0% per annum.

Other income (expense), net

Other income (expense), net increased by $0.8 million, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is primarily due an increase of $0.8 million in research and development tax credit.

Liquidity and Capital Resources

Sources of Liquidity

We have incurred significant operating losses since our formation and expect to continue incurring operating losses for the next several years. As a result, we will need additional capital to fund our operations, which we may obtain through the sale of equity, debt financings, collaborations, licensing arrangements, revenue from customers or other sources. Through September 30, 2021, we have received gross proceeds of $175.6 million through sales of equity, advanced subscription agreements, convertible loan notes and debt financings. As of September 30, 2021, we had cash of $8.6 million, of which $3.8 million was held outside the United States. In the fourth quarter of 2021, we issued notes with a principal amount of $7.5 million and have the capacity to issue another $4.0 million under this facility.

On November 18, 2021 we completed the Business Combination, which raised $178.8 million, consisting of $230.0 million of cash received in the trust, less redemptions of $132.8 million, as well as $128.5 million, through a PIPE investment, net of expenses of $46.9 million. The $178.8 million in proceeds were offset by a payment of $75.0 million from the Company to Apollo as stipulated in the Forward Purchase Transaction (see note 15 to the unaudited condensed consolidated financial statements). The Company believes that the additional loans together with the funds raised from the Business Combination and PIPE investment will be sufficient to fund our operating expenses for at least the next twelve months from the date of issuance of these condensed consolidated financial statements. As such, the Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

Cash Flows

The following tables summarize our cash flows for each of the periods presented (in thousands):

	Nine Months Ended
	September 30,
	2021	2020
Net cash used in operating activities	$(29,927)	$(16,256)
Net cash used in investing activities	(2,618)	(2,023)
Net cash provided by financing activities	26,836	23,250
Effect of exchange rate changes on cash	(101)	(208)
Net (decrease) increase in cash	$(5,810)	$4,763

	Year Ended
	2020	2019
Net cash used in operating activities	$(21,500)	$(26,683)
Net cash used in investing activities	(1,865)	(4,237)
Net cash provided by financing activities	35,668	6,874
Effect of exchange rate changes on cash	823	64
Net increase (decrease) in cash	$13,126	$(23,982)

Cash Used in Operating Activities

During the nine months ended September 30, 2020, net cash used in operating activities was $29.9 million, primarily resulting from our net loss of $161.9 million, which includes non-cash expenses including: changes in fair value of derivative liability of $58.3 million, loss on issuance of convertible loans notes of $44.2 million, changes in fair value of advanced subscription agreements of $6.5 million, non-cash interest expense of $4.2 million, non-cash charges for depreciation and amortization of $3.3 million and non-cash loss on foreign currency remeasurement. The net loss was also offset by $15.0 million related to changes in components of working capital, including an increase of $0.2 million in accounts receivable, an increase of $5.2 million in accounts payable due to more vendors’ payments to support the revenue growth, a decrease of $3.7 million in prepaid expenses and other assets due to receipt of $4.0 million compensation for an insurance claim offset by $0.5 million increase in prepayments and VAT recoverable and an increase of $6.4 million in accrued expenses and other liabilities mainly due to increase in professional fee accrual of $3.2 million, increase in accrued interest of $2.2 million, increase in accrued development and technology expense of $1.5 million and increase of accrued compensation and benefits cost of $3.5 million, offset by settlement of accrued claim of $4.0 million.

During the nine months ended September 30, 2020, net cash used in operating activities was $16.3 million, primarily resulting from our net loss of $22.9 million, which is offset by non-cash charges for depreciation and amortization of $3.3 million, changes in fair value of derivative liability of $3.1 million, and non-cash interest expense of $0.4 million. The net loss was also adjusted by changes in fair value of advanced subscription agreements of $0.7 million and foreign currency adjustments of $0.1 million, offset by $0.5 million related to changes in components of working capital, including an increase of $0.2 million in accounts receivable, an increase of $1.4 million in accounts payable due to more vendors’ payments to support the revenue growth and a decrease of $0.6 million in accrued expenses and other liabilities mainly due to payment of bonus accrued at the end of December 31, 2019.

The increase in cash used by operating activities in 2021 compared to 2020 is the Company’s significant increased spending on technology and development and sales and marketing related to its expansion into marketplaces and automotive business insights, as well as increases in general and administrative expenses related to his expansion and becoming a public company.

During the year ended December 31, 2020, net cash used in operating activities was $21.5 million, primarily resulting from our net loss of $54.9 million, including non-cash loss on issuance of convertible loan notes of $13.1 million, depreciation and amortization of $4.1 million, foreign currency adjustments of $0.3 million, the change in fair value of advanced subscription agreements of $1.8 million, the change in fair value of derivative liability of $8.7 million and non-cash interest of $1.1 million. The net loss was also offset by $4.2 million related to changes in components of working capital, including increases of $0.4 million in accounts receivable, $2.7 million in accounts payable and $2.0 million in accrued expenses and other liabilities.

During the year ended December 31, 2019, net cash used in operating activities was $26.7 million, primarily resulting from our net loss of $28.0 million, including non-cash depreciation and amortization of $3.0 million, foreign currency adjustments of $0.8 million and the change in fair value of advanced subscription agreements of $0.1 million. The net loss was also adjusted by $1.5 million related to changes in components of working capital, including increases of $0.3 million in accounts receivable, $5.2 million in prepaid expenses and other assets which related to an insurance receivable for a claim, and $4.1 million in accrued expenses and other liabilities which related to an accrued claim payable, offset by a decrease of $0.1 million in accounts payable.

Cash Used in Investing Activities

During the nine months ended September 30, 2021, net cash used in investing activities was $2.6 million, primarily driven by capitalized internally developed software costs of $2.1 million and purchase of office equipment of $0.5 million.

During the nine months ended September 30, 2020, net cash used in investing activities was $2.0 million, primarily driven by our capitalized internally developed software costs.

During the years ended December 31, 2020 and 2019, net cash used in investing activities was $1.9 million and $4.2 million, respectively, primarily driven by our capitalized internally developed software costs.

Cash Provided by Financing Activities

During the nine months ended September 30, 2021, net cash provided by financing activities was $26.8 million, primarily driven by $15.2 million net cash proceeds received from issuance of convertible notes and $25.0 million net cash proceeds received from issuance of fixed rate secured loan notes, offset by a $10.1 million repayment of our related party debt, a $3.1 million payment of deferred financing costs and a $0.1 million repayment of our loan payable.

During the nine months ended September 30, 2020, net cash provided by financing activities was $23.3 million, primarily driven by $10.1 million cash proceeds received from issuance of credit facility with GM, $1.0 million of the remaining cash proceeds received from B Ordinary shares issued during the year ended December 31, 2018, $11.8 million cash proceeds received from issuance of convertible notes and $0.3 million cash proceeds received from the issuance of advanced subscription agreements.

During the year ended December 31, 2020, net cash provided by financing activities was $35.7 million, primarily driven by $24.3 million cash proceeds received from issuance of convertible notes, $9.9 million cash proceeds received from issuance of short-term debt, $1.0 million of the remaining cash proceeds received from B Ordinary shares issued during the year ended December 31, 2018, $0.3 million cash proceeds received from the issuance of advanced subscription agreements, offset by a $0.1 million repayment of related party loans.

During the year ended December 31, 2019, net cash provided by financing activities was $6.9 million, primarily driven by $6.8 million cash proceeds received from issuance of advanced subscription agreements, $0.1 million cash proceeds received from the exercise of warrants to purchase our Ordinary Shares and the receipt of $0.1 million from related party loans.

Contractual Obligations

We lease office space and data center space under operating lease agreements.

The following table sets forth our future contractual obligations as of December 31, 2020 (in thousands):

	2021	2022	2023	2024	2025	Total
General Motors debt(1)	$10,503	$—	$—	$—	$—	$10,503
Operating lease obligations(2)	799	266	—	—	—	1,065
Convertible loan notes(3)	—	—	59,621	—	—	59,621
	$11,302	$266	$59,621	$—	$—	$71,189
(1)	Amounts reflect the outstanding principal and accrued interest as of December 31, 2020. The principal and accrued interest was due on December 31, 2021 but was repaid in full in April 2021 with the proceeds from the debt financing secured in the same month.
(2)	Amounts reflect payments due for our leased office space in Manchester, UK under one operating lease agreement that expires in April 2022.
(3)	Amounts reflect our aggregate obligation if all convertible loan noteholders elected to receive repayment of their loans upon maturity rather than allowing the loans to convert into shares of equity. The amounts are comprised of the outstanding principal balance, unpaid accrued interest as of the maturity date, and a redemption premium equal to 100% of the outstanding principal. Not included in the above table is the aggregate principal of $21.2 million received for the additional convertible loans issued in 2021, resulting in an additional potential obligation to convertible loan noteholders of $46.5 million due during the year ended December 31, 2023.

Palantir Master Subscription Agreement

In May 2021, we entered into a master subscription agreement with Palantir Technologies Inc. (“Palantir”) for access to Palantir’s proprietary software for a six-year period. The remaining payments for this software subscription are $50.0 million.

Microsoft Customer Agreement

In June 2021, we entered into a cloud hosting agreement with Microsoft Corporation (“Microsoft”) for access to Microsoft’s Azure cloud services platform for a five-year period. The remaining payments for this cloud computing service are £70.8 million ($95.4 million) which are due in 2026.

Amazon Web Services

The Company is party to a cloud hosting agreement with Amazon Web Services, Inc. and Amazon Web Services EMEA SARL (collectively, “AWS”) for access to AWS’s cloud services platform for a three- year period. The remaining payments for this cloud computing service are $1.7 million in 2021, $7.1 million in 2022 and $9.4 million in 2023.

Fixed Rate Secured Loan Notes Issuance

In April 2021, we entered a Loan Note Instrument agreement in which it issued fixed rate secured loan notes in a principal amount of $21.5 million that bears interest at a fixed per annum rate of 9.2% until its maturity date in April 2024. Pursuant to the agreement, we issued further notes of $10.0 million in July 2021.

On October 29, 2021, the Company drew down an additional $7.5 million of fixed rate secured loan notes that bears interest at a fixed per annum rate of 9.2% until their maturity date in April 2024. The maturity may be extended for a one-year period if the Company and the noteholders holding at least 66.6% of the loan notes outstanding deliver written notice to noteholders for extension.

The principal on the loan notes will be paid at maturity, or upon an early redemption. The interest payments are due monthly until the loan notes are repaid.

Critical Accounting Policies and Significant Judgments and Estimates

The preparation of our consolidated financial statements in conformity with U.S. GAAP requires estimates and assumptions that affect the reported amounts and classifications of assets and liabilities, revenue and expenses, and the related disclosures of contingent liabilities in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Our estimates form the basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Although we believe that our estimates, assumptions, and judgments are reasonable, they are based upon information available at the time. Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.

An accounting policy is critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimate that are reasonably likely to occur, could materially impact the consolidated financial statements.

We believe that of our significant accounting policies, which are described in note 2 to the unaudited condensed consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of our operations.

Revenue Recognition

We recognize revenue under Accounting Standards Codification (“ASC 606”), Revenue from Contracts with Customers for all periods presented.

Our customer agreements include one or a combination of the following contractual promises for a fixed contractual fee: (i) the supply of specified connected vehicle data and derived insights through the Wejo ADEPT platform made available via a secured access to the Wejo ADEPT platform or via a web- based portal; (ii) the granting of a non-transferrable license to use the specified data in the manner described in each customer agreement; and, only if required, (iii) Wejo ADEPT platform set up and connectivity services. We assess our customer agreements under ASC 606 and determined that the above contractual promises collectively represent a single performance obligation.

The transaction price is comprised of the contractual fixed fee specified in each customer agreement and is allocated to the single performance obligation. We recognize revenue when our performance obligation is satisfied through the fulfillment of the contractual promises. Our performance obligation is generally fulfilled when we provide access to the specified data either throughout the duration of each customer agreement’s contractual term or upon delivery of a one-time batch of historic data. We may deliver data and the license without supplying connectivity services. As such, we recognize revenue for customers with a contractual agreement to provide data over a period ratably over the term of the contract which is typically one year. We recognize revenue for historic batches of data to the customer, upon delivery of such data. Standard payment terms are 14 days from the date of the invoice which is typically sent to the customer monthly or upon delivery of the one-time historic batch of data.

In arrangements where another party (i.e. OEMs) is involved in providing specified services to a customer, we evaluate whether we are the principal or agent. In this evaluation, we consider if we obtain control of the specified goods or services before they are transferred to the customer, as well as other indicators such as the party primarily responsible for fulfillment and discretion in establishing price. Pursuant to the terms of the Data Sharing Agreements, certain rights retained by the OEMs over the connected vehicle data being supplied to the customers were determined to provide the OEMs with control over the data and we have determined that we act as the agent in this arrangement and recognize revenue on a net basis.

We applied the practical expedient in ASC 606 to expense as incurred those costs to obtain a contract with a customer for which the amortization period would have been one year or less.

Internally Developed Software Costs

We capitalize certain costs incurred for the internal development of software. Internally developed software includes our proprietary portal software and related applications and various applications used in our management’s portals. We expense costs incurred during the preliminary project stage for internal software programs as incurred. We capitalize external and internal costs incurred during the application development stage of new software development, as well as for upgrades and enhancements for software programs that result in additional functionality. Where applicable, we amortize over a software’s estimated useful life costs for the internally developed software. We take impairment charges when circumstances indicate that the carrying values of the assets were not fully recoverable. In the nine months ended September 30, 2021 and 2020 and the years ended December 31, 2020 and 2019, we have not recognized any impairment charges.

Valuation of Advanced Subscription Agreements and Derivative Liability

We record our ASAs at fair value with changes in fair value recorded in the condensed consolidated statement of operations and comprehensive loss.

Our outstanding convertible notes contained redemption features that meet the definition of a derivative instrument. We classified these instruments as a liability on our condensed consolidated balance sheets because the redemption features were not clearly and closely related to its host instrument and met the definition of a derivative. The derivative liability was initially recorded at fair value upon issuance of the convertible notes and was subsequently remeasured to fair value at each reporting date. Changes in the fair value of the derivative liability were recognized on the condensed consolidated statements of operations and comprehensive loss.

The fair value of the ASAs and derivative liability were determined using a scenario-based analysis. Five primary scenarios were considered: qualified financing, unqualified financing, merger or acquisition, held to maturity, and insolvency (“Exit Events”). The fair value of the advanced subscription agreements and derivative liability is comprised of the value of a conversion component and a put option component. The estimated fair value of each component is calculated independently and the added together to determine the total estimated fair value of the advanced subscription agreements or derivative liability under each scenario. The value of the advanced subscription agreements and derivative liability under each scenario was then probability weighted to arrive at the respective instrument’s recorded estimated fair value.

Assumptions and inputs used to calculate the value of the conversion component include the following:

●	the amount of principal and accrued interest, if applicable;
●	the conversion price;
●	the estimated time until the scenario’s respective Exit Event; and
●	the current estimated fair value of our Ordinary share

The fair value of the put options was estimated using the Black-Scholes option pricing model (“OPM”).

Assumptions used in the OPM include the following:

Expected volatility — We applied re-levered equity volatility based on the historical unlevered and re- levered equity volatility of our publicly traded peer companies.

Expected dividend — Expected dividend yield of zero is because we have never paid cash dividends on ordinary shares and do not expect to pay any cash dividends in the foreseeable future.

Expected term — The estimated time until the scenario’s respective Exit Event.

Risk-free interest rate — The risk-free interest rate is determined by reference to the UK Treasury yield curve for the period commensurate with the expected timing of the exit event.

Fair value of ordinary share — See “Share-Based Compensation” below for discussion of how the fair value of our ordinary share is determined.

Share-Based Compensation

We measure share-based awards granted to employees and directors based on the fair value on the date of the grant using the Black-Scholes option-pricing model for options, which uses as inputs the fair value of Wejo’s ordinary and A ordinary shares and assumptions we make for the volatility of Wejo’s ordinary and A ordinary shares, the expected term of our share-based awards, the risk-free interest rate for a period that approximates the expected term of our share-based awards and our expected dividend yield. For employee shares with a combination of service and performance conditions, we recognize non-cash share-based compensation expense on a straight-line basis over the requisite service period when the achievement of a performance-based milestone is probable of being met based on the relative satisfaction of the performance condition as of the reporting date.

We have not recognized any share-based compensation as of September 30, 2021, September 30, 2020, December 31, 2020 and December 31, 2019 as the performance condition triggering the options to become exercisable has not been deemed probable of occurring.

Determination of the fair value of Wejo’s ordinary and A ordinary shares

As there has been no public market for Wejo’s ordinary and A ordinary shares to date, the estimated fair value of Wejo’s ordinary and A ordinary shares has been determined by Wejo’s board of directors as of the date of each option grant, with input from management, considering our most recently available third-party valuations of Wejo’s ordinary and A ordinary shares. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. Wejo’s ordinary and A ordinary shares valuations were prepared using either an option pricing method, or OPM, which used market approaches and income approaches to estimate our enterprise value. The OPM treats ordinary and A ordinary shares as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. A discount for lack of marketability of the ordinary and A ordinary shares is then applied to arrive at an indication of value for the ordinary and A ordinary shares.

In addition to considering the results of these third-party valuations, Wejo’s board of directors considered various objective and subjective factors to determine the fair value of Wejo’s ordinary shares as of each grant date, including:

●	the prices at which we sold ordinary shares;
●	our stage of development and our business strategy;
●	external market conditions affecting the industry, and trends within the industry;
●	our financial position, including cash on hand, and our historical and forecasted performance and operating results;
●	the lack of an active public market for Wejo’s ordinary and A ordinary shares;
●	the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or a sale of our company in light of prevailing market conditions; and
●	the analysis of IPOs and the market performance of similar companies in the industry.

The assumptions underlying these valuations represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of Wejo’s ordinary and A ordinary shares and our share- based compensation expense could be materially different.

Off-balance sheet arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Recently issued accounting pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in note 2 to the unaudited condensed consolidated financial statements contained elsewhere herein.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of our business, which are principally limited to interest rate fluctuations and foreign currency exchange rate fluctuations. We maintain significant amounts of cash that are in excess of federally insured limits in various currencies, placed with one or more financial institutions for varying periods according to expected liquidity requirements.

Interest Rate Risk

As of September 30, 2021, we held cash of $8.6 million. Our exposure to interest rate sensitivity is impacted by changes in the underlying U.S. and UK bank interest rates. We have not entered investments for trading or speculative purposes.

Foreign Currency Exchange Risk

We maintain our condensed consolidated financial statements of Wejo in pounds sterling, but for financial reporting purposes our financial statements have been presented in U.S. dollars, the reporting currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates.

Non-monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the date of the transaction. Exchange gains or losses arising from foreign currency transactions are included in other (expense) income, net in the condensed consolidated statement of comprehensive loss. The financial statements of entities are translated from their functional currency into the reporting currency as follows: assets and liabilities are translated at the exchange rates at the balance sheet dates, revenue and expenses are translated at the average exchange rates and shareholders’ deficit is translated based on historical exchange rates. Translation adjustments are not included in determining net loss but are included as a foreign exchange adjustment to other comprehensive loss, a component of shareholders’ deficit.

Our operating expenses are denominated in the currencies of the countries in which its operations are located, which are primarily in the UK and the U.S. Our condensed consolidated results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, we have not entered any hedging arrangements with respect to foreign currency risk or other derivative financial instruments, although we may choose to do so in the future. We do not believe a 10% increase or decrease in the relative value of the U.S. dollar or pounds sterling would have a material impact on our operating results.

We invest in a variety of financial instruments, principally cash deposits, money market funds, securities issued by the U.S. government and its agencies and corporate debt securities. The goals of our investment policy are preservation of capital, fulfillment of liquidity needs and fiduciary control of cash and investments. We also seek to maximize income from our investments without assuming significant risk.

Our primary exposure to market risk is interest income sensitivity, which is affected by changes in the general level of interest rates. Due to the short-term duration of our investment portfolio and the low risk profile of our investments, an immediate 10% change in interest rates would not have a material effect on the fair market value of our portfolio. We have the ability and intention to hold our investments until maturity, and therefore, we would not expect our operating results or cash flows to be affected to any significant degree by the effect of a sudden change in market interest rates on our investment portfolio.

We do not currently have any auction rate or mortgage-backed securities. We do not believe our cash and cash equivalents have significant risk of default or illiquidity; however, we cannot provide absolute assurance that in the future our investments will not be subject to adverse changes in market value.

BUSINESS

Our Vision and Strategy

Prior to 2018, Wejo ran proof of concept and OEM engagement activities to assess and build the case for the connected vehicle data business and to create our capabilities to process data using alternative sources for connected vehicle data. These activities helped Wejo understand the potential for the connected vehicle data business and to design our platform for processing large volume data flows. During this period, we also developed significant long-term preferred partner relationships with our OEMs. After obtaining our first OEM data contract in December 2018, Wejo launched its ADEPT platform for processing OEM data and began generating revenue from traffic management and advertising data marketplaces in 2019. We are in the early stages of commercial launch of our various products in the Data Marketplace and Automotive Business Insight Solutions (SaaS), and expect significant growth as these products are made available in the market. Currently, our revenues are primarily from our first launched product, Traffic Management of the Data Marketplace, and to a minimal extent, from SaaS Solutions.

Wejo sources data directly from connected vehicles, using a growing range of sensors inside the vehicle integrated by the OEMs to ascertain vehicle status, vehicle health, dynamics, and location. We process and standardize over 16 billion data points per day from over 11 million live connected vehicles, and this vast, unique data set enables us to deliver mobility intelligence as live streams, aggregated insights, and applications. Our OEM-sourced data is not inferred from aftermarket 3rd party devices, such as black boxes or smartphones.

Wejo is uniquely differentiated by receiving data in-journey rather than post-journey, providing near real- time insights.

Wejo’s platform securely processes, reshapes and enriches the data to accelerate the time to market for new services that improve the in-and-around car experience. Wejo’s platform provides OEMs the opportunity to create new revenue streams and facilitates an open ecosystem of services around the vehicle. This enables the utilization of vast amounts of data that vehicles generate daily and that OEMs store and maintain.

Our early-years’ strategy was to lead the market in connected vehicle data monetization. The company continues to evolve, scaling past early product introductions in traffic management and advertising into a host of new compelling proprietary offerings and revenue pools. Wejo plans to release six additional products in all geographies between 2022 and 2023. Enabled by its proprietary data platform, Wejo’s offering includes a suite of software-as-a-service (“SaaS”) offerings to provide OEMs and Tier 1s — i.e. manufacturers of the data sensors and components within connected vehicles — with additional capabilities. Our platform also incorporates vertically specific applications to meet a plethora of privacy, regulation, storage, visualization, and data insight needs.

We believe that our market offers a sizeable opportunity verified through our own research as well as third party insights. Wejo estimates it has a $61 billion Serviceable Addressable Market (SAM) by 2030. These assumptions are underpinned by a forecasted connected vehicle market of at least 600 million connected vehicles in 2030. This universe of connected vehicles provides opportunities for a growing list of products and SaaS Solutions for OEMs and Tier 1s driving our revenue forecasts. This positive flywheel effect yields more data which drives increased value, attracting additional OEMs and Tier 1s resulting in additional data insight and revenue opportunities.

We design our solutions to put data protection and related legislative and regulatory requirements at the core of all of our offerings, including for example the California Consumer Privacy Act (“CCPA”), and using the European Union’s General Data Protection Regulation (“GDPR”) as our baseline. We build our platforms under the principles of Privacy by Design, which enables compliance with global privacy regulation and other vehicle specific regulations/guidance, such as the EU guidelines on processing personal data in the context of connected vehicles and mobility-related applications.

Wejo’s platform is utilized by organizations and businesses across diverse areas, including, but not limited to smart cities, transportation companies, fleet services and construction and real estate companies. Wejo delivers near-real-time and historical data, accelerates time to market and paves the way for new applications and services that make transportation safer, more convenient and truly rewarding. Ultimately, Wejo intends to become the universal standard and data stack for all types of connected vehicles, and to be recognized as the symbol of privacy, security and driver consent regarding connected vehicle data.

Our Industry and Market Opportunity

The global automotive industry is undergoing a radical change and disruption is happening across the entire mobility ecosystem. As a result, business models are evolving fast, and vehicles are becoming ever more sophisticated.

There are many factors driving this change. Consumers want mobility that is easier, more flexible and more personalized. Technology is changing the way we buy and use our cars, whilst stringent regulation demands new approaches to safety, security and reduction of emissions. One result is that cars are more connected, automated, electrified and shared, making connected vehicle data an important part of our everyday lives.

Another result is the immense wealth of information that can be procured about roads and how they are used from connected vehicle data, and this is just the beginning. We can use this information to improve the in-and-around the car experience and advance transportation safety. When we put this connected vehicle data to work, road transportation users and operators benefit from safer and better travel experiences, which is what Wejo does. We create strategies, along with the right products and services, that unleash new value from this data. The benefits that Wejo will create from its eight products include increased road safety, reduced emissions, automated breakdown and recovery services, touchless payments, differentiation of the driving experience, optimization of internal vehicle processes, and more, all while establishing new sources of revenue. Through this ecosystem, the value of connected vehicle data brings tremendous benefit while offsetting the complexity and cost to OEMs of connected vehicle data systems.

Connected vehicle data is generated by a range of sensors that transmit information from connected vehicles, totaling billions of data points every day. This data can be temporal and geospatial, indicating when and where the information is generated. We ingest, standardize, store, and process this data, supporting our efforts to design and manage public, commercial, and personal solutions from traffic management and road intelligence to 3D parking and remote vehicle diagnostics, to name a few.

The global addressable market for connected vehicle data is expected to grow in tandem with the automotive industry’s rollout of connected cars, trucks, and buses, alongside the increased adoption of intelligent transportation systems. External and internal research project that between 2021 and 2030 the total number of connected vehicles will triple, from 196 million to 600 million, representing 44% of all cars globally at that time. By 2030, we estimate 299 million vehicles will operate on the Wejo platform.

We expect the total value of the global addressable connected vehicle data market in 2030 to reach $500 billion. Wejo’s high-margin Serviceable Addressable Market (SAM) at that date is projected to reach $61.0 billion, derived mainly from fees paid by its partners and customers from two primary routes, Data Marketplace and Automotive Business Insight Solutions (SaaS):

●	Data Marketplace ($30.0 billion) SAM refers to Wejo’s revenue from the licensing of data products built for customers such as insurance firms, car rental firms and car sharing apps, fueling and toll road operators, fleet operators, repair and roadside assistance organizations and advertisers.
●	Automotive Business Insight Solutions (SaaS) ($31.0 billion) SAM refers to solutions for OEMs and Tier 1s leveraging their data (for example, a 3D parking application for a South Korean OEM) and predictive component analytics for Tier 1s.

Why We Win

Our leadership in the connected vehicle data market and the billions of data points that we ingest and standardize every day enables us to provide products and services that make our roads safer, smarter, and more sustainable. Our company has a proven track record contributing to traffic management solutions. We also are demonstrating value to key customers by providing data to help users understand traffic and travel, the environment, and road networks. These capabilities will allow us to maximize revenue through our Data Marketplace and Automotive Business Insight Solutions (SaaS), even as we scale our business.

One of Wejo’s fundamental competitive advantages is its proprietary data sets sourced data directly from OEM-integrated sensors. This data provides more accurate near real-time and in-journey data as compared to current market technology that relies on inferred mobile data and after-market devices. For example, additional sensor data, from even a small subset of vehicles, allows our uniquely differentiated technology to provide insights into near real-time road and environmental conditions. All of our 12 million live vehicles come from contracts for procurement of data directly with OEMs. Since June 2020 Wejo has collected 16 billion data points per day, over 400,000 data points per second, and has curated more than 489 billion miles at a current daily rate of 580 million miles. In total, we have ingested more than 6.3 petabytes of data. Wejo’s relationships with OEMs has enabled us to develop a deep understanding of different ways connected vehicle data is generated; put simply, no two OEMs have the same way of describing data such as location, speed or braking events. As a result, Wejo has developed Wejo ADEPT, the platform that enables data from any OEM to be standardized to a common data model. Wejo’s customers consume the data without having to deal with the complexities of data standardization behind the scenes. As we gain more customers, our common data model will become more widely recognized as a standard that customers expect. This opens the opportunity for Wejo’s transformational impact on the future of mobility, autonomous vehicles and vehicle-to-infrastructure communications. Wejo aims to become the standard, as ubiquitous and recognizable as Bluetooth.

Wejo has fortified its market-leading position by creating a proprietary cloud platform, Wejo ADEPT, a technology moat that promotes the sharing, accessing, and use of connected car data, while maintaining vigorous protocols for security and privacy.

Our advantages include the following key attributes:

●	OEM Partnerships: Wejo is the preferred partner for a number of OEMs seeking to monetize connected car data.
●	Robust Platform: ADEPT is capable of processing billions of data points every day and supports the processing that we need for growth in the market.
●	Scalability: Our partnerships with OEMs are built over time and based on trust, allowing for greater development in the future.
●	OEM Connections: Wejo has a suite of connectors to address the different technology choice of each OEM, including Apache Pulsar, REST JSON, Avro, MQTT, AMQP, and AWS Kinesis.
●	Range of Sensors and Types: Wejo ingests and processes data from over one hundred sensors from our connected car fleet across multiple car makes and models. Since the range and types of sensors vary with each OEM, Wejo has built a proprietary common data model to standardize data for the marketplace.
●	Patent Process: Wejo operates an active patent process to protect our key technologies.
●	Insight and Analytics Models: Our data science and machine learning technology translate raw sensor and movement data to actionable insight.
●	Geospatial Analytics at Scale: Wejo has invested in distributed geospatial analytics, allowing our platform to process connected car data that includes temporal and geospatial information, showing when and where the information is generated.
●	Data Privacy and Security by Design: Data protection is a fundamental component of our business model. All of Wejo’s data collection and handling processes are GDPR compliant in Europe and CCPA compliant in the US. These policies are fully scalable.

Geographic Footprint

As of September 30, 2021 Wejo has 17 OEM and Tier 1 relationships, which span the United States, Europe and Asia, with plans to expand our footprint into Latin America and other regions in the coming years. We have access to connected vehicle data in multiple regions around the world by virtue of our global OEM and Tier 1 relationships. We have deployed our first traffic management and advertising products in North America and traffic management in Europe. We are building the expertise and market models that enable global roll-outs of all eight products based on our robust dataset.

Technology Overview

Wejo ADEPT is Wejo’s proprietary cloud platform designed to support and maximize the value in connected vehicle data.

Wejo monetizes its proprietary data lake by delivering valuable insights for customers through product offerings via the Data Marketplace and Automotive Business Insight Solutions (SaaS). Wejo Data Marketplace provides harmonized data structured such that OEM’s, Tier 1s and third party application providers can ingest and develop for their own internal applications and analytics. Additionally, through machine learning and proprietary algorithms Wejo can offer its own solutions for customers to offer compelling end market applications to enhance products and offer new value creating opportunities.

Source-agnostic interfaces provide flexible integration with OEM and Tier 1 data, while the high- performance architecture, built by Wejo, rapidly ingests, cleanses and integrates the data into Wejo’s Data Marketplace.

Wejo’s data is taken directly from vehicle sensors via the OEM and not inferred from third-party devices or mobile data. This exclusive, proprietary data set creates a significant strategic advantage. Insights are uniquely differentiated by receiving data every 1-5 seconds in-journey (we are not limited to post- journey data), providing near real-time insights to the marketplace. Wejo is able to deliver data from vehicle to customer in less than 60 seconds.

As of September 30, 2021, here are key metrics of Wejo’s ADEPT platform:

●	12 million vehicles live on the platform
●	12.7 trillion data points ingested
●	60.4 billion journeys to date
●	73.0 million journeys per day
●	489 billion miles of travel
●	6.3 petabytes of data storage
●	Ingesting over 400,000 data points per second

This massive data scale that enables us to build products for global roll-out. Wejo’s metrics are constantly expanding as Wejo partners with more OEMs.

Wejo ADEPT

Wejo’s engineering team has built ADEPT, a cloud native big data platform for connected vehicle data. The platform combines a range of open source technologies with Wejo intellectual property to deliver a highly available, scalable data platform. The platform operates globally on our robust cloud infrastructure.

Data Ingestion

ADEPT’s data ingestion component allows OEMs to send Connected Vehicle (“CV”) data to Wejo. OEMs employ a range of technologies to process CV data before passing that data on to ADEPT. Wejo makes the connections from OEMs systems to ADEPT as simple as possible. Wejo works closely with the OEM during this phase to help them deliver high quality data in a timely manner such that it achieves maximum value in Wejo products.

Common Data Model

Due to the lack of consistent connected car data formats or standards across the industry, connected car data must undergo additional processing before it can be useful for applications and services. The first stage maps the data to Wejo’s unique Common Data Model (“CDM”).

Wejo’s CDM allows Wejo to standardize OEM data ready for downstream consumption in Wejo products. The CDM supports a wide range of sensor data which Wejo has built up over the years whilst onboarding OEM data feeds. The CDM is constantly evolving and is easily extended as new sensors come online.

Wejo Insight Model

Any data ingested is used to further enrich the Wejo Insight Model (“WIM”) which offers derived and aggregate insights into the data. Both CDM and WIM underpin the range of data products Wejo offers to the marketplace. WIM maps the base data in the CDM into concepts such as Vehicle, Road, Point of Interest (POI), Driver, etc. These concepts then form part of the product offerings Wejo offers to the market.

Data Customers

Wejo offers a range of connectors built to support the marketplace. Customers can subscribe for the data they require whether that be a full region, a specific state, near real-time or historical and they can opt to have the data delivered through a range of off the shelf connectors that allow easy integration with on- premise or cloud environments.

Data Science, Analytics and Machine Learning

Internally ADEPT has a range of data science, machine learning (“ML”), analytics and reporting tools used for data science, business intelligence and product development. Wejo carries out a wide range of analytic and data science activities on its data. This ranges from repeatable queries to answer standard questions through to complex data science analysis of the data and the application of ML methods against the data. The insights Wejo builds against the data are integrated into the WIM which then underpins the product offering in the Marketplace.

Security and reliability

The platform is wrapped in operational and information security systems to ensure continuity and reliability of operation. Wejo has successfully gained the following certifications to date.

●	IASME Gold (May 2021)
●	Cyber Essentials (April 2021)
●	Cyber Essentials Plus (April 2021)
●	ISO 27001 Certification (Oct 2020)

To support our data and computing requirements, Wejo has agreements with cloud providers, including Microsoft, to access Microsoft Azure cloud services through June of 2026. The Microsoft agreement cannot be terminated for convenience during the term of the contract, but either party may terminate the contract in the event of a breach. Wejo also has an agreement with Palantir Technologies to access Palantir’s Foundry platform through the end of 2026. The Palantir agreement cannot be terminated for convenience during the term of the contract, but either party may terminate the contract in the event of a breach. Foundry is not yet operational with our customers. We expect that Foundry will support Wejo’s global roll-out of services and capabilities such as data security, data analysis, application of business logic to data, and delivery of data insights.

Intellectual Property

Wejo’s business depends, in part, on its ability to develop and maintain the proprietary aspects of its core technology. Wejo’s policy is to obtain appropriate proprietary rights protection for any potentially significant new technology it develops. Wejo currently holds one issued patent and has 20 pending U.S. patent applications and 15 pending international and non-U.S. patent applications. Our patent program will target our various aspects of our proprietary technology, including, among other things, methods for data extraction, normalization, aggregation and ingestion, as well as privacy and consent management technology.

In addition to patent laws, Wejo relies on copyright and trade secret laws to protect its proprietary rights. Wejo protects its trade secrets and other proprietary information through agreements with OEMs, customers, vendors, employees, consultants and through other similar measures.

We have a global trademark strategy and we have registered key trademarks, such as WEJO and ADEPT, in various countries around the world.

Wejo Data Monetization

Wejo offers two product lines to monetize its data: Data Marketplace and Automotive Business Insight Solutions (SaaS).

Data Marketplace

Wejo’s current plan includes eight products to address the data marketplace. To date, most of Wejo’s revenue has been generated from the Data Marketplace product line.

Traffic Management:

Traffic Management provides near real-time and historic intelligence about traffic, the road network, journeys and environmental conditions. This includes understanding traffic flow, average speeds, incidents, road safety and the many conditions that affect these, and also the journeys people make. Wejo can identify crashes and dangerous road sections, perform curbside coordination, and support city planning with greater speed and accuracy.

This information is used by a wide range of customers, informing such things as live traffic management, enhancing mapping and navigation services, road design and construction, parking demand analysis, city planning, Geo Information Services (GIS), and retail location analysis. Wejo’s approach is to disrupt an existing marketplace, that predominantly uses other less insightful data sources, and example customers for this product include departments of transportation, mapping and navigation organizations, geospatial platform providers and traffic management organizations.

We first began recognizing revenue from Traffic Management products in May 2019 and enhancements providing intelligence and insights are planned for introduction in the fourth quarter of 2021; in addition, we have further enhancements in live traffic, intelligence, and insights in development that are scheduled for commercial release in 2022.

Advertising:

Our advertising product offers audience analytics providing data to inform targeted advertising and will facilitate in-car advertising through the infotainment capabilities of the vehicle. It will also include understanding outdoor advertising metric, automating display for improved outdoor advertising, and developing audience analytics.

This will benefit customers who are looking to use car data to enhance their ad relevancy, reach new audiences, and drive habit changing behaviors. Wejo intends to be a market maker for this product, and target customers include vehicle dealerships, retailers, quick service restaurants, advertising platforms, agencies and outdoor advertising organizations.

We first began recognizing revenue from Advertising data licensing products in August 2019 and enhancements providing intelligence are planned for introduction in the first quarter of 2022; in addition, we have further enhancements in development that are scheduled for commercial release in the second quarter of 2022.

Fleet Management Systems (“FMS”) & Leasing:

This product will provide live and historic vehicle tracking, driving safety, and vehicle status alerts. This product will help optimize the running of a fleet, and help drive cost savings, improve safety, reduce vehicle environmental impact, and increase driver efficiency.

For example, car data can be used to inform optimal routing to minimize fuel usage, and alerts and notifications can prevent vehicle downtime with early intervention of potential issues. Wejo’s approach will be to disrupt an existing marketplace that typically relies on data from aftermarket devices. Further, Wejo can provide the platform for data normalization, consent and privacy, as well as the underlying data management, allowing customers to focus on solutions and limit the requirement for big data management. Target customers include fleet management platforms, business services, delivery and logistics organizations and enterprise fleets.

Fleet Management products will soon be available; we have further enhancements in development that are scheduled for commercial release in 2022.

Insurance:

This product will focus on using connected car data for usage-based insurance policies such as pay-as-you-drive and pay-how-you-drive. Insurance companies also can use connected vehicle data to more accurately pay damages, enabling significant claims savings and lower insurance premiums.

We intend to use vehicle and driving data to inform driver risk profiles, understand accurate vehicle usage and provide data for crash reconstruction, claims analysis and fraud detection. Our proposed services will allow insurers to provide value-added services to consumers, such as integrating car data into their mobile apps and distributing policies directly through in-car propositions. Our approach will be to both disrupt where existing data sources are used, but also be a market maker for new propositions that only connected vehicle data can enable. Target customers include insurers, underwriters, brokers and insurance management platforms.

We will soon offer products that allow insurance companies to monitor driving trends as an input to insurance risk and to validate the status of road networks to support claims analysis; we have further enhancements in development to support pay as you drive and advanced analytics that are scheduled for commercial release in the third and fourth quarters of 2022.

Remote Diagnostic Services:

Connected vehicle data transforms “car health” by transmitting diagnostic issue alerts, enabling the understanding of real-world component performance, and generating personalized vehicle servicing and safety enhancements. This service will include identifying and preventing component failures, determining consumable usage and tracking part quality, all remotely from the vehicle.

We intend to use this information to improve the efficiency and quality of vehicle parts, aid repair and maintenance, inform dynamic servicing and help optimize vehicle residual value, serving OEMs, dealerships, repair businesses and drivers. Wejo’s approach will be to disrupt existing use cases that typically use plug-in diagnostic devices to access vehicle health information. Target customers include independent vehicle garages, repair workshops, component and part manufacturers, and vehicle warranty providers.

We do not currently offer Remote Diagnostic Services products; our first products supporting Remote Diagnostic Services are in development with planned commercial release for the second and third quarters of 2022.

Car Sharing & Rental:

We intend to use this product to drive transformation in the established car rental market and support growth in car sharing with functionality such as remote vehicle unlock, digital keys, vehicle status information, vehicle monitoring and enhanced safety and security. Our proposed services will also provide vehicle condition monitoring and alerts, vehicle usage and journey trends by location plus dynamic pricing models.

All types of connected car data will be relevant for car sharing and rental, with a particular focus on enabling enhanced consumer experiences and providing vehicle intelligence and usage analytics to the vertical service providers. This covers both peer-to-peer car sharing, fleet car sharing and traditional car rental.

Our approach will be to both disrupt where existing data sources are used, but also be a market maker for new propositions that only connected vehicle data can enable. Target customers include car rental providers, peer-to-peer car sharing operators, ride sharing operators and smart mobility platforms.

We do not currently offer Car Sharing & Rental products; our first products supporting Car Sharing and Rental are in development with planned commercial release in 2022.

Roadside Assistance:

We intend to use this product to transform roadside assistance services, such as breakdown support, vehicle recovery, emergency service response and driver assistance services. Our proposed services include transmitting crash and breakdown alerts, understanding crash severity, occupancy, and vehicle status, and automatic dispatch of recovery services based on identified issues and resolution requirements.

Data such as crash and airbag sensors are combined with body status sensors to identify the occurrence and severity of an incident. Data in connected vehicle components automatically informs breakdown service providers of the issue in vehicle, enabling rapid and appropriate response. Wejo intends to act as both disruptor and market maker for this product, replacing legacy data sources whilst also enabling new propositions using vehicle connectivity. The primary customer targeted for this product is breakdown and recovery service organizations, while the data will also be used by sectors such as fleet management and insurance that require rapid notification of a crash or incident for first notification of loss.

We do not currently offer Roadside Assistance products; our first products targeting roadside assistance providers are in development with planned commercial release for the third and fourth quarters of 2022.

Integrated Payments: “Pay By Car”

We intend this product will use connected car data to enable automated payments for services such as parking, toll road usage and fuel/EV charging. Also provides for in-vehicle purchasing of goods and services, including food and drink, retail and on-demand insurance and vehicle features.

We intend to use vehicle data to determine the amount of a product or service that the driver must pay for, such as length of stay at a car park, distance travelled on a toll road or amount of fuel delivered etc.

Vehicle data also enables dynamic pricing including based on such things as occupancy, time of use, driving style and emissions. Wejo will disrupt existing marketplaces by creating new driver and vehicle owner propositions that simplify the payment process through data and vehicle connectivity. Target customers include EV charging and parking operators, toll road operators, and fuel and convenience stores.

We do not currently offer Integrated Payments products; our first products supporting integrated payments are still in the research phase and do not have a targeted commercial release date.

Automotive Business Insight Solutions (SaaS):

In addition to the Marketplace products discussed above, Wejo is developing its software portfolio to commercialize data-centric software capabilities, including business insights and services enablers to OEMs and Tier 1s as a separate product line. We aim to generate revenue through strategic partnerships offering to OEMs and Tier 1s, for fees, data processing and business intelligence delivery based on connected vehicle data. During 2019 and 2020, we worked with a South Korean OEM on potential Automotive Business Insight Solutions (SaaS) and generated an immaterial amount of revenue during this timeframe. Our additional proposals have received positive feedback from several OEMs with whom we are discussing projects intended to generate Automotive Business Insight Solutions (SaaS) revenue for Wejo in the future.

Automotive Business Insight Solutions (SaaS) for OEMs will increasingly provide detailed insights to manufacturers through enrichment of the vehicle data from multiple sources. Services will leverage machine learning algorithms to identify patterns in the data which could give near real-time information to OEM’s on the performance of their vehicles, improvements that can be made in automotive components and how to optimize sales, marketing and aftermarket supply chains.

Example OEM and Tier 1 insights will include real-world vehicle usage intelligence, feature usage, powertrain and EV suitability, enhanced demographic profiling, dealership and aftersales intelligence and vehicle maintenance and diagnostics. Wejo’s platform provides the capabilities necessary to provide simple access to and consumption of such insights by users at OEM and Tier 1 partners.

In addition to working closely with the OEMs to prepare for tailored Automotive Business Insight Solutions (SaaS), which offer data visualization and queries to data sets are scheduled for commercial release in the second half of 2021; we are developing additional Automotive Business Insight Solutions (SaaS) targeting analytics of interest to OEMs with planned commercial release beginning in the first quarter of 2022.

Growth Strategies

Wejo is strongly positioned in a competitive landscape, with leadership in the critical areas of OEM relationships, proprietary data sets, Artificial Intelligence (“AI”) & Machine Learning (“ML”) and data analytics. The company’s growing reservoir of unstructured data presents significant opportunities to disrupt and create new marketplaces by standardizing data and generating insights. Wejo’s platform is built using modular capabilities that can be re-used across a wide spectrum of products and customer types, for example using repeatable interfaces for data access and insights that support a growing number of use cases. Our go-to-market activities underpin our growth flywheel, driving adoption of offerings across increasingly broad industry sectors aligned to the two product lines. We plan this growth both organically and, where opportunities arise, through inorganic strategies, such as targeted acquisitions.

Our sales are presently attributed to the fields of Traffic Management, Advertising, and, to a minimal extent, SaaS Solutions. Over the next three years, Wejo will drive growth and monetize opportunities in six additional products: Fleet Management Services, Usage Based Insurance, Remote Diagnostics Services, Car Sharing & Rental, Roadside Assistance, and Integrated Payments.

For example, Fleet Management Services can be disrupted as connected vehicle data allows more reliable tracking of the condition of an asset vehicle and driver behavior, while Remote Diagnostic Services can be transformed by cloud-based access to vehicle data and insights for repairs and maintenance.

We expect to add customers as we expand in new fields and broaden our data collection and raise our ability to deliver new insights. In the U.S. alone, Wejo has identified 70 markets and a potential customer universe of 1.5 million customers based on the expansion for eight products by 2023.

Growing product value: Wejo is focused on moving up the “product value” pyramid, providing “answers” and intelligence to customers that solve problems rather than simply providing raw source data. This approach removes barriers to entry for customers, whilst enabling Wejo to maximize product pricing and generate unique IP.

Addressing the needs of enterprise customers: Wejo’s offerings typically meet the broader needs of enterprise customers in a number of ways. For example, by providing traffic data to optimize logistics and fleet routing, followed by driving safety data to underpin fleet management, and then vehicle status data to enable future consumer propositions. Wejo’s focus on capturing and growing business with enterprise customers can deliver high growth and long-term revenue.

Addressing the needs of under penetrated OEM fleets and Tier 1s: OEMs understand the significant need to harness and synthesize all of the data points within their vehicles; however, there is no industry standard for different platforms and parts to speak to each other. A lack of standardization in the connected vehicle eco-system is one of the most significant problems we are solving, even as we unlock new applications powered by a growing supply of connected vehicle data. As OEMs increase the numbers and quality of sensors in their vehicles, Wejo can unlock more marketable insights. For example, our analytics can detect where black ice may occur on a road by using aggregation of weather data, steering input, yaw angle, and ABS sensors. We have mapped car parks in Korea utilizing vehicle data, and in the future will look to provide live parking availability utilizing such things as ultrasonic, camera, and radar data.

Geographic Footprint: Wejo presently has 17 OEM and Tier 1 relationships in the United States, Asia and Europe, with plans to expand our footprint into Latin America and other regions in the coming years.

Targeted Acquisitions: Wejo recognizes that acquisitions may provide the opportunity to accelerate revenue growth and capture market share. A team has been created to take advantage of opportunities that may arise.

Our Partners and Customers

Wejo has built a network with partners and customers that is based on shared opportunities. We expect to partner with over 40 regional OEMs from 13 unique automotive companies and our company presently engages with 17 OEMs and Tier 1 partners; those whose vehicles are live on the Wejo ADEPT platform transmit data to Wejo. Our relationships with OEMs and Tier 1s include “preferred partnerships”, allowing us to work collaboratively to ingest, standardize and deliver data products to customers, and to create SaaS Solutions for OEMs, Tier 1s and their customers.

OEMs and Tier 1s are increasingly looking for actionable data and insights to inform decision making and maximize efficiencies across their businesses. Wejo enables data collection in-journey rather than post- journey, enabling near real-time insights and providing our customers and partners with a distinct competitive edge. Wejo’s ADEPT cloud platform creates a sustainable and growing value loop between our company and our partners. As our OEM partners provide us with unstructured data points from various inputs within connected vehicles, Wejo can aggregate, standardize, and analyze that information to provide them with value-added insight.

OEMs and Tier 1 manufacturers engage with Wejo based on our market-leading capabilities and services we can offer. They include:

●	Data Capture: Enabling OEMs and Tier 1s to optimize sensor data capture and transmission;
●	Product: Transforming billions of data points from over 100 sensors into powerful products;
●	Compliance and Regulation: Managing proprietary and partner data with disciplined compliance and internal control;
●	Revenue-Share Sales: Delivering value to OEM from its data set by applying data processing intelligence that match fields of use of target marketplaces — this share of data value relies on pre- negotiated revenue share agreements with OEMs, based on an estimation of data value potential after an in-depth analysis of its attributes, quality, and volume for each OEM; and
●	SaaS Solutions: Empowering OEMs and Tier 1s to gain mobility intelligence from their own vehicles and components, informing product roadmaps and addressing customer needs. We expect that many of our OEM preferred partners will utilize our SaaS Solutions as they are developed.

Some of our OEM partners include General Motors, Volkswagen, Fiat Chrysler Automotive (“FCA”), Renault, Honda, and Toyota. Our Tier 1 partnerships include Hella and Cosworth.

Wejo’s eight products, starting with Traffic Management and Advertising, also allow us to expand our customer base. Potential customers include mapping companies and companies providing mapping related services, logistics companies that operate delivery services, departments of transportation, smart cities, smart city infrastructure providers and land planning departments. Current traffic management customers include Inrix, UrbanLogiq, and Arrivalist. We also expect that future uses in areas such as Fleet Management Services, Usage-Based Insurance, Remote Diagnostics Services, Car Sharing and Rental, Roadside Assistance, and Integrated Payments will expand our customer base to include more customers such as car rental companies and insurance companies.

We view electric vehicle companies as potential clients and are talking with many of them. EV’s have unique use cases that will benefit from connected vehicle data. These use cases provide valuable insights into the performance of EV’s in real world conditions and Wejo products will target the in and around EV experiences based on these insights.

Looking further into the future, we believe Autonomous Vehicles (“AVs”) will benefit Wejo from both a supply and consumption perspective, providing valuable new data sources from increasingly sophisticated sensors such as cameras and radar, and enabling new propositions for marketplace and OEM/Tier 1 SaaS. For example, using camera data to determine road surface and lane marking quality, which can support many uses across many sectors and be used by the OEMs themselves within the vehicle to enhance safety and capabilities. We recognize that value will be unlocked incrementally, through increasing prominence of advanced driver assistance systems and vehicle-to-vehicle communication before mass penetration of AVs.

Wejo engages partners through our OEM partner team, which consists of industry experts whose primary role is to maximize this engagement. Our process begins with assessing the OEMs approach and interpretation of Data Privacy, Consent Management, and Local Governance and typically progresses to a Data Evaluation Agreement, during which time OEMs provide data schemas and static and streamed sample data sets for analysis and standardization.

Our Go-To-Market Strategy

Our go-to-market strategy is tailored to address the growth of our industry and the rapidly expanding connected vehicle data ecosystem. The total number of connected vehicles on the road is expected to triple this decade to 600 million by 2030, according to Ptolemus Consulting, Gartner and Wejo internal research. Wejo projects that about one-half of these automobiles will operate on our platform. Our projection is based upon (a) our conversations with OEMs along with their published reports, (b) the growth of connected vehicles through OEMs with whom Wejo already has relationships (either exploratory contracts or contracts for live data), (c) expected expansion of existing OEM contracts into new geographies, and (d) internal connected vehicle data contract pipeline estimates. Our Serviceable Addressable Market (SAM) at 2030 is projected to reach $61 billion.

Wejo’s leading position in the connected vehicle data market creates a flywheel effect that is allowing the company to disrupt existing services, while creating new marketplaces that utilize our growing reservoir of proprietary data and robust technology platform. Over the next three years we expect to make significant inroads into new market sectors by providing advanced solutions that address such issues as vehicle maintenance and roadside assistance to leasing and insurance. As we continue to build industry-leading solutions, our relationships have been stronger, with major OEMs partnering with Wejo. Wejo intends to position ADEPT as the common data stack for vehicle-to-vehicle and vehicle-to-infrastructure communication and AVs become more prominent in mobility.

We utilize a direct and channel salesforce and employ a multi-channel marketing program to make full use of our platform and capabilities. This strategy supports our work with OEM and Tier 1 partners to monetize data and increase the numbers of our partnerships and customers, which are driven by our entry into more marketplaces with increasingly sophisticated products. Wejo’s dataset and partnerships create sticky relationships that allow Wejo to scale quickly and effectively.

Our direct salesforce as of September 30, 2021 stood at 73 people (including three Executive Officers and two contractors), working across UK, U.S., France, Spain, Germany, Netherlands and Japan. Our strategy to invest in direct sales resulted in the recruitment of three new executive officers to lead across the three main areas of sales in readiness to scale significantly across new markets and territories.

We have had a proactive marketing and branding strategy to build our reputation for innovative data products, data privacy and security. This generates a consistent and robust lead flow. Marketing action includes webinars, hosted by Wejo and our partners, along with events such as TechCrunch Mobility and

MOVE America. Wejo deploys digital marketing strategies through content syndication and social media targeting, for example using audience matching on LinkedIn. Wejo continues to develop our digital presence through social media channels, while investing in digital events. Our business development representatives also generate leads internally. The nature of our data leads to consistent engagement with many customers. The benefit of these engagements leads to repeat customers and expanded relationships with our customers.

Competition

Wejo is in a competitive business, yet we continue to grow. Companies offering similar data marketplace services as Wejo include Otonomo, High Mobility, Caruso Dataplace, Motorq and Smartcar.

Continental, Hewlett Packard Enterprise and technology provider Ericsson offer vehicle connectivity and OEM solutions, whilst there are vertical specific players such as LexisNexis, Verisk and Octo that offer insights for specific product lines. Data and technology conglomerates, such as Google, Apple, and Amazon, could provide intense competition given their data and technological capabilities and resources to fund rapid development.

Wejo remains strongly positioned in this competitive landscape. We built our company with specific purposes in mind: to build strong OEM relationships, to advance transportation safety, and to improve the in- and-around the car experience, all while building value. We have strong OEM relationships based on our preferred partner relationships which typically have terms of up to seven years. We process over 16 billion data points every day in live near real-time feeds directly from vehicles through our OEM relationships. These data feeds do not come from brokers, the aftermarket, or mobile phone data resellers, which are frequently used as data sources by competitors. Wejo’s data comes from direct OEM relationships and integrations with the connected vehicles.

The convergence of our vision, our technology, and our OEM relationships allows us to process and standardize unparalleled amounts of data to create our proprietary data set. We have OEMs in Asia, Europe and in the United States with multiple different data standards that, as we onboard to our platform, we converge to one standard. We standardize up to 414,000 data points a second.

On top of our technology and our broad suite of planned products, OEMs are demanding more and more from us. We see opportunities to use our platform to redistribute data internally to their businesses, to visualize their data for them, and to provide services that help them comply with regulatory requirements. With these new experiences, we gain more insight into the data, and OEMs gain more insight into what we can provide. As the richness of our data analytics grows, so does the opportunity for us to develop and offer SaaS Solutions to the automotive industry.

While others may talk about privacy, we build privacy by design. Our global security certifications and process controls comply with the GDPR. This privacy backbone gives OEMs confidence to send us their data.

And we have data that can be used by customers in near real-time. With our data we identify roads, lanes, near real-time traffic performance, and near real-time changes in road and lane performance, whether caused by a crash, by a dangerous road condition or by construction. This near real-time data can provide direct insights back to departments of transportation to improve signage or take other road management actions that will help road users have a better experience. Where aftermarket devices and mobile phone data provide a fuzzy picture, our data provides high-quality high-resolution views of traffic flows and behavior. More exciting are the safety and traffic management benefits that, with our partners like Purdue University, the Indiana DOT, and the Eastern Transportation Coalition, we have only just begun to demonstrate. From identifying locations where crashes are likely to occur before they occur to near real-time road information that allows road crews to make construction sites less likely to cause crashes, the opportunities are immense. While we have started to work with customers in traffic management, this same valuable opportunity for our customers exists in the eight markets where we are planning to launch product from 2021 through 2023. For connected vehicle data, we have changed the conversation from a question of what can be done to a mandate to do more.

Talking about more, the data we ingest comes from over 100 in-vehicle sensors that we group into families. We have built machine learning capabilities that understand vehicle behavior and identify parking lots and curbside parking. With access to over 100 sensors in vehicles providing 16 billion data points per day and over 9 trillion data points to help train our machine learning systems, we are just beginning. We can tell when it is raining or the temperature is below freezing and cars are skidding to identify black ice or road hazards in near real-time, and in which lane. This information can help a DoT manage roads so drivers and passengers have safer more efficient travel.

That is the power of having near real-time data and that is what Wejo brings.

Data Privacy

Data privacy and security is at the heart of what Wejo does and is paramount in securing the trust of our partners and customers. Wejo takes a holistic approach to privacy detailed in our top ten Aspects of Privacy:

1.	Governance. The Wejo Privacy Governance structure ensures that appropriate attention is provided to Privacy matters, for example, through regular meetings of the Wejo Privacy Forum. The Privacy Forum tracks proximity of legislative changes to the business and ensures that appropriate compliance measures and controls are identified and implemented within requisite timeframes. At a senior level Wejo has a Privacy Operations Officer (managing compliance with Privacy legislation) and a company Data Protection Officer (monitoring compliance with EU Regulation). In addition, each department appoints a Privacy Champion responsible for privacy compliance and control maintenance in their respective departments.
2.	Establishing a Solid Baseline: Wejo global security certifications and process controls comply with the General Data Protection Regulation for all international operations, the ADEPT platform, and Wejo products. This is applied to all products in keeping with the ‘Privacy by design’ principles. Emerging privacy legislation is measured against the GDPR for the identification of additional control requirements as required for CCPA and other emerging legislation in the United States, for example.

Wejo maintains a record of all data processing activities within standard GDPR art.30 records of processing and these are managed by our Privacy Champions with oversight from the Privacy Operation Officer and the DPO.

External Verification: Wejo is externally audited annually under the IASME Standard, Wejo has attained the Gold standard for compliance for the previous four years.

3.	Geo-Static Data Management Model: Wejo implements a data localization model that allows our platform to store and process connected vehicle data within the Territory from which it originated. Where the transfer of data is required, Wejo ensures that all transfers are complaint with all applicable laws and the transfer of data is lawful.
4.	Detailed Internal Privacy Models: We maintain a clear internal Privacy Classification Model to define and foster a common understanding of privacy terms such as anonymization, de- identification, aggregation and pseudonymization. The classifications of privacy related data are modelled using internal standard compliance scenario models that detail various operating strategies which can then be discussed with business partners.
5.	Compliance with applicable Legislation and Regulation: The above building blocks allow Wejo to measure compliance requirements for new and emerging privacy legislation. This allows us to identify and implement additional controls when necessary.
6.	Processing Classifications: Wejo processes data in line with our data classification strategy. Our classification strategy consists of personal data, pseudonymized, anonymized and ‘De-Identified and Protected’ data sets. We offer anonymization services to our business partners.
7.	Privacy & Data Science: There are many new and emerging data processing and ‘Data Science’ techniques that allow Wejo to remain compliant with all privacy requirements. These techniques are implemented under the banner of Privacy Enhancement Techniques or PETs. Examples of these PETs include K-Anonymization and Differential Privacy. These tools are examples of how we embed data science techniques into our products so we can accommodate changes to the privacy legislation landscape in our products and services.
8.	Information Security Management: Another primary consideration for Privacy of data is applying the appropriate level of protection to maintain the security of the data. Wejo has a number of security certifications that include Cyber Essential Plus and IASME Gold as well as the internationally recognized ISO 27001 certification which was achieved in 2020. These are all externally audited certifications that are complementary to one other and collectively ensure that a robust security ‘defense in depth’ model is maintained.
9.	Risk Management: Wejo has a well-established and robust risk management process, including a Risk Committee reporting to the Board, in place aligned with ISO 27005 which we follow to appropriately identify and manage all privacy related risks. This includes the undertaking of Data Privacy Impact Assessments (“DPIAs”) when required.
10.	Ethics and Respect: Wejo’s mantra is “Data For Good™” and we often go beyond what is required by legislation and standard practices. We utilize data in a manner that is ethically correct and respect the Rights and Freedoms of all Data Subjects and Consumers regardless of which territory they are based in.

Employees

As of September 30, 2021, Wejo had 266 workers, of which 244 are permanent employees as follows:

●	83 employees engaged in Technology and Development
●	66 employees in Direct Sales
●	18 employees in Marketing
●	11 employees are Executive Officers or Directors
●	66 employees in Portfolio, Strategy/Innovation, Recruitment, HR, Finance, Legal and Compliance.
●	Geographically, of the 244 permanent employees: 31 employees based in the United States, 207 employees based in the UK and 5 employees based in Europe.
●	In addition to the 244 employees, Wejo had 22 non-permanent employees; 1 based in Japan, 8 in U.S., 3 in Europe and 10 in the UK

None of Wejo’s employees are represented by a labor union, and Wejo considers its relations with its employees to be good. To date, Wejo has not experienced any work stoppages.

Research and Development

Wejo has invested a significant amount of time and expense into research and development in order to develop the Wejo ADEPT platform, strengthen its data reshaping capabilities, scale the data pipeline and facilitate data access by its ecosystem. Wejo’s research and development activities are largely conducted at its headquarters in Manchester, United Kingdom. Wejo’s ability to compete in its industry depends in part on its ability to successfully achieve continual innovation in its technology and products through R&D activities.

Facilities

The mailing address of Wejo’s registered office is ABC Building 21-23 Quay St, Manchester, United Kingdom XO M3 4AE. Wejo’s operational headquarters are located in Manchester, United Kingdom. Wejo’s headquarters are subject to a lease agreement that expires on April 2022. This facility contains engineering, product, commercial, marketing, sales and administrative functions. Wejo will continue to have offices in regions where it does business.

Government Regulations

Vehicle data companies are subject to emerging regulatory federal, state, national and international frameworks that are in a rapid state of change.

Wejo receives, and processes connected vehicle data and uses that data to provide products and services to our customers via our ADEPT platform. For our current live data products, this includes processing deidentified data, including into anonymous data products. We also offer services to process personal data (as defined under the GDPR) on behalf of OEMs into anonymized data. Deidentified data that is not anonymous and personal data can only be legally collected, processed and shared in compliance with applicable legal and technical requirements such as GDPR, the EU Directive on Privacy and Electronic Communications or California’s CCPA. Aggregate data is generally subject to different privacy obligations or is exempt from personal data protection laws. Wejo does not receive, process or share vehicle generated personal data without receiving sufficient assurances from its data providers that the subject of the information has been provided with clear and appropriate notice and consent to provide such information has been explicitly made. With both customers and data suppliers, privacy laws and regulations generally drive the need for specialized capabilities to comply with the requirements in those laws and regulations. Wejo offers services through our ADEPT platform to support compliance with the applicable laws and regulations.

For our live and batch vehicle data products, our OEM providers own the relationships with vehicle owners and obtain their consents to collect connected vehicle data. In all regions in which we currently operate, vehicle owners have a choice to opt out of consents with the OEMs. Our business builds upon the value that connected vehicle data brings to vehicle owners, as well as to our customers, OEMs and the OEM Tier 1s. The success of our products depends upon vehicle owners continuing to value the benefits of connected vehicle data services and to thus consent to those services. To date customer opt-out has had no meaningful impact on our business and we expect our future products to bring customer value with the same results. In addition, certain future Wejo products may rely upon direct relationships between Wejo and vehicle owners, for which Wejo will need to obtain vehicle owner consents in accordance with applicable laws and regulations to collect the relevant data.

On March 9, 2021 the European Data Protection Board (EDPB) adopted the Guidelines 1/2020 on processing personal data in the context of connected vehicles and mobility related applications (the “Guidelines”). These guidelines focus on personal data processed from connected vehicles. The Guidelines link connected vehicles to the GDPR, Directive 2002/58/EC, (the “e-Privacy Directive”), which sets forth requirements related to storing and accessing data stored in the vehicle. The Guidelines identify risks of connected vehicle data and identify three categories of personal data generated by a connected vehicle that deserve special attention (1) location data, (2) biometric data, and (3) data revealing criminal offenses or other infractions. The guidelines make recommendations related to lawful processing of personal connected vehicle data to address risks to data subjects, including lack of control over personal data, quality of user consent, processing data for the purpose of the consent, excessive data collection, and data security.

The vehicle data and connected car regulatory landscape continues to evolve rapidly. Wejo believes that national and international legal frameworks around vehicle data and connected cars will continue to develop and change to address technological, consumer and societal developments. Wejo may become subject to additional regulatory schemes and requirements, whether applicable to it directly as a vehicle data marketplace, or indirectly, as a result of legal requirements imposed on OEMs and other data providers.

As a global technology company, we are also subject to trade, export controls, anti-bribery and sourcing regulations in various jurisdictions. Wejo’s operations are also subject to various federal, state and foreign laws and regulations governing the employment and occupational health and safety of its employees and wage regulations.

Legal Proceedings

From time to time, Wejo may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of its business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. On April 1, 2021, Arma Partners LLP (“Arma”), filed a lawsuit against Wejo in the Royal Courts of Justice, London, England, under Claim Number CL 2021-00201. In the lawsuit Arma claim declarations from the Court that Arma is entitled to remuneration arising from its alleged engagement and services. Arma seek to amend its claim to also seek success fees arising from their alleged engagement and services. Arma’s claim is disputed in its entirety.

MANAGEMENT

References in this section to “we,” “our,” “us” and the “Company”generally refer to Wejo Group Limited and its consolidated subsidiaries after giving effect to the Business Combination.

Composition of the Wejo Group Limited Board of Directors and other Executive Officers

The following persons are the members of our board of directors (the “Board”) and our executive officers as of the date of this prospectus:

Name	Age	Position
Directors and Executive Officers
Richard Barlow	43	Chief Executive Officer and Director
John Maxwell	57	Chief Financial Officer and Director
Executive Officers
Mina Bhama	42	General Counsel and Company Secretary
Den Power	57	Chief People Officer
David Burns	48	Chief Technology Officer
Sarah Larner	40	Executive Vice President of Strategy and Innovation
Non-Employee Directors
Timothy Lee	70	Chairman of the Board of Directors
Diarmid Ogilvy	51	Director
Samuel Hendel	40	Director
Ann M. Schwister	54	Director
Alan Masarek	61	Director
Lawrence Burns	70	Director

Executive Officers

Richard Barlow, Chief Executive Officer and Director, Mr. Barlow serves as the Chief Executive Officer at Wejo, responsible for strategic direction and managing all aspects of the business. Mr. Barlow founded Wejo in 2014, having founded, scaled and exited a highly profitable fintech data platform out of the UK. Realizing that the connected data technology in motor racing, one of his passions, would transition to mainstream automotive in the future, Mr. Barlow created Wejo and the mantra of “Data For Good™”, transforming connected vehicle data into mobility intelligence solutions that revolutionize the way we live, work and travel. Mr. Barlow has led Wejo from the front since the company’s inception, creating the automotive industry’s standardized data and communication stack for all types of connected vehicles.

We believe Mr. Barlow’s extensive experience as an executive, his experience in data exchange and prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.

John Maxwell, Chief Financial Officer and Director, has served as the Chief Financial Officer of Wejo Limited since March 16, 2021. Mr. Maxwell has more than 30 years of experience driving financial growth including in the technology and telecommunications industries. From January 2017 to December 2020, Mr. Maxwell served as Chief Financial Officer of Aquestive Therapeutics, a specialty pharmaceutical company with a focus on epilepsy and allergy treatments. Mr. Maxwell prepared the company for its IPO, raising $115.0 million of new equity capital in its 2018 IPO and 2019 follow-on. Mr. Maxwell also led a $100.0 million debt recapitalization and $125.0 million royalty monetization transaction at Aquestive. Prior to his role at Aquestive, from September 2000 to August 2006, Mr. Maxwell served as SVP of finance and administration at PanAmSat, which he helped take private, and subsequently brought public in 2005.

Previously, Mr. Maxwell served as Chief Financial Officer at WIL Research. Mr. Maxwell started his career at Ernst & Young, and held various senior financial roles at General Signal, ADP, INFONXX and Plainfield Asset Management. Mr. Maxwell earned his MBA in Finance and International Business from New York University’s Stern School of Business and received his BBA in Accounting from Texas Tech University. He is a Certified Public Accountant.

We believe Mr. Maxwell’s extensive experience as an executive, his experience in financial leadership and prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.

Mina Bhama, General Counsel and Company Secretary, has served as General Counsel for Wejo since February 2018, and as the Company Secretary since January 2019. Ms. Bhama is responsible for managing the legal function and advising the Company and board of directors on the company’s legal, regulatory and governance matters. Prior to these roles, Ms. Bhama served as legal consultant to Wejo from November 2016 to January 2018. Ms. Bhama comes to Wejo with a strong background in corporate commercial and M&A and corporate governance having previously served as General Counsel and Company Secretary for Conviviality Plc, from January 2015 to October 2016, where she advised the board of directors, was a member of the executive team driving strategic direction, managed filings and led the corporate legal M&A activities including a reverse takeover. She also served as a senior legal advisor at Moneysupermarket.com Group Plc and a legal advisor at Innospec Inc. Ms. Bhama has an LLB (Hons) from Staffordshire University, postgraduate diploma in Legal Practice from the College of Law, Chester, admitted as a solicitor by the Solicitors Regulation Authority in 2003, and an Associate Chartered Company Secretary graduating from the Institute of Chartered Secretaries and Administrators (ICSA).

Den Power, Chief People Officer, has served as the Chief People Officer at Wejo since July 2019, managing the human resources function for the business which includes establishing organizational design principals, determining reward and recognition mechanisms, and growing and attracting talent. Before Wejo, from December 2018 to May 2020, Ms. Power was a management consultant at Project 55 Ltd., a human resources consulting services organization. Ms. Power has been instrumental in transformational change programs across many companies, including Shop Direct Group, MBNA, Jack Wills, Ted Baker, King Fisher and B&Q, reporting directly into the board. Her past work also includes Human Resource Director at LeadX as well as consulting across many sectors including travel, utilities and nuclear. Ms. Power attended the University of Manchester where she received her BA in Humanities. Ms. Power also holds the CIPD qualification as a chartered HR professional.

David Burns, Chief Technology Officer, has served as Chief Technology Officer at Wejo since February 2021, where he is charged with driving and executing on the company’s vision and managing technology platforms, partners and external relationships. Mr. Burns brings to Wejo his proven expertise in matching cutting-edge innovation with revenue opportunities. He most recently served as CTO at Key Travel, a global market leader for specialty online travel services, where he was focused on expanding the company’s from March 2018 to February 2021 portfolio and driving growth through acquisitions. Prior to his role at Key Travel, Mr. Burns served as CTO of Yell, a digital marketing services company, from November 2016 to October 2017. He also has held senior management technology roles at Capita, CGI, Vertex Data Science and HP Enterprise Services. Mr. Burns is a graduate of the University of Cumbria in the UK.

Sarah Larner, Executive Vice President of Strategy and Innovation, has served as the Executive Vice President of Strategy & Innovation since June 2021, and is responsible for the formulation and management of the strategic initiatives at Wejo. Ms. Larner has been at Wejo since 2015, playing an integral role in the organization’s growth and success serving as Executive Vice President, Sales and Partnership, from March 2020 to June 2021, Executive Vice President, Partnerships, from July 2019 to March 2020, and Head of Sales, from April 2015 to July 2019. Previously, as EVP for Sales & Partnerships at Wejo, Ms. Larner has a deep understanding of the connected vehicle landscape across automotive and the marketplace. Ms. Larner brings relevant experience to her role at Wejo, previously managing strategic partnerships across motor and home insurance channels for Moneysupermarket.com Group Plc where she was responsible for maximizing channel revenue. She also spent time as a sales executive at Merrill Lynch where she focused on uncovering financial services opportunities in both emerging and established markets.

Non-Employee Directors

Timothy Lee, Chairman of the Board of Directors, has served as the Chairman of the board of directors of Wejo Limited since 2017. Prior to joining Wejo, Mr. Lee spent 45 years working at General Motors Company (“General Motors”) in international operations, manufacturing and engineering where he served as Executive Vice President, General Motors Manufacturing and Chairman of General Motors China until his retirement in 2014. Mr. Lee is a manager, member and holder of approximately 30% of the equity interests of Hawksbill Group, a firm he co-founded in August 2015, that provides strategic advice to executives. Mr. Lee also works with private equity groups Ontario Teachers’ Pension Plan and Atlas Holdings. Mr. Lee currently serves as the Chairman of the Board of private company Motus Integrated Technologies, an Atlas company. He is also a member of the Board of Directors of East Penn Manufacturing, a privately held company and the leading producer of lead-acid batteries in the United States. Mr. Lee received a BA from the General Motors Institute (now Kettering University) and an MS from Purdue University.

We believe Mr. Lee’s extensive experience as an executive, his experience in operations and prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.

Diarmid Ogilvy, Director, has over 28 years’ investment experience in both the public and private equity markets. Over the last five years, his commercial focus has been on three entrepreneurial ventures. In January 2014, he became Co-Founder and a seed investor of Wejo and has since served as a Non-Executive Director. Together with Richard Barlow, he has developed the investment strategy and helped raise the significant amount of capital invested in Wejo to date. In February 2014, Mr. Ogilvy became a seed investor in Grind and served as Chairman from 2014 through August 2021. Grind is a fast growing and aspirational specialty coffee brand. In March 2016, he co-founded and became a Managing Partner of ValuAnalysis. Authorised and regulated by the Financial Conduct Authority, the firm is an independent investment boutique, focusing on proprietary equity research and investment advisory. Mr. Ogilvy has also been involved in a number of other private equity investments both as a Director and passive investor. In addition to his commercial interests, Mr. Ogilvy serves as a Stakeholder Governor of University College London Hospitals (one of the largest National Health Service Trusts in the UK), where he serves as Chair of the Nomination, Appointments & Remuneration Committee. He is also a Trustee and Treasurer of The National Brain Appeal, a charity which supports the work of The National Hospital for Neurology & Neurosurgery, one of the University College London Hospitals. Mr. Ogilvy holds a BA cum laude from Princeton University and an MBA from INSEAD.

We believe Mr. Ogilvy’s extensive experience in financial services and his prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.

Samuel Hendel, Director, has 18 years of experience in the investment management industry and currently serves as the Portfolio Manager and President of Easterly Investment Partners, the $4.0 billion AUM value manager, where he has been since 2009. Prior to Joining Easterly, Mr. Hendel was Co-Portfolio Manager for risk arbitrage and event-driven strategies at Satellite Asset Management from 2006 to 2009.

That position followed 3 years at UBS, from 2003 to 2006, where Mr. Hendel was an Associate Director, serving in both the portfolio trading and proprietary trading groups. In addition to his role at Easterly, Mr. Hendel is a Co-Founder of Dataminr, the leading company for event and risk detection, which he began with two of his former Yale classmates in 2009. Dataminr’s platform offers the earliest signals of major events to corporations, financial institutions, news media, and the public sector. CNBC recognized Dataminr as one of the world’s “most disruptive technology companies,” which raised $475 million in March 2021 at a $4.1 billion valuation. In his personal capacity, Mr. Hendel is an Associate Fellow of Davenport College at Yale University in addition to being Co-Founder of Accelerate Yale, an alumni shared interest group focused on promoting entrepreneurship at Yale. Mr. Hendel has board experience serving as the Chairman of OkayMedia, which includes OkayPlayer, a music and lifestyle website founded in 1999 by Ahmir (Questlove) Thompson of the hip hop band The Roots, and OkayAfrica, the leading digital media company focused on African culture. He has also served on the board of Virtuoso since January 2021, where he serves as a member of the Audit and Compensation Committees. He also serves on the board of ImpaCT, a Connecticut-based charity focused on providing support to underprivileged youth in the local community alongside his wife. Mr. Hendel received a B.A. from Yale University.

We believe Mr. Hendel’s extensive experience in investment management and executive leadership qualify him to serve as a director of Wejo Group Limited.

Ann M. Schwister, Director, has 29 years of domestic and international operational experience at Procter and Gamble. From January 2014 until June 2018 she served as Vice President and CFO of North America, Procter and Gamble’s largest region. Previously she served as VP and CFO of Greater China and VP and CFO of Global Oral Care. Since retiring, Ms. Schwister has been a strategic advisor working with several organizations including social enterprises and a small family owned business. She also serves on the Executive Committee and board of the Greater Cincinnati Foundation where she chaired the Finance and Audit Committee for six years. Additionally, she has served on the CFO Committee of the Grocery Manufacturers Association and the Wisconsin School of Business Dean’s Advisory Board. In these roles, Ms. Schwister has amassed significant experience regarding Global P&L responsibilities, gained a deep understanding of consumers and digital and traditional retail environments, and gained experience with respect to small businesses. Ms. Schwister is also on the board of PARTS iD, Inc. (NYSE American: ID), serving as Chair of the Audit Committee and a member of the Governance Committee. She has a BBA degree in Finance with a specialization in International Business from the University of Wisconsin-Madison.

We believe Ms. Schwister’s extensive experience in operations management, public company experience and executive leadership qualify her to serve as a director of Wejo Group Limited.

Alan Masarek, Director, has over 25 years of experience in communications, information technology and business services companies. Most recently, he was Chief Executive Officer and a member of the Board of Directors of Vonage (NASDAQ: VG) from November 2014 to June 30, 2020. Mr. Masarek came to Vonage from Google, Inc., where he was Director, Chrome & Apps from June 2012 until October 2014, following the acquisition of his prior company, Quickoffice, Inc. Mr. Masarek was Co-founder of Quickoffice, Inc. and its CEO from July 2007 to June 2012. Mr. Masarek earned his M.B.A., with Distinction, from Harvard Business School and his B.B.A., Magna Cum Laude, from the University of Georgia.

We believe Mr. Masarek’s extensive experience in financial services and executive leadership qualify him to serve as a director of Wejo Group Limited.

Lawrence Burns, Director, has over 30 years of leadership experience in the automotive industry.

Dr. Burns served as the Corporate Vice President of Research & Development and Planning of General Motors from 1998-2009 where he was responsible for advanced technology development, product portfolio planning, and capacity and strategic planning. He had previously held various leadership positions from 1988 — 1997 at General Motors including industrial engineering, quality, production control, product/ manufacturing/business planning, and product program management. In 2009, Dr. Burns founded the consulting, professional speaking and writing firm and, et al LLC. He currently serves as consultant at Goodyear Tire and Rubber Company (NASDAQ: GT). He has previously served as a consultant to Waymo (f/ k/a Google Self-Driving Cars) from 2010 — 2021, AllState from 2013 — 2016, and IHS Markit Ltd. from 2016 — 2017. Dr. Burns taught Engineering at the University of Michigan from 2010 — 2015. Dr. Burns is currently on the Advisory Boards of Kitson & Partners, a real estate developer, and Nanoramic Laboratories, a nano-carbon technology company, and the Board of Directors of Niron Magnetics. He is an Executive Advisor at Neural Propulsion Systems. He served on the Peloton Technology Inc. Board of Directors from 2016 — 2020 and as the Vice Chairman of Board of Directors of MRIGlobal from 2010 — 2013. Dr. Burns received a B.S. in Mechanical Engineering from General Motors Institute (now Kettering University),

M.S. in Engineering/ Public Policy from the University of Michigan, and Ph.D. in Civil Engineering from the University of California, Berkley.

We believe Dr. Burns’ extensive experience in automotive innovation, R&D, executive leadership and strategic planning qualify him to serve as a director of Wejo Group Limited.

Board Structure

In accordance with the Amended and Restated Bye-laws, the Board is divided into three classes, each comprising as nearly as possible one-third of the directors and serving three-year terms with only one class of directors being elected in each year. Mr. Lee, Dr. Lawrence Burns and Ms. Schwister were assigned to Class I, Messrs. Ogilvy, Maxwell and Masarek were assigned to Class II, and Messrs. Barlow and Hendel were assigned to Class III.

Director Independence

The rules of NASDAQ require that a majority of Wejo Group Limited’s board of directors be independent. An “independent director” is generally defined under applicable NASDAQ and rules as a person other than an officer or employee of Wejo Group Limited or its subsidiaries or any other individual having a relationship which in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and the listing standards of NASDAQ. In addition, members of Wejo Group Limited’s compensation committee and nominating and corporate governance committee must satisfy the independence criteria set forth under the listing standards of NASDAQ.

Wejo Group Limited’s board has determined that each of Mr. Hendel, Mr. Lee, Mr. Masarek, Dr. Burns and Ms. Schwister is an “independent director” under applicable SEC and NASDAQ rules for purposes of serving on the Board and each committee on which they serve, as applicable.

Corporate Governance

We structured our corporate governance in a manner we believe will closely align our interests with those of our stockholders. Notable features of this corporate governance include:

•

our audit, compensation and nominating and corporate governance committees are comprised entirely of independent directors, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•	a copy of our corporate governance guidelines is available on our website located at http://www.wejo.com/;

•	each of the members of our audit committee qualified as an “audit committee financial expert” as defined by the SEC; and
•	we had implemented a range of other corporate governance best practices.

The board of directors of Wejo Group Limited adopted corporate governance guidelines, which serves as a flexible framework within which our board of directors and its committees operate.

Board Committees

Our board of directors directs the management of our business and affairs, as provided by Bermuda law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, nominating and corporate governance committee, compensation committee and data privacy, security and risk management committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee

Our audit committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, replacing and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	coordinating with the Data Privacy, Security and Risk Management Committee to consider risks or exposure, including relating to cybersecurity;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing related person transactions; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Board appointed Samuel Hendel, Alan Masarek, and Ann Schwister to serve on the Audit Committee, with Ann Schwister serving as its Chair, each of whom meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NASDAQ rules. Each member of our audit committee also meets the financial literacy requirements of NASDAQ listing standards. Our board of directors adopted a written charter for the audit committee, which is available on our corporate website at www.wejo.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

•

reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, and recommend to the board of directors, as appropriate the compensation of our Chief Executive Officer and other executive officers;

•	evaluating the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

•	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;
•	reviewing and approving all employment agreements and severance arrangements for our executive officers including our Chief Executive Officer and Chief Financial Officer;
•	making recommendations to our board of directors regarding the compensation of non-executive directors; and
•	retaining and overseeing any compensation consultants.

Our compensation committee is comprised of directors who meet the definition of “independent director” for purposes of serving on the compensation committee under the NASDAQ rules, including the heightened independence standards for members of a compensation committee. Our board of directors adopted a written charter for the compensation committee, which is available on our corporate website at www.wejo.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•	overseeing succession planning for members of our board of directors;
•	periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;
•	overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and
•	developing and recommending to our board of directors a set of corporate governance guidelines.

The Board appointed Lawrence Burns, Timothy Lee and Alan Masarek to serve on the Nominating and Corporate Governance Committee, with Alan Masarek serving as its Chair, each of whom meets the definition of “independent director” under the NASDAQ rules.

Our board of directors adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website at www.wejo.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus

Risk Management, Security and Data Privacy Committee

Our data privacy, security and risk management committee is responsible for, among other things:

•	Overseeing our risk management process, focusing on our general risk management strategy;
•

Overseeing the implementation of risk mitigation strategies by management to ensure that the Company is taking the appropriate measures to achieve prudent balance between risk and reward in both ongoing and new business activities;

•	Monitoring the effectiveness of the privacy, security and risk management framework;
•	Reviewing the business continuity plan;
•

Coordinating its activities with the audit committee in instances where there is any overlap with audit activities including reviewing results of audits regarding information technology and information security issues; and

•	Discussing our policies with respect to risk assessment and risk management with management.

The Board appointed Richard Barlow, Lawrence Burns, Samuel Hendel and Diarmid Ogilvy to serve on the Risk Management, Security and Data Privacy Committee, with Lawrence Burns serving as its Chair, each of whom meets the definition of “independent director” under the NASDAQ rules. Our board of directors adopted a written charter for the data privacy, security and risk management committee, which is available on our corporate website at www.wejo.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee and data privacy, security and risk management committees are also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on our corporate website at www.wejo.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Indemnity Agreements

On the Closing Date, the Company entered into indemnity agreements with Messrs. Craig Smith, Chris Hasenbein, David Burns, Samuel Hendel, Nick Goode, Richard Barlow, Diarmid Ogilvy, Lawrence Burns, Timothy Lee, Alan Masarek and John Maxwell, and Mses. Mina Bhama, Sarah Larner, Ann M. Schwister and Den Power, each of whom is a director and/or executive officer of the Company following the Business Combination (collectively, the “Indemnity Agreements”). The Indemnity Agreements provide that, subject to limited exceptions specified therein, the Company will indemnify the director and/or executive officer, as applicable, to the fullest extent not prohibited by either (i) the provisions of the Amended and Restated Bye-laws and (ii) the laws of Bermuda, for claims arising out of such individual’s performance as a director and/or executive officer of the Company.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the fiscal year ended December 31, 2020. These executive officers, who consist of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2020, the end of our last completed fiscal year, were:

•	Richard Barlow, Chief Executive Officer, Founder
•	Barry Nightingale, Chief Financial Officer
•	Mina Bhama, General Counsel and Company Secretary

We refer to these individuals in this section as our “NEOs” or “named executive officers.” Additionally, as an “emerging growth company” as defined in the JOBS Act, Wejo is not required to include a Compensation Discussion and Analysis section and has elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

The following table sets forth certain information regarding the total compensation awarded to, earned by or paid to our named executive officers in respect of fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(5)	Total ($)(6)
Richard Barlow, Chief Executive Officer	2020	429,612	256,780	23,747	—	—	—	2,496	712,635
Barry Nightingale, Chief Financial Officer(4)	2020	386,809	160,488	2,104	—	—	—	4,847	554,248
Mina Bhama, General Counsel and Company Secretary	2020	238,558	128,390	1,265	—	—	—	2,617	370,830
(1)

Includes base salary, accrued and unused vacation time, if any, and on-call time, if any, earned during 2020. For 2020, Mr. Nightingale earned $27,159 in accrued, unused vacation days, and $11,517 in on- call time, and Ms. Bhama earned $11,753 in accrued, unused vacation days and $11,012 in on-call time.

(2)	Amounts reflect annual cash bonus earned by our named executive officers in 2020, as further described below in “Cash Compensation.”
(3)

Amounts represent the aggregate grant date fair value of Class A Ordinary Shares awarded to our named executive officers on July 14, 2020 computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification, Compensation — Stock Compensation (“Topic 718”). The Class A Ordinary Shares will realize value only upon (i) a Realization (as defined in Wejo’s Articles of Association), specifically a transfer of any interest in shares which results in a Change of Control (as defined in the Article of Association), and (ii) the proceeds of such Realization exceeding a specified hurdle. If the holder of Class A Ordinary Shares ceases their employment or office, Wejo has the right to require such holder to transfer Class A Ordinary Shares back to Wejo or its nominee for nominal value. It is anticipated that the consummation of the Business Combination will qualify as a Realization. See “Equity Compensation” below.

(4)	On March 16, 2021, Mr. Nightingale retired as Chief Financial Officer, and John Maxwell was appointed as his successor.

(5)	Amounts shown in this column are detailed as follows:

	Life Insurance Premiums	Health Insurance Premiums	Pension Contributions Plan	Total
Name	($)	($)	($)	($)
Richard Barlow	$809	—	1,687	2,496
Barry Nightingale	$674	2,486	1,687	4,847
Mina Bhama	$458	472	1,687	2,617

(6)	Amounts for 2020 paid in pounds sterling have been converted to U.S. dollars based on an average annual exchange rate for 2020 of $1.2839 to £1.00.

Narrative Disclosure to Summary Compensation Table Cash Compensation

The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2020, our named executive officers’ annual base salaries were as follows: Mr. Barlow: $385,169; Mr. Nightingale: $320,975; and Ms. Bhama: $199,004. In addition to base salaries, in 2020 we made a payment to our named executive officers for accrued, unused vacation days and on-call time.

We maintained an annual discretionary cash bonus program for 2020 in which each of our named executive officers participated. Amounts paid to our named executive officers under this program are reflected in the “Bonus” column of the “Summary Compensation Table” above.

Equity Compensation

We have in the past granted stock options to our employees under our WEJO Limited EMI Share Option Plan 2018 (the “2018 Plan”), including our named executive officers, in order to attract and retain our employees, as well as to align their interests with the interests of our stockholders.

In addition, in 2020 we granted Class A Ordinary Shares to employees, including our named executive officers. The Class A Ordinary Shares will realize value only upon (i) a Realisation (as defined in Wejo’s Articles of Association), specifically a transfer of any interest in shares which results in a Change of Control (as defined in Wejo’s Articles of Association), and (ii) the proceeds of such Realisation exceeding a specified hurdle. If the holder of Class A Ordinary Shares ceases their employment or office, Wejo has the right to require such holder to transfer Class A Ordinary Shares back to Wejo or its nominee for nominal value. It is anticipated that the consummation of the Business Combination will qualify as a Realisation. In 2020, we granted Class A Ordinary Shares to the following named executive officers: Mr. Barlow: 1,445,701; Mr. Nightingale: 128,105; and Ms. Bhama: 77,036. The Class A Ordinary Shares only realize value if the enterprise value at the time of Realisation exceeds the hurdle rate associated with each Class A Ordinary Share. The Class A Ordinary Shares participate in a Realisation only to the extent the Realisation exceeds the hurdle. The Business Combination is expected to qualify as a Realisation.

In connection with the Business Combination, the Board adopted the Equity Incentive Plan, the ESPP and SAYE Plan (defined below). For additional information about the Equity Incentive Plan, the ESPP and the SAYE Plan, please see the sections entitled “Executive Compensation — The Equity Incentive Plan,” “Executive Compensation — Employee Share Purchase Plan” and “Executive Compensation — Save As You Earn Plan.”

Compensatory Arrangements of Certain Officers in Connection with the Business Combination (“Closing Grants”)

Mr. Barlow’s Awards

In connection with the Business Combination and effective as of the Company’s Registration Statement on Form 8-A effectiveness, the Board granted Richard Barlow, the Company’s Chief Executive Officer, a restricted stock unit (a “RSU”) award of 1,879,004 Company Common Shares (the “Barlow RSUs”) pursuant to a sub-plan of the 2021 Plan, which represents the right to receive 1,879,004 Company Common Shares upon vesting. One-half of the Barlow RSUs vest on the 18-month anniversary of the Closing Date, and one-half of the Barlow RSUs vest on the 30-month anniversary of the Closing Date.

In the event of Mr. Barlow’s termination of employment by the Company for any reason other than Cause or on a Change in Control (both as defined in the 2021 Plan), any then unvested Barlow RSUs shall vest in full.

The foregoing description of the terms of the Barlow RSUs does not purport to be complete and is qualified in its entirety by the provisions of the Barlow RSU Award Agreement. The Barlow RSU Award Agreement is filed as Exhibit 10.7 to this prospectus and incorporated by reference herein.

Subject to Mr. Barlow and the Compensation Committee agreeing to an alternative arrangement within 60 days following the Closing Date, Mr. Barlow will also be granted a restricted stock unit award of 4,697,510 Company Common Shares (the “Barlow Price-Linked RSUs”) pursuant to a sub-plan of the 2021 Plan, which represents the right to receive 4,697,510 Company Common Shares upon vesting. The Barlow Price-Linked RSUs will vest on the date on which the closing trading price of the Company Common Shares (on the NASDAQ or other principal exchange on which the Company Common Shares are traded) exceeds $50.00 per Company Common Share for any 20 trading days during any 30 trading-day period.

Mr. Maxwell’s Awards

In connection with the Business Combination and effective as of the effectiveness of the Company’s Registration Statement on Form 8-A, the Board granted John Maxwell, the Company’s Chief Financial Officer, a restricted stock unit award of 469,751 Company Common Shares (the “Maxwell RSUs”) pursuant to the 2021 Plan, which represents the right to receive 469,751 Company Common Shares upon vesting. The Maxwell RSUs will vest in equal annual installments over three years, with 1/3 of the Maxwell RSUs vesting on each of November 19, 2022, November 19, 2023 and November 19, 2024.

In connection with the Business Combination and effective as the effectiveness of the Company’s Registration Statement on Form 8-A, the Board granted Mr. Maxwell an option to purchase 469,751 Company Common Shares (the “Options”), pursuant to the 2021 Plan. The Options will vest in equal annual installments over three years, with 1/3 of the Options vesting on each of November 19, 2022, November 19, 2023 and November 19, 2024.

In the event of Mr. Maxwell’s termination of employment by the Company without Cause or his resignation for Good Reason (as such terms are defined in the Employment Agreement between the Company and Mr. Maxwell dated as of July 30, 2021), any unvested Options and Maxwell RSUs will vest, and vested Options will remain exercisable until the earlier of the second anniversary of such termination and the tenth anniversary of the grant date, subject to Mr. Maxwell’s execution of a general of release of claims within 60 days of termination of employment. If Mr. Maxwell’s employment terminates for any other reason, any unvested Options and Maxwell RSUs will be forfeited immediately, automatically, and without consideration, and vested Options will remain exercisable in accordance with the schedule set forth in the award agreement. In the event Mr. Maxwell’s service is terminated for Cause, all vested Options and Maxwell RSUs will also be forfeited immediately, automatically, and without consideration.

Director Awards

In connection with the Business Combination and effective as of the effectiveness of the Company’s Registration Statement on Form 8-A, the Board granted Timothy Lee, a member of the Board, a fully vested restricted stock unit award of 939,502 Company Common Shares (the “Lee RSUs”) pursuant to the 2021 Plan, which represents the right to receive 939,502 Company Common Shares on future payment dates. Fifty percent of the Lee RSUs will be paid on each of the first and second anniversaries of the grant date, and such payment will be made 60% in the form of Company Common Shares and 40% in cash, or such other mix of Company Common Shares and cash as the plan administrator determines. In the event that a Change in Control (as defined in the 2021 Plan) or a separation from service occurs, in each case prior to one or more payment dates, the Lee RSUs will instead be paid on the occurrence of such event.

In connection with the Business Combination and effective as of the Company’s Registration Statement on Form 8-A effectiveness, the Board granted Diarmid Ogilvy, a member of the Board, a restricted stock unit award of 939,502 Company Common Shares (the “Ogilvy RSUs”), pursuant to the 2021 Plan, which represents the right to receive 939,502 Company Common Shares upon vesting. One-half of the Ogilvy RSUs vest on the 18-month anniversary of the Closing Date, and one-half of the Ogilvy RSUs vest on the 30-month anniversary of the Closing Date (the “Vesting Schedule”). In the event of the termination of Mr. Ogilvy’s service by reason of the resignation of Mr. Ogilvy, any unvested RSUs will continue to exist and will then vest in accordance with the Vesting Schedule. In the event of a Change in Control (as defined in the 2021 Plan) or termination of service occurs for such reason other than the resignation of Mr. Ogilvy, in each case prior to one or more vesting dates, the Ogilvy RSUs will instead vest on the occurrence of such event.

Other Awards

Immediately following the closing of the Business Combination, our Board granted options to purchase Company Common Shares, pursuant to the 2021 Plan which will vest in equal annual installments over three years, with 1/3 of the options vesting on each of November 19, 2022, November 19, 2023 and November 19, 2024 to certain of our executive officers including Mina Bhama, Den Power, David Burns, and Sarah Larner.

Contingent upon and effective as of the effectiveness of the Company’s Registration Statement on Form S-8 (the “S-8 Effective Time”) our board intends to grant to certain of our executive officers including Mina Bhama, Den Power, David Burns and Sarah Larner, restricted stock unit awards pursuant to the 2021 Plan, which represents the right to receive Company Common Shares upon vesting in their entirety one year following the S-8 Effective Time.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020, with respect to Wejo’s A Ordinary Shares that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	710,431	(1)	$0.207	0	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	710,431		$0.207	0
(1)	Consists of stock options granted under the 2018 Option Plan.
(2)

In accordance with shareholder approval, issuance of securities under the 2018 Option Plan is limited to an aggregate nominal value, which has been met. There are no remaining securities available for issuance under the aforementioned shareholder approval.

Retirement Plans

Wejo Limited provides participation in an occupational pension plan (with the Crystal Trust for its senior executives, including our named executive officers, and contributes an amount equal to three per cent of the executive’s qualifying earnings (capped at £50,270) each year to the scheme for the executive (paid in equal monthly instalments), unless the executive chooses to opt out of the scheme.

Employee Benefits and Perquisites

All of our UK-based full-time employees, including our named executive officers, are eligible to participate in our private medical insurance plan, life insurance plan and other standard employee benefit plans and programs offered.

We provide limited perquisites to our named executive officers to facilitate the performance of their managerial roles, which include Company-paid life insurance premiums. We believe this is appropriate to provide a competitive compensation package to our named executive officers.

New Employment Agreements In Connection With The Business Combination

Employment Agreement with Richard Barlow

On July 30, 2021, in connection with the Business Combination, Mr. Barlow entered into an employment agreement with Wejo UK Ltd., effective as of and upon the Closing (the “New Barlow Agreement”), which will replace and supersede his current agreement with Wejo Limited. The New Barlow Agreement provides for the following compensation: a base salary of $600,000 per year, an annual discretionary target bonus equal to 100% of base salary and an additional discretionary annual bonus of up to a further 100% of base salary, a tax equalization payment and certain other benefits and perquisites, which are discussed in detail in the New Barlow Agreement. The New Barlow Agreement is for an indefinite term of employment terminable at any time without cause upon 12 months’ notice (or immediately upon payment in lieu of the notice period or remainder thereof). The payment in lieu of notice comprises the following: base salary; the cost to the company of providing life insurance, employer pension contributions and (if it is not possible or practicable to continue such cover for the notice period) private medical insurance; salary in respect of holiday entitlement; and annual bonus at 100% of base salary, in each case for the notice period or remainder thereof.

As a result of the New Barlow Agreement and in connection with the Business Combination, Mr. Barlow was awarded certain awards (See “Executive Compensation — Compensatory Arrangements of Certain Officers in Connection with the Business Combination (“Closing Grants”) — Mr. Barlow’s Awards”).

The New Barlow Agreement also provides that in 2022, Mr. Barlow will be granted an equity long-term incentive award to the value of $2,500,000 in a mixture of restricted stock units and options. The New Barlow Agreement further provides that all options and other equity awards granted to Mr. Barlow during the term of his employment shall be granted on terms such that those options or other awards which are unvested at the date of the termination of Mr. Barlow’s employment shall vest in full at the date of such termination and (in the case of options) be exercisable, notwithstanding termination has occurred, from the date of termination until immediately prior to the second anniversary of the date of termination.

The New Barlow Agreement provides for a covenant not to compete, generally prohibiting Mr. Barlow from providing services to a competitor, soliciting employees and soliciting or dealing in competition with actual or prospective customers for 12 months from termination of employment and confidentiality obligations which continue after his termination of employment.

Employment Agreement with John Maxwell

Mr. John Maxwell became our Chief Financial Officer on March 16, 2021. On July 30, 2021 and in connection with the Business Combination, Mr. Maxwell entered into an employment agreement with the Company and Wejo, Inc., effective as of and upon the Closing (the “Maxwell Agreement”), which will replace and supersede his current agreement with WEJO California Corp. The Maxwell Agreement provides for Mr. Maxwell to serve as Chief Financial Officer and provides for the following compensation: a base salary of $420,000 per year, an annual target bonus equal to 50% of base salary and a maximum bonus of 100% of base salary, a one-time transaction bonus of $150,000 upon the closing of the Business Combination, a discretionary long-term cash incentive award established semi-annually, with the first award being $600,000 in respect of calendar years 2021 and 2022, a tax equalization payment and certain other benefits and perquisites, which are discussed in detail in the Maxwell Agreement. The Maxwell Agreement provides that Mr. Maxwell will be granted long-term incentive equity awards from the Company in the form of stock options and restricted stock units equal to 1% of the fully diluted capitalization of the Company as of the Closing, subject to the vesting terms and conditions as determined by the Company Board.

As a result of the Maxwell Agreement and in connection with the Business Combination, Mr. Maxwell was awarded certain awards (See “Executive Compensation — Compensatory Arrangements of Certain Officers in Connection with the Business Combination (“Closing Grants”) — Mr. Maxwell’s Awards”).

Mr. Maxwell will be eligible to receive additional long-term incentive cash awards and equity awards on terms and conditions determined by the CEO and the Company’s board, as applicable. In the event of a termination of employment by Wejo, Inc. without “cause” or by Mr. Maxwell for “good reason” (as those terms are defined in the Maxwell Agreement), Mr. Maxwell will receive (i) continuation of annual base salary, payable over 12 months in accordance with regular payroll practices, (ii) a monthly payment of the employer portion of health plan premiums for 12 months or an earlier termination of COBRA benefits, (iii) accelerated vesting of any then-unvested equity awards, and (iv) extended exercisability of vested stock options until the second anniversary of the termination date (but in no event beyond the original expiration date). Any such severance payments will be subject to Mr. Maxwell’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant provisions. In addition, the Maxwell Agreement includes a “gross up” provision, which provides that if any severance payment or other benefit payable to Mr.

Maxwell constitutes a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Maxwell will receive a payment equal to the sum of the excise tax payable, plus the amount necessary to put Mr. Maxwell in the same after-tax position (taking into account any applicable taxes, including taxes payable upon such payment) that he would have been in if he had not incurred such excise tax.

The Maxwell Agreement incorporates by reference an agreement that provides for a covenant not to compete, generally prohibiting Mr. Maxwell from providing services to a competitor or soliciting employees or business contacts for nine months, and confidentiality obligations which continue indefinitely after his termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers as of December 31, 2020.

	Option Awards(1)						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable(2)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Richard Barlow	8/10/2018	—	50,000	—	0.20	8/10/2028	—	—	—	—
	9/17/2018	—	259,081	—	0.20	9/17/2028	—	—	—	—
	4/16/2019	—	—	—	—	—	—	—	880,659	5,750,751
	7/14/2020	—	—	—	—	—	—	—	1,445,701	20,441,265
Barry Nightingale	8/10/2018	—	70,627	—	0.20	8/10/2028	—	—	—	—
	9/17/2018	—	117,583	—	0.20	9/17/2028	—	—	—	—
	7/14/2020	—	—	—	—	—	—	—	128,105	1,811,321
Mina Bhama	9/17/2018	—	12,000	—	0.20	9/17/2028	—	—	—	—
	7/14/2020	—	—	—	—	—	—	—	77,036	1,089,239
(1)	Options granted under the WEJO Limited EMI Share Option Plan 2018 Plan (the “2018 Option Plan”).
(2)

Options relate to underlying Class A Ordinary Shares and are exercisable by each named executive officer under the acceleration provisions as provided for under the 2018 Option Plan. See “Equity Compensation” above.

(3)

The Class A Ordinary Shares will realize value only upon (i) a Realisation (as defined in Wejo’s Articles of Association), specifically a transfer of any interest in shares which results in a Change of Control (as defined in Wejo’s Articles of Association), and (ii) the proceeds of such Realisation exceeding a specified hurdle. If the holder of Class A Ordinary Shares ceases their employment or office, the Company has the right to require such holder to transfer Class A Ordinary Shares back to the Company or its nominee for nominal value. It is anticipated that the consummation of the Business Combination will qualify as a Realisation. See “Equity Compensation” above.

(4)

The aggregate value of the Class A Ordinary Shares is based on the value of such shares as of December 31, 2020 in accordance with ASC Topic 718, which does not reflect the actual economic value that may be realized by our named executive officers.

Potential Payments Upon Termination or Change-In-Control

We do not maintain any severance or change in control agreements.

Director Compensation

The following table sets forth information concerning the compensation of our directors for 2020. Messrs. Barlow and Nightingale did not receive any additional compensation for service as directors in 2020. See the section titled “Executive Compensation” for a summary of the compensation provided to our named executive officers Messrs. Barlow and Nightingale.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Tim Lee	$133,739	8,905	—	$142,644
Diarmid Ogilvy	10,271	8,905	744,235	763,411
Randy Mott	—	—	—	—
Greg Hagy	—	—	—	—
Riccardo Cirillo	—	—	—	—
(1)

Includes director fees paid to (i) Mr. Ogilvy pursuant to a letter of appointment dated January 9, 2014 (as amended by letters dated January 22, 2015 and January 4, 2016), and (ii) Mr. Lee, pursuant to a letter of appointment dated November 21, 2017 and dated December 1, 2017. None of our other non- employee directors received cash fees in 2020.

(2)

Amounts represent the aggregate grant date fair value of Class A Ordinary Shares computed in accordance with ASC Topic 718. The Class A Ordinary Shares will realize value upon an achieved hurdle of a liquidation price per ordinary share and contingent upon the recipient’s continuous employment with Wejo through such liquidation event. It is anticipated that the consummation of the Business Combination will qualify as a liquidation event.

(3)

For Mr. Ogilvy, represents fees for services provided to Wejo Limited on a consultancy basis by Fleury Capital Limited, pursuant to an agreement entered into by Wejo Limited and Fleury Capital Limited on May 12, 2016, terminable by either party upon 12 weeks’ notice. The general advisory services provided included strategic, financial (including capital raising), marketing and investor relations matters services.

In connection with the Business Combination, Messrs. Lee and Ogilvy were awarded certain awards (See “Executive Compensation — Compensatory Arrangements of Certain Officers in Connection with the Business Combination (“Closing Grants”) — Director Awards”).

Contingent upon and effective as of the S-8 Effective Time, our Board intends to grant each of our non- employee directors, a restricted stock unit award of 35,000 Company Common Shares pursuant to the 2021 Plan, which represents the right to receive 35,000 Company Common Shares upon vesting one year following the S-8 Effective Time.

We currently have no formal arrangements under which Messrs. Mott, Hagy and Cirillo receive compensation for their service on our board or its committees, and did not compensate (in cash or equity) Messrs. Mott, Hagy and Cirillo for service on the board in 2020.

Equity Incentive Plan

In connection with the closing of the Business Combination, the Board adopted the 2021 Equity Incentive Plan (the “2021 Plan”), subject to stockholder approval, under which the Company may grant stock options (both incentive and non-qualified), stock appreciation rights (“SAR”), restricted stock awards, RSUs and stock-based awards to eligible service providers in order to attract, retain and motivate key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

Summary of the Equity Incentive Plan (the “Equity Incentive Plan”)

The principal features of the Equity Incentive Plan are summarized below. The summary does not purport to be a complete statement of the terms of the Equity Incentive Plan and is qualified in its entirety by reference to the full text of the Equity Incentive Plan, a copy of which has been filed as Exhibit 10.3 to the registration statement of which this prospectus forms a part.

Purpose

The purpose of the Equity Incentive Plan is to align the interests of eligible participants with our stockholders by providing incentive compensation tied to the Company’s performance. The intent of the Equity Incentive Plan is to advance the Company’s interests and increase stockholder value by attracting, retaining and motivating key personnel.

Awards

The types of awards available under the Equity Incentive Plan include stock options (both incentive and non-qualified), SARs, restricted stock awards, RSUs and stock-based awards. All awards granted to participants under the Equity Incentive Plan will be represented by an award agreement. Awards will only be granted and shares issued in compliance with the requirements of the Bermuda Exchange Control Regime.

Shares Available

An initial aggregate of 14,092,530 Company Common Shares are available for issuance under the 2021 Plan, and the maximum number of Company Common Shares that may be issued pursuant to the exercise of incentive stock options granted under the 2021 Plan is 14,092,530. The aggregate number of Company Common Shares that may be issued pursuant to awards under the 2021 Plan will be subject to an annual increase on January 1 of each calendar year (commencing with January 1, 2022 and ending on and including January 1, 2031) equal to the lesser of a number of shares equal to 3% of the aggregate Company Common Shares outstanding as of December 31 of the immediately preceding calendar year and a number of Company Common Shares as determined by the Board.

If any award granted under the Equity Incentive Plan is cancelled, repurchased, expired, forfeited, surrendered, exchanged for cash, settled in cash or otherwise terminated without consideration or delivery of the shares to the participant, including the payment of divided equivalents in cash in conjunction with any outstanding award, then such shares will be returned to the Equity Incentive Plan and be available for future awards under the Equity Incentive Plan. However, shares that are withheld from any stock option or SAR award in payment of the exercise, base or purchase price or taxes, or shares that are repurchased on the open market by the Company using option proceeds will not be returned to the Equity Incentive Plan nor be available for future awards under the Equity Incentive Plan.

The share reserve will be reduced by one share for each share subject to an award. If a share that was subject to an award is returned to the share reserve, the share reserve will be credited with one share. The payment of dividend equivalents in cash in conjunction with any outstanding award will not reduce the share reserve.

Eligibility

Any employee, officer, non-employee director or any natural person who is a consultant or other personal service provider of the Company or any of its subsidiaries or affiliates can participate in the Equity Incentive Plan, at the Committee’s (as defined below) discretion. In its determination of eligible participants, the Committee may consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the Committee to designate that person to receive an award in any other year. As of the record date, approximately 225 employees, 5 non-employee directors and 21 consultants or other personal service providers are anticipated to be eligible to participate in the Equity Incentive Plan.

Administration

Pursuant to its terms, the Equity Incentive Plan may be administered by the Compensation Committee of the Company Board, such other committee of the Company Board appointed by the Company Board to administer the Equity Incentive Plan or the Company Board, as determined by the Company Board (such administrator of the Equity Incentive Plan, the “Committee”). The Committee has the power and discretion necessary to administer the Equity Incentive Plan, with such powers including, but not limited to, the authority to select persons to participate in the Equity Incentive Plan, determine the form and substance of awards under the Equity Incentive Plan, determine the conditions and restrictions, if any, subject to which such awards will be made, modify the terms of awards, accelerate the vesting of awards, and make determinations regarding a participant’s termination of employment or service for purposes of an award. The Committee’s determinations, interpretations and actions under the Equity Incentive Plan are binding on the Company, the participants in the Equity Incentive Plan and all other parties. It is anticipated that the Equity Incentive Plan will be administered by our Compensation Committee, which solely consists of independent directors, as appointed by the Board from time to time. The Compensation Committee may delegate authority to one or more officers of the Company to grant awards to eligible persons other than members of the Company Board or who are subject to Rule 16b-3 of the Exchange Act, as permitted under the Equity Incentive Plan and under applicable law.

Stock Options

A stock option grant entitles a participant to purchase a specified number of Company Common Shares during a specified term (with a maximum term of ten years from the date of grant) at an exercise price that will not be less than the fair market value of a share as of the date of grant, unless otherwise determined by the Committee.

The Committee will determine the requirements for vesting and exercisability of the stock options, which may be based on the continued employment or service of the participant with the Company for a specified time period, upon the attainment of performance goals or both. The stock options may terminate prior to the end of the term or vesting date upon termination of employment or service (or for any other reason), as determined by the Committee. Unless approved by the Company’s stockholders, the Committee may not take any action with respect to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which Company Common Shares are listed, or that would result in the cancellation of “underwater” stock options in exchange for cash or other awards, other than in connection with a change in control.

Stock options granted under the Equity Incentive Plan will be either non-qualified stock options or incentive stock options (with incentive stock options intended to meet the applicable requirements under the Code). Stock options are nontransferable except in limited circumstances.

Stock Appreciation Rights

A SAR granted under the Equity Incentive Plan will give the participant a right to receive, upon exercise or other payment of the SAR, an amount in cash, Company Common Shares or a combination of both equal to (i) the excess of (a) the fair market value of a share on the date of exercise or payment of the SAR less (b) the base price of the SAR that the Committee specified on the date of the grant multiplied by (ii) the number of shares as to which such SAR is exercised or paid. The base price of a SAR will not be less than the fair market value of a share as of the date of grant. The right of exercise in connection with a SAR may be made by the participant or automatically upon a specified date or event. SARs are nontransferable, except in limited circumstances.

The Committee will determine the requirements for vesting and exercisability of the SARs, which may be based on the continued employment or service of the participant with the Company for a specified time period or upon the attainment of specific performance goals. The SARs may be terminated prior to the end of the term (with a maximum term of ten years) upon termination of employment or service, as determined by the Committee. Unless approved by the Company’s stockholders, the Committee may not take any action with respect to a SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which Company Common Shares are listed, or that would result in the cancellation of “underwater” SARs in exchange for cash or other awards, other than in connection with a change in control.

Restricted Stock Awards

A restricted stock award is a grant of a specified number of Company Common Shares to a participant, for which restrictions will lapse upon the terms that the Committee determines at the time of grant. The Committee will determine the requirements for the lapse of the restrictions for the restricted stock awards, which may be based on the continued employment or service of the participant with the Company over a specified time period, upon the attainment of performance goals, or both.

The participant will have the rights of a stockholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions with respect thereto, unless the Committee determines otherwise to the extent permitted under applicable law. If a participant has the right to receive dividends paid with respect to a restricted stock award, such dividends shall not be paid to the participant until the underlying award vests. Any shares granted under a restricted stock award are nontransferable, except in limited circumstances. A participant may make an election under Section 83(b) of the Code for tax planning purposes, other than in connection with a change in control.

Restricted Stock Units

An RSU granted under the Equity Incentive Plan will give the participant a right to receive, upon vesting and settlement of the RSUs, one share per vested unit or an amount per vested unit equal to the fair market value of one share as of the date of determination, or a combination thereof, at the discretion of the Committee. The Committee may grant RSUs together with dividend equivalent rights (which will not be paid until the award vests), and the holder of any RSUs will not have any rights as a stockholder, such as dividend or voting rights, until Company Common Shares underlying the RSUs are delivered.

The Committee will determine the requirements for vesting and payment of the RSUs, which may be based on the continued employment or service of the participant with the Company for a specified time period and also upon the attainment of specific performance goals. RSUs will be forfeited if the vesting requirements are not satisfied. RSUs are nontransferable, except in limited circumstances.

Stock-Based Awards

Stock-based awards may be granted to eligible participants under the Equity Incentive Plan and consist of an award of, or an award that is valued by reference to, Company Common Shares. A stock-based award may be granted for past employment or service, in lieu of bonus or other cash compensation, as director’s compensation or any other purpose as determined by the Committee. The Committee will determine the requirements for the vesting and payment of the stock-based award, with the possibility that awards may be made with no vesting requirements. Upon receipt of the stock-based award that consists of Company Common Shares, the participant will have all rights of a stockholder with respect to Company Common Shares, including the right to vote and receive dividends (which will not be paid until the award vests).

Performance-Based Compensation

All types of awards granted under the Equity Incentive Plan may be granted with vesting, payment, lapse of restrictions and/or exercisability requirements that are subject to the attainment of specific performance goals. The Committee may adjust performance goals, or the manner of measurement thereof, as it deems appropriate.

Plan Amendments or Termination

The Board may amend, modify, suspend or terminate the Equity Incentive Plan; provided that if such amendment, modification, suspension or termination materially and adversely affects any award, the Company must obtain the affected participant’s consent, subject to changes that are necessary to comply with applicable laws. Certain amendments or modifications of the Equity Incentive Plan may also be subject to the approval of our stockholders as required by SEC and NASDAQ rules or applicable law.

Termination of Service

Awards under the Equity Incentive Plan may be subject to reduction, cancellation or forfeiture upon termination of service or failure to meet applicable performance conditions or other vesting terms.

Under the Equity Incentive Plan, unless an award agreement provides otherwise, if a participant’s employment or service is terminated for cause, or if after termination the Committee determines that the participant engaged in an act that falls within the definition of cause, or if after termination the participant engages in conduct that violates any continuing obligation of the participant with respect to the Company, the Company may cancel, forfeit and/or recoup any or all of that participant’s outstanding awards. In addition, if the Committee makes the determination above, the Company may suspend the participant’s right to exercise any stock option or SAR, receive any payment or vest in any award pending a determination of whether the act falls within the definition of cause (as defined in the Equity Incentive Plan). If a participant voluntarily terminates employment or service in anticipation of an involuntary termination for cause, that shall be deemed a termination for cause.

Right of Recapture

Awards granted under the Equity Incentive Plan may be subject to recoupment in accordance with Section 9458 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recoupment of erroneously awarded compensation). The Company has the right to recoup any gain realized by the participant from the exercise, vesting or payment of any award if, within one year after such exercise, vesting or payment (a) the participant’s service is terminated for cause, (b) if after the participant’s termination the Committee determines that the participant engaged in an act that falls within the definition of cause or materially violated any continuing obligation of the participant with respect to the Company or (c) the Committee determines the participant is subject to recoupment due to a clawback policy.

Change in Control

Under the Equity Incentive Plan, in the event of a change in control of the Company, as defined in the Equity Incentive Plan, all outstanding awards shall either be (a) continued or assumed by the surviving company or its parent or (b) substituted by the surviving company or its parent for awards, with substantially similar terms (with appropriate adjustments to the type of consideration payable upon settlement, including conversion into the right to receive securities, cash or a combination of both, and with appropriate adjustment of performance conditions or deemed achievement of such conditions (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement).

Only to the extent that outstanding awards are not continued, assumed or substituted upon or following a change in control, the Committee may, but is not obligated to, make adjustments to the terms and conditions of outstanding awards, including without limitation (i) acceleration of exercisability, vesting and/or payment immediately prior to, upon or following such event, (ii) upon written notice, provided that any outstanding stock option and SAR must be exercised during a period of time immediately prior to such event or other period (contingent upon the consummation of such event), and at the end of such period, such stock options and SARs shall terminate to the extent not so exercised, and (iii) cancellation of all or any portion of outstanding awards for fair value (in the form of cash, shares, other property or any combination of such consideration), less any applicable exercise or base price in the case of the options and SARs or similar awards.

Notwithstanding the foregoing, if a participant’s employment or service is terminated upon or within 24 months following a change in control by the Company without cause or upon such other circumstances as determined by the Committee, the unvested portion (if any) of all outstanding awards held by the participant will immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement.

Assumption of Awards in Connection with an Acquisition

The Committee may assume or substitute any previously granted awards of an employee, director or consultant of another corporation who becomes eligible by reason of a corporate transaction. The terms of the assumed award may vary from the terms and conditions otherwise required by the Equity Incentive Plan if the Committee deems it necessary. The assumed awards will not reduce the total number of shares available for awards under the Equity Incentive Plan.

Adjustments

In the event of any recapitalization, reclassification, share dividend, extraordinary cash dividend, stock split, reverse stock split, amalgamation, merger, scheme of arrangement, reorganization, consolidation, combination, spin-off or other similar corporate event or transaction affecting Company Common Shares, the Committee will make equitable adjustments to (i) the number and kind of shares or other securities available for awards and covered by outstanding awards, (ii) the exercise, base or purchase price or other value determinations of outstanding awards, and/or (iii) any other terms of an award affected by the corporate event.

Award Limits

A non-employee director may not be granted during a calendar year awards that have a fair value that, when added to all other cash compensation received in respect of service as a member of the Board that year, exceeds $750,000.

Employee Share Purchase Plan

In connection with the closing of the Business Combination, the Board adopted the 2021 Employee Share Purchase Plan (the “ESPP”), under which eligible employees and/or eligible service providers of either the Company or an affiliate may be given an opportunity to purchase Company Common Shares at a discount. The ESPP includes two components: a “423 Component”, which is intended to qualify as an employee stock purchase plan pursuant to Section 423 of the U.S. Tax code, and a “Non-423 Component.” In addition, the ESPP authorizes grants of (i) purchase rights under the Non-423 Component that do not meet the requirements of an employee stock purchase plan under Section 423 of the Code and (ii) purchase rights under sub-plans including the SAYE Plan. Eligible employees will be able to participate in the 423 Component or Non-423 Component of the ESPP. Eligible service providers (who may or may not be eligible employees) will only be able to participate in the Non-423 Component of the ESPP.

Description of the ESPP

Purpose

The ESPP provides a means by which eligible employees and/or eligible service providers of either the Company or an affiliate may be given an opportunity to purchase Company Common Shares. The ESPP permits us to grant a series of purchase rights to eligible employees and/or eligible service providers. By means of the ESPP, we seek to retain and assist our affiliates in retaining the services of such eligible employees and eligible service providers, to secure and retain the services of new eligible employees and eligible service providers and to provide incentives for such persons to exert maximum efforts for our success and that of our affiliates. As of the record date, approximately 225 employees of Wejo and approximately 21 other service providers of Wejo are eligible to participate in the ESPP.

The ESPP includes two components: a “423 Component” and a “Non-423 Component.” We intend the 423 Component to qualify as an employee stock purchase plan pursuant to Section 423 of the U.S. Tax Code. The provisions of the 423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the U.S. Tax Code, including without limitation to extend and limit ESPP participation in a uniform and non-discriminating basis. In addition, the ESPP authorizes grants of (i) purchase rights under the Non-423 Component that do not meet the requirements of an employee stock purchase plan under Section 423 of the Code and (ii) purchase rights under sub-plans including the SAYE Plan. Except as otherwise provided in the ESPP or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Eligible employees will be able to participate in the 423 Component or Non-423 Component of the ESPP. Eligible service providers (who may or may not be eligible employees) will only be able to participate in the Non-423 Component of the ESPP.

Administration

The board of the Company will administer the ESPP and will have the final power to construe and interpret both the ESPP and the rights granted under it. Further, the board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase Company Common Shares will be granted, the provisions of each offering of such rights (which need not be identical), and whether any employee or other service provider will be eligible to participate in the ESPP.

The board of the Company will have the power to delegate administration of the ESPP to the compensation committee or another committee composed of two or more members of the board. As used herein with respect to the ESPP, the term “Board” refers to any committee the Board appoints, and to the board of directors of the Company. Whether or not the Board has delegated administration of the ESPP to a committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP.

Stock Subject to ESPP

Subject to adjustments as provided below, the maximum number of Company Common Shares that may be issued under the ESPP and the SAYE, in the aggregate, will not exceed 2% of the outstanding Company Common Shares.

An initial aggregate of 1,879,004 Company Common Shares are available for issuance under the ESPP and the SAYE Plan. The aggregate number of Company Common Shares will be subject to an annual increase on January 1 of each calendar year (commencing with January 1, 2022 and ending on and including January 1, 2031) of a number of Company Common Shares equal to the least of (i) 1% of the aggregate Company Common Shares outstanding as of December 31 of the immediately preceding calendar year, (ii) a number of Company Common Shares as determined by the Board, and (iii) 2% the outstanding Company Common Shares issued and outstanding as of the closing of the Business Combination, subject to adjustment by the plan administrator in the event of certain changes in our corporate structure, as described below (the “ESPP/SAYE Overall Shares Limit”).

The maximum number of shares that may be available to satisfy purchases of Company Common Shares under the 423 Component shall be the ESPP Overall Share Limit, although some of those Company Common Shares may be used to satisfy purchases under the Non-423 Component and the SAYE Plan.

If any purchase right granted under the ESPP (including any sub-plan) terminates without having been exercised in full, Company Common Shares not purchased under such purchase right will again become available for issuance under the ESPP.

Offerings

The ESPP is implemented by offerings of rights to all eligible employees and eligible service providers from time to time. Offerings may comprise one or more purchase periods. The maximum length for an offering under the ESPP is 27 months. The provisions of separate offerings need not be identical. When a participant elects to join an offering, he or she is granted a purchase right to acquire Company Common Shares on each purchase date within the offering, each corresponding to the end of a purchase period within such offering. On each purchase date, all payroll deductions collected from the participant during such purchase period are automatically applied to the purchase of Company Common Shares, subject to certain limitations.

Eligibility

Purchase rights may be granted only to our employees, employees of qualifying related corporations or, solely with respect to the Non-423 Component, employees of an affiliate (other than a qualifying related corporation) or eligible service providers. The Board may provide that employees will not be eligible to be granted purchase rights under the ESPP if, on the offering date, the employee (i) has not completed at least 2 years of service since the employee’s last hire date (or such lesser period as the Board may determine), (ii) customarily works not more than 20 hours per week (or such lesser period as the Board may determine), (iii) customarily works not more than 5 months per calendar year (or such lesser period as the Board may determine), (iv) is an officer within the meaning of Section 16 of the Exchange Act, (v) is a highly compensated employee within the meaning of the U.S. Tax Code, or (vi) has not satisfied such other criteria as the Board may determine consistent with Section 423 of the U.S. Tax Code. Unless otherwise determined by the Board for any offering, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee customarily works more than 20 hours per week and more than 5 months per calendar year and has been employed by us or a related corporation or affiliate for at least 3 continuous months preceding such offering date.

No employee will be eligible for the grant of any purchase rights if, immediately thereafter, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any related corporation. An eligible employee may be granted purchase rights only if such purchase rights, together with any other rights granted under all our and any related corporations’ employee stock purchase plan, do not permit such eligible employee’s rights to purchase stock in excess of $25,000 worth of stock (with respect to the ESPP, determined as of the offering date) in any calendar year.

Participation in the ESPP

On each offering date, each eligible employee or eligible service provider, pursuant to an offering made under the ESPP, will be granted a purchase right to purchase up to that number of Company Common Shares purchasable either with a percentage or with a maximum dollar amount, as designated by the Board; provided however, that in the case of eligible employees, such percentage or maximum dollar amount will in either case not exceed 15% of such employee’s earnings during the period that begins on the offering date (or such later date as the Board determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering, unless otherwise provided for in an offering.

Purchase Price

The purchase price of Company Common Shares acquired pursuant to purchase rights will be not less than the lesser of (i) 85% of the fair market value of the Company Common Shares on the offering date; or (ii) 85% of the fair market value of the Company Common Shares on the applicable purchase date (i.e., the last day of the applicable purchase period).

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds. No interest will accrue on such payroll deductions. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner we direct.

Purchase of Stock

The Board will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and Company Common Shares will be purchased in accordance with such offering. In connection with each offering, the Board may specify a maximum number of Company Common Shares that may be purchased by any participant or all participants. If the aggregate purchase of Company Common Shares issuable on exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each participant’s accumulated contributions) allocation of the Company Common Shares available will be made in as nearly a uniform manner as will be practicable and equitable.

Withdrawal

During an offering, a participant may cease making contributions and withdraw from the offering by delivering a withdrawal form. We may impose a deadline before a purchase date for withdrawing. On such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions without interest and such participant’s purchase right in that offering will then terminate. A participant’s withdrawal from that offering will have no effect on his or her eligibility to participate in any other offerings under the ESPP, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.

Termination of Employment

Purchase rights granted pursuant to any offering under the ESPP will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. We shall have the exclusive discretion to determine when a participant is no longer actively providing services and the date of the termination of employment or service for purposes of the ESPP. As soon as practicable, we will distribute to such individual all of his or her accumulated but unused contributions without interest.

Restrictions on Transfer

During a participant’s lifetime, purchase rights will be exercisable only by such participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if we so permit, by a beneficiary designation.

Exercise of Purchase Rights

On each purchase date, each participant’s accumulated contributions will be applied to the purchase of Company Common Shares, up to the maximum number of Company Common Shares permitted by the ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise specified in the ESPP, no fractional shares will be issued and, if any amount of accumulated contributions remains in a participant’s account after the purchase of Company Common Shares on the final purchase date in an offering, such remaining amount will roll over to the next offering.

No purchase rights may be exercised to any extent unless and until the Company Common Shares to be issued on such exercise under the ESPP are covered by an effective registration statement pursuant to the Securities Act, and the ESPP is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the ESPP. Additionally, purchase rights will only be granted and Company Common Shares will only be issued pursuant to purchase rights in compliance with the requirements of the Bermuda Exchange Control Regime.

If, on the purchase date, as delayed to the maximum extent permissible, the Company Common Shares are not registered and the ESPP is not in material compliance with all applicable laws or regulations, no purchase rights will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the participants without interest.

Capitalization Adjustments

In the event of a capitalization adjustment, the Board will appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the ESPP, (ii) the classes and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the ESPP, (iii)the classes and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the classes and number of securities that are the subject of the purchase limits under each ongoing offering.

Dissolution or Liquidation

In the event of the Post-Combination Company’s dissolution or liquidation, the Board will shorten any offering then in progress by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. The Board will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering.

Effect of a Change in Control:

Upon any of the following events (each a Change in Control under the ESPP):

•	the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding capital stock;
•	during any consecutive two-year period, members of the Board at the beginning of such period cease to constitute a majority at the end of such period;
•

An amalgamation, merger, consolidation, scheme or other capital reorganization or Business Combination transaction of our company with or into another corporation, entity or person that results in more than 50% of the voting power of our then outstanding capital stock; or

•	a transfer of all or substantially all of our company’s assets;

any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights for outstanding purchase rights, or, if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase Company Common Shares prior to the Change in Control under the outstanding purchase rights, and the purchase rights will terminate immediately after such purchase. The Board will notify each participant in writing prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date unless prior to such date the participant has withdrawn from the offering.

Amendment, Termination or Suspension of the ESPP

The Board may amend the ESPP at any time in any respect the Board deems necessary or advisable, including to exempt the ESPP and purchase rights from the application of or to comply with the requirements of Section 457A of the Code or to preserve the intended tax treatment of the purchase rights. However, except with respect to capitalization adjustments described above, stockholder approval will be required for any amendment of the ESPP for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of Company Common Shares available for issuance under the ESPP, (ii) expands the class of individuals eligible to become participants and receive purchase rights, (iii) materially increases the benefits accruing to participants under the ESPP or reduces the price at which Company Common Shares may be purchased under the ESPP, (iv) extends the term of the ESPP, or (v) expands the types of awards available for issuance under the ESPP, but in each case only to the extent stockholder approval is required by applicable laws, regulations, or listing requirements.

The Board may suspend or terminate the ESPP at any time. No purchase rights may be granted under the ESPP while the ESPP is suspended or after it is terminated.

Any benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before an amendment, suspension, or termination of the ESPP will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.

Save As You Earn Plan

In connection with the closing of the Business Combination, the Board adopted the Save As You Earn Share Option Plan 2021 as a sub-plan of the ESPP (the “SAYE Plan”), under which eligible employees of either the Company or a subsidiary may be given an opportunity to purchase Company Common Shares at a discount. The SAYE Plan allows for employees in the United Kingdom to be given the opportunity to make regular savings towards the exercise price of an option which, on exercise, benefits from tax-advantaged treatment under the tax laws of the United Kingdom.

Description of the Company’s Save As You Earn Share Option Plan 2021

Purpose

The SAYE Plan is a sub-plan of the ESPP and provides a means by which eligible employees of either the Company or an affiliate may be given an opportunity to purchase shares of Company Common Shares. By means of the SAYE Plan, we seek to retain and assist our affiliates in retaining the services of such eligible employees, to secure and retain the services of new eligible employees and to provide incentives for such persons to exert maximum efforts for our success and that of our affiliates. As of the record date, approximately 225 employees of Wejo are eligible to participate in the SAYE Plan.

The SAYE Plan is a UK tax-advantaged savings-related share option plan operated by the Board pursuant to which eligible employees may be offered options (“SAYE Options”) to purchase shares of Company Common Shares at a price determined by the Board which can be set at a discount of up to 20% of the market value of a Share at the date of grant.

Administration

The board of the Company will administer the SAYE Plan and will have the final power to construe and interpret both the SAYE Plan and the rights granted under it. Further, the board has the power, subject to the provisions of the SAYE Plan, to determine when SAYE Options will be granted, and any criteria (subject to the provisions of the SAYE Plan) to be applied in determining the eligibility of employees to participate in the SAYE Plan.

The board of the Company will have the power to delegate administration of the SAYE Plan to the compensation committee or another committee composed of two or more members of the board. As used herein with respect to the SAYE Plan, the term “Board” refers to any committee the Board appoints, and to the board of directors of the Company.

Stock Subject to SAYE Plan

The SAYE Plan is a sub-plan of the ESPP and as such shares subject to awards under the SAYE Plan count towards the overall number of shares available for issue under the ESPP.

If any SAYE Option terminates without having been exercised in full, the shares of Company Common Shares not purchased under such purchase right will again become available for issuance under the ESPP and the SAYE Plan.

Offerings

The SAYE Plan is implemented by the offer to all eligible employees from time to time of the right to receive a SAYE Option. In order to be granted a SAYE Option and become a participant in the SAYE Plan, the eligible employee enters into a savings contract (“Contract”) to accumulate sufficient funds to pay the exercise price of an associated SAYE Option. The Contract must be in a form approved by the Board, and must have a period of three or five years during which the participant agrees to make monthly savings of an amount decided by the participant, subject to a minimum specified by the board which may not exceed £10 (or such other minimum permitted by the legislation from time to time) and up to the maximum specified by the Board and permitted by the legislation (currently £500 per month). The number of shares of Company Common Shares over which a participant will be granted a SAYE Option will be the number of shares which, taking into account the price payable on exercise of the SAYE Option, can be purchased with the amount saved under the Contract (which, subject to applicable legislation and regulations, may include a bonus payable under the Contract). Without further shareholder approval, SAYE Options under the SAYE Plan may only be made within 10 years of shareholder approval of the SAYE Plan.

Eligibility

All eligible employees and full-time directors of any company within the Company’s group of companies (“Group”) who have been with the Group for a period determined by the Board (not exceeding five years), are eligible to participate. All employees who are eligible to participate must be offered the opportunity to do so on similar terms although this may vary by reference to levels of remuneration, length or service or other similar factors.

Purchase Price

The purchase price of shares of Company Common Shares acquired pursuant to SAYE Options will be not less than the 80% of the fair market value of the shares of Company Common Shares on the date on which invitations to be granted SAYE Options were issued to eligible employees.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the course of the Contract. The amounts deducted from a participant’s salary via payroll deduction are paid to an external savings carrier (generally a bank or building society engaged by the Company for this purpose) and accumulated in an account for the participant. In the event that the participant forfeits or surrenders the SAYE Option, the accumulated savings in the related Contract would be returned to the participant by the savings carrier. A participant may not add additional funds to the savings account over and above the deductions made from payroll.

Withdrawal

A participant may cease making contributions under their Contract and withdraw from the SAYE Plan by giving notice to the savings carrier. On such withdrawal, such participant’s SAYE Option will immediately lapse and the savings carrier will return the participant’s accumulated savings in the related Contract to the participant.

Termination of Employment

Early exercise is permitted in the event of cessation of employment within the Group by reason of death, injury, disability, redundancy, retirement, or the sale of the participant’s employing company or business out of the Group (but only to the extent of savings plus any bonus accumulated in the related Contract up to the time of exercise). If a participant ceases to be employed within the Group for any other reason within three years of the grant of an Option, that Option will lapse. If a participant ceases to be employed within the Group for any other reason more than three years from the grant of an Option, the participant may exercise that Option within six months of so ceasing (but no later than the end of the six-month period following maturity of the related Contract) or, if the participant is a U.S. taxpayer, the participant may exercise that Option only until March 15th of the calendar year which follows the earlier of (i) the calendar year in which the participant’s employment within the Group ceases, or (ii) the calendar year in which the participant becomes retirement-eligible, in each case if such period is shorter than such six-month period.

Restrictions on Transfer

A SAYE Option is not transferable and may only be exercised by the person to whom it is granted or their personal representatives.

Exercise of SAYE Options

SAYE Options may normally only be exercised during the six-month period following maturity of the Contract and if not exercised by the end of that period will lapse. This may be following the third or fifth anniversary of commencement of the Contract.

Capitalization Adjustments

In the event of a variation of share capital by way of capitalization, rights issue, subdivision, reduction, consolidation or otherwise, the number of Shares subject to a subsisting Option and the price payable on exercise may be adjusted in such manner as the Board determines (but subject to applicable legislation).

Effect of a Change in Control and other corporate events

Early exercise is also permitted in the event of a change of control, compromise or arrangement, or voluntary winding up of the Company. On a change of control, or compromise or arrangement, with the consent of the acquiring company, SAYE Options may be exchanged so as to operate over shares in the acquiring company (or a company associated with it).

Rights attaching to shares

Company Common Shares allotted pursuant to the SAYE Plan will rank pari passu with shares of Company Common Shares then in issue except in relation to any rights determined by reference to a date preceding the date on which the Shares are allotted.

Amendment of the SAYE Plan

The Board may alter the SAYE Plan but certain amendments to the advantage of current or future participants cannot take effect without shareholder approval, unless they are minor amendments to benefit the administration of the plan, or to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for participants or the Company or other members of the Group. The amendments which will generally require shareholder approval are amendments to the persons to whom SAYE Options may be granted, the maximum and individual limits on the number of Shares over which SAYE Options can be granted under the plan, the basis for determining a participant’s entitlement to, and the terms of, Shares provided under the SAYE Plan, the provisions for adjusting SAYE Options in the event of a variation of share capital and the provisions for altering the terms of the plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Registration Rights Agreement

On the Closing Date, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor and certain prior equityholders of Virtuoso and Wejo (the “RRA Holders”), pursuant to which the Company is obligated to, subject to the terms thereof and in the manner contemplated thereby, register for resale under the Securities Act, (i) all or any portion of the Company Common Shares and Company Warrants then held by the RRA Holders, and (ii) all or any portion of the Company Common Shares and Company Warrants that the RRA Holders may thereafter acquire (including, upon the conversion, exchange or redemption of any other security therefor) (the “Registrable Securities”).

Under the Registration Rights Agreement, the Company is obligated to file a registration statement covering the Registrable Securities within fifteen (15) business days after the Closing, and will provide certain RRA Holders with certain customary demand registration rights. Under the Registration Rights Agreement, the RRA Holders have “piggyback” registration rights that allow them to include their Registrable Securities in certain registrations initiated by the Company. Subject to customary exceptions, RRA Holders have the right to request up to three (3) underwritten offerings of Registrable Securities. If the sale of Registrable Securities under a registration statement requires disclosure of certain material information that would not otherwise be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of the sale thereunder. The Company may not delay or suspend a registration statement on more than one occasion for more than ninety (90) total calendar days during any twelve (12) month period.

Warrant Assumption Agreement

On the Closing Date, the Company entered into a Warrant Assumption Agreement (the “Warrant Assumption Agreement”) with Virtuoso and Continental Stock Transfer & Trust Company (“Continental”). Pursuant to the Warrant Assumption Agreement, the Company assumed all of Virtuoso’s rights and obligations under that certain Warrant Agreement, dated as of January 21, 2021, by and among Virtuoso and Continental (the “Warrant Agreement”).

Under the Warrant Assumption Agreement, each Virtuoso public warrant entitling the holder thereof to purchase shares of Virtuoso Common Stock (each a “Public Warrant”) was converted into a warrant to acquire a number of Company Common Shares equal to the number of shares of Virtuoso’s Common Stock underlying such Public Warrant, subject to the same terms and conditions as were applicable to the Public Warrant.

Convertible Loan Agreement

Wejo entered into to a convertible loan agreement on July 21, 2020 (as amended from time to time), with UK FF Nominees Limited (the “Future Fund”), certain persons whose names are set out therein in their capacity as Other Lenders, and certain persons who have adhered to that agreement in their capacity as Additional Lenders (the “Convertible Loan Agreement”). Under the Convertible Loan Agreement, each of the Future Fund, the Other Lenders and the Additional Lenders, some of whom are also Wejo shareholders, (together the “Convertible Lenders”) made loans to Wejo which are convertible into Wejo shares, either: (i) at completion of certain fundraises by Wejo; (ii) on an exit; or (iii) on July 21, 2023 (the “Maturity Date”). In addition, the principal amount of the loans made by the Convertible Lenders may be redeemed together with a 1x redemption premium (rather than convert into Wejo shares) at the election of the Future Fund (in respect of its loan) or the other Convertible Lenders (in respect of their loans) if the holders of a majority in value of their debt vote in favor of redemption on the Maturity Date, on an exit, or otherwise on the occurrence of an event of default (in the case of an event of default, together with accrued interest as well as the redemption premium). The Business combination constituted an exit event under the Convertible Loan Agreement and the Convertible Lenders agreed that they would not elect for redemption of their convertible loans, instead allowing their loans to convert into Wejo shares.

Pursuant to the terms of the Convertible Loan Agreement, GM subscribed for loan notes in the sum of £3,500,000 in April 2021. The agreement allows for an issuance in an aggregate principal amount of up to £34,905,299. The maximum additional aggregate principal amount available to be borrowed under the Convertible Loan Agreement is £45,226. In connection with the consummation of the Business Combination, the amounts outstanding under the Convertible Loan Agreement converted to equity in Wejo on 18 November. GM received 322,542 shares on conversion of its loan.

In total, persons who are related parties to Wejo (directors and/or existing shareholders) received an aggregate of 345,460 Wejo shares on conversion of their convertible loans, which includes the 322,542 Wejo shares to be issued to GM. The remaining convertible loan investors received an aggregate of 2,919,281 Wejo shares on conversion of their convertible loans.

The material obligations under the Convertible Loan Agreement are now satisfied.

Lead Investor Agreement

Wejo entered into a lead investor agreement dated July 21, 2020, entered into with Disruption Investment Platform 1, a sub-fund of Platina Investment Fund SCSp-RAIF (“DIP”), pursuant to which Wejo and DIP agreed to certain governance matters in connection with DIP’s investment under the Convertible Loan Agreement (the “Lead Investor Agreement”).

Under the Lead Investor Agreement, Wejo granted DIP the right to appoint or dismiss one director so appointed to Wejo’s board, and to any subsidiary boards or committees of Wejo group members, for as long as DIP holds any Wejo shares. In addition, Wejo granted DIP certain board level veto rights over: (i) incurring debt above $3 million, subject to limited exclusions; (ii) transfers of intellectual property rights, subject to limited exclusions; and (iii) material changes or amendments to an agreed cost reduction plan. DIP’s veto rights will cease if Wejo implements a qualifying fundraising (or sooner if DIP ceases to hold any Wejo shares). DIP also has the right to appoint a silent observer to Wejo’s board, who has the right to receive certain financial information relating to the Wejo group on a periodic basis, including but not limited to quarterly profit and loss statements. DIP waived its veto rights pursuant to the Lead Investor Agreement to the agreed cost reduction plan in a waiver letter to Wejo dated February 15, 2021 in exchange for receiving an annual budget from Wejo.

Other Related Party Transactions

General Motors Holdings LLC (“GM”)

Wejo is party to a Data Sharing Agreement, dated December 21, 2018. GM currently holds more than 5% of the Company’s equity.

Pursuant to the terms of the Data Sharing Agreement, Wejo and GM share fees with respect to data licenses that support the opportunities for licensing of connected vehicle data.

Richard Barlow

Richard Barlow serves as the Chief Executive Officer of the Company, and currently holds more than 5% of the Company’s equity. Mr. Barlow also serves as an executive director of Out Run Media Limited (“Out Run”). Wejo and Out Run entered into a Services Agreement, dated March 20, 2020, under which Out Run agreed to provide certain proof of concept analysis and autonomous vehicle simulation services to Wejo.

Diarmid Ogilvy

Diarmid Ogilvy serves as a non-executive director on the Board of Directors of the Company. The Company and Fleury Capital Ltd. (“Fleury”), a company which Mr. Ogilvy controls entered into a Consultancy Agreement, dated May 12, 2016, under which Fleury agreed to provide certain consulting and related services to Wejo. Pursuant to the terms of the Consultancy Agreement, Mr. Ogilvy received $629,829 and $221,887 in fees in the years-ended December 31, 2020 and December 31, 2019, respectively, for both professional and capital raising services rendered on behalf of Fleury.

The Consultancy Agreement was effectively terminated upon completion of the Business Combination.

Indemnification Agreements

The Company entered into customary indemnification agreements with our directors and executive officers on the Closing Date. These agreements require us to indemnify these individuals to the fullest extent permitted by applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought

Policy for Approval of Related Party Transactions

The Company Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the post- combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the post-combination company’s executive officers or one of the post-combination company’s directors;
●	any person who is known by the post-combination company to be the beneficial owner of more than 5% of the Company’s voting stock;
●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and
●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review, approve or ratify related party transactions.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company as of the Closing Date regarding the beneficial ownership of Company Common Shares by:

•	Each person who is known by the Company to beneficially own more than 5% of Company Common Shares;
•	Each person who is an executive officer or director of the Company; and
•	All executive officers and directors of the Company, as a group.

The information below is based on an aggregate of 93,950,205 Company Common Shares issued and outstanding as of the Closing Date. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Company Common Shares beneficially owned by them.

Unless otherwise noted, the business address of each of those listed in the table is c/o Wejo Ltd., ABC Building, 21-23 Quay St., Manchester, United Kingdom X0 M3 4AE.

Name and Address of Beneficial Owners	Number of Company Common Shares	Percentage of Company Common Shares
5% Holders General Motors Holdings LLC(1)	18,781,681	20.0%
Virtuoso Sponsor LLC(2)	5,750,000	6.1%
Richard Barlow(3)	10,323,349	10.8%
Executive Officers and Directors Diarmid Ogilvy(4)	4,000,599	4.2%
Timothy E Lee(5)	3,817,667	4.0%
John Maxwell	8,541	*
Mina Bhama	255,389	*
Den Power	127,851	*
David Burns	8,541	*
Sarah Larner	260,998	*
Samuel Hendel	20,000	*
Ann Schwister	—	—
Alan Masarek	100,000	*
Lawrence Burns	—	—
All Executive Officers and Directors as a Group (12 individuals)	18,922,935	19.8%
*	Less than 1%
(1)	The business address of this entity is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.
(2)

The business address of this entity is c/o 180 Post Road East, Suite 201, Westport, CT 06880. Mr. Jeffrey Warshaw, by virtue of being the sole managing member of the Sponsor may be deemed to beneficially own the 5,750,000 Company Common Shares held by the Sponsor. Mr. Warshaw disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. Additionally, Mr. Warshaw beneficially owns 165,000 Company Common Shares acquired in the PIPE investment.

(3)	Includes 1,879,004 restricted share units which fully vest in the event of termination of service for any reason other than for cause as defined in the award agreement.
(4)	Includes 80,210 common shares held by Fleury Capital Ltd. Also includes 939,502 RSUs that are not exercisable within 60 days but that will vest under any termination scenario.
(5)

Includes 107,634 common shares held by Calibogue Capital Fund One LLC, as to which Mr. Lee has shared voting and investment power. Mr. Lee disclaims such beneficial ownership. Includes 939,502 restricted share units which settle upon separation from service as defined under Section 409A of the Internal Revenue Code.

SELLING SECURITYHOLDERS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 11,500,000 of the Company Common Shares upon exercise of the warrants.

The Selling Securityholders may use the shelf registration statement to sell up to 63,054,367 common shares, which includes up to (a) 12,850,000 common shares issued pursuant to Subscription Agreements in connection with the PIPE Financing, (b) 5,750,000 common shares issued pursuant to the Business Combination Agreement, (c) 33,626,608 common shares issued pursuant to the Business Combination Agreement, (d) 6,600,000 common shares offered for resale upon exchange of exchangeable preferred shares of Limited and (e) 4,227,759 common shares issued pursuant the Equity Grants, from time to time, through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Company Common Shares and/or warrants being offered and the terms of the offering. The Selling Securityholders may from time to time offer and sell any or all of the common shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the common shares in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s common shares.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of common shares beneficially owned prior to the sale of the securities offered hereby by the Selling Securityholders, the aggregate number of common shares that the Selling Securityholders may offer pursuant to this prospectus and the number of common shares beneficially owned by the Selling Securityholders after the sale of the securities offered hereby.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The beneficial ownership of our common shares is based on 93,950,205 common shares issued and outstanding immediately following the consummation of the Business Combination on the Closing Date.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of common shares. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Unless otherwise noted, the business address of each of those listed in the table is c/o Wejo Ltd., ABC Building, 21-23 Quay St., Manchester, United Kingdom X0 M3 4AE.

	Securities Beneficially Owned Prior to this Offering		Securities to be Sold in this Offering(4)		Securities Beneficially Owned After this Offering
Name of Selling Securityholder	Common shares(5)		Common shares(5)		Common shares(5)
General Motors Holdings LLC(1)	18,781,681		18,781,681		—
Virtuoso Sponsor LLC(2)	12,350,000	(3)	12,350,000	(3)	—
Richard Barlow	10,323,349		10,323,349		—
Diarmid Ogilvy(6)	3,920,389		3,920,389		—
Timothy E. Lee(7)	3,710,033		3,710,033		—
Palantir Technologies Inc.	3,500,000		3,500,000		—
Simcah Partners LP	2,500,000		2,500,000		—
Microsoft Corporation	2,000,000		2,000,000		—
Cohen Virtuoso PIPE LLC	1,000,000		1,000,000		—
Kimera Limited	974,147		300,000		—
Peggy J. Koenig 2013 Trust	877,248		50,000		—
US Bank, Trustee of the Clark J Winslow IRA Rollover TR	549,071		75,000		—
Kepos Alpha Master Fund LP	520,000		500,000		—
Sompo Holdings, Inc.	500,000		500,000		—
John Maxwell(8)	478,292		478,292		—
Saba Capital Master Fund II, Ltd.	388,643		323,869		—
Mason Stevens Limited	350,000		350,000		—
Moelis & Company Group LP	342,500		342,500		—
Alpine Partners (BVI), LP	310,000		300,000		—
Sarah Larner	260,998		260,998		—
Mina Bhama	255,389		255,389		—
Jeffrey D. Warshaw	165,000		165,000		—
Saba Capital Master Fund, Ltd.	154,330		128,608		—
Den Power	127,851		127,851		—
Calibogue Capital Fund One LLC	107,634		107,634		—
ABK Investments LLC	100,000		100,000		—
Geeweejoe Limited	100,000		100,000		—
Alan Brian Masarek	100,000		100,000		—
Fleury Capital Ltd.	80,210		80,210		—
Tri-Emirates Investments Limited	80,000		80,000		—
Winslow Family Foundation	75,000		75,000		—
Saba Capital Master Fund III, L.P.	47,389		39,491		—
Michael O. Driscoll	30,000		30,000		—
Alvarium MB (UK) Limited	22,500		22,500		—
Samuel Hendel	20,000		20,000		—
1/3/55 Trust U/W Carl M. Loeb FBO Elisabeth L. Levin	15,000		15,000		—
Trust U/W Carl M. Loeb FBO Arthur Loeb	15,000		15,000		—
1/3/55 Trust U/W Carl M. Loeb FBO Jean L. Troubh	10,000		10,000		—
Saba Capital SPAC Opportunities Ltd.	9,638		8,032		—
David Burns	8,541		8,541		—
(1)	The business address of this entity is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.
(2)	The business address of this entity is c/o Virtuoso Acquisition Corp., 180 Post Road East, Suite 201, Westport, CT 06880.

(3)	Includes 5,750,000 common shares issued pursuant to the Business Combination Agreement and 6,600,000 common shares underlying the exchangeable preferred shares of Limited.
(4)

The amounts set forth in this column are the number of common shares and warrants that may be offered for sale from time to time by each Selling Securityholder using this prospectus. These amounts do not represent any other shares of our common shares or warrants that the Selling Securityholder may own beneficially or otherwise.

(5)	Represents our common shares, including common shares underlying the exchangeable preferred shares of Wejo Bermuda Limited.
(6)	Excludes 80,210 common shares held by Fleury Capital Ltd., which are presented separately in this table.
(7)	Excludes 107,634 common shares held by Calibogue Capital Fund One LLC, which are presented separately in this table and as to which Mr. Lee has shared voting and investment power.
(8)	Includes 469,751 common shares issuable under unvested RSUs, which are registered hereunder.

DESCRIPTION OF COMMON SHARES

The following summary of the material terms of our common shares is not intended to be a complete summary of the rights and preferences of such common shares and is qualified in its entirety by the Company Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bye-laws. Under “Description of the Common Shares,” “we,” “us,” “our,” the “Company” and “our Company” refer to Wejo Group Limited and not to any of its subsidiaries following the consummation of the Business Combination.

We are an exempted company limited by shares incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 56698. We were incorporated on May 21, 2021 under the name Wejo Group Limited. Our registered office is located at Canon’s Court, 22 Victoria Street, HM 12, Bermuda. Our agent for service of process in the United States is The Corporation Trust Company, 1209 Orange Street Wilmington, DE 19801.

Our objects are unrestricted, and we have the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.

Our authorized share capital is 634,000,000 common shares, par value $0.001 per share and 1,000,000 undesignated shares, par value $0.001 per share. There are 93,950,205 Company Common Shares issued and outstanding, 11,500,000 warrants and no Company Preferred Shares outstanding. Unless the Company Board determines otherwise, we will issue all of our share capital in uncertificated form.

Pursuant to the Company Bye-laws, subject to the requirements of the NASDAQ and subject to any resolution of the shareholders to the contrary, the Company Board is authorized to issue any of our authorized but unissued shares on such terms as the Company Board determines. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Company Common Shares

Under Bermuda law and the Company Bye-laws, the Company Board is authorized to issue any of our authorized but unissued shares without shareholder approval on such terms as the Company Board determines. The holders of Company Common Shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of Company Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of Company Common Shares. Unless a different vote is required by Bermuda law or by the Company Bye-laws, resolutions to be approved by holders of voting shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of Company Common Shares will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. The Company Charter and the Company Bye-laws do not authorize cumulative voting and directors are elected by plurality of votes.

Any individual who is a shareholder of the Company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. The Company Bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in such form as the Company Board may determine.

In the event of our liquidation, dissolution or winding up, the holders of Company Common Shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Under Bermuda law and the Company Bye-laws, the Company Board is authorized to issue preference shares in one or more series without shareholder approval. The Company Board has the discretion under the Company Bye-laws to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of our authorized but unissued undesignated shares, and the Company Board may issue those shares in series of preference shares, without any further shareholder approval. The rights with respect to a series of preference shares may be greater than the rights attached to our Company Common Shares. It is not possible to state the actual effect of the issuance of any preference shares on the rights of holders of our Company Common Shares until the Company Board determines the specific rights attached to those preference shares. The effect of issuing preference shares could include, among other things, one or more of the following:

●	restricting dividends in respect of our Company Common Shares;

●	diluting the voting power of our Company Common Shares or providing that holders of preference shares have the right to vote on matters as a class;
●	impairing the liquidation rights of our Company Common Shares; or delaying or preventing a change of control of us.

We have no preference shares outstanding (“Company Preferred Shares”), and we have no present plans to designate the rights of or to issue any preference shares.

Warrants

Each whole warrant entitles the registered holder to purchase one Company Common Share at a price of $11.50 per share.

We are not obligated to deliver any Company Common Shares pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Company Common Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those common shares is available, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we are not obligated to issue any shares to holders seeking to exercise their warrant, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

Dividend Rights

Under Bermuda law and the Company Bye-laws, the Company Board has discretion as to the payment of dividends on our Company Common Shares, including the amount (if any), payment date and whether paid in cash or satisfied by our shares or other assets, without shareholder approval. Under Bermuda law, we may not declare or pay dividends if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) that the realizable value of our assets would as a result be less than our liabilities. Under the Company Bye-laws, each Company Common Share is entitled to dividends if, as and when dividends are declared by the Company Board, subject to any preferred dividend right of the holders of any preference shares. If we are permitted under Bermuda law to pay dividends, there are no restrictions on our ability to pay dividends in U.S. dollars or to U.S. residents who are holders of our shares.

We have no current plans to pay dividends on our Company Common Shares and no obligation under Bermuda law or the Company Bye-laws to do so. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Company Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Company Board may deem relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends may be limited by the agreements governing any indebtedness we or our subsidiaries may incur in the future.

Any cash dividends payable to holders of our Company Common Shares listed on the NASDAQ will be paid to Continental Stock Transfer & Trust, our transfer agent in the United States for disbursement to those holders.

Variation of Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued shares of that class or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing a majority of the issued shares of the relevant class is present in person or by proxy. The Company Bye-laws specify that the creation or issue of shares ranking equally with existing shares or the purchase or redemption by us of our shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Transfer of Shares

The Company Board may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that it is not fully paid (but we do not currently have, or intend to issue, any shares which are not fully-paid). The Company Board may also refuse to recognize any required instrument of transfer of a share unless it is accompanied by the relevant share certificate (if issued), such other evidence of the transferor’s right to make the transfer as the Company Board shall reasonably require, and unless the Company Board is satisfied that all applicable consents, authorizations, permissions or approvals are in place and that the transfer would not violate any agreement to which the Company or the transferor is subject.

When our shares are listed or admitted to trading on an appointed stock exchange (which includes the NASDAQ), they will be transferred in accordance with the rules and regulations of such exchange. If at any time our shares cease to be listed or admitted to trading on an appointed stock exchange, which includes the NASDAQ, the permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all transfers of shares (which includes our Company Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. Subject to the restrictions mentioned above, a holder of common shares may transfer the title to all or any of such holder’s common shares by completing a form of transfer in such form as the Company Board may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share the Company Board may accept the instrument signed only by the transferor.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which is referred to as the annual general meeting. However, the shareholders may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any shareholder may, on notice to the company not later than three months before the end of the year in question, require the holding of an annual general meeting, in which case an annual general meeting must be called.

Bermuda law provides that an extraordinary general meeting of shareholders may be called by the Company Board of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up share capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. The Company Bye-laws provide that, save and to the extent that the Company elects to dispense with the holding of one or more of its annual general meetings in the manner permitted by Bermuda law, the Company Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with Bermuda law at such times and places as the Board shall appoint. The Company Board may, whenever it thinks fit, and shall, when requisitioned by shareholders pursuant to Bermuda law, convene extraordinary general meetings other than annual general meetings, which shall be called extraordinary general meetings, at such time and place as the Board may appoint. A general meeting shall be called by not less than five (5) clear days’ notice in writing, whether such meeting is annual or extraordinary. The notice shall specify the place, day and time of the meeting, and the nature of the business to be considered. The quorum required for a general meeting of shareholders generally is two or more persons present throughout the meeting and representing, in person or by proxy, a majority of the issued shares entitled to vote at such meeting; provided, however, that if the extraordinary general meeting was requisitioned by shareholders in accordance with the provisions of Bermuda law, the quorum required for such meeting is two or more persons present throughout the meeting and representing in person or by proxy of at least 75% of the issued shares entitled to vote at such meeting.

Access to Books and Records and Dissemination of Information

Members of the general public have a right to inspect the certain documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the Company Charter, including its objects and powers, certain alterations to the Company Charter and a list of the directors of the company. The shareholders have the additional right to inspect the Company Bye-laws of a company, minutes of general meetings and a company’s audited financial statements, which must be presented to the annual general meeting. The register of shareholders of a company is also open to inspection by shareholders and by members of the general public without charge. The register of shareholders is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Certain Bermuda companies are required to maintain a register of their beneficial owners holding more than 25% of their shares, which is not open for inspection by the public. We will be exempted from this requirement for so long as our shares are listed on an appointed stock exchange, which includes the NASDAQ.

Election of Directors

The Company Bye-laws provide that the Company Board shall consist of eleven directors or such lesser or greater number as the Company Board, by resolution, may from time to time determine, provided that, at all times, there shall be no fewer than three directors. The Company Board currently consists of 3 directors.

The Company Bye-laws provide that, subject to the rights granted to one or more series of preference shares then outstanding, any newly-created directorship on the Company Board that results from an increase in the number of directors and any vacancies on the Company Board, so long as a quorum remains in office, will be filled by Company Board. A director so appointed will have a term only until the next following annual general meeting and will not be taken into account in determining the directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, such directors term will end at the conclusion of the meeting.

Any shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by the Company Board must give notice of the intention to propose the person for election to the Company in accordance with the timetable set forth in the Company Bye-laws. In addition, the proposed nominee must be approved by the competent regulatory authorities with responsibility for regulating the business activities of the Company and group of companies to which it belongs. Where a director is to be elected at an annual general meeting, the shareholder notice must be given not less than 120 days nor more than 150 days before the anniversary of the last annual general meeting prior to the giving of the notice. No shareholder shall be entitled to propose any person to be appointed, elected or re-elected director at any special general meeting. Such proposal must be made in accordance with the procedures set forth in the Company Bye-laws. These provisions will not apply to a requisition pursuant to the Companies Act.

Proceedings of Company Board

The Company Bye-laws provide that our business is to be managed and conducted by the Company Board. Bermuda law permits individual and corporate directors and there is no requirement in the Company Bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in the Company Bye-laws or Bermuda law that our directors must retire at a certain age.

The remuneration of our directors is determined by the Company Board and each such director, other than directors who are employees of the Company, shall be entitled to a fee at a rate determined by the Company Board. The directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

A director who has a direct or indirect interest in any contract or arrangement with us must disclose such interest as required by Bermuda law. Such an interested director may be counted in the quorum but is not entitled to vote on or participate in any discussion in respect of any such contract or arrangement in which he or she is interested.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may exempt or indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Company Bye-laws provide that we shall indemnify and advance expenses to our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Company Bye-laws also provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. The Company Bye-laws do not absolve our directors or officers of any duties (fiduciary or otherwise) that they owe to the Company under the Companies Act or at common law. As such, our directors and officers still owe the Company itself a duty to (a) act honestly and in good faith with a view to the best interests of the Company; and (b) exercise the care, diligence, and skill that a reasonably prudent person would exercise in comparable circumstances when exercising their powers and discharging their duties.

Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We will purchase and maintain a directors’ and officers’ liability policy for such a purpose.

Amendment of Company Charter and Company Bye-laws

Bermuda law provides that the Company Charter may be amended by a resolution passed at a general meeting of shareholders. Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class of shares have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the Company Charter adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the Company Charter must be made within twenty-one days after the date on which the resolution altering the Company Charter is passed and may be made on behalf of persons entitled to make the application by one or more of them. No application may be made by shareholders who voted in favor of the amendment.

Amendments to the Company Bye-laws will require the approval of the Company Board and the affirmative vote of a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. In addition, certain provisions in the Company Bye-laws, including the provisions providing for a classified board of directors (the election and term of our directors), may be amended, altered, repealed or rescinded only by the affirmative vote of at least 66 2∕3% of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. This provision makes it more difficult for any person to remove or amend any provisions in the Company Bye-laws that may have an anti-takeover effect.

Certain Corporate Anti-Takeover Provisions

Certain provisions in the Company Bye-laws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempts that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the common shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board.

Common Shares

The authorized but unissued common shares will be available for future issuance by the Company Board on such terms as the Company Board may determine, subject to any resolutions of the shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Company Common Shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger, amalgamation, scheme of arrangement or otherwise.

Preference Shares

We have authorized 1,000,000 of as yet undesignated shares in the Company, the rights and restrictions attaching to which are not defined by the Company Bye-laws. Pursuant to the Company Bye-laws, preference shares may be issued by the Company from time to time, and the Company Board is authorized (without any requirement for further shareholder action) to determine the rights, preferences, powers, qualifications, limitations and restrictions attaching to those shares (and any further undesignated shares which may be authorized by our shareholders).

Classified Board

The Company Bye-laws provide that, subject to the right of holders of any series of preference shares, the Company Board will be divided into three classes of directors, as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of shareholders. As a result, approximately one-third of the Company Board will be elected each year.

The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Company Board. The Company Bye-laws provide that, subject to any rights of holders of preference shares to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Company Board.

Removal of Directors

In accordance with the terms of the Company Bye-laws, our directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66 2∕3% of the then issued and outstanding shares carrying the right to vote at general meetings at the relevant time.

Restriction on Shareholder Action by Written Consent

All shareholder action may be taken only at an annual meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting. Failure to satisfy any of the requirements for a shareholder general meeting could delay, prevent or invalidate shareholder action.

Advance Notice Requirements for Director Nominations

The Company Bye-laws provide that shareholders seeking to nominate candidates for election as directors before an annual general meeting of shareholders or special general meeting of shareholders must provide timely notice of their proposal. Generally, to be timely, a shareholder’s notice must be received with advance notice to the Company of not less than 120 days nor more than 150 days for a general annual meeting. The Company Bye-laws also specify requirements as to the form and content of a shareholder’s notice for shareholder proposals and nominations. These provisions may impede shareholders’ ability to bring matters before an annual or special general meeting of shareholders or make nominations for directors at a general meeting of shareholders.

Voting Requirements

Approval of certain significant corporate transactions, including amendments to the Company Bye- laws, will require the approval of the Company Board in addition to any other vote required by applicable law.

Amalgamations and Business Combinations

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the Company Board and by our shareholders. The Company Bye-laws provide that a majority in number of the Company Board present at a meeting where a quorum is present is required to approve the amalgamation or merger agreement. Additionally, the Company Bye-laws provide that a resolution passed by holders of a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time is required to approve the amalgamation or merger agreement. The Company Bye-laws provide that a merger or an amalgamation that is a Business Combination with an interested shareholder must be approved as described below.

The Company Bye-laws contain provisions regarding “Business Combinations” with “interested shareholders.” Pursuant to the Company Bye-laws, in addition to any other approval that may be required by applicable law, we may not engage in certain “Business Combinations” with any “interested shareholder” for a three-year period following the time that the shareholder became an interested shareholder, unless:

•	prior to such time, the Company Board approved either the Business Combination or the transaction that resulted in the shareholder becoming an interested shareholder;
•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced, excluding certain shares;

•

or at or subsequent to that time, the Business Combination is approved by the Company Board and by the affirmative vote of holders of at least 66 2∕3% of our issued and outstanding voting shares that are not owned by the interested shareholder.

Generally, a “Business Combination” includes a merger, amalgamation, asset or share sale, or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 10% or more of our issued and outstanding voting shares.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested shareholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Company Board because the shareholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction that results in the shareholder becoming an interested shareholder. These provisions also may have the effect of preventing changes in the Company Board and may make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one (1) month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda within one (1) month of the transaction to appraise the fair value of those shares.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the Company Charter or the Company Bye-laws. Furthermore, consideration would be given by a Bermuda court to allow a shareholder to commence such action where acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

The Company Bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.

Capitalization of Profits and Reserves

Pursuant to the Company Bye-laws, the Company Board may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Transfer Agent and Registrar

A register of holders of the common shares will be maintained by Appleby Global Corporate Services (Bermuda) Limited in Bermuda, and a branch register will be maintained in the United States by Continental Stock Trust & Transfer Company, who will serve as branch registrar and transfer agent.

Listing

Our Company Common shares are listed on the NASDAQ under the symbol “WEJO.”

Untraced Shareholders

The Company Bye-laws provide that the Company Board may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our Company Common Shares.

Under Bermuda law, “exempted” companies are companies formed for the purpose of conducting business outside Bermuda from a principal place of business in Bermuda. As an “exempted” company, we generally may not, without the express authorization of the Bermuda legislature or under a license or consent granted by the Minister of Finance, participate in certain business transactions in Bermuda, including: (i) the acquisition or holding of land in Bermuda (except that held by way of lease or tenancy agreement which is required for its business and held for a term not exceeding 50 years); or (ii) the carrying on of business with persons outside Bermuda.

The Bermuda Monetary Authority has, pursuant to its general permissions issued in its Notice to the Public of June 2015, given its consent for the issue and free transferability of all of our Company Common Shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the NASDAQ. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed herein. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

The Economic Substance Act 2018 of Bermuda and associated regulations (the “Economic Substance Act”) require Bermuda companies carrying on certain relevant activities to comply with obligations related to their economic substance in Bermuda, including being managed and directed from Bermuda and undertaking certain core income generating activities in Bermuda. For entities which are resident for tax purposes in certain jurisdictions outside Bermuda, only limited compliance and filing obligations are relevant.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Business Combination, we are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, we expect Rule 144 to be available for the resale of our restricted common shares.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or
•	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of the Closing Date, and following completion of the Business Combination, we had 93,950,205 shares of common shares outstanding. Of these, 42,572,760 shares issued in the Business Combination in respect of shares issued in the IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of our common shares owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The shares of common shares we issued to the PIPE Investors pursuant to the Subscription Agreements are restricted securities for purposes of Rule 144.

We expect Rule 144 to be available for the resale of the above noted restricted common shares as long as the conditions set forth in the exceptions listed above are satisfied.

Lock-up Agreements

Under the terms of the Registration Rights Agreement, certain parties agreed with the Company, subject to certain exceptions, not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of shares of the Company Common Shares they receive in connection with the Business Combination or otherwise beneficially own as of the Closing Date for the following time periods:

•

in the case of the New Holders (as defined in the Registration Rights Agreement) until the earlier of (A) May 18, 2022, (B) the first date the closing price of the Company Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof, or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Common Shares for cash, securities or other property; and

•

in the case of the Founder Shares (as defined in the Registration Rights Agreement) until the earlier of (A) November 18, 2022, (B) the first date the closing price of the Company Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Common Shares for cash, securities or other property.

Form S-8 Registration Statement

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the Company Common Shares issued or issuable under our Equity Incentive Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of our common shares as of the date hereof. Except where noted, this summary deals only with common shares and warrants purchased in this offering that are held as capital assets (generally property held for investment) by a U.S. holder (as defined below) for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to U.S. holders of common shares or warrants in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, such as:

•	banks, thrifts, mutual funds and other financial institutions or financial services entities;
•	insurance companies;
•	tax-exempt organizations, pension funds or governmental organizations;
•	regulated investment companies and real estate investment trusts;
•	United States expatriates and former citizens or former long-term residents of the United States;
•	persons that acquired securities pursuant to an exercise of employee share options, in connection with employee incentive plans or otherwise as compensation;
•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the common shares or warrants;
•	brokers or dealers in securities or non-U.S. currency;
•	individual retirement and other deferred accounts;
•	persons holding their common shares or warrants as part of a “straddle,” hedge, conversion, constructive sale or other risk reducing transactions;
•	persons who purchase or sell their common shares or warrants as part of a wash sale for tax purposes;
•	grantor trusts;
•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;
•	holders that are “controlled foreign corporations” or “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	persons subject to the alternative minimum tax;
•	a person required to accelerate the recognition of any item of gross income with respect to common shares or warrants as a result of such income being recognized on an applicable financial statement;
•	U.S. holders actually or constructively owning 5% or more of our common shares; or
•	a person who owns or is deemed to own 10% or more (by vote or value) of the equity of the Company.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold common shares through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of our common shares, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership. If you are a partner of a partnership holding our common shares, you should consult your tax advisors.

A “U.S. holder” means a beneficial owner of our common shares (other than an entity treated as a partnership for United States federal income tax purposes) that is, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;
•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders of our common shares are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON SHARES OR WARRANTS, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES AND WARRANTS, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER UNITED STATES FEDERAL TAX LAWS AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Taxation of Distributions

A U.S. holder generally will be required to include in gross income the amount of any cash distribution paid on the Company Common Shares treated as a dividend. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by the Company will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in such holder’s shares (but not below zero), and any excess will be treated as gain from the sale or exchange of such shares as described below under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Company Common Shares and Company Warrants.” It is not expected that the Company will determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. holders should expect that a distribution will generally be treated as a dividend.

Any dividends received by a U.S. holder (including any withheld taxes) will be includible in such U.S. holder’s gross income as ordinary income on the day actually or constructively received by such U.S. holder. Such dividends received by a non-corporate U.S. holder will not be eligible for the dividends received deduction allowed to corporations under the Code. With respect to non-corporate U.S. holders, certain dividends, referred to as “qualified dividend income,” received from a “qualified foreign corporation” may be subject to reduced rates of taxation. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Department of the Treasury determines to be satisfactory for these purposes and that includes an exchange of information provision. A non-U.S. corporation is also treated as a “qualified foreign corporation” with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Department of the Treasury guidance indicates that Company Common Shares, which are listed on the NASDAQ, are expected to be readily tradable on an established securities market in the United States. There can be no assurance, however, that Company Common Shares will be considered readily tradable on an established securities market in later years or that the Company will be eligible for the benefits of such a treaty. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income”

pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation.

In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Non-corporate U.S. holders will not be eligible for reduced rates of taxation on any dividends received from the Company if it is a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year (see “— Passive Foreign Investment Company Rules” below).

Gain on Disposition of the Company Common Shares

Upon a sale or other taxable disposition of Company Common Shares or Company Warrants and subject to the PFIC rules discussed below, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Company Common Shares or Company Warrants.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Company Common Shares or Company Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Company Common Shares or Company Warrants so disposed of. A U.S. holder’s adjusted tax basis in its Company Common Shares generally will equal the U.S. holder’s acquisition cost of the Company Common Stock (as adjusted for distributions in excess of such earnings and profits that reduce the U.S. holder’s basis in such holder’s Company Common Shares) less any prior distributions on the Company Common Shares treated as a return of capital. A U.S. holder’s adjusted tax basis in its Company Warrants generally will be equal to the U.S. holder’s acquisition cost or, if such U.S. holder held Virtuoso warrants that were exchanged for Company Warrants in the Merger, the fair market value of such Company Warrants at the time of the Merger.

Exercise or Lapse of a Company Warrant

Except as discussed below with respect to the cashless exercise of a Company Warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of a Company Common Share on the exercise of a Company Warrant for cash. A U.S. holder’s tax basis in a Company Common Share received upon exercise of the Company Warrant generally will be an amount equal to the sum of the U.S. holder’s tax basis in the Company Warrant exchanged therefor and the exercise price. The U.S. holder’s holding period for a Company Common Share received upon exercise of the Company Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Company Warrant and will not include the period during which the U.S. holder held the Company Warrant. If a Company Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in such Company Warrant.

The tax consequences of a cashless exercise of a Company Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Company Common Shares received would equal the holder’s basis in the Company Warrants exercised therefore. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the Company Common Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Company Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Company Common Shares would include the holding period of the Company Warrants exercised therefore. It is also possible that a cashless exercise of a Company Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised Company Warrants treated as converted to pay the exercise price of the Company Warrants (the “converted Company Warrants”). The U.S. holder would recognize capital gain or loss with respect to the converted Company Warrants in an amount generally equal to the difference between (i) the fair market value of the Company Common Shares that would have been received with respect to the converted Company Warrants in a regular exercise of the Company Warrants and (ii) the sum of the U.S. holder’s tax basis in the converted Company Warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. holder’s tax basis in the Company Common Shares received would equal the U.S. holder’s tax basis in the Company Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the converted

Company Warrants. A U.S. holder’s holding period for the Company Common Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the Company Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of Company Warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Company Warrants.

Possible Constructive Distributions

The terms of each Company Warrant provide for an adjustment to the number of Company Common Shares for which the Company Warrant may be exercised or to the exercise price of the Company Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of a Company Warrant would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Company Common Shares that would be obtained upon exercise of such Company Warrant) as a result of a distribution of cash to the holders of the Company Common Shares which is taxable to the U.S. holders of such shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such Company Warrant received a cash distribution from the Company equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if the Company is treated as a PFIC for any taxable year during which the U.S. holder holds Company Common Shares or Company Warrants. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

The Company is not currently expected to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or for foreseeable future taxable years. This conclusion is a factual determination, however, that must be made annually at the close of each taxable year and, thus, is subject to change. There can be no assurance that the Company will not be treated as a PFIC for any taxable year.

If the Company were to be treated as a PFIC, U.S. holders holding Company Common Shares and Company Warrants could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares (or shares of any the Company subsidiaries that are PFICs) and certain distributions received on such shares (or shares of any the Company subsidiaries that are PFICs). Certain elections (including a mark-to-market election) may be available to certain U.S. holders to mitigate some of the adverse tax consequences of owning Company Common Shares resulting from PFIC treatment. U.S. holders should consult their tax advisors regarding the application of the PFIC rules to their investment in Company Common Shares and Company Warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to the Company Common Shares and proceeds from the sale, exchange or redemption of the Company Common Shares or Company Warrants may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Individuals and certain domestic entities that are U.S. holders will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to Company Common Shares or Company Warrants.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A U.S. HOLDER’S PARTICULAR SITUATION. U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES AND WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

MATERIAL BERMUDA TAX CONSIDERATIONS IN RELATION TO HOLDING COMPANY

COMMON SHARES AND WARRANTS

The following is a discussion on certain Bermuda income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Bermuda law.

Tax Assurance

Currently, there is no Bermuda income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by holders of our securities in respect of dividends or returns of capital or the disposition of such securities, other than shareholders ordinarily resident in Bermuda, if any.

The Company has received an assurance from the Ministry of Finance of Bermuda granting an exemption, until 31 March 2035, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax in each case in respect of the Company or any of its operations or to our securities, debentures, or other obligations of the Company, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and holding such securities, debentures, or other obligations of the Company and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company.

Withholding Taxes

The Company is not required under Bermuda law to make any deduction or withholding for or on account of any tax from any dividend or distribution to be made in accordance with the terms of our securities.

Other Taxes

There is no stamp duty, registration, documentary or any similar tax or duty of any kind payable in Bermuda in connection with the issuance or transfer of our securities.

PLAN OF DISTRIBUTION

We are registering the issuance of 11,500,000 Company Common Shares issuable by us upon exercise of the warrants.

We are also registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees of 63,054,367 common shares, which includes up to (a) 12,850,000 common shares issued pursuant to Subscription Agreements in connection with the PIPE Financing, (b) 5,750,000 common shares issued pursuant to the Business Combination Agreement, (c) 33,626,608 common shares issued pursuant to the Business Combination Agreement, (d) 6,600,000 common shares offered for resale upon exchange of exchangeable preferred shares of Limited and (e) 4,227,759 common shares issuable pursuant to the Equity Grants, from time to time, through any means described in the section entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. With respect to Company Common Shares underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. In such case, we will receive up to an aggregate of approximately $132.2 million from the exercise of all such warrants.

We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the common shares or warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of common shares or warrants. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of NASDAQ;
•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;
•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;
•	by pledge to secure debts and other obligations;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of common shares, such Selling Securityholder may transfer shares of common shares or warrants to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;
•	the names of the Selling Securityholders;
•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•	settlement of short sales entered into after the date of this prospectus;
•	the names of any participating agents, broker-dealers or underwriters; and
•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling

Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of common shares and warrants are currently listed on NASDAQ under the symbols “WEJO” and “WEJOW,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Lock-up Agreements

Certain of our stockholders have entered into lock-up agreements. See “Securities Act Restrictions on Resale of Securities — Lock-up Agreements.”

LEGAL MATTERS

The validity of the Company Common Shares and certain matters related to the assumption of the Company Warrants by the Company has been passed on by Appleby (Bermuda) Limited, Bermuda counsel to the Company.

Certain legal matters will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wejo Limited at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Virtuoso as of December 31, 2020 and for the period from August 25, 2020 (inception) through December 31, 2020, and the balance sheet as of December 31, 2020, included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in its report (which includes an explanatory paragraph as to Virtuoso’s ability to continue as a going concern) appearing herein and elsewhere in this registration statement. Such financial statements have been so included in reliance upon the report of such firm giving upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, its common shares, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

Wejo files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Wejo at the SEC website containing reports, proxy statements and other information at www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

All information contained in this document related to Virtuoso has been supplied by Virtuoso, and all such information relating to the Wejo, Wejo Limited and Limited has been supplied by Wejo. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

We also maintain an Internet website at http://www.wejo.com. Through our website, we make available, free of charge, the following documents of Wejo as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Wejo Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Wejo Limited (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, consolidated statements of shareholders’ equity (deficit) and consolidated statements of cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has had negative cash flows from operations since inception and expects to continue to incur negative cash flows from operations for the foreseeable future giving rise to substantial doubt about its ability to continue as a going concern. Its ability to continue to operate is dependent upon obtaining additional financial support and reducing the level of operating expenses. Management’s evaluation of the events and conditions and management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2021.

Manchester, United Kingdom

July 16, 2021

WEJO LIMITED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2020	2019
Assets
Current assets:
Cash	$14,421	$1,295
Accounts receivable, net	688	287
Prepaid expenses and other current assets (Note 5)	6,053	5,908
Total current assets	21,162	7,490
Property and equipment, net (Note 6)	320	564
Intangible assets, net (Note 7)	10,946	12,721
Total assets	$32,428	$20,775
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable, including due to related party of $2,407 and $406, respectively	$4,890	$2,180
Accrued expenses and other current liabilities (Note 8)	9,891	7,654
Advanced subscription agreement, including due to related party of $4,333 and $3,412, respectively (Note 11)	8,098	6,992
Debt to related parties (Note 14)	10,129	119
Total current liabilities	33,008	16,945
Non-current liabilities:
Convertible loans (Note 12)	6,130	—
Derivative liability (Note 12)	34,982	—
Other non-current liabilities	84	—
Total liabilities	74,204	16,945
Commitments and contingencies (Note 13)
Shareholders’ equity (deficit): (Note 9)
Ordinary shares, £0.01 nominal value, 6,083,872 and 6,028,128 shares authorized, issued and outstanding as of December 31, 2020 and 2019, respectively	87	86
B Ordinary shares, £0.01 nominal value, 5,296,549 shares authorized, issued and outstanding as of December 31, 2020 and 2019	67	67
Additional paid-in capital	104,799	94,315
Subscription receivable	—	(1,004)
Accumulated deficit	(146,770)	(91,895)
Accumulated other comprehensive income	41	2,261
Total shareholders’ equity (deficit)	(41,776)	3,830
Total liabilities and shareholders’ equity (deficit)	$32,428	$20,775

The accompanying notes are an integral part of these consolidated financial statements.

WEJO LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2020	2019
Revenue, net (Note 4)	$1,336	$226
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	1,688	676
Technology and development	7,683	10,247
Sales and marketing	7,039	6,616
General and administrative	10,173	8,602
Depreciation and amortization	4,077	3,021
Total costs and operating expenses	30,660	29,162
Loss from operations	(29,324)	(28,936)
Loss on issuance of convertible loans	(13,112)	—
Change in fair value of derivative liability (Note 3)	(8,724)	—
Change in fair value of advanced subscription agreements, including due to related party of ($769) and $59, respectively (Note 3)	(1,808)	59
Interest expense	(2,594)	(3)
Other income (expense), net	687	(144)
Net loss	(54,875)	(29,024)
Other comprehensive (loss) income:
Foreign currency exchange translation adjustment	(2,220)	1,017
Total comprehensive loss	$(57,095)	$(28,007)
Net loss per ordinary share — basic and diluted	$(4.85)	$(2.56)
Weighted-average basic and diluted ordinary shares	11,324,677	11,319,777

The accompanying notes are an integral part of these consolidated financial statements.

WEJO LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share amounts)

					Additional		Other
	Ordinary Shares		B Ordinary Shares		Paid in	Subscription	Comprehensive	Accumulated	Shareholders’
	Shares	Value	Shares	Value	Capital	Receivable	Income (loss)	Deficit	Equity (Deficit)
Balance at December 31, 2018	5,966,458	$85	5,296,549	$67	$94,231	$(1,004)	$1,244	$(62,871)	$31,752
Exercise of warrants to purchase ordinary shares	12,890	—	—	—	85	—	—	—	85
Issuance of ordinary shares	48,780	1	—	—	(1)	—	—	—	—
Unrealized gain on foreign currency translation	—	—	—	—	—	—	1,017	—	1,017
Net loss	—	—	—	—	—	—	—	(29,024)	(29,024)
Balance at December 31, 2019	6,028,128	$86	5,296,549	$67	$94,315	$(1,004)	$2,261	$(91,895)	$3,830
Proceeds received to settle unpaid B ordinary shares	—	—	—	—		1,004	—	—	1,004
Debt discount related to beneficial conversion feature of convertible loans	—	—	—	—	9,089	—	—	—	9,089
Conversion of advanced subscription into ordinary shares	55,744	1	—	—	1,395	—	—	—	1,396
Unrealized loss on foreign currency translation	—	—	—	—	—	—	(2,220)	—	(2,220)
Net loss	—	—	—	—	—	—	—	(54,875)	(54,875)
Balance at December 31, 2020	6,083,872	$87	5,296,549	$67	$104,799	$—	$41	$(146,770)	$(41,776)

The accompanying notes are an integral part of these consolidated financial statements.

WEJO LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2020	2019
Operating activities
Net loss	$(54,875)	$(29,024)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	1,078	—
Loss on issuance of convertible loans	13,112	—
Loss on disposal of property and equipment	58	—
Depreciation and amortization	4,077	3,021
Non-cash loss on foreign currency remeasurement	338	844
Changes in fair value of advanced subscription	1,808	(59)
Changes in fair value of derivative liability	8,724	—
Changes in operating assets and liabilities:
Accounts receivable	(400)	(285)
Prepaid expenses and other current assets	(90)	(5,176)
Accounts payable	2,647	(72)
Accrued expenses and other liabilities	2,023	4,068
Net cash used in operating activities	(21,500)	(26,683)
Investing activities
Purchases of property and equipment	(55)	(511)
Development of internal software	(1,810)	(3,726)
Net cash used in investing activities	(1,865)	(4,237)
Financing activities
Proceeds from issuance of ordinary shares, net of issuance costs	1,004	—
Proceeds from exercise of warrants to purchase ordinary shares	—	85
Proceeds from issuance of advance of subscription, net of issuance costs	348	6,789
Proceeds from issuance of convertible loans	25,222	—
Payment of issuance costs of convertible loans	(852)	—
Proceeds from issuance of related party debt	9,862	—
Proceeds from other loan	84	—
Net cash provided by financing activities	35,668	6,874
Effect of exchange rate changes on cash	823	64
Net increase (decrease) in cash	13,126	(23,982)
Cash at beginning of period	1,295	25,277
Cash at end of period	$14,421	$1,295
Non-cash financing activities
Advanced subscriptions converted into ordinary shares	$1,396	$—
Supplemental cash flow information
Interest paid	$529	$—

The accompanying notes are an integral part of these consolidated financial statements.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.  Nature of the Business

Wejo Limited (the “Company”) is a private limited liability company incorporated under the laws of England and Wales on December 13, 2013 and is an early leader in the connected vehicle data market. Connected vehicles contain hundreds of data sensors, emitting information such as location, speed, direction and events such as braking, temperature and weather conditions. This data creates intelligence, in near real-time and historically, that is unavailable from any other source.

The Company ingests and standardizes this data, mainly in the United States, through its internally developed data exchange platform (“Wejo ADEPT”). The Company’s products enable customers such as departments of transportation, retailers, construction firms and research departments to unlock unique insights about journeys, cities, electric vehicle usage, safety and more.

The Company is comprised of five wholly-owned subsidiaries with its primary offices located in Manchester, England. In addition to its primary office, Wejo Concierge UK Ltd, is also located in the United Kingdom (the “U.K.”), and Wejo California Corp, Wejo Data Services Inc, Wejo Services Inc, and Wejo Inc are located in the United States (the “U.S.”).

Products and services

The Company partners with the world’s leading automotive manufacturers to standardize connected car data through Wejo ADEPT, including traffic intelligence, identifying high frequency vehicle movements and identifying common driving events and trends.

Wejo ADEPT is a cloud-based data exchange platform that makes sharing and accessing huge volumes of connected car data simple by removing all of the barriers and maximizing the intrinsic value in car data for drivers, vehicle manufacturers and businesses of all kinds. The Wejo ADEPT platform interfaces with the electronic data within vehicles from manufacturers which have agreed to use the platform to obtain certain vehicle data which can be used by the manufacturers and other private and public sector businesses for advanced analysis, machine learning and rapid insights. The Wejo ADEPT platform also includes flexible implementation options and adaptable interfaces to ensure a successful and rapid roll out across any territory. In addition, Wejo ADEPT’s compliance wrappers ensure legal and legislative assurance, including country, federal, state and local variations.

Wejo ADEPT is hosted by cloud data centers, and as a function of this central hosting, the Wejo ADEPT platform operates in a multi-tenancy environment, whereby all customers share the same standardized raw car data. The end users of the Wejo ADEPT platform can only access the data through a licensing agreement and do not have the ability to take possession of the software itself.

The Company has two primary product lines, Data Marketplace and SaaS Solutions. Each product line utilizes the Company’s exclusive, proprietary dataset that is derived from the vehicle sensors of the connected vehicles of its Original Equipment Manufacturer (“OEM”) preferred partners. In the Data Marketplace, the Company licenses the use of data and licenses software analytical tools that interpret the dataset to customers. In the SaaS Solutions business, the Company licenses software analytical tools to OEMs that interpret the dataset to improve the management of their operations and support the improvement of the automotive customers’ experience with the OEM.

Going Concern

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

As is common to early-stage companies with limited operating histories, the Company is subject to risks and uncertainties such as its ability to influence the connected vehicle market; invest in technology, resources and new business capabilities; maintain and grow the customer base; secure additional capital to support the investments needed for its anticipated growth; comply with governing laws and regulations; and other risks and uncertainties. To manage these risks and uncertainties while growing as expected, the Company will make significant investments and will therefore need to raise substantial capital during its loss-making period.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company has incurred operating losses and negative cash flows from operations since inception and expects to continue to incur negative cash flows from operations for the foreseeable future. As the Company makes investments to increase the markets and customers it serves, the operating losses are expected to increase until the company reaches the necessary scale to generate cash profits from operations. The Company has historically relied on private equity offerings and debt financings, and to a limited extent revenue from customers to fund its operations. As of December 31, 2020 and 2019, the Company had an accumulated deficit of $146.8 million and $91.9 million, respectively.

The Company expects to continue incurring losses for the foreseeable future and is required to raise additional capital to fund its operations. In the near-term, the company expects to raise capital primarily from two sources: additional debt capital through its Loan Note Instrument Agreement and from its business combination with Virtuoso Acquisition Corporation. Management believes that the Company will continue to have access to capital resources through debt financings, the public markets after the completion of the business combination, including additional equity offerings, and other potential capital options; as well as cash inflows through its anticipated revenue base from customers. There can be no assurance that the Company will complete the business combination or be able to obtain additional financing on terms acceptable to the Company, on a timely basis or at all, or to grow its revenues. If the Company is unable to secure additional capital through this anticipated business combination or other sources such as private equity or debt, it will be required to reduce expenses to conserve its cash in amounts sufficient to sustain operations at a reduced level and meet its obligations until additional capital can be raised. The Company has previously reduced headcount and overheads in order to conserve its cash and expects to be able to implement similar actions in future if required.

Before any reductions in expenses and based on the Company’s current level of expenditures after considering the Company’s cash balance of $20.5 million as of March 31, 2021, along with the proceeds from the issuance of convertible loans and debt financing secured in 2021 (see Note 19), the Company believes that it will need funding by the first quarter of 2022 to continue operations at the current level, satisfy its obligations and fund the future expenditures including the committed transaction costs relating to the planned business combination. In connection with its Loan Note Instrument agreement entered in April 2021, the Company is closing an issue of additional fixed rate secured loan notes totaling $10 million before the end of July 2021 and expects to close a further $11.5 million of fixed rate secured loan notes later in the third quarter of 2021 (before expenses of $4 million). In conjunction with the business combination with Virtuoso, which is expected to close during the fourth quarter of 2021, the Company expects to raise $355 million from its committed PIPE and from Virtuoso’s cash in trust, before potential redemptions and transaction expenses. Should the closing of these latter two capital raises be delayed, the Company will need to identify alternative sources of capital and/or reduce expenses as noted above by the first quarter of 2022.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. There can be no assurance that the Company will achieve or sustain positive cash flows from financing or can reduce sufficiently its expenses. If the Company is unable to maintain adequate liquidity, future operations will need to be scaled back or discontinued. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.The financial statements do not reflect any adjustments relating to the recoverability and reclassification of assets and liabilities that might be necessary from the outcome of this uncertainty.

2.  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Wejo Limited and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation.

Foreign Currency Translation

The Company maintains its consolidated financial statements in its functional currency, which is the British Pound Sterling. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Non-monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the date of the transaction. Exchange gains or losses arising from foreign currency transactions are included in other income (expense), net in the consolidated statement of operations and

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

comprehensive loss. The Company recorded foreign exchange gains of less than $0.1 million and foreign exchange losses of $0.8 million for each of the years ended December 31, 2020 and 2019, respectively.

For financial reporting purposes, the consolidated financial statements of the Company have been presented in the U.S. dollar, the reporting currency. The financial statements of the Company and its subsidiaries are translated from their functional currency into the reporting currency as follows: assets and liabilities are translated at the exchange rates at the balance sheet dates, revenue, expenses and other income (expense), net are translated at the average exchange rates and shareholders’ equity (deficit) is translated based on historical exchange rates. Translation adjustments are not included in determining net loss but are included as a foreign exchange adjustment to Other comprehensive (loss) income, a component of Shareholders’ equity (deficit).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, the fair value of the Company’s ordinary shares, derivative liability, advanced subscription agreements, income taxes, software development costs and the estimate of useful lives with respect to developed software, warrants, and accounting for share-based compensation. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and demand deposits, which are unrestricted as to withdrawal and use. The Company considers all highly liquid investments that have maturities of three months or less when acquired to be cash equivalents. At December 31, 2020 and 2019, the Company did not hold any investments that would be considered cash equivalents.

Concentrations of Credit Risk and Off-Balance Sheet Risk

Financial instruments that subject the Company to credit risk consist solely of cash. The Company places cash in established financial institutions. The Company has no significant off-balance-sheet risk or concentration of credit risk, such as foreign exchange contracts, options contracts, or other foreign hedging arrangements.

Accounts Receivable

The Company records Accounts receivable at the invoiced amount and does not charge interest on past due invoices. The Company reviews its accounts receivable from customers that are past due to identify specific accounts with known disputes or collectability issues. In determining the amount of the reserve, the Company makes judgments about the creditworthiness of customers based on ongoing credit evaluations. The Company has not historically experienced any significant credit losses. Based on historical receipts and collections history, management has determined that an allowance for doubtful accounts is not necessary as of December 31, 2020 or 2019.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets, which are as follows:

Estimated Useful Life
Office equipment and computers	3 years
Furniture and fixtures	5 years

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Intangible Assets

In December 2018, the Company acquired a multi-year license to access vehicular data from General Motors Holdings LLC (“GM”) through a Data Sharing Agreement that represents a contract-based intangible asset in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The Company’s data sharing agreement was recognized at its fair value and is being amortized over its contract life using the straight-line method as a finite-lived identifiable Intangible asset in accordance with ASC 350, Intangible Assets.

Internally developed software is amortized on a straight-line basis over three years once the software testing is complete.

Internally Developed Software Costs

The Company capitalizes certain costs incurred for the internal development of software. Internally developed software includes the Company’s proprietary portal software and related applications and various applications used in the management of the Company’s portals. Costs incurred during the preliminary project stage for internal software programs are expensed as incurred. External and internal costs incurred during the application development stage of new software development, as well as for upgrades and enhancements for software programs that result in additional functionality are capitalized. Software development costs capitalized for the internal development of software are amortized over the estimated useful life of the applicable software. Impairment charges are taken as a result of circumstances that indicate that the carrying values of the assets were not fully recoverable. No impairment charges have been recognized in the years ended December 31, 2020 and 2019.

Impairment of Long-Lived Assets

The Company regularly evaluates whether events and circumstances have occurred that indicate the carrying amount of Property, plant and equipment and finite-lived Intangible assets may not be recoverable. When factors indicate that these long-lived assets should be evaluated for possible impairment, the Company assesses the potential impairment by determining whether the carrying amount of such long-lived assets will be recovered through the future undiscounted cash flows expected from use of the asset and its eventual disposition. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded in the consolidated statement of operations and comprehensive loss. Fair values are determined based on quoted market prices or discounted cash flow analysis as applicable. The Company also regularly evaluates whether events and circumstances have occurred that indicate the useful lives of property and equipment and finite-lived intangible assets may warrant revision. The Company has not recognized any impairment losses during the years ended December 31, 2020 and 2019.

Troubled Debt Restructuring

In July 2020, the Company amended its credit facility agreement with GM Holdings LLC (“GM Credit Facility”) under which a concession was granted to the Company because of financial difficulties. The modification to the credit facility agreement represented a troubled debt restructuring (“TDR”) under ASC 470-60, Troubled Debt Restructurings. Under this guidance, the future undiscounted cash flows of the GM Credit Facility, as amended, exceeded the carrying value, and accordingly, no gain was recognized and no adjustment was made to the carrying value of the debt. Interest expense on the amended GM Credit Facility was computed using a new effective rate that equated the present value of the future cash payments specified by the new terms with the carrying value of the debt under the original terms.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer
●	Step 2: Identify the performance obligations in the contract

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

●	Step 3: Determine the transaction price
●	Step 4: Allocate the transaction price to the performance obligations in the contract
●	Step 5: Recognize revenue when the company satisfies a performance obligation

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

As part of the accounting for these arrangements, the Company must use its judgment to determine: (a) the number of performance obligations based on the determination under step (ii) above; (b) the transaction price under step (iii) above; (c) the stand-alone selling price for each performance obligation identified in the contract for the allocation of transaction price in step (iv) above; and (d) the contract term and pattern of satisfaction of the performance obligations under step (v) above.

The Company works with the world’s leading automotive manufacturers to standardize connected car data through a data exchange platform. These data points include, but are not limited to: traffic intelligence, high frequency vehicle movements, and common driving events and trends. This data is obtained from OEMs through license agreements. These contracts are referred to internally as “Ingress Agreements”. Wejo ADEPT is hosted by cloud data centers, and as a function of this central hosting, the Wejo ADEPT platform operates in a multi-tenancy environment, whereby all customers share the same standardized raw car data. The end users of the Wejo ADEPT platform can only access the data through a licensing agreement and do not have the ability to take possession of the software itself. These contracts are referred to internally as “Egress Agreements”.

Revenue is measured net based on the amount of consideration the Company expects to receive, reduced by associated revenue share due to OEMs under data license arrangements and related taxes. The Company applied the practical expedient in ASC 606 to expense as incurred those costs to obtain a contract with a customer for which the amortization period would have been one year or less. See Note 4, Revenue from Customers, for further discussion on revenue.

Cost of Revenue (exclusive of depreciation and amortization)

Cost of revenue consists of hosting service expenses for the Company’s connected platform, including staff salaries and other staff costs that are related to the Company’s connected platform.

Technology and Development

Technology and development expenses consist primarily of compensation-related expenses incurred for the research and development of, enhancements to, and maintenance and operation of the Company’s products, equipment and related infrastructure.

Sales and Marketing

Sales and marketing expenses consist primarily of compensation-related expenses to the Company’s direct sales and marketing personnel, as well as costs related to advertising, industry conferences, promotional materials, and other sales and marketing programs. Advertising costs are expensed as incurred.

General and Administrative

General and administrative expenses consist primarily of compensation related expenses for executive management, finance, accounting, human resources, legal, and corporate information and technology, professional fees and facilities costs.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Share-Based Compensation

The Company grants equity awards under its share-based compensation programs, pursuant to the Articles of Association in the form of options for ordinary shares and A ordinary shares.

The Company recognizes compensation expense for option awards based on the grant date fair value of the award. The Company uses the fair value of its ordinary and A ordinary shares to determine the fair value of share option awards granted to employees and directors. For equity awards with a combination of service and performance conditions, the Company recognizes non-cash share-based compensation expense on a straight-line basis over the requisite service period when the achievement of a performance-based milestone is probable of being met, based on the relative satisfaction of the performance condition as of the reporting date. The Company accounts for forfeitures as they occur.

The fair value of each share option grant is estimated on the date of grant using the Black-Scholes option pricing model. See Note 10 for the Company’s assumptions used in connection with option grants made during the periods covered by these consolidated financial statements. Assumptions used in the option pricing model include the following:

Expected volatility — The Company historically has been a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected share volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded share price.

Expected term — For options that become exercisable upon a performance condition, the Company uses the contractual term of the award to estimate its fair value and in the event that the option does not have a contractual expiration date, the Company uses an expected term determined by the expected timing of the performance condition.

Risk-free interest rate — The risk-free interest rate is determined by reference to the U.K. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to either the expected or contractual term of the award.

Expected dividend — Expected dividend yield of zero is based on the fact that the Company has never paid cash dividends on ordinary shares and does not expect to pay any cash dividends in the foreseeable future.

Fair value of ordinary share — The Company calculated the fair value of its ordinary shares in accordance with the guidelines in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The Company’s valuations of ordinary shares were prepared using a market approach, based on precedent transactions in the shares, to estimate the Company’s total equity value using the option-pricing method (“OPM”), which used a combination of market approaches and an income approach to estimate the Company’s enterprise value.

The OPM derives an equity value such that the value indicated is consistent with the investment price, and it provides an allocation of this equity value to each class of the Company’s securities. The OPM treats the various classes of shares as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, each class of shares has value only if the funds available for distribution to shareholders exceed the value of the share liquidation preferences of the class or classes of shares with senior preferences at the time of the liquidity event. A discount of lack of marketability of the ordinary and A ordinary shares is then applied to arrive at an indication of value for the ordinary and A ordinary shares. Key inputs and assumptions used in the OPM calculation include the following:

Expected volatility.  The Company applied re-levered equity volatility based on the historical unlevered and re-levered equity volatility of publicly traded peer companies.

Expected dividend.  Expected dividend yield of zero is based on the fact that the Company has never paid cash dividends on ordinary shares and does not expect to pay any cash dividends in the foreseeable future.

Expected term.  The expected term of the option or the estimated time until a liquidation event.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Risk-free interest rate.  The risk-free interest rate is determined by reference to the U.K. Treasury yield curve for the period commensurate with the expected timing of the exit event.

In addition, the Company’s board of directors considered various objective and subjective factors to determine the fair value of its ordinary and A ordinary shares as of each grant date, including:

●	the prices at which the Company sold ordinary shares;
●	the Company’s stage of development and business strategy;
●	external market conditions affecting the industry, and trends within the industry;
●	the Company’s financial position, including cash on hand, and its historical and forecasted performance and operating results;
●	the lack of an active public market for its ordinary and A ordinary shares;
●	the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or a sale of the company in light of prevailing market conditions; and
●	the analysis of IPOs and the market performance of similar companies in the industry.

The assumptions underlying the Company’s valuations represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if the Company had used significantly different assumptions or estimates, the fair value of its ordinary and A ordinary shares could be materially different.

Accounting for Warrants

The Company determines the accounting classification of warrants that it issues, as either liability or equity, by first assessing whether the warrants meet liability classification in accordance with ASC 480-10, Distinguishing Liabilities from Equity, and then in accordance with ASC 815-40, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Under ASC 480, warrants are considered liability classified if the warrants are mandatorily redeemable, obligate the issuer to settle the warrants or the underlying shares by paying cash or other assets, or warrants that must or may require settlement by issuing variable number of shares. If warrants do not meet liability classification under ASC 480-10, the Company assesses the requirements under ASC 815-40, which states that contracts that require or may require the issuer to settle the contract for cash are liabilities recorded at fair value, irrespective of the likelihood of the transaction occurring that triggers the net cash settlement feature. If the warrants do not require liability classification under ASC 815-40, in order to conclude equity classification, the Company assesses whether the warrants are indexed to its ordinary shares and whether the warrants are classified as equity under ASC 815-40 or other applicable U.S. GAAP. After all relevant assessments were made, the Company concluded the warrants are classified as equity. Equity classified warrants are accounted for at fair value on the issuance date with no changes in fair value recognized subsequent to the issuance date. For additional discussion on warrants see Note 9, Shareholders’ Equity (Deficit).

Benefit from Research and Development Tax Credit

The Company is subject to corporate taxation in the UK. Due to the nature of the business, the Company has generated losses since inception. The benefit from research and development (“R&D”) tax credits is recognized in the consolidated statements of operations and comprehensive loss as a component of other income (expense), net, and represents the sum of the research and development tax credits recoverable in the UK.

As a company that carries out research and development activities, the Company is able to submit tax credit claims under the UK Research and Development Expenditure Credit (“RDEC”) program. Qualifying expenditures largely comprise employment costs for research staff, consumables and certain internal overhead costs incurred as part of research projects for which the Company does not receive income.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Each reporting period, the Company evaluates whether it is expected to be eligible for the tax relief program and records in other income (expense) for the portion of the expense that it expects to qualify under the programs, that it plans to submit a claim for, and has reasonable assurance that the amount will ultimately be realized. Based on criteria established by HM Revenue and Customs (“HMRC”), the Company expects a proportion of expenditures to be eligible for the research and development tax relief programs for the years ended December 31, 2020 and 2019. The RDEC credits are not dependent on the Company generating future taxable income or on its ongoing tax status or tax position. The Company has assessed its research and development activities and expenditures to determine whether the nature of the activities and expenditures will qualify for credit under the tax relief programs and whether the claims will ultimately be realized based on the allowable reimbursable expense criteria established by the UK government which are subject to interpretation. At each period end, the Company estimates the reimbursement available to it based on information available at the time.

The Company recognizes credits from the research and development incentives when the relevant expenditure has been incurred and there is reasonable assurance that the reimbursement will be received. The Company makes estimates of the research and development tax credit receivable as of each balance sheet date, based upon facts and circumstances known at the time. Although the Company does not expect its estimates to be materially different from amounts ultimately recognized, its estimates could differ from actual results. To date, there have not been any material adjustments to the Company’s prior estimates of the research and development tax credit receivable.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in its tax returns. Deferred tax assets and liabilities are determined on the basis of the differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that deferred tax assets will be recovered in the future to the extent management believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.

The Company accounts for uncertainty in income taxes in the consolidated financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed as the amount of benefit to recognize in the consolidated financial statements. The amount of benefits that may be used is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate, as well as the related net interest and penalties. As of December 31, 2020, and 2019, the Company has not identified any uncertain tax positions.

UK losses may be carried forward indefinitely to be offset against future taxable profits, subject to numerous utilization criteria and restrictions. The amount that can be offset each year is limited to £5.0 million plus an incremental 50% of UK taxable profits.

The Company recognizes interest and penalties related to unrecognized tax benefits on the Income tax expense line in the accompanying consolidated statements of operations and comprehensive loss. As of December 31, 2020, and 2019, no accrued interest or penalties are included on the related tax liability line in the consolidated balance sheets.

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in shareholders’ equity (deficit) that result from transactions and economic events other than those with shareholders.

Net Loss per Share

The Company has reported losses since inception and has computed basic net loss per share attributable to ordinary shareholders by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding for the

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

period, without consideration for potentially dilutive securities. The Company computes diluted net loss per ordinary share after giving consideration to all potentially dilutive ordinary shares, including warrants and share options, outstanding during the period determined using the treasury-share and if-converted methods, except where the effect of including such securities would be antidilutive. Because the Company has reported net losses since inception, these potential ordinary shares have been anti-dilutive and basic and diluted loss per share were the same for all periods presented.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, the Chief Executive Officer, in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as one operating and reportable segment, which is the business of delivering connected vehicle data. The Company provides car data to customers in the U.S. and its headquarters are located in the U.K. The majority of the Company’s tangible assets are held in the U.K.

Fair Value of Financial Instruments

Financial instruments include cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses, which approximate fair value because of their short-term maturities. Certain assets of the Company are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.
●	Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.
●	Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s advanced subscription agreements and derivative liability associated with the convertible loans are classified within Level 3 of the fair value hierarchy because their fair values are estimated by utilizing valuation models and significant unobservable inputs. The Company’s Convertible loans payable and Debt from related parties are measured at amortized cost, given the fair value option was not elected.

Convertible Loans

The Company accounts for convertible loans in accordance with ASC Topic 470-20, Debt with Conversion and Other Options. Convertible loans are classified as liabilities measured at amortized cost, net of debt discounts from the allocation of proceeds. Interest expense is recognized using the effective interest method over the expected term of the debt instrument pursuant to ASC Topic 835, Interest.

Derivative Liability

The Company’s outstanding convertible loans (see Note 12) contained redemption features that met the definition of a derivative instrument. The Company classified these instruments as a liability on its consolidated balance sheets because the redemption features were not clearly and closely related to its host instrument and met the definition of a derivative. The derivative liability was initially recorded at fair value upon issuance of the convertible loans and was subsequently remeasured to fair value at each reporting date. Changes in the fair value of the derivative liability were recognized on the consolidated statements of operations and comprehensive loss.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Recently Adopted Accounting Pronouncements

On August 29, 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, that provides guidance on implementation costs incurred in a cloud computing arrangement (CCA) that is a service contract. The ASU, which was released in response to a consensus reached by the EITF at its June 2018 meeting, aligns the accounting for such costs with the guidance on capitalizing costs associated with developing or obtaining internal-use software. Specifically, the ASU amends ASC 350 to include in its scope implementation costs of a CCA that is a service contract and clarifies that a customer should apply ASC 350-40 to determine which implementation costs should be capitalized in such a CCA. The guidance is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The guidance should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. Early adoption is permitted, including adoption in an interim period. The Company early adopted ASU 2018-15 on January 1, 2019, on a prospective basis. The adoption of this standard did not have a material impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. Leases will be classified as either operating or finance, and classification will be based on criteria similar to current lease accounting, but without explicit bright lines. As an emerging growth company (“EGC”), the Company will adopt the guidance with nonpublic entities during the annual reporting periods beginning after December 15, 2021 and interim periods beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its financial statements.

In June 2019, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and also issued subsequent amendments to the initial guidance, ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11, ASU 2020-02, and ASU 2020-03 (collectively, “Topic 326”), to introduce a new impairment model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. Topic 326 requires financial assets measured at amortized cost to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amounts. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. For non-public companies, Topic 326 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of its pending adoption of Topic 326 on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify the accounting for income taxes. This update removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The new standard will be effective beginning April 1, 2022. The Company does not expect the adoption of ASU 2019-12 to have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for convertible instruments by removing major separation models required under current guidance. ASU 2020-06 also removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2021, including interim periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact ASU 2020-06 will have on its consolidated financial statements and related disclosures.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.  Fair Value Measurements

Liabilities that are measured at fair value on a recurring basis, and the level of the fair value hierarchy utilized to determine such fair values, consisted of the following as of December 31, 2020 (in thousands):

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Liabilities:
Advanced subscription agreements	$—	$—	$8,098	$8,098
Derivative liability	—	—	34,982	34,982
Total	$—	$—	$43,080	$43,080

Liabilities that are measured at fair value on a recurring basis, and the level of the fair value hierarchy utilized to determine such fair values, consisted of the following as of December 31, 2019 (in thousands):

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Liabilities:
Advanced subscription agreements	$—	$—	$6,992	$6,992
Total	$—	$—	$6,992	$6,992

There were no transfers into or out of Level 3 instruments and/or between Level 1 and Level 2 instruments during the years ended December 31, 2020 and 2019.

The following table provides a roll forward of the aggregate fair value of the Company’s advanced subscription agreements and derivative liability (in thousands):

	Advanced
	Subscription	Derivative
	Agreements	Liability
Balance as of December 31, 2018	$—	$—
Issuances of advanced subscription agreements	6,789	—
Change in estimated fair value	(59)	—
Foreign currency translation loss	262	—
Balance as of December 31, 2019	6,992	—
Initial fair value of derivative liability	—	24,983
Issuances of advanced subscription agreements	348	—
Change in estimated fair value	1,808	8,724
Settlement of advanced subscription agreements into Ordinary shares	(1,396)	—
Foreign currency translation loss	346	1,275
Balance as of December 31, 2020	$8,098	$34,982

The changes in estimated fair value are recorded on the consolidated statements of operations and comprehensive loss and the foreign currency translation (gains) losses are recorded in the foreign currency translation adjustment in other comprehensive (loss) income in the consolidated statements of operations and comprehensive loss. The advanced subscription agreements and derivative liability were valued using a scenario-based analysis. Five primary scenarios were considered: qualified financing, unqualified financing, merger or acquisition, held to maturity, and insolvency. The value of the advanced subscription agreements and derivative liability under each scenario were probability weighted to arrive at their respective estimated fair values.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the significant unobservable inputs that are included in the valuation of advanced subscription agreements and derivative liability as of December 31, 2020 and 2019:

	December 31, 2020				December 31, 2019
	Input Value or		Weighted		Input Value or		Weighted
Unobservable Inputs	Range		Average(1)		Range		Average(1)
Probability of scenarios:
Qualified financing (Note 12)	20.0%		20.0%		60.0%		60.0%
Non-qualified financing (Note 12)	5.0%		5.0%		5.0%		5.0%
Merger or acquisition	70.0%		70.0%		15.0%		15.0%
Held to maturity	5.0%		5.0%		5.0%		5.0%
Insolvency	0.0%		0.0%		15.0%		15.0%
Timing of scenarios:
Advanced subscription agreements	0.8 – 1.0	years	0.8	years	0.8 – 1.0	years	0.8	years
Derivative liability	0.3	years	0.3	years	Not applicable		Not applicable
Estimated volatility	50.0%		50.0%		20.0%		20.0%
Risk-free rate	0.6%		0.6%		0.6%		0.6%
Discount rate	26.8%		26.8%		22.1%		22.1%
Value of ordinary share	$25.04		$25.04		$5.88		$5.88
(1)	Unobservable inputs were weighted by the relative fair value of the respective liability and the year-end probabilities of the five scenarios.

Changes in the unobservable inputs noted above would impact the amount of the respective liability. For the respective liability, increases (decreases) in the estimates of the Company’s annual volatility would increase (decrease) the liability and an increase (decrease) in the annual risk-free rate would increase (decrease) the liability.

4.  Revenue from Customers

Connected Vehicle Data Marketplace

The Company’s customer agreements include one or a combination of the following contractual promises for a fixed contractual fee: i) the supply of specified connected vehicle data through the Wejo ADEPT platform; ii) the granting of a non-transferrable license to use the specified data in the manner described in each customer agreement; and iii) Wejo ADEPT Platform set up and connectivity services. The Company assessed the customer agreements under ASC 606 and determined that the above contractual promises collectively represent one distinct performance obligation.

The transaction price is comprised of the contractual fixed fee specified in each customer agreement and is allocated to the single performance obligation. The Company recognizes revenue when the performance obligation is satisfied through the fulfillment of the contractual promises. The performance obligation is generally fulfilled by the Company providing access to the specified data either throughout the duration of each customer agreement’s contractual term or upon delivery of a one-time batch of historic data. The Company may deliver data and the license without supplying connectivity services. As such, the Company generally recognizes revenue for customers with a contractual agreement to provide data over a period ratably over the term of the contract which is typically one year. The Company recognizes revenue for a one-time historic batch of data to the customer upon delivery of such data. Standard payment terms are 14 days from the date of the invoice which is typically sent to the customer monthly or upon delivery of the one-time historic batch of data.

In arrangements where another party (i.e., OEM) is involved in providing specified services to a customer, the Company evaluates whether it is the principal or agent. In this evaluation, the Company considers if it obtains control of the specified goods or services before they are transferred to the customer, as well as other indicators such as the party primarily responsible for fulfillment and discretion in establishing price. Pursuant to the terms of the Data Sharing Agreements, certain rights retained by the OEMs over the connected vehicle data being supplied to the customers were determined to provide the OEMs with control over the data and the Company has determined it acts as the agent in this arrangement and recognizes revenue on a net basis. During the years ended December 31, 2020 and 2019, the Company has recognized a reduction of revenue of $2.4 million and $0.5 million, respectively, arising from revenue sharing with the Company’s OEM partners.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

During the years ended December 31, 2020 and 2019, the Company had two and three customers, respectively, that individually generated 10.0% or more of the Company’s revenue for the respective year. The two significant customers in 2020 were not significant customers in 2019. The two significant customers in 2020 generated 20.7% and 12.2% of the Company’s revenue during the year ended December 31, 2020, respectively. The three significant customers in 2019 generated 39.5%, 12.9%, and 11.6% of the Company’s revenue during the year ended December 31, 2019, respectively. During the years ended December 31, 2020 and 2019, the Company earned the majority of its revenue from the Data Marketplace as SaaS Solutions revenue was immaterial, and earned 100% of its revenue within the U.S. The country in which the revenue is generated is based on the address of the ultimate customer utilizing the data provided. In addition, the revenue recognized over time and at a point in time was approximately 66% and 34% during the year ended December 31, 2020 and 54% and 46%, during the year ended December 31, 2019.

5.  Prepaid and Other Current Assets

Prepaid and other current assets consisted of the following (in thousands):

	December 31,
	2020	2019
Insurance receivable	$4,000	$4,000
VAT recoverable	425	817
Prepayments	1,001	689
RDEC receivable	331	183
Other current assets	296	219
	$6,053	$5,908

Insurance receivable represents the insurance compensation for a claim incurred in 2019. See Note 8 for the offsetting insurance accrual and Note 16 for information regarding the claim.

6.  Property and Equipment, Net

Property and equipment, net consisted of the following (in thousands):

	December 31,
	2020	2019
Office equipment	$715	$803
Furniture and fixtures	36	35
Total property and equipment	751	838
Less accumulated depreciation	(431)	(274)
Property and equipment, net	$320	$564

Depreciation expense was $0.2 million and $0.1 million for the years ended December 31, 2020 and 2019, respectively.

7.  Intangible Assets

At December 31, 2020 and 2019, intangible assets, net consisted of the following (in thousands):

	As of December 31, 2020
	Gross Book	Accumulated	Net Book
	Value	Amortization	Value
Data sharing agreement	$10,653	$(3,085)	$7,568
Internally developed software	12,386	(9,008)	3,378
	$23,039	$(12,093)	$10,946

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	As of December 31, 2019
	Gross Book	Accumulated	Net Book
	Value	Amortization	Value
Data sharing agreement	$10,345	$(1,518)	$8,827
Internally developed software	10,157	(6,263)	3,894
	$20,502	$(7,781)	$12,721

The foreign currency exchange difference related to the gross book value of the data sharing agreement as of December 31, 2020 compared to December 31, 2019 was $0.3 million. Amortization expense related to the data sharing agreement was $1.4 million for each of the years ended December 31, 2020 and 2019, with $0.2 million of foreign currency exchange differences in accumulated amortization during the year ended December 31, 2020.

Amortization expense related to the internally developed software was $2.4 million and $1.5 million for the years ended December 31, 2020 and 2019, respectively.

The estimated aggregate amortization expense for Intangible assets subject to amortization for each of the five succeeding fiscal years is as follows (in thousands):

Fiscal Year Ended December 31,
2021	$3,586
2022	2,665
2023	1,692
2024	1,522
2025	1,481
$10,946

8.  Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following (in thousands):

	December 31,
	2020	2019
Claim accrual	$4,000	$4,000
Compensation and benefits	2,076	1,832
Accrued interest	1,026	—
Professional fees	1,080	759
Development and technology	355	345
Marketing and commissions	131	—
Other liabilities	1,223	718
	$9,891	$7,654

Claim accrual represents the claim incurred in 2019, which was covered by the Company’s insurance policy. See Note 5 for offsetting insurance receivable and Note 16 for information regarding the claim.

9.  Shareholders’ Deficit

Ordinary Shares

As of December 31, 2020, pursuant to the Articles of Association, the directors of the Company were generally and unconditionally authorized to allot Ordinary, A Ordinary, and B Ordinary shares with a nominal value of £0.01 per share. The Ordinary, A Ordinary, and B Ordinary shares are separate classes of shares but rank pari passu in all respects. No A Ordinary shares are outstanding from an accounting perspective as of December 31, 2020 or 2019. See Note 10 for outstanding options to purchase A Ordinary shares.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Consideration for the B Ordinary shares includes $1.0 million, which was unpaid as of December 31, 2019 and is included in Subscription receivable and was paid in June 2020.

The Company has the following number of shares issued and outstanding by class as of:

	December 31,
	2020	2019
Ordinary shares	6,083,872	6,028,128
Ordinary A shares	—	—
Ordinary B shares	5,296,549	5,296,549
	11,380,421	11,324,677

Warrants

The Company has issued equity instruments in the form of warrants issued in connection with the allotment of ordinary shares to investors since 2015. During the year ended December 31, 2019, 12,890 of warrants were exercised for less than $0.1 million. There were no issuances of warrants during the years ended December 31, 2020 and 2019. As of December 31, 2020 and 2019 there were 841,511 outstanding warrants to purchase the Company’s Ordinary shares, of which 726,678 were exercisable as of each year end and 114,833 are only exercisable upon an Exercisable Event (see Note 10). The 726,678 warrants exercisable at each year end and the 114,833 warrants exercisable upon an Exercisable Event have a weighted-average exercise price of $9.71 and $9.56 per warrant, respectively.

10.  Share-Based Compensation

Enterprise Management Incentive Plan

In 2013, the Company established the Enterprise Management Incentive Plan (the “EMI Plan”) in order to issue equity awards to its employees and directors of the Company in the form of options to purchase either Ordinary or A Ordinary shares as a means to secure the benefits arising from capital share ownership. EMI Plans are tax-advantaged employee share option schemes designed for small and medium-sized companies in the U.K. The purposes of the EMI Plan are to promote the long-term financial interests and growth by attracting, retaining and motivating participants by means of growth-related equity incentives to achieve long term goals and to align the interests of the participants under the EMI Plan with those of the shareholders of the Company through opportunities for share-ownership in the Company.

The EMI Plan is administered by the Board and each option shall be set forth in writing in an option agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the participant. The exercise prices, vesting and other restrictions are determined by the Board, except that the exercise price per share be at least equal to the lesser of the fair market value (“FMV”) per share of Ordinary share on the option grant date or £0.00001. Shares reserved for issuance that are cancelled or terminated without having been exercised will again be available for issuance under the EMI Plan. As of December 31, 2018, the Company failed to meet the EMI gross assets requirement as its gross assets exceeded £30.0 million ($41.0 million at December 31, 2020), and therefore, no longer qualified to issue options under the EMI Plan.

Under the EMI Plan, the Company granted Employee Share Options to purchase A Ordinary shares and Ordinary shares that only vest and become exercisable upon (i) the sale of the whole business or assets of the Company; (ii) a takeover of the Company by an outside source; or (iii) the first occasion on which ordinary shares in the capital of the Company are permitted to be traded or dealt in on a relevant market (“Exercisable Event”). These events were not determined to be probable of occurring as of December 31, 2020

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

and 2019. As such, the Company has not recognized any compensation costs related to the awards. A summary of the changes in the Company’s Employee Share Options issued under the EMI Plan as of the year ended December 31, 2020 are as follows:

Weighted
Average
		Weighted	Remaining	Aggregate
	Number of	AverageStrike	Contractual	Intrinsic
	Units	Price	Term	Value
Options to purchase A Ordinary Shares	Outstanding	per Unit	(in years)	(in thousands)
Outstanding at December 31, 2019	804,065	$0.20	8.7	$1,686
Granted	—	$—
Exercised	—	$—
Forfeited	(93,634)	$0.20
Outstanding at December 31, 2020	710,431	$0.20	7.7	$11,910
Exercisable at December 31, 2020	—	$—	—	$—

Weighted
Average
		Weighted	Remaining
	Number of	Average	Contractual	Aggregate
	Units	Strike Price	Term	Intrinsic Value
Options to purchase Ordinary Shares	Outstanding	per Unit	(in years)	(in thousands)
Outstanding at December 31, 2019	27,574	$14.25	5.4	$—
Granted	—	$—
Exercised	—	$—
Forfeited/Expired	(17,850)	$13.11
Outstanding at December 31, 2020	9,724	$15.26	2.0	$73
Exercisable at December 31, 2020	—	$—	—	$—

The Company did not grant any options under the EMI Plan during the years ended December 31, 2020 and 2019.

Articles of Association

Subsequent to December 31, 2018, the Company issued options to purchase A Ordinary shares under its Articles of Association, as it no longer qualified to issue options under the EMI Plan. The options issued under the Articles of Association also only become exercisable upon an Exercisable Event, but unlike the options issued under the EMI Plan which expire 10 years after issuance, the options issued under the Articles of Association do not have an expiration date.

		Weighted
	Number of	Average Strike	Aggregate
	Units	Price	Intrinsic Value
Options to purchase A Ordinary Shares	Outstanding	per Unit	(in thousands)
Outstanding at December 31, 2019	2,123,070	$0.30	$1,243
Granted	3,236,932	$0.25
Exercised	—	$—
Forfeited	(2,323)	$0.25
Outstanding at December 31, 2020	5,357,679	$0.27	$64,431
Exercisable at December 31, 2020	—	$—	$—

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table presents, on a weighted-average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of the options issued during the years ended December 31, 2020 and 2019:

	Year ended December 31,
	2020	2019
Expected term (in years)	2.0	2.0
Expected volatility	79.5%	54.4%
Risk-free interest rate	(0.1)%	0.8%
Expected dividend yield	0.0%	0.0%
Underlying fair value of Ordinary share	$0.15	$0.03

As of December 31, 2020, there was $8.6 million of unrecognized compensation cost related to options issued collectively under the EMI Plan and Articles of Association. The unrecognized compensation cost will be recognized upon an Exercisable Event becoming probable of occurring.

Exchange of equity awards

During the year ended December 31, 2019, 753,783 warrants to purchase A Ordinary Shares with an exercise price of £0.15 per share ($0.20 per share at December 31, 2020) held by eight individuals which were previously granted for services rendered prior to January 1, 2019, were exchanged for 753,783 options to purchase A Ordinary Shares with the hurdle amount of £220.0 million ($300.6 million at December 31, 2020) and an exercise price of £0.26 per share ($0.36 per share at December 31, 2020). Both the original and exchanged awards were issued under the Company’s Articles of Association. The Company treated the exchange as a modification to the warrants. The vesting performance condition of an Exercisable Event was present before and after the modification which was considered not probable and therefore the fair value of the modified equity awards will be recognized in the income statement once the vesting performance condition becomes probable.

During the year ended December 31, 2019, 262,883 warrants to purchase Ordinary Shares with an exercise price of £5.55 per share ($7.51 per share at December 31, 2020) held by the chief executive officer prior to January 1, 2019, were transferred to options to purchase 262,883 A Ordinary Shares with the hurdle amount of £220.0 million ($300.6 million at December 31, 2020) and an exercise price of £0.26 per share ($0.36 per share at December 31, 2020). Both the original and exchanged awards were issued under the Company’s Articles of Association. The exchange caused the award to change from it being fully vested to a vesting performance condition of an Exercisable Event which is considered not probable to be achieved. The compensation cost was recognized in full for the original award prior to January 1, 2019. No additional compensation cost has been recorded as a result of the modification.

11.  Advance Subscription Agreements

Between September 2019 and March 2020, the Company entered into advance subscription agreements (“ASAs”) with future investors resulting in gross proceeds of £5.6 million (approximately $7.1 million), of which £0.3 million (approximately $0.3 million) and £5.3 million (approximately $6.8 million) was received during the years ended December 31, 2020 and 2019, respectively. The ASAs were carried at fair value, pursuant to which, the associated liability was recorded at fair value and subsequently remeasured to fair value at each reporting date. During the years ended December 31, 2020 and 2019, the Company recognized losses of $1.8 million and gains of $0.1 million, respectively, in the consolidated statements of operations and comprehensive loss related to the change in the estimated fair value of the advanced subscription agreements (see Note 3).

The holders of the ASAs have the following rights:

Automatic Conversion Feature

Upon issuance of the ASAs, the occurrence of either a Series C round financing or share sale triggering a change of control, the principal will automatically convert at an amount equal to 75.0% of the share price paid by the investors in the financing, but not exceed the valuation cap of £26.45 per share ($36.16 per share at December 31, 2020) for certain investors who participated in the ASA. If neither the Series C round financing or any share sale triggering a change of control has occurred by December 31, 2020 (the “Long Stop Date”), the principal will automatically convert into ordinary shares of the Company at a prevailing price of £14.54 per ordinary share ($19.87 per share at December 31, 2020).

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

During the year ended December 31, 2020, the Company agreed with all but eleven of the ASA participants to extend the Long Stop Date for the issue of their shares to July 31, 2021. Those participants who did not agree to an extension were issued 55,744 ordinary shares on December 31, 2020 based on the conversion of the original Long Stop Date.

12.  Convertible Loans

In July 2020, the Company executed the Convertible Loan Agreement under which certain persons agreed to make convertible loans to the Company amounting to an aggregate of $12.6 million. In November 2020 and December 2020, the Company received additional convertible loans for an aggregate principal amount of $0.1 million and $14.1 million, respectively (collectively with the July 2020 issuance, the “Loans”).

The Loans bear interest at a fixed rate of 8.0% per annum until the earlier of July 21, 2023 (the “Maturity Date”) or the date on which they are redeemed or converted. Upon the Maturity Date, the Loans convert into the most senior class of shares in the Company at a price per share equal to 60.0% of the lowest price per share paid by an investor in the then most recent equity financing, subject to cap on the price per share at which the Loans convert into shares in the Company, determined by dividing a valuation cap for the Company of £206.5 million by the number of shares comprising the Company’s fully diluted share capital at the relevant time (the “Valuation Cap”).

In the event of an equity financing round, whereby the Company raises an amount equal to at least the aggregate amount of the Loans received by the Company at the time of such financing round, in newly committed capital prior to the Maturity Date from one or a series of related issuances of shares to investors (“Qualified Financing”), all outstanding principal and accrued interest will convert into the most senior class of shares with identical rights and preferences as attached to, and with the same obligations as, the securities issued to the investors in the Qualified Financing (including any warrants, options, bonus shares or other economic rights made available to investors in such Qualified Financing) at a price per share equal to 60.0% of the lowest price per share paid by an investor in the Qualified Financing, subject to the Valuation Cap.

In the event of an equity financing round that is not a Qualified Financing (“Non-Qualified Financing”), holders of the majority of the Loans then outstanding (excluding the single largest holder of the Loans) have the option to convert all the outstanding principal and unpaid interest of the Loans into the most senior class of shares with identical rights and preferences as attached to, and with the same obligations as, the securities issued to the investors in the Non-Qualified Financing (including any warrants, options, bonus shares or other economic rights made available to investors in such Non-Qualified Financing) at a price per share equal to 60.0% of the lowest price per share paid by an investor in the Non-Qualified Financing, subject to the Valuation Cap.

Upon a change of control in the Company, sale of all or substantially all of the group’s undertaking and assets, or an admission of all or any of the Company’s shares or securities to trading on certain exchanges (each, an “Exit”), the Loans will convert into the most senior class of shares in the Company in issue at the time of the Exit where: (i) a lender would receive a greater amount as cash consideration on an Exit for the sale of the shares that are issued to it on conversion of its Loan than it would otherwise receive had it been repaid its Loan with a redemption premium equal to 100% of the principal amount outstanding (the “Redemption Premium”); or (ii) the Lenders would receive any non-cash consideration for the sale of such shares (unless the single largest holder of the Loans (in respect of its Loan) or a majority the other lenders (in respect of the remaining loans) elect to redeem their loans), in each case at a price per share equal to 60.0% of the lowest price per share paid by an investor in the then most recent equity financing, subject to the Valuation Cap.

Upon an event of default, including failure to comply with the Company’s payment and other obligations under the Loans, the outstanding principal and accrued interest, together with the Redemption Premium, becomes due and payable.

Rather than allow their Loans to convert on whichever applies of: (i) the Maturity Date, (ii) the date of a Qualified Financing, (iii) Non-Qualified Financing, or (iii) an Exit, a majority of the lenders (in respect of the remaining loans) may elect to receive repayment of their Loans together with the Redemption Premium.

The Loans are not voluntarily redeemable or prepayable at the election of the Company — redemption or prepayment of the Loans requires the prior written consent of each Lender.

The Company assessed whether an immediate beneficial conversion feature (“BCF”) existed with regards to the conversion option upon maturity at each issuance of the Loans. A beneficial conversion feature exists when convertible instruments are issued

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

with an initial “effective conversion price” that is less than the fair value of the underlying share. The Company determined that there was a BCF associated with such conversion feature upon issuance of the December 2020 Loans and recorded a total BCF of $9.1 million to additional paid-in capital on the consolidated balance sheet, representing the intrinsic value of the in-the-money portion of the conversion option upon maturity, with an offsetting reduction to the carrying amount of the December 2020 Loans as a debt discount upon issuance.

The Company concluded that the conversions in the event of a Qualified Financing and Non-Qualified Financing represented redemption features and, along with the redemption features upon an Exit and an event of default, each met the definition of embedded derivative that was required to be accounted for as a separate unit of accounting (see Note 3).

The Company recorded the combined issuance-date fair value of the derivative liabilities of $25.0 million as a derivative liability in the Company’s consolidated balance sheets. The offsetting debt discount is limited to the proceeds allocated to the Loans. After reducing the carrying value of the December 2020 Loans by the BCF of $9.1 million and debt issuance costs of $0.5 million, the issuance-date fair value of the derivative liabilities associated with the December 2020 Loans exceeded its allocated proceeds by $13.1 million. As a result, the carrying value of the December 2020 Loans was reduced to zero and a loss on issuance of $13.1 million was recorded on the consolidated statements of operations and comprehensive loss.

The discounted carrying amount of the Loans is accreted to the mandatory redemption amount, equal to the aggregate of the principal, accrued interest, and Redemption Premium, through the stated redemption date of July 21, 2023.

As of December 31, 2020, the fair value of the derivative liability was $35.0 million, with the change of $8.7 million being recorded as a loss on the consolidated statements of operations and comprehensive loss during the year ended December 31, 2020.

As of December 31, 2020, the value of the Loans, measured at amortized cost, was $6.1 million, inclusive of a debt discount of $20.7 million, and was classified as a long-term liability on the Company’s consolidated balance sheets. The accretion of amortized cost of $1.1 million was recorded in interest expense, net on the consolidated statements of operations and comprehensive loss during the year ended December 31, 2020.

13.  Income Taxes

The Company had no income tax expense or benefit for the years ended December 31, 2020 and 2019. The Company has incurred net operating losses for all the periods presented.

Net loss consisted of the following (in thousands):

	December 31,	December 31,
	2020	2019
Domestic (UK)	$(54,472)	$(28,240)
Foreign (US)	(403)	(786)
Net loss	$(54,875)	$(29,026)

A reconciliation of income tax expense computed at the statutory U.K. income tax rate to income taxes as reflected in the consolidated financial statements is as follows:

	December 31,	December 31,
	2020	2019
Benefit for income taxes at the statutory rate	19.0%	19.0%
State taxes, net of federal benefit	0.0%	0.2%
Permanent differences	(5.4)%	(0.0)%
Foreign rate differential	0.0%	0.0%
Change in valuation allowance	(13.6)%	(19.2)%
Effective income tax rate	0.0%	0.0%

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2020 and 2019, consist of the following (in thousands):

	December 31,	December 31,
	2020	2019
Deferred tax assets
Net operating loss carryforwards	$25,105	$12,995
Cash to accrual	—	4,276
Other	—	2
Total deferred tax assets	$25,105	$17,273
Valuation allowance	(22,511)	(16,797)
Net deferred tax assets	$2,594	$476
Deferred tax liabilities
Depreciation and amortization	(287)	(476)
Debt discount	(1,747)	—
Other	(560)	—
Net deferred tax liability	(2,594)	(476)
Net deferred tax assets (liability)	$—	$—

As of December 31, 2020 and 2019, the Company had U.K. net operating loss carry forwards of approximately $98.1 million and $60.2 million, respectively, and U.S. federal net operating loss carry forwards of approximately $23.2 million and $5.6 million, respectively, that can be carried forward indefinitely. As of December 31, 2020 and 2019, the Company had U.S. state net operating loss carry forwards of approximately $23.0 million and $5.5 million, respectively, that begin to expire in 2038.

Changes in the valuation allowance for deferred tax assets during the years ended December 31, 2020 and 2019, related primarily to the increases in net operating loss carryforwards and research and development tax credit carryforwards and were as follows (in thousands):

	December 31,	December 31,
	2020	2019
Valuation allowance at beginning of year	$16,797	$11,198
Increases recorded to income tax provision	7,461	5,599
Decreases recorded to additional paid-in capital	(1,747)	—
Valuation allowance at end of year	$22,511	$16,797

Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2020 and 2019, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company determined that it was not possible to reasonably quantify future taxable income and determined that it is more likely than not that all of the U.K. deferred tax assets will not be realized. Accordingly, the Company maintained a full valuation allowance against its net deferred tax assets as of December 31, 2020 and 2019.

The Company applies the authoritative guidance on accounting for and disclosure of uncertainty in tax positions, which requires the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon the ultimate settlement with the relevant taxing authority. There were no material uncertain tax positions as of December 31, 2020 and 2019.

The Company and its subsidiaries file income tax returns in the U.K. and U.S. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the federal, state, or foreign tax authorities, if such tax attributes are utilized in a future period.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company will recognize interest and penalties related to uncertain tax positions in income tax expense when in a taxable income position. As of December 31, 2020 and 2019, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company’s Statement of operations and comprehensive loss.

14.  Net Loss Per Share

Basic and diluted net loss per share attributable to ordinary shareholders was calculated as follows (in thousands, except share and per share amounts):

	Year Ended December 31,
	2020	2019
Numerator:
Net loss	$(57,095)	$(28,007)
Net loss attributable to ordinary shareholders – basic and diluted	$(57,095)	$(28,007)
Denominator:
Weighted-average number of ordinary shares used in net loss per share – basic and diluted	11,324,677	11,319,777
Net loss per share – basic and diluted	$(4.85)	$(2.56)

The Company’s potentially dilutive securities, which include share options and warrants have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of ordinary shares outstanding used to calculate both basic and diluted net loss per share attributable to ordinary shareholders is the same. The following potentially dilutive securities have been excluded from the calculation of diluted net loss per share due to their anti-dilutive effect:

	Year Ended December 31,
	2020	2019
Options to purchase A ordinary shares	6,068,110	2,927,135
Options to purchase ordinary shares	9,724	27,574
Warrants to purchase ordinary shares	841,511	841,511
	6,919,345	3,796,220

The Company also had convertible loans outstanding as of the year ended December 31, 2020 and ASAs outstanding as of the year ended December 31, 2020 and December 31, 2019, each of which could obligate the Company to issue shares of ordinary shares upon the occurrence of various future events at prices and in amounts that are not determinable until the occurrence of those future events. Because the necessary conditions for the conversion of these instruments had not been satisfied during the year ended December 31, 2020, the Company has excluded these instruments from the table above and the calculation of diluted net loss per share. See Note 11 and Note 12 for additional details.

15.  Employee Benefit Plans

In the U.K., the Company makes contributions into salary sacrifice pensions on behalf of its employees. The Company paid $0.2 million and $0.1 million in contributions during the years ended December 31, 2020 and 2019, respectively.

16.  Commitments and Contingencies

Legal Proceedings

From time to time, the Company may be a party to litigation or subject to claims incident to the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On December 31, 2020, the Company settled a proceeding in which it is obligated to pay $4.0 million in connection with a license agreement. This amount was recorded in accrued expenses and other current liabilities during the year ended December 31, 2019 when the claim was issued and deemed probable. The claim is covered under the Company’s insurance policy and the Company has recorded a receivable in prepaid and other current assets on the consolidated balance sheets related to the insurance receivable of $4.0 million. The claim was settled in January 2021.

The Company does not believe there are any other probable pending legal proceedings that will have a material impact on the Company’s consolidated balance sheet or consolidated statement of operations and comprehensive loss and did not have contingency reserves established for any liabilities as of December 31, 2020 and 2019.

Lease Agreements

As of December 31, 2020, Company’s corporate headquarters is located in Manchester, U.K. The lease will expire in April 2022.

The Company recorded rent expense totaling $0.8 million and $0.4 million for the years ended December 31, 2020 and 2019, respectively. Future minimum lease payments as of December 31, 2020 are as follows (in thousands):

Year Ended December 31,
2021	$799
2022	266
Total minimum lease payments	$1,065

17.  Restructuring

On April 21, 2020, Management committed to a restructuring plan in response to the changes in business and economic conditions arising as a result of the COVID-19 pandemic. The plan was designed to support the Company’s long-term financial resilience, simplify its operations, strengthen its competitive positioning and better serve its customers. As a result of the plan, the Company recognized restructuring charges of $0.1 million, $0.1 million, $0.2 million, and $0.1 million in cost of revenue, technology and development, sales and marketing, and general and administrative, respectively, in the consolidated statement of operations and comprehensive loss during the year ended December 31, 2020. Restructuring costs recognized and paid during the year ended December 31, 2020 included the following (in thousands):

Severance payments	$409
Legal costs	13
Office closure and relocation	3
$425

As part of the restructuring plan, the Company issued 2,721,465 options to purchase A Ordinary Shares during the year ended December 31, 2020 with a grant date fair value of $0.3 million. Due to the options only vesting and becoming exercisable upon an Exercisable Event, no share-based compensation expense was recognized during year ended December 31, 2020. The unrecognized compensation cost will be recognized upon an Exercisable Event becoming probable of occurring. See Note 10 for information on share-based compensation.

18.  Related Party Transactions

General Motors

The Company is party to a (i) Data Sharing Agreement, dated December 21, 2018 (see Note 7), (ii) Advanced Subscription Agreement, dated December 13, 2019 (see Note 11) and (iii) Convertible Loan Agreement, dated July 21, 2020 (see Note 19), with General Motors. General Motors currently holds more than 5.0% of the Company’s equity.

Pursuant to the terms of the Data Sharing Agreement, the Company and General Motors share fees with respect to data licenses that support the opportunities for licensing of connected vehicle data. During the years ended December 31, 2020 and 2019, the

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Company recorded $2.4 million and $0.5 million, respectively, as a reduction to revenue, net on the consolidated statements of operations and comprehensive loss for revenue sharing amounts owed to General Motors.

Pursuant to the terms of the Advanced Subscription Agreement, General Motors invested an advance of $3.5 million in December 2019 to fund the Company’s next round of capital raising.

Pursuant to the terms of a Facility Agreement dated February 21, 2020 and amended on July 21, 2020, General Motors loaned $10.0 million to the Company in 2020, at interest rate of 12.0%. The initial term of the Facility Agreement was three months. In July 2020, the Company had a troubled debt restructuring that modified the facility to extend the term until December 31, 2021. The Company expensed $0.3 million of legal fees related to the modification during the year ended December 31, 2020. As of December 31, 2020, the loan principal was recorded to debt to related parties on the consolidated balance sheets and accrued interest of $1.0 million was recorded to accrued expenses and other current liabilities. The interest expense was recorded to interest expense on the consolidated statements of operations and comprehensive loss during the year ended December 31, 2020.

As of December 31, 2020 and 2019, the Company had $2.8 million and $0.4 million, respectively, recorded to accounts payable on the consolidated balance sheets for amounts owed to General Motors.

Chief Executive Officer

The Chief Executive Officer (“CEO”) of Wejo currently holds more than 5.0% of Wejo’s equity. The CEO also serves as a director of another company that entered into a service agreement with Wejo, dated March 20, 2020, under which the company agreed to provide certain proof of concept analysis and autonomous vehicle simulation services to Wejo.

Chairman of the Board of Directors

The Chairman of the Board of Directors of Wejo currently holds more than 5.0% of Wejo’s equity. The Chairman of the Board of Directors also serves as a director of two other companies. Wejo and one of the companies entered into two service agreements dated February 12, 2020 and December 1, 2020 under which the company agreed to provide certain consulting and related services to Wejo. Pursuant to the terms of the agreement, Wejo paid the company $0.3 million in fees during the year ended December 31, 2020 for professional services rendered by the company.

Wejo and the Chairman of the Board of Directors entered into a Letter of Appointment, dated November 21, 2017 and an additional Letter of Appointment, dated December 1, 2017 (the “Letters of Appointment”). Pursuant to the Letters of Appointment, the Chairman of the Board of Directors agreed to provide certain consulting and related services to Wejo. Pursuant to the terms of the Letters of Appointment, the Chairman of the Board of Directors received $0.1 million and less than $0.1 million during the years ended December 31, 2020 and 2019, respectively, for professional and advisory services.

Director on the Board of Directors

A director on the Board of Directors of Wejo currently holds more than 5.0% of Wejo’s equity. A director on the Board of Directors also serves as a director of another company. Wejo and the other company entered into a Consultancy Agreement, dated September 23, 2015, under which the company agreed to provide certain consulting and related services to Wejo. Pursuant to the terms of the Consultancy Agreement, the director received $0.6 million and $0.2 million in fees in the years-ended December 31, 2020 and 2019, respectively, for professional and capital raising services rendered on behalf of the company.

Director Loans

As of December 31, 2020 and 2019, the Company’s debt from related parties on the consolidated balances sheets included $0.1 million and $0.2 million, respectively, owed to two directors of the Company.

WEJO LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.  Subsequent Events

2021 Convertible Loans

Between January 2021 and April 2021, as part of the Convertible Loan Agreement (see Note 12), the Company issued additional convertible loans to investors for an aggregate principal amount of $21.0 million, including $4.8 million to General Motors. The convertible loans issued in 2021 have the same terms as the Loans issued during the year ended December 31, 2020 (see Note 12).

Fixed Rate Secured Loan Notes Issuance

In April 2021, the Company entered a loan note instrument agreement in which it issued fixed rate secured loan notes in a principal amount of $21.5 million that bears interest at a fixed per annum rate of 9.2% until its maturity date in April 2024. Pursuant to the agreement, the Company has the option to issue further notes in a principal amount of up to $21.5 million. In April 2021, the Company used $10.8 million of the proceeds to repay its outstanding debt balance and fees owed to General Motors under the credit facility (see Note 18).

Arma Partners LLP Legal Claim

In April 2021, Arma Partners LLP (“Arma”), filed a lawsuit against the Company in the Royal Courts of Justice, London, England. In the lawsuit Arma claims a declaration from the Court that Arma is entitled to remuneration arising from a successful acquisition of the Company, in the event it occurs. Arma’s claim is disputed and is being defended in its entirety. The Company is unable to estimate what, if any, liability may result from this litigation.

Agreement and Plan of Merger

On May 28, 2021, the Company entered into a definitive agreement and plan of merger (“Merger Agreement”) with Virtuoso Acquisition Corp. (“Virtuoso”). Virtuoso is a blank check company incorporated in Delaware and was formed to acquire one or more operating businesses through a business combination. Under the terms of the proposed transaction, Virtuoso and the Company will combine under a new holding company, Wejo Group Limited, which will be domiciled in Bermuda and is expected to be listed on NASDAQ under the symbol "WEJO." The transaction will be accounted for as a reverse recapitalization and the Company has been determined to be the accounting acquirer.

In May 2021, in connection with the execution of the Merger Agreement, Virtuoso entered into subscription agreements with the PIPE investors, pursuant to which such PIPE investors have agreed to purchase an aggregate of 10,000,000 shares of Wejo Group Limited common shares in a private placement at a price of $10.00 per share for an aggregate commitment of $100.0 million.

In June 2021, Virtuoso entered into additional subscription agreements with the PIPE investors to issue an additional 2,500,000 shares of Wejo Group Limited common shares in a private placement at a price of $10.00 per share for an aggregate commitment of an additional $25.0 million. The closing of the PIPE investment is contingent on conditions set forth in the Merger Agreement and other customary closing conditions.

Wejo Limited

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash	$8,611	$14,421
Accounts receivable, net	930	688
Prepaid expenses and other current assets, including due from related party of $1,079 and nil, respectively (Note 4)	12,577	6,053
Total current assets	22,118	21,162
Property and equipment, net (Note 4)	603	320
Intangible assets, net (Note 4)	9,917	10,946
Total assets	$32,638	$32,428
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable, including due to related party of nil and $2,407, respectively	$7,282	$4,890
Accrued expenses and other current liabilities (Note 4)	20,957	9,891
Advanced subscription agreement, including due to related party of nil and $4,333, respectively (Note 8)	—	8,098
Debt to related parties (Note 14)	34	10,129
Total current liabilities	28,273	33,008
Non-current liabilities:
Convertible loan notes (Note 9)	8,809	6,130
Derivative liability (Note 9)	126,927	34,982
Long term debt, net of unamortized debt discount and debt issuance costs (Note 10)	26,313	—
Other non-current liabilities	—	84
Total liabilities	190,322	74,204
Commitments and contingencies (Note 13)
Shareholders’ deficit: (Note 6)
Ordinary shares, £0.01 nominal value, 6,232,305 and 6,083,872 shares authorized, issued and outstanding as of September 30, 2021 and December 31, 2020	89	87
B Ordinary shares, £0.01 nominal value, 5,476,837 and 5,296,549 shares authorized, issued and outstanding as of September 30, 2021 and December 31, 2020	70	67
Additional paid in capital	146,768	104,799
Accumulated deficit	(308,678)	(146,770)
Accumulated other comprehensive income	4,067	41
Total shareholders’ deficit	(157,684)	(41,776)
Total liabilities and shareholders’ deficit	$32,638	$32,428

The accompanying notes are an integral part of these condensed consolidated financial statements.

Wejo Limited

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, other than per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021		2021
	Restated	2020	Restated	2020
Revenue, net	$351	$313	$1,198	$836
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	888	265	1,864	1,139
Technology and development	7,691	3,191	14,075	6,289
Sales and marketing	4,963	808	10,947	4,109
General and administrative	6,665	1,560	16,246	6,385
Depreciation and amortization	1,108	1,050	3,263	3,297
Total costs and operating expenses	21,315	6,874	46,395	21,219
Loss from operations	(20,964)	(6,561)	(45,197)	(20,383)
Loss on issuance of convertible loan notes	—	—	(44,242)	—
Change in fair value of derivative liability	(1,637)	(3,138)	(58,253)	(3,138)
Change in fair value of advanced subscription agreements	288	(723)	(6,477)	693
Interest expense	(2,954)	(919)	(7,271)	(1,346)
Other (expense) income, net	(383)	639	(468)	1,289
Net loss	$(25,650)	$(10,702)	$(161,908)	$(22,885)
Other comprehensive loss:
Foreign currency exchange translation adjustment	3,591	(238)	4,026	(583)
Total comprehensive loss	$(22,059)	$(10,940)	$(157,882)	$(23,468)
Net loss per ordinary share - basic and diluted	$(2.22)	$(0.95)	$(14.14)	$(2.02)
Weighted-average basic and diluted ordinary shares	11,542,639	11,324,677	11,453,864	11,324,677

The accompanying notes are an integral part of these condensed consolidated financial statements.

Wejo Limited

Condensed Consolidated Statements of Shareholders’ Deficit

(unaudited)

(in thousands, except share amounts)

					Additional		Other
	Ordinary Shares		B Ordinary Shares		Paid in	Subscription	Comprehensive	Accumulated	Shareholders’
	Shares	Value	Shares	Value	Capital	Receivable	Income (Loss)	Deficit	Deficit
Balance at December 31, 2020	6,083,872	$87	5,296,549	$67	$104,799	$—	$41	$(146,770)	$(41,776)
Debt discount related to beneficial conversion feature of convertible loan notes (Note 9)	—	—	—	—	16,961	—	—	—	16,961
Unrealized loss on foreign currency translation	—	—	—	—	—	—	(324)	—	(324)
Net loss	—	—	—	—	—	—	—	(79,433)	(79,433)
Balance at March 31, 2021	6,083,872	87	5,296,549	67	121,760	—	(283)	(226,203)	(104,572)
Debt discount related to beneficial conversion feature of convertible loan notes (Note 9)	—	—	—	—	10,263	—	—	—	10,263
Unrealized gain on foreign currency translation	—	—	—	—	—	—	759	—	759
Net loss	—	—	—	—	—	—	—	(56,825)	(56,825)
Balance at June 30, 2021	6,083,872	87	5,296,549	67	132,023	—	476	(283,028)	(150,375)
Unrealized loss on foreign currency translation	—	—	—	—	—	—	3,591	—	3,591
Conversion of advanced subscription agreements into ordinary shares	148,433	2	180,288	3	14,745	—	—	—	14,750
Net loss	—	—	—	—	—	—	—	(25,650)	(25,650)
Balance at September 30, 2021	6,232,305	$89	5,476,837	$70	$146,768	$—	$4,067	$(308,678)	$(157,684)
Balance at December 31, 2019	6,028,128	$86	5,296,549	$67	$94,315	$(1,004)	$2,261	$(91,895)	$3,830
Proceeds received for B Ordinary Shares	—	—	—	—	—	1,004	—	—	1,004
Unrealized loss on foreign currency translation	—	—	—	—	—	—	(359)	—	(359)
Net loss	—	—	—	—	—	—		(5,523)	(5,523)
Balance at March 31, 2020	6,028,128	86	5,296,549	67	94,315	—	1,902	(97,418)	(1,048)
Unrealized gain on foreign currency translation	—	—	—	—	—	—	14	—	14
Net loss	—	—	—	—	—	—	—	(6,660)	(6,660)
Balance at June 30, 2020	6,028,128	86	5,296,549	67	94,315	—	1,916	(104,078)	(7,694)
Unrealized loss on foreign currency translation	—	—	—	—	—	—	(238)	—	(238)
Net loss	—	—	—	—	—	—		(10,702)	(10,702)
Balance at September 30, 2020	6,028,128	$86	5,296,549	$67	$94,315	$—	$1,678	$(114,780)	$(18,634)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Wejo Limited

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net loss	$(161,908)	$(22,885)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	4,230	427
Loss on issuance of convertible loans	44,242	—
Gain on disposal of property and equipment	(4)	—
Depreciation and amortization	3,263	3,297
Non-cash loss (gain) on foreign currency remeasurement	527	(51)
Changes in fair value of advanced subscription agreements	6,477	(693)
Changes in fair value of derivative liability	58,253	3,138
Changes in operating assets and liabilities:
Accounts receivable	(244)	(217)
Prepaid expenses and other current assets	3,662	(65)
Accounts payable	5,171	1,424
Accrued expenses and other liabilities	6,404	(631)
Net cash used in operating activities	(29,927)	(16,256)
Investing activities
Purchases of property and equipment	(482)	(58)
Development of internal software	(2,136)	(1,965)
Net cash used in investing activities	(2,618)	(2,023)
Financing activities
Proceeds from issuance of ordinary shares, net of issuance costs	—	1,004
Proceeds from issuance of advance subscription, net of issuance costs	—	349
Proceeds from issuance of convertible loans	16,222	11,753
Payment of issuance costs of convertible loans	(1,004)	—
Proceeds from other loan	—	84
Net proceeds from issuance of long-term debt	25,631	—
Payment of issuance costs of long-term debt	(638)	—
Repayment of other loan	(84)	—
Proceeds from issuance of related party debt	—	10,060
Repayment of related party debt	(10,143)	—
Payment of deferred financing costs	(3,148)	—
Net cash provided by financing activities	26,836	23,250
Effect of exchange rate changes on cash	(101)	(208)
Net (decrease) increase in cash	(5,810)	4,763
Cash at beginning of period	14,421	1,295
Cash at end of period	$8,611	$6,058
Non-cash financing activities
Property and equipment purchases in accounts payable	$40	$—
Advanced subscriptions agreements converted into ordinary shares	$14,750	$—
Deferred offering costs included in accounts payable and accrued expenses	$5,392	$—
Convertible note issued through settlement of accounts payable and recognition of prepaid revenue share costs	$4,714	$—
Supplemental cash flow information
Interest paid	$863	$524

The accompanying notes are an integral part of these condensed consolidated financial statements.

Wejo Limited

Notes to Condensed Consolidated Financial Statements

(unaudited)

1.  Nature of the Business

Wejo Limited (“the Company” or “Wejo”) is a private limited liability company incorporated under the laws of England and Wales on December 13, 2013. Wejo is an early leader in the connected vehicle data market. Connected vehicles contain hundreds of data sensors, emitting information such as location, speed, direction and events such as braking, temperature and weather conditions. This data creates intelligence, in near real- time and historically, that is unavailable from any other source.

The Company ingests and standardizes this data, mainly in the United States and Europe at this time, through its proprietary data exchange platform (“Wejo ADEPT” or “ADEPT”). The Company’s products enable customers such as departments of transportation, retailers, construction firms and research departments to unlock unique insights about journeys, cities, electric vehicle usage, safety and more. Over the next two to three years, the Company expects to expand its platform to ingest data globally, and to expand into additional marketplaces as well as providing business insights to its Original Equipment Manufacturer (“OEM”) preferred partners.

The Company is comprised of eight wholly-owned subsidiaries. The Company’s primary office is located in Manchester, England. In addition to its primary office, Wejo Concierge UK Ltd, and Rewardrive Ltd., are also located in the United Kingdom (the “U.K.”), Wejo EU is located in Ireland, Wejo Group Ltd. (“Wejo Group”) is located in Bermuda, and Wejo California Corp., Wejo Data Services Inc., Wejo Services Inc., and Wejo Inc. are located in the United States (the “U.S.”).

Products and services

The Company partners with the world’s leading automotive manufacturers to standardize connected car data through the Wejo ADEPT platform, including traffic intelligence, analysis of high frequency vehicle movements and analysis of common driving events and trends. For customers and marketplaces, the Company will provide insights, solutions and analytics through software and visualization tools available for license and subscription by its customers.

Wejo ADEPT is a cloud-based data exchange platform that makes sharing and accessing vast volumes of connected car data simple by removing the barriers and maximizing the intrinsic value in car data for drivers, vehicle manufacturers and other adjacent businesses. The Wejo ADEPT platform interfaces with the electronic data within vehicles from manufacturers which have agreed to use the platform. This data can be utilized by the manufacturers as well as other private and public sector businesses in order to create advanced analysis, machine learning and rapid insights. The Wejo ADEPT platform also includes flexible implementation options and adaptable interfaces to ensure a successful and rapid roll out across territories. In addition, Wejo ADEPT’s compliance wrappers support legal and legislative assurance, including country, federal, state and local variations.

Wejo ADEPT is hosted by cloud data centers, and as a function of this central hosting, the ADEPT platform operates in a multi-tenancy environment, that standardizes vehicle data. The end users of the Wejo ADEPT platform can only access data through a licensing agreement and do not have the ability to take possession of the software itself.

The Company has two primary areas of service, Data Marketplace and Automotive Business Insight Solutions (SaaS). Each product line utilizes the Company’s exclusive, proprietary dataset that is derived from the vehicle sensors of the connected vehicles of its OEM partners. In the Data Marketplace, the Company offers licenses for the use of data and licenses software analytical tools that interpret the dataset to customers. In the Automotive Business Insight Solutions (SaaS) business, the Company offers licenses of software analytical tools to OEMs and their direct ecosystem (suppliers, distributors, partners) that interpret the dataset to improve the management of their operations and support the improvement of the automotive customers’ experience.

Going Concern

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are issued.

As is common to early-stage companies with limited operating histories, the Company is subject to risks and uncertainties such as its ability to influence the connected vehicle market; invest in technology, resources and new business capabilities; maintain and grow the customer base; secure additional capital to support the investments needed for its anticipated growth; comply with governing laws and regulations; and other risks and uncertainties. To manage these risks and uncertainties while growing as expected, the Company will make significant investments and will therefore need to raise substantial capital during its loss- making period.

The Company has incurred operating losses and negative cash flows from operations since inception. The Company expects to continue to incur losses and negative cashflows from operations for the foreseeable future as it continues to develop its product offerings. As the Company makes investments to increase the markets and customers it serves, the operating losses are expected to increase until the Company reaches the necessary scale to generate cash profits from operations. The Company has historically relied on private equity offerings and debt financings, and to a limited extent revenue from customers to fund its operations. As of September 30, 2021 and December 31, 2020, the Company had an accumulated deficit of $308.7 million and $146.8 million, respectively. Net losses incurred for the nine months ended September 30, 2021 and year ended December 31, 2020 amounted to $161.9 million and $54.9 million, respectively.

As of September 30, 2021, the Company had cash of $8.6 million. In the fourth quarter of 2021, the Company issued further notes in a principal amount of $7.5 million under the Loan Note Instrument. In November 2021, the Company completed the business combination (see Note 15), which raised $178.8 million. This consisted of $230.0 million cash received in the trust, less redemptions of $132.8 million, and $128.5 million, through a Private Investment in Public Entity (“PIPE”) investment, net of expenses of $46.9 million. The $178.8 million in proceeds were offset by a payment of $75.0 million from the Company to Apollo as stipulated in the Forward Purchase Transaction (see Note 15). After considering the fund raising described above, the Company believes that it has sufficient cash on hand to support the Company’s operating expenses and capital requirements through at least the next twelve months from the date of issuance of these condensed consolidated financial statements.

Restatement of Previously Issued Financial Statements

Subsequent to the filing of the Quarterly Report on Form 10-Q, originally filed with the U.S. Securities and Exchange Commission (“SEC”) on November 26, 2021, management completed a more detailed review of the Company’s results in preparation for a business update with investors and determined that certain costs were incorrectly classified which has led to the Restatement. The Restatement reflects the correction of the allocation of certain employee, post-retirement and other related expenses such as facilities, information technology and other costs based upon departmental function. The Company determined that the line items impacted in the unaudited condensed consolidated statements of operations and comprehensive loss were: Cost of revenue, Technology and development, Sales and marketing, and General and administrative expenses and that a correction of the errors in the foregoing line items is required. The following table presents the effect of the error correction on the Company’s condensed consolidated statements of operations and comprehensive loss for the three and nine months ended September 30, 2021. There is no impact of this Restatement to the other line items of the condensed consolidated financial statements . Further, there is no impact on the December 31, 2020 consolidated financial statements.

	Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
	As Previously			As Previously
(in thousands)	Reported	Correction of Error	As Restated	Reported	Correction of Error	As Restated
Changes in the statement of operations and comprehensive loss
Cost of revenue (exclusive of depreciation and amortization shown separately below)	$1,422	$(534)	$888	$3,764	$(1,900)	$1,864
Technology and development	7,446	245	7,691	13,941	134	14,075
Sales and marketing	5,233	(270)	4,963	11,372	(425)	10,947
General and administrative	6,106	559	6,665	14,055	2,191	16,246
Depreciation and amortization	1,108	—	1,108	3,263	—	3,263
Total costs and operating expenses	$21,315	$—	$21,315	$46,395	$—	$46,395

2.  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Wejo Limited and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation.

Unaudited Condensed Consolidated Financial Statements

The accompanying condensed consolidated balance sheet as of September 30, 2021, and the condensed consolidated statements of operations and comprehensive loss for the three and nine months ended September 30, 2021 and 2020, condensed consolidated statements of shareholders’ deficit and statements of cash flows for the nine months ended September 30, 2021 and 2020 are unaudited. The condensed consolidated interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the Company’s financial position at September 30, 2021 and the results of its operations for the three and nine months ended September 30, 2021 and 2020 and its cash flows for the nine months ended September 30, 2021 and 2020. The financial data and other information disclosed in these notes related to the three and nine months ended September 30, 2021 and 2020 are also unaudited. The results for the nine months ended September 30, 2021 are not necessarily indicative of results to be expected for the full year or for any other subsequent interim period. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes included elsewhere in the prospectus filed on October 18, 2021.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses, and the disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and accompanying notes. Significant estimates and assumptions reflected in these unaudited condensed consolidated financial statements and accompanying notes include, but are not limited to, the fair value of the Company’s ordinary shares, derivative liability, advanced subscription agreements, income taxes, software development costs and the estimate of useful lives with respect to developed software. Although the Company believes that its estimates, assumptions, and judgments are reasonable, they are based upon information available at the time. Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.

Net Loss per Share

The Company has reported losses since inception and has computed basic net loss per share attributable to ordinary shareholders by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding for the period, without consideration for potentially dilutive securities. The Company computes diluted net loss per ordinary share after giving consideration to all potentially dilutive ordinary shares, including warrants and share options, outstanding during the period determined using the treasury-share and if-converted methods, except where the effect of including such securities would be antidilutive. Because the Company has reported net losses since inception, these potential ordinary shares have been anti-dilutive and basic and diluted loss per share were the same for all periods presented.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. Leases will be classified as either operating or finance, and classification will be based on criteria similar to current lease accounting, but without explicit bright lines. As an emerging growth company (“EGC”), the Company will adopt the guidance with nonpublic entities during the annual reporting periods beginning after December 15, 2021 and interim periods beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its financial statements.

In June 2019, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and also issued subsequent amendments to the initial guidance, ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11, ASU 2020-02, and ASU 2020-03 (collectively, “Topic 326”), to introduce a new impairment model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. Topic 326 requires financial assets measured at amortized cost to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amounts. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. For non-public companies, Topic 326 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of its pending adoption of Topic 326 on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify the accounting for income taxes. This update removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The new standard will be effective beginning April 1, 2022. The Company does not expect the adoption of ASU 2019-12 to have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for convertible instruments by removing major separation models required under current guidance. ASU 2020-06 also removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2021, including interim periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact ASU 2020-06 will have on its consolidated financial statements and related disclosures.

3.  Fair Value Measurement

Liabilities that are measured at fair value on a recurring basis, and the level of the fair value hierarchy utilized to determine such fair values, consisted of the following as of September 30, 2021 (in thousands):

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liability (Note 9)	$—	$—	$126,927	$126,927
Total	$—	$—	$126,927	$126,927

Liabilities that are measured at fair value on a recurring basis, and the level of the fair value hierarchy utilized to determine such fair values, consisted of the following as of December 31, 2020 (in thousands):

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Liabilities:
Advanced subscription agreements (Note 8)	$—	$—	$8,098	$8,098
Derivative liability (Note 9)	—	—	34,982	34,982
Total	$—	$—	$43,080	$43,080

There were no transfers into or out of Level 3 instruments and/or between Level 1 and Level 2 instruments during the three and nine months ended September 30, 2021 and 2020.

The following table provides a roll forward of the aggregate fair value of the Company’s Advanced Subscription Agreements (“ASAs”) and derivative liability (in thousands):

	ASAs	Derivative Liability
Balance as of December 31, 2020	$8,098	$34,982
Initial fair value of derivative liability	—	36,870
Change in estimated fair value	6,477	58,253
Conversion of ASAs into ordinary shares and B ordinary shares	(14,750)	—
Foreign currency translation loss (gain)	175	(3,178)
Balance as of September 30, 2021	$—	$126,927

The changes in estimated fair value are recorded in the condensed consolidated statements of operations and comprehensive loss and the foreign currency translation losses are recorded in the foreign currency translation adjustment in other comprehensive loss in the condensed consolidated statements of operations and comprehensive loss. The ASAs and derivative liability were valued using a scenario-based analysis. Five primary scenarios were considered: qualified financing, unqualified financing, merger or acquisition, held to maturity, and insolvency. The value of the ASAs and derivative liability under each scenario were probability weighted to arrive at their respective estimated fair values.

The following table summarizes the significant unobservable inputs that are included in the valuation of the derivative liability as of September 30, 2021 and December 31, 2020:

	September 30, 2021		December 31, 2020
	Input Value or	Weighted	Input Value or	Weighted
Unobservable Inputs	Range	Average (1)	Range	Average (1)
Probability of scenarios:
Qualified financing	3.4%	3.4%	20.0%	20.0%
Nonqualified financing	5.0%	5.0%	5.0%	5.0%
Merger or acquisition	91.6%	91.6%	70.0%	70.0%
Held to maturity	0.0%	0.0%	5.0%	5.0%
Insolvency	0.0%	0.0%	0.0%	0.0%
Timing of scenarios:
Derivative liability	0.2 years	0.2 years	0.3 years	0.3 years
Estimated volatility	30.0%	30.0%	50.0%	50.0%
Risk-free rate	0.2%	0.2%	0.6%	0.6%
Discount rate	26.5%	26.5%	26.8%	26.8%
Value of ordinary share	$44.09	$44.09	$25.04	$25.04

The following table summarizes the significant unobservable inputs that are included in the valuation of the ASAs as of December 31, 2020:

	December 31, 2020
	Input Value or	Weighted
Unobservable Inputs	Range	Average (1)
Probability of scenarios:
Qualified financing	20.0%	20.0%
Nonqualified financing	5.0%	5.0%
Merger or acquisition	70.0%	70.0%
Held to maturity	5.0%	5.0%
Insolvency	0.0%	0.0%
Timing of scenarios:
Advanced subscription agreements	0.8 - 1.0 years	0.8 years
Estimated volatility	50.0%	50.0%
Risk-free rate	0.6%	0.6%
Discount rate	26.8%	26.8%
Value of ordinary share	$25.04	$25.04
(1)	Unobservable inputs were weighted by the relative fair value of the respective liability and the period end/year-end probabilities of the five scenarios.

Changes in the unobservable inputs noted above would impact the amount of the respective liability. For the respective liability, increases (decreases) in the estimates of the Company’s annual volatility would increase (decrease) the liability and an increase (decrease) in the annual risk-free rate would increase (decrease) the liability.

4.  Balance Sheet Details

Prepaid and other current assets consisted of the following (in thousands):

	September 30,	December 31,
	2021	2020
Deferred offering costs	$8,314	$—
Prepayments	2,020	1,001
Prepaid revenue share costs to a related party	1,079	—
VAT recoverable	929	425
Research and development expenditure credit receivable	62	331
Insurance receivable	—	4,000
Other current assets	173	296
	$12,577	$6,053

Insurance receivable represents the insurance compensation for a claim incurred in 2019. See accrued expenses and other liabilities table below for the offsetting insurance accrual as of December 31, 2020 and Note 13 for information regarding the claim.

Property and equipment, net consisted of the following (in thousands):

	September 30,	December 31,
	2021	2020
Office equipment	$1,217	$715
Furniture and fixtures	36	36
Total property and equipment	1,253	751
Less accumulated depreciation	(650)	(431)
Property and equipment, net	$603	$320

Depreciation expense was $0.1 million, $0.2 million, $0.1 million and $0.2 million for the three and nine months ended September 30, 2021 and 2020, respectively.

Intangible assets, net consisted of the following (in thousands):

	As of September 30, 2021
	Gross	Accumulated	Net
	Book Value	Amortization	Book Value
Data sharing agreement	$10,502	$(4,166)	$6,336
Internally developed software	14,317	(10,736)	3,581
	$24,819	$(14,902)	$9,917

	As of December 31, 2020
	Gross	Accumulated	Net
	Book Value	Amortization	Book Value
Data sharing agreement	$10,653	$(3,085)	$7,568
Internally developed software	12,386	(9,008)	3,378
	$23,039	$(12,093)	$10,946

The foreign currency exchange difference related to the gross book value of the data sharing agreement as of September 30, 2021 compared to December 31, 2020 was $0.2 million. Amortization expense was $0.4 million, $1.2 million, $0.4 million and $1.1 million for the three and nine months ended September 30, 2021 and 2020, respectively, with $0.1 million of foreign currency exchange differences in accumulated amortization as of September 30, 2021 compared to December 31, 2020.

Amortization for internally developed software was $0.7 million, $1.9 million, $0.7 million and $2.1 million for the three and nine months ended September 30, 2021 and 2020, respectively.

The Company did not recognize any intangible asset impairment losses for the three and nine months ended September 30, 2021 and 2020.

The estimated aggregate amortization expense for intangible assets subject to amortization for each of the five succeeding fiscal years is as follows (in thousands):

Fiscal Year Ended December 31,
2021(excluding the nine months ended September 30, 2021)	$1,017
2022	3,320
2023	2,360
2024	1,760
2025	1,460
$9,917

Accrued expenses and other liabilities consisted of the following (in thousands):

	September 30,	December 31,
	2021	2020
Professional fees	$9,216	$1,080
Compensation and benefits	5,401	2,076
Accrued interest	3,092	1,026
Development and technology	1,887	355
Marketing and commissions	271	131
Claim accrual	—	4,000
Other liabilities	1,090	1,223
	$20,957	$9,891

See prepaid and other current assets table above for the offsetting insurance receivable as of December 31, 2020 and Note 13 for information regarding the claim.

5.  Revenue from Customers

Connected Vehicle Data Marketplace

The Company’s customer agreements include one or a combination of the following contractual promises for a fixed contractual fee: i) the supply of specified connected vehicle data and derived insights through the Wejo ADEPT platform made available via a secured access to the Wejo ADEPT platform or via a web-based portal; ii) the granting of a nontransferable license to use the specified data in the manner described in each customer agreement; and iii) Wejo ADEPT Platform set up and connectivity services. The Company assessed the customer agreements under Accounting Standards Codification (“ASC”) 606 and determined that the above contractual promises collectively represent one distinct performance obligation.

The transaction price is comprised of the contractual fixed fee specified in each customer agreement and is allocated to the single performance obligation. The Company recognizes revenue when the performance obligation is satisfied through the fulfillment of the contractual promises. The performance obligation is generally fulfilled by the Company providing access to the specified data either throughout the duration of each customer agreement’s contractual term or upon delivery of a one-time batch of historic data. The Company may deliver data and the license without supplying connectivity services. As such, the Company generally recognizes revenue for customers with a contractual agreement to provide data over a period ratably over the term of the contract which is typically one year. The Company recognizes revenue for historic batches of data to the customer upon delivery of such data. Standard payment terms are 14 days from the date of the invoice which is typically sent to the customer monthly or upon delivery of the one-time historic batch of data.

In arrangements where another party (i.e. OEMs) is involved in providing specified services to a customer, the Company evaluates whether it is the principal or agent. In this evaluation, the Company considers if it obtains control of the specified goods or services before they are transferred to the customer, as well as other indicators such as the party primarily responsible for fulfillment, and discretion in establishing price. Pursuant to the terms of the Data Sharing Agreements, certain rights retained by the OEMs over the connected vehicle data being supplied to the customers were determined to provide the OEMs with control over the data and the Company has determined it acts as the agent in this arrangement and recognizes revenue on a net basis. During the three and nine months ended September 30, 2021 and 2020, the Company has recognized a reduction of revenue of $0.8 million, $2.5 million, $0.6 million and $1.6 million, respectively, arising from revenue sharing with the Company’s OEM partners.

During the three months ended September 30, 2021 and 2020, the Company had two customers that individually generated 10.0% or more of the Company’s revenue for the respective period. The two significant customers generated 21.0% and 18.8% of the Company’s gross revenue during the three months ended September 30, 2021. For the three months ended September 30, 2020, the Company has two customers that generated 19.8% and 18.7% of the Company’s revenue In addition, the revenue recognized over time and at a point in time was approximately 40% and 60% during the three months ended September 30, 2021 and 70% and 30%, during the three months ended September 30, 2020.

During the nine months ended September 30, 2021 and 2020, the Company had two customers that individually generated 10.0% or more of the Company’s revenue for the respective period. One of the two significant customers during the nine months ended September 30, 2021 was also a significant customer during the nine months ended September 30, 2020. The two significant customers in the nine months ended September 30, 2021 generated 17.0% and 12.7% of the Company’s gross revenue during the nine months ended September 30, 2021. The two significant customers in the nine months ended September 30, 2020 generated 23.0% and 12.6% of the Company’s revenue. In addition, the revenue recognized over time and at a point in time was approximately 56% and 44% during the nine months ended September 30, 2021 and 75% and 25%, during the nine months ended September 30, 2020.

During the three and nine months ended September 30, 2020, the Company earned the majority of its revenue from the Data Marketplace product line as Automotive Business Insight Solutions (SaaS) revenue was immaterial and earned 100% of its revenue within the U.S. For the three and nine months ended September 30, 2021, the Company earned the majority of its revenue from the Data Marketplace product line as Automotive Business Insight Solutions (SaaS) revenue was immaterial and earned approximately 98% and 97% of its revenue within the U.S., respectively. The country in which the revenue is generated is based on the address of the ultimate customer utilizing the data provided.

6.  Shareholders’ Deficit

Ordinary Shares

As of September 30, 2021, the Company was prevented from adopting or entering into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries until the closing of the business combination (see Note 15).

The Ordinary, A Ordinary, and B Ordinary shares are separate classes of shares but rank pari passu in all respects. No A Ordinary shares are outstanding from an accounting perspective as of September 30, 2021 or December 31, 2020. See Note 7 for outstanding options to purchase A Ordinary shares.

The Company has the following number of shares issued and outstanding by class as of:

	September 30,	December 31,
	2021	2020
Ordinary shares	6,232,305	6,083,872
Ordinary A shares	—	—
Ordinary B shares	5,476,837	5,296,549
	11,709,142	11,380,421

Warrants

The Company has issued equity instruments in the form of warrants issued in connection with the allotment of ordinary shares to investors since 2015. There were no issuances of warrants for the nine months ended September 30, 2021 and 2020. As of September 30, 2021 and December 31, 2020 there were 841,511 outstanding warrants to purchase the Company’s ordinary shares, of which 726,678 were exercisable as of each year end and 114,833 are only exercisable upon an Exercisable Event (see Note 7). The 726,678 warrants exercisable at each period end and the 114,833 warrants exercisable upon an Exercisable Event have a weighted-average exercise price of $9.82 and $9.66 per warrant, respectively. All outstanding warrants were exercised and exchanged for 613,965 shares of the Company and were ultimately exchanged for 1,967,193 shares of Wejo Group as part of the business combination (see Note 15).

7.  Share-Based Compensation

Enterprise Management Incentive Plan

In 2013, the Company established the Enterprise Management Incentive Plan (the “EMI Plan”) in order to issue equity awards to its employees and directors of the Company in the form of options to purchase either Ordinary or A Ordinary shares as a means to secure the benefits arising from capital share ownership. EMI Plans are tax-advantaged employee share option schemes designed for small and medium-sized companies in the U.K. The purposes of the EMI Plan are to promote the long-term financial interests and growth by attracting, retaining and motivating participants by means of growth-related equity incentives to achieve long-term goals and to align the interests of the participants under the EMI Plan with those of the shareholders of the Company through opportunities for share-ownership in the Company.

The EMI Plan is administered by the Board and each option is set forth in writing in an option agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the participant. The exercise prices, vesting and other restrictions are determined by the Board, except that the exercise price per share must be at least equal to the lesser of the fair market value (“FMV”) per share of Ordinary share on the option grant date or £0.00001. Shares reserved for issuance that are cancelled or terminated without having been exercised will again be available for issuance under the EMI Plan. As of December 31, 2018, the Company failed to meet the EMI gross assets requirement as its gross assets exceeded £30.0 million ($40.4 million at September 30, 2021), and therefore, no longer qualified to issue options under the EMI Plan. Under the EMI Plan, the Company granted Employee Share Options to purchase A Ordinary shares and Ordinary shares that only vest and become exercisable upon (i) the sale of the whole business or assets of the Company; (ii) a takeover of the Company by an outside source; or (iii) the first occasion on which ordinary shares in the capital of the Company are permitted to be traded or dealt in on a relevant market (“Exercisable Event”). These events were not determined to be probable of occurring as of September 30, 2021. As such, the Company has not recognized any compensation costs related to the awards. A summary of the changes in the Company’s Employee Share Options issued under the EMI Plan during the nine months ended September 30, 2021 are as follows:

Weighted
Average
		Weighted	Remaining
	Number of	Average Strike	Contractual	Aggregate
	Units	Price	Term	Intrinsic Value
Option to purchase A Ordinary Shares	Outstanding	per Unit	(in years)	(in thousands)
Outstanding at December 31, 2020	710,431	$0.20	7.7	$11,910
Granted	—	$—
Exercised	—	$—
Forfeited	(6,000)	$0.20
Outstanding at September 30, 2021	704,431	$0.20	7.0	$27,389
Exercisable at September 30, 2021	—	$—	—	$—

Weighted
Average
		Weighted	Remaining
	Number of	Average Strike	Contractual	Aggregate
	Units	Price	Term	Intrinsic Value
Option to purchase Ordinary Shares	Outstanding	per Unit	(in years)	(in thousands)
Outstanding at December 31, 2020	9,724	$15.26	2.0	$73
Granted	—	$—
Exercised	—	$—
Forfeited	—	$—
Outstanding at September 30, 2021	9,724	$15.26	2.0	$260
Exercisable at September 30, 2021	—	$—	—	$—

The Company did not grant any options under the EMI Plan during the three and nine months ended September 30, 2021 and 2020.

Articles of Association

Subsequent to December 31, 2018, the Company issued options to purchase A Ordinary shares under its Articles of Association, as it no longer qualified to issue options under the EMI Plan. The options issued under the Articles of Association also only become exercisable upon an Exercisable Event, but unlike the options issued under the EMI Plan which expire 10 years after issuance, the options issued under the Articles of Association do not have an expiration date.

	Number of	Weighted Average	Aggregate
	Units	Strike Price	Intrinsic Value
Option to purchase A Ordinary Shares	Outstanding	per Unit	(in thousands)
Outstanding at December 31, 2020	5,357,679	$0.27	$64,431
Granted	—	$—
Exercised	—	$—
Forfeited	(16,047)	$0.24
Outstanding at September 30, 2021	5,341,632	$0.27	$178,972
Exercisable at September 30, 2021	—	$—	$—

The Company did not grant any options under the Articles of Association during the three and nine months ended September 30, 2021 and 2020.

As of September 30, 2021, there was $8.4 million of unrecognized compensation cost related to options issued collectively under the EMI Plan and Articles of Association. The unrecognized compensation cost will be recognized upon an Exercisable Event becoming probable of occurring. All outstanding options were exercised and exchanged for 702,839 shares of the Company and were ultimately converted into 2,111,666 Wejo Group shares as part of the business combination (see Note 15).

8.  Advance Subscription Agreements

Between September 2019 and March 2020, the Company entered into ASAs with future investors resulting in gross proceeds of £5.6 million (approximately $7.1 million), of which £0.3 million (approximately $0.3 million) was received during the nine months ended September 30, 2020. The Company elected to account for the ASAs using the fair value option, pursuant to which, the associated liability was recorded at fair value and subsequently remeasured to fair value at each reporting date. During the three and nine months ended September 30, 2021 and 2020, the Company recognized a gain of $0.3 million, a loss of $6.5 million, a loss of $0.7 million and a gain of $0.7 million, respectively, in the unaudited condensed consolidated statements of operations and comprehensive loss related to the change in the estimated fair value of the ASAs (see Note 3).

The holders of the ASAs have the following rights:

Automatic Conversion Feature

Upon issuance of the ASAs, the occurrence of either a Series C round financing or share sale triggering a change of control, the principal will automatically convert at an amount equal to 75.0% of the share price paid by the investors in the financing, but not exceed the valuation cap of £26.45 per share ($36.78 per share at July 31, 2021) for certain investors who participated in the ASA. If neither the Series C round financing or any share sale triggering a change of control has occurred by December 31, 2020 (the “Long Stop Date”), the principal will automatically convert into ordinary shares of the Company at a prevailing price of £14.54 per ordinary share ($20.22 per share at July 31, 2021). In 2020, under the amendment to the ASAs, certain holders agreed to extend the Long Stop Date to July 31, 2021. On July 31, 2021, all outstanding ASAs converted into 328,730 ordinary shares of the Company based on the amended Long Stop Date and were ultimately converted into 1,053,273 shares of Wejo Group as part of the business combination (see Note 15).

9.  Convertible Loans

In July 2020, the Company executed the Convertible Loan Agreement under which certain persons agreed to make convertible loans to the Company amounting to an aggregate of $12.6 million. In November 2020 and December 2020, the Company received additional convertible loans for an aggregate principal amount of $14.2 million. Between January and June 2021, the Company issued additional convertible loans with an aggregate principal amount of $21.1 million (collectively with the 2020 issuances, the “Loans”), $4.8 million of which was issued through the conversion of accounts payable and recognition of prepaid revenue share costs (see Note 14).

The Loans bear interest at a fixed rate of 8.0% per annum until the earlier of July 21, 2023 (the “Maturity Date”) or the date on which they are redeemed or converted. Upon the Maturity Date, the Loans convert into the most senior class of shares in the Company at a price per share equal to 60.0% of the lowest price per share paid by an investor in the then most recent equity financing, subject to cap on the price per share at which the Loans convert into shares in the Company, determined by dividing a valuation cap for the Company of £206.5 million by the number of shares comprising the Company’s fully diluted share capital at the relevant time (the “Valuation Cap”).

In the event of an equity financing round, whereby the Company raises an amount equal to at least the aggregate amount of the Loans received by the Company at the time of such financing round, in newly committed capital prior to the Maturity Date from one or a series of related issuances of shares to investors (“Qualified Financing”), all outstanding principal and accrued interest will convert into the most senior class of shares with identical rights and preferences as attached to, and with the same obligations as, the securities issued to the investors in the Qualified Financing (including any warrants, options, bonus shares or other economic rights made available to investors in such Qualified Financing) at a price per share equal to 60.0% of the lowest price per share paid by an investor in the Qualified Financing, subject to the Valuation Cap.

In the event of an equity financing round that is not a Qualified Financing (“Non-Qualified Financing”), holders of the majority of the Loans then outstanding (excluding the single largest holder of the Loans) have the option to convert all the outstanding principal and unpaid interest of the Loans into the most senior class of shares with identical rights and preferences as attached to, and with the same obligations as, the securities issued to the investors in the Non-Qualified Financing (including any warrants, options, bonus shares or other economic rights made available to investors in such Non-Qualified Financing) at a price per share equal to 60.0% of the lowest price per share paid by an investor in the Non-Qualified Financing, subject to the Valuation Cap.

Upon a change of control in the Company, sale of all or substantially all of the group’s undertaking and assets, or an admission of all or any of the Company’s shares or securities to trading on certain exchanges (each, an “Exit”), the Loans will convert into the most senior class of shares in the Company in issue at the time of the Exit where: (i) a lender would receive a greater amount as cash consideration on an Exit for the sale of the shares that are issued to it on conversion of its Loan than it would otherwise receive had it been repaid its Loan with a redemption premium equal to 100% of the principal amount outstanding (the “Redemption Premium”); or (ii) the Lenders would receive any non-cash consideration for the sale of such shares (unless the single largest holder of the Loans (in respect of its Loan) or a majority the other lenders (in respect of the remaining loans) elect to redeem their loans), in each case at a price per share equal to 60.0% of the lowest price per share paid by an investor in the then most recent equity financing, subject to the Valuation Cap.

Upon an event of default, including failure to comply with the Company’s payment and other obligations under the Loans, the outstanding principal and accrued interest, together with the Redemption Premium, becomes due and payable.

Rather than allow their Loans to convert on whichever applies of: (i) the Maturity Date, (ii) the date of a Qualified Financing, (iii) Non-Qualified Financing, or (iii) an Exit, a majority of the lenders (in respect of the remaining loans) may elect to receive repayment of their Loans together with the Redemption Premium.

The Loans are not voluntarily redeemable or prepayable at the election of the Company — redemption or prepayment of the Loans requires the prior written consent of each Lender.

The Company assessed whether an immediate beneficial conversion feature (“BCF”) existed with regards to the conversion option upon maturity at each issuance of the Loans. A beneficial conversion feature exists when convertible instruments are issued with an initial “effective conversion price” that is less than the fair value of the underlying share. The Company determined that there were BCFs associated with such conversion feature upon issuance of the January 2021 Loans and April 2021 Loans, respectively, and recorded total BCF of $27.2 million to additional paid-in capital on the condensed consolidated balance sheet, representing the intrinsic value of the in-the-money portion of the conversion option upon maturity, with an offsetting reduction to the carrying amount of the Loans as a debt discount upon issuance.

The Company concluded that the conversions in the event of a Qualified Financing and Non-Qualified Financing represented redemption features and, along with the redemption features upon an Exit and an event of default, each met the definition of embedded derivative that was required to be accounted for as a separate unit of accounting (see Note 3).

The Company recorded derivative liabilities of $36.9 million in the condensed consolidated balance sheets for the issuance-date fair value of the embedded derivatives associated with the January 2021 Loans and April 2021 Loans. The offsetting debt discount is limited to the proceeds allocated to the Loans. The aggregate value of the BCFs, issuance-date fair value of the derivative liabilities, and debt issuance costs associated with the January 2021 Loans and April 2021 Loans exceeded its allocated proceeds by $44.2 million. As a result, the carrying value of the January 2021 Loans and April 2021 Loans were reduced to zero and a loss on issuance of $44.2 million was recorded on the condensed consolidated statements of operations and comprehensive loss for the nine months ended September 30, 2021. No loss on issuance was recognized during the three months ended September 30, 2021 and 2020.

The discounted carrying amount of the Loans is accreted to the mandatory redemption amount, equal to the aggregate of the principal, accrued interest, and Redemption Premium, through the stated redemption date of July 21, 2023.

As of September 30, 2021 and December 31, 2020, the fair value of the derivative liability was $126.9 million and $35.0 million, respectively. During the three and nine months ended September 30, 2021 and 2020, the Company recognized a loss of $1.6 million, $58.3 million, $3.1 million and $3.1 million on the condensed consolidated statements of operations and comprehensive loss related to the change in the estimated fair value of the derivative liability, respectively.

As of September 30, 2021 and December 31, 2020, the value of the Loans, measured at amortized cost, was $8.8 million and $6.1 million, respectively, inclusive of a debt discount of $38.1 million and $20.7 million, respectively, and was classified as a long-term liability on the Company’s unaudited condensed consolidated balance sheets. The accretion of amortized cost of $1.1 million, $2.9 million, $0.4 million and $0.4 million was recorded on the condensed consolidated statements of operations and comprehensive loss during the three and nine months ended September 30, 2021 and 2020, respectively. All outstanding Loans were converted for 3,264,741 shares in the Company and were ultimately converted into 10,460,460 shares of Wejo Group as part of the business combination (see Note 15).

10. Long-term debt, net of unamortized debt discount and debt issuance costs

In April 2021, the Company entered into a loan note instrument agreement in which it issued fixed rate secured loan notes in a principal amount of $21.5 million that bears interest at a fixed per annum rate of 9.2% until its maturity date in April 2024. Pursuant to the agreement, the Company has the option to issue further notes in a principal amount of up to $21.5 million. In April 2021, the Company used $10.8 million of the proceeds to repay its outstanding debt balance and fees owed to General Motors (“GM”) under the credit facility (see Note 13).

The maturity date is three years after the issuance date. The maturity may be extended for a one-year period if the Company and the noteholders holding at least 66.66% of the loan notes outstanding deliver written notice to noteholders for extension. The principal on the loan notes will be paid at maturity, or upon an early redemption. The first interest payment of $2.0 million was due no later than six business days after the issue date for the period commencing on the issue date up to but excluding the first anniversary of the issue date. The first-year prepaid interest payment was treated as a discount to the debt. Thereafter, interest payments are due monthly until the loan notes are repaid.

Pursuant to an amendment and consent agreement dated July 23, 2021, the Company has the option to issue further notes in a principal amount of up to $21.5 million with the consent of the majority noteholders.

On July 26, 2021, the Company issued an additional $10.0 million of fixed rate secured loan notes that bears interest at a fixed per annum rate of 9.2% until their maturity date on April 21, 2024. This was treated as a modification to the long-term debt. The principal on the loan notes will be paid at maturity, or upon an early redemption. The first-year prepaid interest payment was treated as a discount to the debt. Thereafter, interest payments are due monthly until the loan notes are repaid. The first interest payment of $1.0 million was due no later than six business days after the issue date for the period commencing on the issue date up to but excluding the first anniversary of the issue date.

As of September 30, 2021, the carrying value of the loan notes consisted of $31.5 million principal outstanding, less the unamortized debt discount of approximately $4.5 million and the unamortized debt issuance costs of approximately $0.7 million. The debt discount and the debt issuance costs are being accreted to interest expense through the remaining term of the modified debt agreement using the interest method. Interest expense relating to the term loan for the three and nine months ended September 30, 2021 was $0.8 million and $1.3 million, respectively. Interest expense is calculated using the effective interest method and is inclusive of non-cash amortization of capitalized loan costs. At September 30, 2021, the effective interest rate was 14.65%.

The Company’s scheduled future principal payments for the loan notes are as follows (in thousands):

Year Ended December 31,
2024	$31,500
Less: unamortized discount and issuance costs	(5,187)
Carrying value of long-term debt	$26,313

11.  Net Loss Per Common Share

Basic and diluted net loss per share attributable to ordinary shareholders was calculated as follows (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Numerator:
Net loss	$(25,650)	$(10,702)	$(161,908)	$(22,885)
Net loss attributable to ordinary shareholders - basis and diluted	$(25,650)	$(10,702)	$(161,908)	$(22,885)
Denominator:
Weighted-average basic and diluted ordinary shares - basic and diluted	11,542,639	11,324,677	11,453,864	11,324,677
Net loss per ordinary share - basic and diluted	$(2.22)	$(0.95)	$(14.14)	$(2.02)

The Company’s potentially dilutive securities, which include Employee Share Options, and warrants have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of ordinary shares outstanding used to calculate both basic and diluted net loss per share attributable to ordinary shareholders is the same. The following potentially dilutive securities have been excluded from the calculation of diluted net loss per share due to their anti-dilutive effect:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Options to purchase A ordinary shares	6,046,063	2,926,735	6,046,063	2,926,735
Options to purchase ordinary shares	9,724	27,574	9,724	27,574
Warrants to purchase ordinary shares	841,511	841,511	841,511	841,511
Total	6,897,298	3,795,820	6,897,298	3,795,820

The Company also had convertible loans outstanding as of September 30, 2021, each of which could obligate the Company to issue ordinary shares upon the occurrence of various future events at prices and in amounts that are not determinable until the occurrence of those future events. Because the necessary conditions for the conversion of these instruments had not been satisfied during the three and nine months ended September 30, 2021, the Company has excluded these instruments from the table above and the calculation of diluted net loss per share. See Note 9 for additional details.

12.  Employee Benefit Plans

In the U.K., the Company makes contributions into salary sacrifice pensions on behalf of its employees. The Company paid $0.1 million, $0.2 million, less than $0.1 million and $0.1 million during the three and nine months ended September 30, 2021 and 2020, respectively.

In the U.S., the Company makes contributions into a Defined Contribution plan on behalf of its employees, which was established in the first quarter of 2021. The Company paid $0.1 million and $0.2 million during the three and nine months ended September 30, 2021, respectively.

13.  Commitments and Contingencies

Commitments with Vendors

The Company is party to software and cloud hosting agreements to meet the demands of its customers in various marketplaces. The remaining payments for these services are $164.8 million, as follows:

2021 (excluding the nine months ended September 30, 2021)	$2,655
2022	22,393
2023	20,393
2024	8,000
2025	8,000
2026	103,356
Total	$164,797

The Company considers that the actual usage and hence costs will be greater than the required payments.

Legal Proceedings

From time to time, the Company may be a party to litigation or subject to claims incident to the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors. The Company records accruals for loss contingencies associated with these legal matters when it is probable that a liability will be incurred, and the amount of the loss can be reasonably estimated.

In January 2021, the Company settled a proceeding in which it was obligated to pay $4.0 million in connection with a license agreement. This amount was recorded in accrued liabilities during the year ended December 31, 2019 when the claim was issued and deemed probable. The claim was covered under the Company’s insurance policy and the Company has recorded a receivable in other assets on the unaudited condensed consolidated balance sheets related to the insurance receivable of $4.0 million as of December 31, 2020.

In April 2021, Arma Partners LLP (“Arma”), filed a lawsuit against the Company in the Royal Courts of Justice, London, England. In the lawsuit Arma claims a declaration from the Court that Arma is entitled to remuneration arising from a successful acquisition of the Company, in the event it occurs. Arma’s claim is disputed and is being defended in its entirety. The Company is unable to estimate what, if any, liability may result from this litigation.

The Company does not believe there are any other pending legal proceedings that will have a material impact on the Company’s unaudited condensed consolidated balance sheet or unaudited condensed consolidated statement of operations and comprehensive loss and did not have contingency reserves established for any liabilities as of September 30, 2021 and December 31, 2020.

Lease Agreements

As of September 30, 2021, Company’s corporate headquarters is located in Manchester, U.K. The lease will expire in April 2022.

The Company recorded rent expense totaling $0.3 million, $0.7 million, less than $0.1 million, and $0.4 million for the three and nine months ending September 30, 2021 and 2020, respectively. Future minimum lease payments as of September 30, 2021 are as follows (in thousands):

2021 (excluding the nine months ended September 30, 2021)	$242
2022	970
2023	915
2024	943
2025	1,024
2026	527
Total minimum lease payments	$4,621

14.  Related Party Transactions

General Motors

The Company is party to a (i) Data Sharing Agreement, dated December 21, 2018 (see Note 4), (ii) Advanced Subscription Agreement, dated December 13, 2019 (see Note 8) and (iii) Convertible Loan Agreement, dated July 21, 2020 (see Note 9), with GM. GM currently holds more than 5.0% of the Company’s equity.

Pursuant to the terms of the Data Sharing Agreement, the Company and GM share fees with respect to data licenses that support the opportunities for licensing of connected vehicle data. During the three and nine months ended September 30, 2021 and 2020, the Company recorded $0.8 million, $2.5 million, $0.6 million and $1.6 million, respectively, as a reduction to revenue, net on the condensed consolidated statements of operations and comprehensive loss for revenue sharing amounts owed to GM.

Pursuant to the terms of a Facility Agreement dated February 21, 2020 and amended on July 21, 2020, GM loaned $10.0 million to the Company in 2020, at an interest rate of 12.0%. The initial term of the Facility Agreement was three months. In July 2020, the Company had a debt restructuring that modified the facility to extend the term until December 31, 2021. In April 2021, the Company repaid its outstanding debt balance and fees of $10.8 million owed to GM. As of December 31, 2020, the loan principal was recorded to debt to related parties on the condensed consolidated balance sheets and accrued interest of $1.0 million was recorded to accrued expenses and other current liabilities. Interest expense of nil, $0.4 million, $0.3 million, and $0.7 million was recorded to interest expense on the condensed consolidated statements of operations and comprehensive loss during the three and nine months ended September 30, 2021 and 2020, respectively.

In April 2021, as part of the Convertible Loan Agreement (see Note 9), the Company issued additional convertible loans to GM in the sum of £3.5 million ($4.8 million) through the settlement of accounts payable of $2.9 million and recognition of prepayment of $1.9 million. The convertible loans issued in April 2021 have the same terms as the Loans issued during the year ended December 31, 2020 (see Note 9).

As of September 30, 2021, the Company had $1.1 million, recorded to prepaid and other current assets on the condensed consolidated balance sheets for future amounts of revenue share that will be owed to GM. As of December 31, 2020, the Company had $2.4 million, recorded to accounts payable on the condensed consolidated balance sheets for amounts owed to GM.

Chief Executive Officer

The Chief Executive Officer (“CEO”) of the Company currently holds more than 5.0% of the Company’s equity. The CEO also serves as an executive director of another company that entered into a service agreement with the Company, dated March 20, 2020, under which the company agreed to provide certain proof of concept analysis and autonomous vehicle simulation services to the Company. The Company recognized nil and $0.6 million of expenses for the three and nine months ended September 30, 2021, respectively and $0.3 million for both the three and nine months ended September 30, 2020 for professional and capital raising services rendered on behalf of the Company.

Chairman of the Board of Directors

The Chairman of the Board of Directors of the Company holds more than 5.0% of the Company’s equity as of September 30, 2021.

The Chairman of the Board of Directors also serves as a non-employee director of two other companies. The Company and one of the companies entered into two service agreements dated February 12, 2020 and December 1, 2020 under which the company agreed to provide certain consulting and related services to the Company, which services were not provided by the Chairman. Pursuant to the terms of the agreement, the Company recognized the $0.2 million and $0.4 million in fees during the three and nine months ended September 30, 2021 for professional services rendered by the company, respectively.

The Company and the Chairman of the Board of Directors entered into a Letter of Appointment, dated November 21, 2017 and an additional Letter of Appointment, dated December 1, 2017 (the “Letters of Appointment”), pursuant to which, the Chairman provided services to the Company. No payments were made to the Chairman of the Board of Directors in connection with the Letters of Appointment during the nine months ended September 30, 2021 and 2020. Upon completion of the business combination (see Note 15), these letters of appointment and the related consulting services were terminated.

Director of the Board of Directors

A Director on the Board of Directors of the Company currently holds more than 5.0% of the Company’s equity as of September 30, 2021. Another company that is controlled by such director, entered into a Consultancy Agreement, dated May 12, 2016, under which such director provides certain consulting and related services to the Company. Pursuant to the terms of the Consultancy Agreement, the Company recognized $0.2 million and $0.9 million of expenses for the three and nine months ended September 30, 2021, respectively and  $0.3 million and $0.5 million of expenses during the three and nine months ended September 30, 2020, respectively, for professional and capital raising services rendered on behalf of the Company. Upon completion of the business combination (see Note 15), this agreement was effectively terminated.

15. Subsequent Events

Business Combination

On November 18, 2021 (the “Closing Date”), Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda, consummated the business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated as of May 28, 2021 (the “Business Combination Agreement”) by and among Wejo Group, Virtuoso Acquisition Corp., a Delaware corporation (“Virtuoso”), Yellowstone Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Wejo Bermuda Limited an exempted company limited by shares incorporated under the laws of Bermuda, (“Limited”), and the Company, a private limited company incorporated under the laws of England and Wales (“Wejo”).

The Business Combination has been accounted for as a capital reorganization whereby Wejo Group Limited became the successor to the Company. The capital reorganization was immediately followed by Wejo Group Limited acquiring Virtuoso, which was effectuated by Merger Sub merging with and into Virtuoso, with Virtuoso being the surviving entity. Wejo Group Limited’s acquisition of Virtuoso was treated as a reverse recapitalization.

Pursuant to their respective agreements, all of Wejo’s outstanding share options, warrants, and convertible loan notes were converted into shares in Wejo and the shareholders of Wejo exchanged all classes of their shares and Virtuoso exchanged all of their Class A and Class B common stock for shares in Wejo Group Limited, which became publicly listed on the NASDAQ Stock Market LLC (“NASDAQ”) as of the consummation of the Business Combination. As part of the Business Combination, the Company raised net proceeds of $178.8 million, consisting of $230.0 million cash received in the trust, less redemptions of $132.8 million, and $128.5 million, through a Private Investment in Public Entity (“PIPE”) investment, net of expenses of $46.9 million.

2021 Fixed Rate Secured Loan Notes Issuance

On October 29, 2021, the Company drew down an additional $7.5 million of fixed rate secured loan notes that bears interest at a fixed per annum rate of 9.2% until their maturity date in April 2024. The maturity may be extended for a one-year period if the Company and the noteholders holding at least 66.66% of the loan notes outstanding deliver written notice to noteholders for extension. The principal on the loan notes will be paid at maturity, or upon an early redemption. The interest payments are due monthly until the loan notes are repaid.

Apollo Agreement

On November 10, 2021, the Company entered into an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”) with Apollo A-N Credit Fund (Delaware), L.P., Apollo Atlas Master Fund, LLC, Apollo Credit Strategies Master Fund Ltd., Apollo PPF Credit Strategies, LLC and Apollo SPAC Fund I, L.P. (collectively “Apollo”) for the purpose of purchasing up to $75.0 million of Virtuoso Class A common stock (the “VOSO Shares”) from holders of VOSO Shares, including holders who have redeemed VOSO Shares or indicated an interest in redeeming VOSO Shares. Apollo purchased $75.0 million of common stock of Virtuoso under this Forward Purchase Transaction. On November 19, 2021, Apollo was paid $75.0 million of the funds received from Virtuoso in the Business Combination that were related to the shares acquired by Apollo under the Forward Purchase Transaction (“FPT Shares”). Upon the sale, by Apollo, of any of FPT Shares, Apollo will pay the Company, a pro rata portion of the proceeds equal to the sales price of the shares, up to $10 per share, multiplied by the amount of shares sold. In addition, Wejo Group may deliver a written notice to Apollo requesting partial settlement of the transaction in certain circumstances after the six-month and one-year anniversaries of the consummation of the Business Combination.

Report of Independent Registered Public Accounting Firm

To the Shareholder and Board of Directors of

Virtuoso Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Virtuoso Acquisition Corp. (formerly known as Virtucon Acquisition Corp.) (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 25, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 25, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 31, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

January 11, 2021, except for the first paragraph of Note 8 as to which the date is January 25, 2021

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

BALANCE SHEET

DECEMBER 31, 2020

Assets:
Cash	$4,950
Deferred offering costs	174,584
Total assets	$179,534
Liabilities and Stockholder’s Equity
Accrued offering costs and expenses	$62,500
Promissory note — related party	92,766
Total current liabilities	155,266
Commitments and contingencies
Stockholder’s Equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding(1)	575
Additional paid-in capital	24,425
Accumulated deficit	(732)
Total stockholder’s equity	24,268
Total Liabilities and Stockholder’s Equity	$179,534
(1)	Includes an aggregate of 750,000 shares of Class B common stock that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (see Note 5). On January 21. 2021, the Company effected a 1.1111 for 1 stock dividend for each share of Class B common stock outstanding, resulting in our Sponsor holding an aggregate of 5,750,000 founder shares (See Note 5). All shares and per share amounts have been retroactively restated for the stock dividend described in Note 8.

The accompanying notes are an integral part of the financial statements.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation costs	$732
Net loss	$(732)
Basic and diluted weighted average shares outstanding, Class B(1)	5,000,000
Basic and diluted net loss per share, Class B	$(0.00)
(1)	Excludes an aggregate of 750,000 shares of Class B common stock that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (see Note 5). On January 21. 2021, the Company effected a 1.1111 for 1 stock dividend for each share of Class B common stock outstanding, resulting in our Sponsor holding an aggregate of 5,750,000 founder shares (See Note 5). All shares and per share amounts have been retroactively restated for the stock dividend described in Note 8.

The accompanying notes are an integral part of the financial statements.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

			Additional		Total
	Class B Common stock		Paid-in	Accumulated	Stockholder’s
	Shares(1)	Amount	Capital	Deficit	Equity
Balance as of August 25, 2020 (inception)	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	(732)	(732)
Balance as of December 31, 2020	5,750,000	$575	$24,425	$(732)	$24,268
(1)	Includes an aggregate of 750,000 shares of Class B common stock that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (see Note 5). On January 21, 2021, the Company effected a 1.1111 for 1 stock dividend for each share of Class B common stock outstanding, resulting in our Sponsor holding an aggregate of 5,750,000 founder shares (See Note 5). All shares and per share amounts have been retroactively restated for the stock dividend described in Note 8.

The accompanying notes are an integral part of the financial statements.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash flows from operating activities:
Net loss	$(732)
Formation costs paid by Sponsor	682
Net cash used in operating activities	(50)
Cash flows from financing activities:
Proceeds from issuance of promissory note to related party	5,000
Net cash provided by financing activities	5,000
Net change in cash	4,950
Cash, beginning of the period	—
Cash, end of the period	$4,950
Supplemental disclosure of noncash investing and financing activities
Deferred offering costs paid by Sponsor	$87,084
Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	$25,000
Deferred offering costs included in accrued expenses	$62,500

The accompanying notes are an integral part of the financial statements.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Virtuoso Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated as a Delaware corporation on August 25, 2020. The Company, formerly known as Virtucon Acquisition Corp., filed a Certificate of Amendment to their Certificate of Incorporation on November 3, 2020 changing its name to Virtuoso Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

The Company has selected December 31 as its fiscal year end.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 25, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the Proposed Public Offering (as defined below).

The Company’s sponsor is Virtucon Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 20,000,000 units at $10.00 per unit (the “Units”) (or 23,000,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of 6,000,000 warrants (or up to 6,600,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Warrants”) at a price of $1.00 per warrant in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering. Each Unit consists of one share of Class A common stock, and one-half redeemable warrant to purchase one share of Class A common stock at a price of $11.50 per whole share. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Public Offering, management has agreed that an aggregate of $10.00 per Unit sold in the Proposed Public Offering will be held in a trust account (“Trust Account”) and may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act which only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 24 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors which would have higher priority than the claims of the Company’s public stockholders.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization and Business Operations (continued)

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will have 24 months from the closing of the Proposed Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if the Company fails to complete the initial business combination within the Combination Period, and (iv) not sell any of their founder shares or public shares to the Company in any tender offer the Company undertakes in connection with a proposed initial business combination.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that its Sponsor would be able to satisfy those obligations.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization and Business Operations (continued)

Going Concern Consideration

As of December 31, 2020, the Company had $4,950 in cash and a working capital deficit of $150,316. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the issuance date of the financial statements. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3 and issuance of an unsecured promissory note to with principal up to $300,000 to the Sponsor as discussed in Note 5. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (continued)

Deferred Offering Costs

Deferred offering costs consist of accounting, underwriting, and legal expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of Class B common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 750,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes since inception. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed to be immaterial for the period from August 25, 2020 (inception) through December 31, 2020.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (continued)

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Proposed Public Offering

In the Proposed Public Offering, the Company will offer for sale up to 20,000,000 Units, (or 23,000,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each unit that the Company is offering has a price of $10.00 and consists of one share of Class A common stock, and one-half warrant to purchase one share of Class A common stock. Each warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of this offering and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

Note 4 — Private Placement

The Company’s Sponsor has agreed to purchase an aggregate of 6,000,000 warrants (or 6,600,000 warrants if the over-allotment option is exercised in full) at a price of $1.00 per warrant, for an aggregate purchase price of $6,000,000, or $6,600,000 if the over-allotment option is exercised in full. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial business combination, and (iii) they may be exercised by the holders on a cashless basis.

The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

The Company’s Sponsor has agreed to (i) waive its redemption rights with respect to its founder shares and public shares in connection with the completion of the Company’s initial business combination, (ii) waive its redemption rights with respect to its founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to offer redemption rights in connection with any proposed initial business combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, (iii) waive its rights to liquidating distributions from the trust account with respect to its founder shares if the Company fails to complete its initial business combination within 24 months from the closing of this offering, and (iv) not sell any of its founder shares or public shares to the Company in any tender offer the Company undertakes in connection with a proposed initial business combination. In addition, the Company’s Sponsor has agreed to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of the Company’s initial business combination.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions

Founder Shares

On August 28, 2020 the Sponsor purchased 3,450,000 shares of Class B common stock valued at $25,000, or approximately $0.007 per share, by paying certain deferred offering cost on behalf of the company. On December 28, 2020, the Company effected a dividend of 0.5 of a share of Class B common stock for each share of Class B common stock, resulting in 5,175,000 shares outstanding (See Note 7). On January 21, 2021, the Company effected a 1.1111 for 1 stock dividend for each share of Class B common stock outstanding (Note 8), resulting in our Sponsor holding an aggregate of 5,750,000 founder shares (See Note 7). All shares and per share amounts have been restated. The Founder Shares include an aggregate of up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

The Sponsor has agreed not to transfer, assign or sell its founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On September 2, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and due on the earlier of (a) March 31, 2021 (b) the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

As of December 31, 2020, the Company had borrowed an aggregate of $92,766 to fund expenses in connection with the offering.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. At December 31, 2020, no such Working Capital Loans were outstanding.

Administrative Service Fee

The Company has agreed to pay its Sponsor, commencing on the date of this prospectus, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Company’s Business Combination or its liquidation, the Company will cease paying these monthly fees.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the founder shares, private placement warrants, and warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriters Agreement

The underwriters have a 45-day option from the date of this prospectus to purchase up to an additional 3,000,000 units to cover over-allotments, if any.

The underwriters will be entitled to a cash underwriting discount of two percent (2%) of the gross proceeds of the Proposed Public Offering, or $4,000,000 (or up to $4,600,000 if the underwriters’ over-allotment is exercised in full). Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Proposed Public Offering held in the Trust Account upon the completion of the Company’s initial business combination subject to the terms of the underwriting agreement.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an Initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholder’s Equity

Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At December 31, 2020, there were no shares of preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue a total of 100,000,000 Class A common shares at par value of $0.0001 each. At December 31, 2020, there were no shares of Class A Common Stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue a total of 10,000,000 Class B common shares at par value of $0.0001 each. On August 28, 2020, the Company issued 3,450,000 Class B common shares to the Sponsor valued at $25,000, or approximately $0.007 per share. On December 28, 2020, the Company effected a dividend of 0.5 of a share of Class B common stock for each share of Class B common stock, resulting in 5,175,000 shares outstanding (See Note 5). On January 21, 2021, the Company effected a 1.1111 for 1 stock dividend for each share of Class B common stock outstanding, resulting in our Sponsor holding an aggregate of 5,750,000 founder shares (See Note 5 and 8). All shares and per share amounts have been restated. The Founder Shares include an aggregate of up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of its initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 7 - Stockholder’s Equity (continued)

Warrants — No warrants are currently outstanding. Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the Company’s sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of this offering or 30 days after the completion of its initial business combination, and will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

Once the warrants become exercisable, the Company may call the warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
●	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

VIRTUOSO ACQUISITION CORP.

(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)

NOTES TO FINANCIAL STATEMENTS

Note 7 - Stockholder’s Equity (continued)

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Note 8 — Subsequent Events

On January 21, 2021, the Company effected a dividend of 1.1111 for 1 stock dividend for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 5,750,000 founder shares (up to 750,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) (See Note 5). All shares and per share amounts have been restated.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

VIRTUOSO ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	September 30,
	2021	December 31,
	(Unaudited)	2020
Assets
Current assets:
Cash	$679,871	$4,950
Prepaid expenses	303,619	—
Deferred offering costs	—	174,584
Total current assets	$983,490	$179,534
Prepaid expenses – Non-current	85,890	—
Marketable securities held in trust account	230,034,922	—
Total assets	$231,104,302	$179,534
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$121,740	$62,500
Franchise tax payable	150,000	—
Due to related party	83,226	—
Sponsor loans	—	92,766
Total current liabilities	354,966	155,266
Warrant liabilities	20,947,000	—
Deferred underwriting fee payable	8,050,000	—
Total liabilities	29,351,966	155,266
Commitments and Contingencies
Class A Common stock subject to possible redemption, 23,000,000 and 0 shares at redemption value at September 30, 2021 and December 31, 2020, respectively	230,000,000	—
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no shares (excluding 23,000,000 and 0 shares subject to possible redemption) issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding at September 30, 2021 and December 31, 2020	575	575
Additional paid-in capital	—	24,425
Accumulated deficit	(28,248,239)	(732)
Total stockholders’ equity (deficit)	(28,247,664)	24,268
Total liabilities and stockholders’ equity (deficit)	$231,104,302	$179,534

The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

			FOR THE
			PERIOD
			FROM
			AUGUST 25,
			2020
	THREE MONTHS	NINE MONTHS	(INCEPTION)
	ENDED	ENDED	TO
	SEPTEMBER 30,	SEPTEMBER 30,	SEPTEMBER 30,
	2021	2021	2020
Formation and operating costs	$255,906	$850,359	$683
Loss from operations	(255,906)	(850,359)	(683)
Other income/(expense):
Interest earned on marketable securities held in trust account	2,959	34,922	—
Offering expenses related to warrant issuance	—	(529,112)	—
Change in fair value of warrant liabilities	10,466,000	(6,154,000)	—
Total other income (expense)	10,468,959	(6,648,190)	—
Net income (loss)	$10,213,053	$(7,498,549)	$(683)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	23,000,000	20,893,773	—
Basic and diluted net income per share, Class A common stock	$0.36	$(0.28)	$—
Basic and diluted weighted average shares outstanding, Class B common stock	5,750,000	5,750,000	3,450,000
Basic and diluted net income (loss) per share, Class B common stock	$0.36	$(0.28)	$(0.00)

The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

AND FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) TO SEPTEMBER 30, 2020

(UNAUDITED)

							Total
	Common Stock				Additional		Stockholders’
	Class A		Class B		Paid-In	Accumulated	Equality
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of December 31, 2020	—	$—	5,750,000	$575	$24,425	$(732)	$24,268
Excess of cash received over initial fair value of private warrants	—	—	—	—	1,122,000	—	1,122,000
Accretion of Class A common stock subject to possible redemption	—	—	—	—	(1,146,425)	(20,748,958)	(21,895,383)
Net income	—	—	—	—	—	3,176,347	3,176,347
Balance as of March 31, 2021 (As Restated-See Note 2)	—	$—	5,750,000	$575	$—	$(17,573,343)	$(17,572,768)
Net loss	—	—	—	—	—	(20,887,949)	(20,887,949)
Balance as of June 30, 2021 (As Restated-See Note 2)	—	$—	5,750,000	$575	$—	$(38,461,292)	$(38,460,717)
Net income	—	—	—	—	—	10,213,053	10,213,053
Balance as of September 30, 2021	—	$—	5,750,000	$575	$—	$(28,248,239)	$(28,247,664)

The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) TO SEPTEMBER 30, 2020

(UNAUDITED)

	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equality
Balance as of August 25, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	—	—	3,450,000	345	24,655	—	25,000
Net Loss	—	—	—	—	—	(683)	(683)
Balance as of September 30, 2020	—	$—	3,450,000	$345	$24,655	$(683)	$24,317

The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.

CONDENSED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

AND FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) TO SEPTEMBER 30, 2020

(UNAUDITED)

		FOR THE
		PERIOD FROM
		AUGUST 25,
	NINE MONTHS	2020
	ENDED	(INCEPTION)
		TO
	SEPTEMBER 30,	SEPTEMBER 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(7,498,549)	$(683)
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on trust account	(34,922)	—
Change in fair value of warrant liabilities	6,154,000	—
Offering costs allocated to warrants	529,112	—
Changes in current assets and current liabilities:
Prepaid expenses	(389,509)	—
Franchise tax payable	150,000	—
Due to related party	83,226	—
Accounts payable and accrued expenses	121,740	(683)
Net cash used in operating activities	(884,902)	—
Cash Flows from Investing Activities:
Investment of cash into trust account	(230,000,000)	—
Net cash used in investing activities	(230,000,000)	—
Cash Flows from Financing Activities:
Proceeds from Initial Public Offering, net of underwriters’ discount	225,400,000	—
Proceeds from issuance of Private Placement Warrants	6,600,000	—
Repayment of promissory note to related party	(92,766)	—
Payments of offering costs	(347,411)	—
Net cash provided by financing activities	231,559,823	—
Net Change in Cash	674,921	—
Cash – Beginning	4,950	—
Cash – Ending	$679,871	$—
Supplemental Disclosure of Non-cash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$230,000,000	$—
Initial value of warrant liabilities	$14,793,000	$—
Deferred underwriters’ discount payable charged to additional paid-in capital	$8,050,000	$—
Deferred offering costs paid by Sponsor	$—	$17,500
Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	$—	$25,000
Deferred offering costs in accrued expenses	$—	$25,000

The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 — Organization and Business Operations

Organization and General

Virtuoso Acquisition Corp. (the “Company”) was incorporated in Delaware on August 25, 2020. The Company, formerly known as Virtucon Acquisition Corp., filed a Certificate of Amendment to their Certificate of Incorporation on November 3, 2020 changing its name to Virtuoso Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The Company has selected December 31 as its fiscal year end. The Company’s sponsor is Virtucon Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

As of September 30, 2021, the Company had not yet commenced any operations. All activity through September 30, 2021, relates to the Company’s formation and the Initial Public Offering (“IPO”) described below, and the search for a business combination target. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and gains or losses on the change in fair value of warrant liabilities.

Financing

The registration statement for the Company’s IPO was declared effective on January 21, 2021 (the “Effective Date”). On January 26, 2021, the Company consummated the IPO of 23,000,000 units (the “Units” and, with respect to the common stock included in the Units being offered, the “public share”), at $10.00 per Unit, generating gross proceeds of $230,000,000, which is discussed in Note 4.

Simultaneously with the closing of the IPO, the Company consummated the sale of 6,600,000 warrants (the “Private Placement Warrant”), at a price of $1.00 per Private Placement Warrant, which is discussed in Note 5.

Transaction costs amounted to $13,109,495 consisting of $4,600,000 of underwriting fee, $8,050,000 of deferred underwriting fee and $459,495 of other offering costs. Of the total transaction cost $529,112 was expensed as non-operating expenses in the condensed statement of operations with the remaining balance of $12,580,383 recorded as a component of stockholders’ equity. The transaction costs were allocated based on the relative fair value basis, compared to the total offering proceeds, between the fair value of the public warrant liabilities and the Class A common stock.

Trust Account

Following the closing of the IPO on January 26, 2021, an amount of $230,000,000 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) which is invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations, the proceeds from the IPO and the sale of the private placement units will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 24 months from the closing of the IPO, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination.

The Company’s business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (net of taxes payable) at the time of the signing an agreement to enter into a business combination. However, the Company will only complete a business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a business combination.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The shares of common stock subject to redemption is recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of a business combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the business combination.

The Company will have 24 months from the closing of the IPO (with the ability to extend with stockholder approval) to consummate a business combination (the “Combination Period”). However, if the Company is unable to complete a business combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company, divided by the number of then outstanding public shares, subject to applicable law and as further described in the registration statement, and then seek to dissolve and liquidate.

The Company’s Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if the Company fails to complete the initial business combination within the Combination Period.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

Going Concern Consideration

As of September 30, 2021, the Company had approximately $0.68 million in cash and working capital of approximately $0.63 million, which would be reduced by expenses incurred working on a business combination after the balance sheet date.

Until the consummation of a business combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the business combination. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial business combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial business combination in a timely manner. The Company’s ability to consummate an initial business combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Note 2 — Restatement of Previously Issued Financial Statements

In the Company’s previously issued financial statements, a portion of the public shares were classified as permanent equity to maintain stockholders’ equity greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Thus, the Company can only complete a merger and continue to exist as a public company if there is sufficient public shares that do not redeem at the merger and so the Company believed it was appropriate to classify the portion of its public shares required to keep its stockholders’ equity above the $5,000,000 threshold as "shares not subject to redemption."

However, in light of recent comment letters issued by the U.S. Securities and Exchange Commission (“SEC”) to several special purpose acquisition companies, management re-evaluated the Company’s application of ASC 480-10-S99 to its accounting classification of public shares. Upon re-evaluation, management determined that the public shares include certain provisions that require classification of the public shares as temporary equity regardless of the minimum net tangible asset required by the Company to complete its initial business combination.

In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the changes and has determined that the related impacts were material to any previously presented financial statements. Therefore, the Company, in consultation with its audit committee, concluded that its previously issued financial statements impacted should be restated to report all public shares as temporary equity. As such the Company is restating those periods in this quarterly report on the Form 10-Q (the “Quarterly Report”).

Impact of the Restatement

The impacts to the balance sheet as of January 26, 2021, the balance sheets as of March 31, 2021 and June 30, 2021, the statements of operations for the three months ended March 31 2021 and the three and six months ended June 30, 2021, the statements of changes in stockholders’ equity for the three months ended March 31, 2021 and for the three months ended June 30, 2021, and the Statements of Cash Flows for the three months ended March 31, 2021 and the six months ended June 30, 2021 is presented below:

	As Previously	Restatement
	Reported	Adjustment	As Restated

Balance Sheet as of January 26, 2021 (as revised in Footnote 2 to the Financial Statements included in the Company’s quarterly report on Form 10-Q for the quarterly period ended on March 31, 2021 and filed with the SEC on June 3, 2021 (“2021 Q1 Financials”))

Class A common stock, $0.0001 par value; stock subject to possible redemption at redemption value	$203,745,030	$26,254,970	$230,000,000
Stockholders’ equity (deficit):
Class A common stock - $0.0001 par value	263	(263)	—
Additional paid-in capital	5,550,750	(5,550,750)	—
Retained Earnings (Accumulated Deficit)	(551,585)	(20,703,957)	(21,255,542)
Total stockholders’ equity (deficit)	$5,000,003	$(26,254,970)	$(21,254,967)
Shares subject to possible redemption	20,374,503	2,625,497	23,000,000
Shares of Class A common stock issued and outstanding	2,625,497	(2,625,497)	—
Balance Sheet as of March 31, 2021 (per 2021 Q1 Financials)
Class A common stock, $0.0001 par value; stock subject to possible redemption at redemption value	$207,427,230	$22,572,770	$230,000,000
Stockholders’ equity (deficit):
Class A common stock - $0.0001 par value	226	(226)	—
Additional paid-in capital	1,823,586	(1,823,586)	—
Retained Earnings (Accumulated Deficit)	3,175,615	(20,748,958)	(17,573,343)
Total stockholders’ equity (deficit)	$5,000,002	$(22,572,770)	$(17,572,768)
Shares subject to possible redemption	20,742,723	2,257,277	23,000,000
Shares of Class A common stock issued and outstanding	2,257,277	(2,257,277)	—

Balance Sheet as of June 30, 2021 (per 2021 Q1 Financials included in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2021 and filed with the SEC on August 17, 2021 (“2021 Q2 Financials”)

Class A common stock, $0.0001 par value; stock subject to possible redemption at redemption value	$186,539,280	$43,460,720	$230,000,000
Stockholders’ equity (deficit)
Class A common stock - $0.0001 par value	435	(435)	—
Additional paid-in-capital	22,711,327	(22,711,327)	—
Retained Earnings (Accumulated Deficit)	(17,712,334)	(20,748,958)	(38,461,292)
Total stockholders’ equity (deficit)	$5,000,003	$(43,460,720)	$(38,460,717)
Shares subject to possible redemption	18,653,928	4,346,072	23,000,000
Shares of Class A common stock issued and outstanding	4,346,072	(4,346,071)	—

	As Previously	Restatement
	Reported	Adjustment	As Restated
Statement of Operations for the three months ended March 31, 2021 (per 2021 Q1 Financials)
Weighted average shares outstanding, Class A common stock subject to possible redemption	20,374,503	(3,763,392)	16,611,111
Basic and diluted net income per share, Class A common stock subject to possible redemption	$—	$0.14	$0.14
Weighted average shares outstanding, non-redeemable common stock	7,518,415	(1,768,415)	5,750,000
Basic and diluted net income per share, non-redeemable common stock	$0.42	$(0.28)	$0.14
Statement of Operations for the three months ended June 30, 2021 (per 2021 Q2 Financials)
Weighted average shares outstanding, Class A common stock subject to possible redemption	20,742,723	2,257,277	23,000,000
Basic and diluted net loss per share, Class A common stock subject to possible redemption	$—	$(0.73)	$(0.73)
Weighted average shares outstanding, non-redeemable common stock	8,007,277	(2,257,277)	5,750,000
Basic and diluted net loss per share, non-redeemable common stock	$(2.61)	$1.88	$(0.73)
Statement of Operations for the six months ended June 30, 2021 (per 2021 Q2 Financials)
Weighted average shares outstanding, Class A common stock subject to possible redemption	17,745,472	2,077,732	19,823,204
Basic and diluted net loss per share, Class A common stock subject to possible redemption	$—	$(0.69)	$(0.69)
Weighted average shares outstanding, non-redeemable common stock	7,827,732	(2,077,732)	5,750,000
Basic and diluted net loss per share, non-redeemable common stock	$(2.26)	$1.57	$(0.69)
Statement of Changes in Stockholders’ Equity for the three months ended March 31, 2021 (per 2021 Q1 Financials)
Sale of Units in Initial Public Offering, less fair value of public warrants, net of offering expenses, plus excess of cash received over initial fair value of private warrants	$209,226,617	$(209,226,617)	$—
Class A common stock subject to possible redemption	(207,427,230)	207,427,230	—
Excess of cash received over initial fair value of private warrants	—	1,122,000	1,122,000
Accretion of Class A common stock subject to possible redemption	$—	(21,895,383)	$(21,895,383)
Statement of Changes in Stockholders’ Equity for the three months ended June 30, 2021 (per 2021 Q2 Financials)
Class A common stock subject to possible redemption	$20,887,950	$(20,887,950)	$—
Statement of Cash Flows for the three months ended March 31, 2021 (per 2021 Q1 Financials)
Supplemental Disclosure of Non-cash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$203,745,030	$26,254,970	$230,000,000
Change in value of Class A common stock subject to possible redemption	3,682,200	(3,682,200)	—
Statement of Cash Flows for the six months ended June 30, 2021 (per 2021 Q2 Financials)
Supplemental Disclosure of Non-cash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$203,745,030	$26,254,970	$230,000,000
Change in value of Class A common stock subject to possible redemption	(17,205,750)	17,205,750	—

Note 3 — Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on January 26, 2021, as well as the Company’s Current Reports on Form 8-K. The interim results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2021 and December 31, 2020, the Company had no cash equivalents.

Marketable Securities Held in Trust Account

At September 30, 2021, the Trust Account had $230,034,922 held in money market funds that invest in U.S. government securities and generally have a readily determinable fair value. The Company’s investments in money market funds are presented on the unaudited condensed balance sheet at fair value at the end of each reporting period Gains and losses resulting from the change in fair value of these money market funds is included in income from marketable securities held in the Trust Account in the accompanying unaudited condensed statement of operations. At September 30, 2021, the carrying value and fair value were the same.

At other times, the Company may hold U.S Treasury bills with a maturity of 185 days or less. The Company classifies its United States Treasury securities as held-to-maturity in accordance with Financial Accounting Standards Board (FASB) ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest income” line item in the statements of operations. Interest income is recognized when earned. The Company held no U.S Treasury Securities at September 30, 2021.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At September 30, 2021, the Company has not experienced losses on this account.

Common Stock Subject to Possible Redemption

All of the Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Accordingly, all shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Net Income (Loss) per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net loss per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Company has two classes of shares, Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The Company’s condensed statement of operations applies the two-class method in calculating net income per share. Basic and diluted net income per common share for Class A common stock and Class B common stock is calculated by dividing net income attributable to the Company by the weighted average number of shares of Class A common stock and Class B common stock outstanding, allocated proportionally to each class of common stock.

The Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income per share is the same as basic income per share for the period presented.

Reconciliation of Net Income (Loss) per Common Share

The Company’s net income (loss) is adjusted for the portion of net income (loss) that is allocable to each class of common stock. The allocable net income is calculated by multiplying net income by the ratio of weighted average number of shares outstanding attributable to Class A and Class B common stock to the total weighted average number of shares outstanding for the period. Accordingly, basic and diluted income per common share is calculated as follows:

			The Period
			from
			August 25,
	Three Months	Nine Months	2020
	Ended	Ended	(inception) to
	September 30,	September 30,	September 30,
	2021	2021	2020
Class A Common Stock
Allocation of net income (loss) to Class A common stock subject to possible redemption	$8,170,422	$(5,880,285)	$—
Basic and diluted weighted average shares outstanding, Class A common stock	23,000,000	20,893,773	—
Basic and diluted net income (loss) per share	$0.36	$(0.28)	$—
Class B Common Stock
Allocation of net income (loss) to Class B common stock	$2,042,611	$(1,618,264)	$(683)
Basic and diluted weighted average shares outstanding, Class B common stock	5,750,000	5,750,000	3,450,000
Basic and diluted net income (loss) per share	$0.36	$(0.28)	$(0.00)

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs totaling $13,109,495, consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $459,495 of other offering costs are related to the Public Offering. Of the total offering costs, $529,112 was expensed as non-operating expenses in the condensed statement of operations with the remaining balance of $12,580,383 recorded as a component of stockholders’ equity.

The transaction costs were allocated based on the relative fair value basis, compared to the total offering proceeds, between the fair value of the public warrant liabilities and the Class A common stock.

Warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company accounts for its 18,100,000 common stock warrants issued in connection with its Initial Public Offering (11,500,000) and Private Placement (6,600,000) as warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The Company utilized a Monte Carlo simulation model for the initial valuation of the Public Warrants. The subsequent measurement of the Public Warrants as of September 30, 2021 used the observable market quote in the active market. The Company utilizes a Modified Black-Scholes model to value the Private Placement Warrants for the initial valuation and at September 30, 2021.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheet for cash, prepaid expenses and accounts payable and accrued expenses approximate fair value due to their short-term nature.

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s condensed financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Standards

In August 2020, the FASB issued the Accounting Standards Update (“ASU”) 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units, (at a price of $10.00 per Unit. Each Unit consists of one share of Class A Common Stock, par value $0.0001 per share one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share.

Warrants

Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. The warrants will become exercisable on the later of 12 months from the closing of this offering or 30 days after the completion of its initial business combination, and will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

Once the warrants become exercisable, the Company may call the warrants for redemption for cash:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder (the “30-day redemption period”); and
●	if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends to the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Note 5 — Private Placement Warrants

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 6,600,000 Private Placement Warrants at a price of $1.00 per warrant ($6,600,000 in the aggregate), each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from this offering to be held in the Trust Account.

The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

The Company’s Sponsor has agreed to (i) waive its redemption rights with respect to its founder shares and public shares in connection with the completion of the Company’s initial business combination, (ii) waive its redemption rights with respect to its founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to offer redemption rights in connection with any proposed initial business combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, (iii) waive its rights to liquidating distributions from the trust account with respect to its founder shares if the Company fails to complete its initial business combination within 24 months from the closing of this offering, and (iv) not sell any of its founder shares or public shares to the Company in any tender offer the Company undertakes in connection with a proposed initial business combination. In addition, the Company’s Sponsor has agreed to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of the Company’s initial business combination.

Note 6 — Related Party Transactions

Founder Shares

On August 28, 2020 the Sponsor purchased 3,450,000 shares of Class B common stock (the “Founder Shares”) valued at $25,000, or approximately $0.007 per share, by paying certain deferred offering cost on behalf of the company. On December 28, 2020, the Company effected a dividend of 0.5 of a share of Class B common stock for each Founder Share of Class B common stock, resulting in 5,175,000 shares outstanding. On January 21, 2021, the Company effected a 1.1111 for 1 stock dividend for each Founder Share of Class B common stock outstanding, resulting in our Sponsor holding an aggregate of 5,750,000 founder shares including 750,000 Founder Shares that are subject to forfeiture for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part. On January 26, 2021, the underwriter exercised the full over-allotment option and therefore the 750,000 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination. Notwithstanding the foregoing, if the last reported sale price of the shares of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the converted Class A common stock will be released from the lock-up.

Promissory Note — Related Party

On September 2, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and due on the earlier of (a) March 31, 2021 or (b) the closing of the IPO. The loan was repaid in full at the IPO on January 26, 2021. As of September 30, 2021 and December 31, 2020, the balance in the promissory was $0 and $92,766, respectively.

Administrative Support Agreement

Commencing on January 21, 2021, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space and administrative support services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2021, the Company had incurred and recorded $30,000 and $83,226, respectively, of administrative support expense, which is accrued as payable to the Sponsor.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the initial stockholders or an affiliate of the initial stockholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of September 30, 2021 and December 31, 2020, no working capital loans have been issued.

Note 7 — Commitments & Contingencies

Registration Rights

The holders of the founder shares, private placement warrants, and warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriters Agreement

On January 26, 2021, the Company paid a fixed underwriting discount of $0.20 per Unit, or $4,600,000 in the aggregate. Additionally, a deferred underwriting discount of $0.35 per Unit, or $8,050,000 in the aggregate, will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement. As of September 30, 2021, $8,050,000 was accrued as a liability for this agreement.

Note 8 — Stockholder’s Equity

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. At September 30, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue a total of 100,000,000 shares of Class A common stock at par value of $0.0001 each. At September 30, 2021 and December 31, 2020, there were no shares issued and outstanding (excluding 23,000,000 and 0 shares subject to possible redemption), respectively.

Class B Common Stock — The Company is authorized to issue a total of 10,000,000 shares of Class B common stock at par value of $0.0001 each. At September 30, 2021 and December 31, 2020, there were 5,750,000 shares of Class B common stock issued or outstanding.

The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of its initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.

Note 9 — Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		Quoted	Significant	Significant
		Prices In	Other	Other
		Active	Observable	Unobservable
	September 30,	Markets	Inputs	Inputs
	2021	(Level 1)	(Level 2)	(Level 3)
Description
Warrant liabilities – Public warrants	$13,225,000	$13,225,000	$—	$—
Warrant liabilities – Private warrants	7,722,000	—	—	7,722,000
Total	$20,947,000	$13,225,000	$—	7,722,000

The Company utilized a Monte Carlo simulation model for the initial valuation of the Public Warrants. The Public Warrants transferred to Level 1 when they began trading separately on March 15, 2021. The subsequent measurement of the Public Warrants as of September 30, 2021, is classified as Level 1 due to the use of an observable market quote in an active market.

The Company utilizes a Modified Black-Scholes model to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the Private Placement warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The aforementioned warrant liabilities are not subject to qualified hedge accounting.

There were no transfers between Levels 1, 2 or 3 during the nine months ended September 30, 2021, other than the transfer of Public warrants liabilities from Level 3 to Level 1

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our liabilities classified as Level 3:

Warrant
Liability
Fair value at December 31, 2020	$—
Initial value of public and private warrant liabilities	14,793,000
Public warrants transferred to level 1	(6,900,000)
Change in fair value of private warrant liabilities	3,855,000
Fair Value at June 30, 2021	$11,748,000
Change in fair value of private warrant liabilities	(4,026,000)
Fair Value at September 30, 2021	$7,722,000

The following table provides quantitative information regarding Level 3 fair value measurements:

	At
	January 26,	At
	2021 (Initial	September 30,
	Measurement)	2021
Stock price	$9.59	$9.91
Strike price	$11.50	$11.50
Term (in years)	6.53	5.84
Volatility	14.7%	15.83%
Risk-free rate	0.71%	1.12%
Dividend yield	0.0%	0.0%

Note 10 — Pending Merger

On May 28, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Wejo Group Limited, a company incorporated under the laws of Bermuda (the “Wejo Group”), Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of the Company (“Merger Sub”), Wejo Bermuda Limited, a Bermuda private company limited by shares, (“Limited”), and Wejo Limited, a private limited company incorporated under the laws of England and Wales (“Wejo”). Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) pursuant to which, among other things, (i) Merger Sub will merge with and into the Company, with the Company being the surviving corporation in the merger and a direct, wholly-owned subsidiary of the Wejo Group (the “Merger”, and together with the transactions contemplated by the Merger Agreement and the other related agreements entered into in connection therewith, the “Transactions”); and (ii) all Wejo shares will be purchased by the Wejo Group in exchange for common shares of the Wejo Group, par value $0.001 (the “Wejo Group Common Shares”). The proposed Business Combination is expected to be consummated after the required approval by the stockholders of the Company and the satisfaction of certain other conditions.

Consummation of the Business Combination is subject to customary conditions, representations, warranties and covenants in the Merger Agreement, including, among others, approval by our stockholders, the effectiveness of a registration statement to be filed with the SEC in connection with the Business Combination, and other customary closing conditions, including the receipt of certain regulatory approvals.

On July 16, 2021, Wejo Group filed the registration on Form S-4 with the SEC, which includes the preliminary proxy statement to be distributed to holders of the Company’s common stock in connection with the Company’s solicitation for proxies for the vote by the Company’s stockholders in connection with the proposed business combination and other matters as described in the registration statement on Form S-4, as well as a prospectus of Wejo Group relating to the offer of the securities to be issued in connection with the completion of the business combination. After the Form S-4 has been declared effective by the SEC, the definitive proxy statement/prospectus will be mailed to the Company’s stockholders as of a record date to be disclosed for voting on the proposed business combination. The Business Combination is expected to close in the fourth quarter of 2021.

In connection with the execution of the Merger Agreement, the Company and Wejo Group entered into certain subscription agreements (the “Subscription Agreements”) with certain investors pursuant to which, Wejo Group has agreed to issue and sell to the PIPE Investors, in the aggregate, $100 million of Wejo Group Common Shares at a purchase price of $10.00 per share. On June 25,

2021, additional strategic investors (collectively with all other investors who entered into Subscription Agreements, the “PIPE Investors”) entered into Subscription Agreements purchasing an incremental $25 million of Wejo Group Common Shares on substantially the same terms as other PIPE Investors, for a total investment in Wejo Group Common Shares of $125 million (the “PIPE Investment”). The closing of the PIPE Investment is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and it is expected that the Transactions will be consummated immediately following the closing of the PIPE Investment. The funds from the PIPE Investment will be used to partially satisfy the $175.0 million minimum cash condition in the Merger Agreement. Additionally, it is anticipated that the remaining $50.0 million needed to satisfy the minimum cash condition of the Merger Agreement will be from the funds to be released from the Trust Account that are not used for the redemption of the Company’s shares. The Subscription Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the mutual written agreement of the parties thereto, (iii) Wejo Group’s notification to the PIPE Investor in writing that it has abandoned its plans to move forward with the Transactions and/or terminates the PIPE Investor’s obligation’s with respect to the subscription without the delivery of shares having occurred, (iv) if conditions to the closing are not satisfied at or are not capable of being satisfied on or prior to closing and the transactions contemplated by the subscription agreement are not consummated at closing, or (v) the closing has not occurred by March 31, 2022.

On October 22, 2021, the SEC declared Wejo Group’s registration statement on Form S-4 effective and the Company filed its definitive proxy statement/prospectus relating to the Business Combination. See Note 11 for additional information.

We have received four demand letters from putative stockholders of Virtuoso dated August 6, 2021, October 29, 2021, November 3, 2021, and November 4, 2021 (together, the “Demands”) generally alleging that the proxy statement/prospectus forming part of the registration statement on Form S-4 that Wejo Group filed with the SEC on July 16, 2021, as amended on October 22, 2021, omits material information with respect to our proposed business combination with Wejo. The Demands seek the issuance of corrective disclosures in an amendment or supplement to the proxy statement/prospectus. We additionally received an unfiled complaint from one of the putative stockholders, which was enclosed with the demand letter dated October 29, 2021 (the “Draft Complaint”). The Draft Complaint generally alleges that the proxy statement/prospectus is materially incomplete and misleading, and asserts claims under Sections 14(a) and 20(a) of the Exchange Act against the Company and the Company’s Board of Directors. The Draft Complaint seeks, among other things, an order enjoining the proposed business combination, damages, and an award of attorneys’ fees (see Note 11).

Note 11 — Subsequent Events

On October 22, 2021, the SEC declared effective Wejo Group’s registration on Form S-4. The Company filed its definitive proxy statement/prospectus providing for a meeting on November 16, 2021 on which the shareholders of record as of October 14, 2021 will consider and vote upon (i) the approval of the Business Combination, including the adoption of the Merger Agreement, the issuance of the Virtuoso Class C Common Stock and the other transactions contemplated by the Merger Agreement and related agreements described in definitive proxy statement/prospectus, (ii) the adoption of the Second Amended and Restated Certificate of Incorporation in the form attached as Annex B of the definitive proxy statement/prospectus; and (iii) on a non-binding advisory basis, certain governance provisions of the Wejo Group Bye-laws. The Business Combination is expected to close on or about November 18, 2021.

On November 10, 2021, each of Apollo A-N Credit Fund (Delaware), L.P., Apollo Atlas Master Fund, LLC, Apollo Credit Strategies Master Fund Ltd., Apollo PPF Credit Strategies, LLC and Apollo SPAC Fund I, L.P. (each a “Seller”) entered into an agreement, on a several and not joint basis, with Wejo Group (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Each Seller intends, but is not obligated, to purchase shares of our Class A common stock (the “VOSO Shares”) from holders of VOSO Shares, including holders (other than the Company or affiliates of the Company) who have redeemed VOSO Shares or indicated an interest in redeeming VOSO Shares pursuant to the redemption rights set forth in Company’s Certificate of Incorporation in connection with the Business Combination (such redeemed or redeeming holders, the “Redeeming Holders”). Pursuant to the terms of the Forward Purchase Agreement, each Seller has agreed to waive any redemption rights with respect to any such VOSO Shares purchased from the Redeeming Holders in connection with the Business Combination.

Subject to certain termination provisions, the Forward Purchase Agreement provides that on the 2-year anniversary of the effective date of the Forward Purchase Transaction (the “Maturity Date”), each Seller will sell to Wejo the number of shares purchased by such Seller (up to a maximum of 7,500,000 shares across all Sellers) of VOSO Shares (or any shares received in a share-for-share exchange pursuant to the Business Combination) (the “FPA Shares”) at a price equal to the per share redemption price of VOSO Shares calculated pursuant to Section 9.2 of Virtuoso’s Certificate of Incorporation (the “Forward Price”). In consideration for such sale, one business day following the closing of the Business Combination, such Seller will be paid an amount equal to the

Forward Price multiplied by the number of FPA Shares underlying the Transaction between such Seller and Wejo (the “Prepayment Amount”).

At any time, and from time to time, after the closing of the Business Combination, each Seller may sell FPA Shares at its sole discretion in one or more transactions, publicly or privately and, in connection with such sales, terminate the Forward Purchase Transaction in whole or in part in an amount corresponding to the number of FPA Shares sold (the “Terminated Shares”) with notice required to Wejo Group within one business day following any such sale. On the settlement date of any such early termination, such Seller will pay to Wejo Group a pro rata portion of the Prepayment Amount representing the Forward Price for the Terminated Shares. At the Maturity Date, each Seller will transfer any remaining FPA Shares to Wejo Group in satisfaction of its obligations under the Forward Purchase Agreement.

Wejo Group may deliver a written notice to each Seller requesting partial settlement of the transaction subject to there being a remaining percentage of the FPA Shares (the “Excess Shares”) that has not become Terminated Shares within a six month or one year period. The amount paid in such early settlement to Wejo Group is equal to the lesser of (i) the number of such Excess Shares sold in the early settlement multiplied by the Forward Price and (ii) the net sale proceeds received by such Seller for such Excess Shares sold in the early settlement. In certain circumstances, Wejo Group may also request that each Seller transfers such Excess Shares to a designee of Wejo Group rather than selling such shares in the market.

Also on November 10, 2021, the Company and Wejo Group entered into one additional subscription agreement (“Additional Subscription Agreement”) with an investor (“Additional Investor”), pursuant to which the Company and Wejo Group agreed to sell to the Additional Investor an additional aggregate amount of $3.5 million of Company Common Shares at a purchase price of $10.00 per share. The Additional Subscription Agreement has substantially the same terms as the previously announced Subscription Agreements. With the Additional Subscription Agreement, the PIPE Investment is now 128.5 million.

We have received four demand letters from putative stockholders of Virtuoso dated August 6, 2021, October 29, 2021, November 3, 2021, and November 4, 2021 (together, the “Demands”) generally alleging that the proxy statement/prospectus forming part of the registration statement on Form S-4 that Wejo Group filed with the SEC on July 16, 2021, as amended on October 22, 2021, omits material information with respect to our proposed business combination with Wejo. The Demands seek the issuance of corrective disclosures in an amendment or supplement to the proxy statement/prospectus. We additionally received an unfiled complaint from one of the putative stockholders, which was enclosed with the demand letter dated October 29, 2021 (the “Draft Complaint”). The Draft Complaint generally alleges that the proxy statement/prospectus is materially incomplete and misleading, and asserts claims under Sections 14(a) and 20(a) of the Exchange Act against the Company and the Company’s Board of Directors. The Draft Complaint seeks, among other things, an order enjoining the proposed business combination, damages, and an award of attorneys’ fees.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements other than those provided above.

Part II — Information not Required in the Prospectus

Item 13.   Other expenses of issuance and distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the Company Common Shares being registered. All amounts shown are estimates except for the SEC registration fee.

Amount paid or to be paid
SEC registration fee		$33,201
Printing and engraving expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous	$		*
Total	$		*
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.   Indemnification of Directors and Officers.

Section 98 of the Companies Act provides generally that a Bermuda company may exempt or indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

Provisions in the Company Bye-laws provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Company Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits the Company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Company may otherwise indemnify such officer or director.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company Bye-laws, agreement, vote of shareholders or disinterested directors or otherwise.

The Company expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that it may make to such directors and officers.

The Company intends to enter into indemnification agreements with its directors and executive officers. These agreements will require the Company to indemnify these individuals to the fullest extent permitted under Bermuda law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or executive officers, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Company Bye-laws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s second amended and restated certificate of incorporation, the Company’s second amended and restated bye-laws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the Company’s second amended and restated bye-laws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company maintains and expect to maintain standard policies of insurance that provide coverage

(1)	to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 15.   Recent sales of unregistered securities.

Business Combination Consideration and PIPE Financing.

On the Closing Date, the Company consummated the PIPE Financing. The offering of the shares of Company Common Shares issued in the PIPE Financing was not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The Company used the proceeds from the PIPE Financing to pay transaction fees and expenses, and the remainder of funds were contributed to the Company’s balance sheet.

In addition, in connection with the Business Combination, the Company consummated additional issuance of unregistered securities, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, including (a) 5,750,000 common shares issued to the Sponsor pursuant to the Business Combination Agreement,

(b) exchangeable preferred shares of Limited that are exchangeable for 6,600,000 common shares, and Equity Grants, including 4,227,759 restricted stock units to certain directors.

Item 16.   Exhibits and financial statement schedules.

See the Exhibit Index immediately following the signature page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17.   Undertakings.

1.   The undersigned Registrant hereby undertakes:

a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(2)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

e)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

●	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

●	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
●	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
●	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3.   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4.   The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

5.   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

Incorporated by Reference

Filed Number	Description	Form	File No.	Exhibit	Filing Date	Herewith
2.1	Agreement and Plan of Merger, dated May 28, 2021, by and among Virtuoso Acquisition Corp., Wejo Group Limited, Yellowstone Merger Sub, Inc., Wejo Limited and Wejo Bermuda Limited.	8-K	001-41091	2.1	November 24, 2021
3.1	Certificate of Incorporation of Wejo Group Limited.					X
3.2	Memorandum of Association of Wejo Group Limited.					X
3.3	Amended and Restated Bye-laws of Wejo Group Limited.	8-K	001-41091	3.1	November 24, 2021
4.1	Warrant Agreement, dated January 21, 2021, by and between Virtuoso Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	001-39913	4.1	January 27, 2021
5.1	Opinion of Appleby (Bermuda) Limited.					X

Filed Number	Description	Form	File No.	Exhibit	Filing Date	Herewith
10.1	Registration Rights Agreement, dated November 18, 2021, by and among Wejo Group Limited, Wejo Limited, Virtuoso Sponsor LLC and the other holders party thereto.	8-K	001-41091	10.1	November 24, 2021
10.2	Warrant Assumption Agreement, dated November 18, 2021, by and among Wejo Group Limited, Virtuoso Acquisition Corp. and Continental Stock Transfer & Trust Company.	8-K	001-41091	10.2	November 24, 2021
10.3	Wejo Group Limited 2021 Equity Incentive Plan.	8-K	001-41091	10.3	November 24, 2021
10.4	Wejo Group Limited 2021 Employee Share Purchase Plan.	8-K	001-41091	10.4	November 24, 2021
10.5	Wejo Group Limited Save as You Earn Option Plan.	8-K	001-41091	10.5	November 24, 2021
10.6	Form of Indemnity Agreement for Directors and Executive Officers of Wejo Group Limited.	8-K	001-41091	10.6	November 24, 2021
10.7	Richard Barlow Restricted Share Unit Award Agreement.	8-K	001-41091	10.7	November 24, 2021
10.8	John Maxwell Share Option Award Agreement.	8-K	001-41091	10.8	November 24, 2021
10.9	John Maxwell Restricted Share Unit Award Agreement.	8-K	001-41091	10.9	November 24, 2021
10.10	Timothy Lee Restricted Share Unit Award Agreement.	8-K	001-41091	10.10	November 24, 2021
10.11	Diarmid Ogilvy Restricted Share Unit Award Agreement.	8-K	001-41091	10.11	November 24, 2021
10.12	Forward Purchase Agreement, dated November 10, 2021, between and among Apollo A-N Credit Fund (Delaware), L.P., Apollo Atlas Master Fund, LLC, Apollo Credit Strategies Master Fund Ltd., Apollo PPF Credit Strategies, LLC, Apollo SPAC Fund I, L.P. and Wejo Limited.	8-K	001-41091	10.12	November 24, 2021
10.13	Loan Note Instrument, dated April 21, 2021, by and among Wejo Limited and Securis Investment Partners LLP, as security agent.	8-K	001-41091	10.13	November 24, 2021
10.14	Consent and Purchase Agreement, dated July 23, 2021, by and between Wejo Limited Securis 1 Master Fund Securis II Fund – SPC, Segregated Portfolio Eight – Non Life and Life and Securis II Fund – SPC, Segregated Portfolio Eleven IST – ILS.	8-K	001-41091	10.14	November 24, 2021
10.15	Amendment Agreement, dated October 28, 2021, by and between Wejo Limited Securis 1 Master Fund Securis II Fund – SPC, Segregated Portfolio Eight – Non Life and Life and Securis II Fund – SPC, Segregated Portfolio Eleven IST – ILS.	8-K	001-41091	10.15	November 24, 2021
21.1	List of Subsidiaries.	8-K	001-41091	21.1	November 24, 2021
23.1	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).					X

Filed Number	Description	Form	File No.	Exhibit	Filing Date	Herewith
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X
23.3	Consent of Marcum LLP.					X
24.1	Power of Attorney (included in the signature page to this Registration Statement).					X
101.SCH	SCH XBRL Taxonomy Extension Schema Document					X
102.CAL	CAL XBRL Taxonomy Extension Calculation Linkbase Document					X
101.DEF	DEF XBRL Taxonomy Extension Definition Linkbase Document					X
101.LAB	LAB XBRL Taxonomy Extension Label Linkbase Document					X
101.PRE	PRE XBRL Taxonomy Extension Presentation Linkbase Document					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Ridgewood, State of New Jersey, on December 17, 2021.

WEJO GROUP LIMITED

By:	/s/ John Maxwell
	Name:	John Maxwell
	Title:	Director and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Maxwell as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Position	Date
/s/ Richard Barlow	Chief Executive Officer and Director	December 17, 2021
Richard Barlow
/s/ John Maxwell	Chief Financial Officer and Director	December 17, 2021
John Maxwell
/s/ Timothy Lee	Director	December 17, 2021
Timothy Lee
/s/ Diarmid Ogilvy	Director	December 17, 2021
Diarmid Ogilvy
/s/ Samuel Hendel	Director	December 17, 2021
Samuel Hendel
/s/ Alan Masarek	Director	December 17, 2021
Alan Masarek
/s/ Lawrence Burns	Director	December 17, 2021
Lawrence Burns
/s/ Ann M. Schwister	Director	December 17, 2021
Ann M. Schwister